Exhibit 10.2

Execution Version

TERM LOAN AGREEMENT

dated as of November 8, 2017

Among

PIONEER ENERGY SERVICES CORP.,

as Borrower,

WILMINGTON TRUST, NATIONAL ASSOCIATION,
as Administrative Agent,

GOLDMAN SACHS LENDING PARTNERS LLC,
as Syndication Agent,

and

THE LENDERS NAMED HEREIN,

as Lenders

$175,000,000.00

GOLDMAN SACHS LENDING PARTNERS LLC
as Sole Lead Arranger and Sole Bookrunner

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- ii -

- iii -

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EXHIBITS
Exhibit A    -    Form of Assignment and Acceptance
Exhibit B    -    Form of Compliance Certificate
Exhibit C    -    Form of Notice of Conversion or Continuation
Exhibit D    -    Form of Funding Notice
Exhibit E    -    Form of Guaranty
Exhibit F    -    Form of Intercompany Note
Exhibit G    -    Form of Note
Exhibit H    -    Form of Pledge Agreement
Exhibit I    -    Form of Security Agreement
Exhibit J    -    Form of Asset Sales Report
Exhibit K    -    Form of Intercompany Subordination Agreement

SCHEDULES
Schedule 1.1(a)    -    Guarantors
Schedule 1.1(b)    -    Auction Rate Securities
Schedule 1.1(c)    -    Existing Intercompany Notes
Schedule 2.1        -    Term Loan Commitments
Schedule 4.1        -    Organizational Information
Schedule 4.5        -    Drilling Rigs
Schedule 4.10        -    Permits; Environmental Liabilities; Actions
Schedule 4.11        -    Subsidiaries
Schedule 4.24        -    Hedging Arrangements
Schedule 4.25        -    Leased Premises
Schedule 5.8        -    Deposit Accounts and Securities Accounts
Schedule 6.1        -    Existing Debt
Schedule 6.2        -    Existing Liens
Schedule 6.3        -    Existing Investments
Schedule 6.10        -    Affiliate Transactions
Schedule 9.1        -    Notice Addresses

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TERM LOAN AGREEMENT
This Term Loan Agreement, dated as of November 8, 2017, is among (a) Pioneer Energy Services Corp., a Texas corporation (the “Borrower”), (b) the Lenders from time to time party hereto, (c) Wilmington Trust, National Association, as administrative agent for the Lenders (in such capacity, together with its successors in such capacity, the “Administrative Agent”) and (d) Goldman Sachs Lending Partners LLC (individually, “Goldman Sachs”), as syndication agent (in such capacity, the “Syndication Agent”) and the Arranger (as defined below).
In consideration of the mutual covenants and agreements herein contained, the parties hereto agree as follows:
ARTICLE 1
DEFINITIONS AND ACCOUNTING TERMS
Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (unless otherwise indicated, such meanings to be equally applicable to both the singular and plural forms of the terms defined):
“2014 Note Guaranty” means each guaranty by one or more of the Guarantors of the Borrower’s obligations in respect of the 2014 Notes.
“2014 Notes” means the Senior Unsecured Notes issued by the Borrower pursuant to the 2014 Notes Indenture in the aggregate principal amount of $300,000,000 (together with notes of such series issued in substitution or exchange therefor; provided that the aggregate principal amount thereof is not increased).
“2014 Notes Indenture” means the Indenture dated as of March 18, 2014, between the Borrower and Wells Fargo Bank, N.A., as trustee.
“ABL Administrative Agent” means Wells Fargo Bank, National Association, in its capacity as administrative agent for the ABL Credit Agreement.
“ABL Credit Agreement” means that certain Credit Agreement, dated as of the date hereof, by and among the Borrower and certain subsidiaries of its Subsidiaries, as borrowers, the ABL Lenders from time to time party thereto, the ABL Administrative Agent and Wells Fargo Bank, National Association, as sole lead arranger and sole bookrunner, as may be amended, restated, amended and restated, supplement or otherwise modified.
“ABL Credit Documents” means the ABL Credit Agreement, the Intercreditor Agreement, all notes, guarantees, security agreements, mortgages, pledge agreements, notices, and each other agreement, instrument, or document executed at any time in connection with the ABL Credit Agreement.
“ABL Lender” means any Lender (as such term is defined in the ABL Credit Agreement).

“ABL Priority Collateral” has the meaning set forth in the Intercreditor Agreement.
“Acceptable Security Interest” means a security interest which (a) exists in favor of the Administrative Agent for its benefit and the ratable benefit of the Secured Parties, (b) secures the Obligations, (c) is enforceable against the Credit Party which created such security interest and (d) upon the filing of appropriate financing statements and/or the completion of other actions as required under the UCC and any other applicable law, is perfected.
“Access and Subordination Agreement” has the meaning set forth in Section 6.18(a).
“Account Control Agreement” means, with respect to any deposit account, securities account or commodity account of a Credit Party held with a bank or securities intermediary, an agreement or agreements in form and substance reasonably acceptable to the Requisite Lenders among the Credit Party owning such deposit, securities or commodity account, as applicable, the Administrative Agent, the ABL Administrative Agent (to the extent that the ABL Credit Agreement is in existence) and such other bank or securities intermediary, which provides that the security interest of the Administrative Agent over such account is an Acceptable Security Interest that is superior to all other Liens (other than Permitted Priority Liens).
“Account” has the meaning set forth in Section 9-102(a)(2) of the UCC.
“Account Debtor” means an account debtor as defined in the UCC.
“Acquisition” means the purchase by the Borrower or any Subsidiary of (a) all or substantially all of the assets of any other Person, (b) all or substantially all of the assets constituting a division, business unit or line of business of any other Person, or (c) all of the Equity Interests of a Person.
“Adjusted Eurodollar Rate” means, for any Interest Rate Determination Date with respect to an Interest Period for a Eurodollar Rate Loan, the rate per annum obtained by dividing (i) (a) the rate per annum equal to the rate determined by the Administrative Agent to be the London interbank offered rate administered by the ICE Benchmark Administration (or any other person which takes over the administration of that rate) for deposits (for delivery on the first day of such period) with a term equivalent to such period in Dollars displayed on the ICE LIBOR USD page of the Reuters Screen (or any replacement Reuters page which displays that rate) or on the appropriate page of such other information service which publishes that rate from time to time in place of Reuters, determined as of approximately 11:00 a.m. (London, England time) on such Interest Rate Determination Date, or (b) in the event the rate referenced in the preceding clause (a) is not available, the rate per annum equal to the average of the quotations received by the Administrative Agent for deposits (for delivery on the first day of the relevant period) in Dollars of amounts in same day funds comparable to the principal amount of the applicable Loan are offered by three leading banks in the London deposit market, for which the Adjusted Eurodollar Rate is then being determined with maturities comparable to such period as of approximately 11:00 a.m. (London, England time) on such Interest Rate Determination Date, by (ii) an amount equal to (a) one minus (b) the Applicable Reserve Requirement; provided, however, that notwithstanding the foregoing, the Adjusted Eurodollar Rate shall at no time be less than 1.0% per annum.

“Administrative Agent” has the meaning set forth in the preamble hereto.
“Affected Lender” has the meaning set forth in Section 2.14(b).
“Affected Loan” has the meaning set forth in Section 2.14(b).
“Affiliate” means, as to any Person, any other Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person or any Subsidiary of such Person. The term “control” (including the terms “controlled by” or “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership, by contract, or otherwise.
“Agent” means each of the Administrative Agent, the Arranger, the Syndication Agent, and any other Person appointed under the Credit Documents to serve as an agent or in a similar capacity.
“Aggregate Amounts Due” has the meaning set forth in Section 2.13.
“Agreement” means this Term Loan Agreement among the Borrower, the Lenders from time to time party hereto, the Administrative Agent and the other Agents party hereto, as may be amended, restated, supplemented, and otherwise modified from time to time.
“Annual Rent” means, with respect to a particular Leased Premises, the amount specified on Schedule 4.25 as the “Annual Rent” for such Leased Premises.
“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Borrower or any of its Subsidiaries from time to time concerning or relating to bribery or corruption.
“Applicable Margin” means, (i) with respect to Base Rate Loans, 6.75% per annum and (ii) with respect to Eurodollar Rate Loans, 7.75% per annum.
“Applicable Premium” has the meaning set forth in Section 2.9(b).
“Applicable Reserve Requirement” means, at any time, for any Eurodollar Rate Loan, the maximum rate, expressed as a decimal, at which reserves (including any basic marginal, special, supplemental, emergency or other reserves) are required to be maintained with respect thereto against Eurocurrency Liabilities under regulations issued from time to time by the Federal Reserve Board or other applicable banking regulator. Without limiting the effect of the foregoing, the Applicable Reserve Requirement shall reflect any other reserves required to be maintained by such member banks with respect to (i) any category of liabilities which includes deposits by reference to which the applicable Adjusted Eurodollar Rate or any other interest rate of a Loan is to be determined, or (ii) any category of extensions of credit or other assets which include Eurodollar Rate Loans. A Eurodollar Rate Loan shall be deemed to constitute Eurocurrency Liabilities and as such shall be deemed subject to reserve requirements without benefits of credit for proration, exceptions or offsets that may be available from time to time to the applicable Lender. The rate of interest on Eurodollar Rate Loans shall be adjusted automatically on and as of the effective date of any change in the Applicable Reserve Requirement.

“Approved Appraiser” means each of (i) Hilco Valuation Services, and (ii) any other industry recognized third party appraiser reasonably acceptable to the Requisite Lenders.
“Approved Electronic Communications” means any notice, demand, communication, information, document or other material that any Credit Party provides to Administrative Agent or any other Agent pursuant to any Credit Document or the transactions contemplated therein which is distributed to the Lenders or other Agents by means of electronic communications pursuant to Section 9.1(b).
“Arranger” means Goldman Sachs, in its capacity as sole lead arranger and sole bookrunner for the Term Loans and Term Loan Commitments hereunder.
“Asset Coverage Ratio” as of any date of determination, means the ratio, determined on a consolidated basis for the Borrower and its Subsidiaries, of (a) the sum of (i) the NOLV of the machinery, parts, Equipment and other fixed assets (other than any machinery, parts, Equipment or other fixed assets that currently constitute, or have ever constituted, Excepted Real Estate Assets or Excepted Certificated Equipment), in each case, constituting Term Loan Priority Collateral in which the Administrative Agent has an Acceptable Security Interest that is perfected as of such date of determination and is superior to all other Liens other than Permitted Priority Liens, plus (ii) the aggregate amount of Disposition Proceeds Collateral to (b) the outstanding principal amount of the Debt of the Borrower and its Subsidiaries under the Credit Documents plus the amount of all Debt under Hedging Arrangements with Swap Counterparties.
“Assignment and Acceptance” means an assignment and acceptance executed by a Lender and an Eligible Assignee and accepted by the Administrative Agent, in substantially the same form as Exhibit A.
“Attributable Indebtedness” means, on any date, (a) in respect of any Capital Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP in all material respects, and (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a Capital Lease.
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.
“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.
“Bank Product Obligations” has the meaning assigned to such term in the ABL Credit Agreement.

“Bankruptcy Code” means title 11 of the United States Code, 11 U.S.C. §§ 101 et seq.
“Base Rate” means, for any day, a rate per annum equal to the greatest of (i) the Prime Rate in effect on such day, (ii) the Federal Funds Effective Rate in effect on such day plus ½ of 1% and (iii) the sum of (a) the Adjusted Eurodollar Rate (after giving effect to any Adjusted Eurodollar Rate “floor”) that would be payable on such day for a Eurodollar Rate Loan with a one-month interest period plus (b) the difference between the Applicable Margin for Eurodollar Rate Loans and the Applicable Margin for Base Rate Loans. Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective on the effective day of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.
“Base Rate Loan” means a Loan bearing interest at a rate determined by reference to the Base Rate.
“Borrower” has the meaning set forth in the preamble hereto.
“Borrower Materials” has the meaning set forth in Section 5.2(q).
“Business Day” means (i) any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of New York or the State of Texas or is a day on which banking institutions located in either such state are authorized or required by law or other governmental action to close and (ii) with respect to all notices, determinations, fundings and payments in connection with the Adjusted Eurodollar Rate or any Eurodollar Rate Loans, the term “Business Day” means any day which is a Business Day described in clause (i) and which is also a day for trading by and between banks in Dollar deposits in the London interbank market.
“Capital Leases” means, for any Person, any lease of any Property by such Person as lessee which would, in accordance with GAAP in all material respects, be required to be classified and accounted for as a capital lease on the balance sheet of such Person; provided that, any lease that was treated as an operating lease under GAAP at the time it was entered into and that later becomes a capital lease (or is treated for accounting purposes substantially similar to that of a capital lease) as a result of the change in GAAP that occurs during the life of such lease, including any renewals, shall be treated as an operating lease for all purposes under this Agreement.
“CERCLA” means the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, state and local analogs, and all rules and regulations and requirements thereunder in each case as now or hereafter in effect.
“Certificated Equipment” means any Equipment the ownership of which is evidenced by, or under applicable Legal Requirement, is required to be evidenced by, a certificate of title.
“CFC” means a “controlled foreign corporation” as defined in Section 957 of the Code.
“Change in Control” means an event or series of events by (a) which any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire (such right, an “option right”), whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 50% or more of the equity securities of the Borrower entitled to vote for members of the board of directors or equivalent governing body of the Borrower on a fully-diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right) or (b) which the Borrower sells or otherwise Disposes of all or substantially all of the assets of the Credit Parties.
“Change in Law” means, after the Effective Date, the adoption or taking effect of any applicable law, rule, regulation or treaty, or any change in any applicable law, rule, regulation or treaty, or any change in the interpretation, administration, implementation or application thereof by any governmental authority, central bank, or comparable agency charged with the interpretation, administration, implementation or application thereof, or compliance by financial institutions generally, including a Lender (or its applicable lending office) with any request, rule, guideline or directive (whether or not having the force of law) of any such governmental authority, central bank, or comparable agency; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.
“Code” means the Internal Revenue Code of 1986, as amended, the regulations promulgated thereunder and published interpretations thereof.
“Collateral” means, collectively, all Property of the Credit Parties which is “Collateral”, “Pledged Collateral”, “Mortgaged Property” or similar terms described in any Security Agreement, the Pledge Agreement, any Mortgage, any Account Control Agreement or any other Security Document from time to time.
“Colombian Group” means, collectively, (i) Pioneer Latina Group SDAD, Ltda., a Panama corporation, (ii) Pioneer de Colombia SDAD, Ltda., a Panama corporation, (iii) Pioneer de Colombia SDAD, Ltd. (Colombia branch), (iv) Proveedora Internacional de Taladros S.A.S. and (v) Subsidiaries of the foregoing.
“Commitment” means any Term Loan Commitment. “Commitments” means such commitments of all Lenders in the aggregate.
“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.
“Compliance Certificate” means a compliance certificate executed by a Financial Officer of the Borrower or such other Person as required by this Agreement in substantially the same form as Exhibit B that shall include a certification by a Financial Officer of the Borrower that no Default has occurred and is continuing together with calculations demonstrating compliance by the Borrower and its Subsidiaries with the covenants set forth in Section 6.3(k)(ii)-(iii) and Section 6.16.
“Controlled Group” means all members of a controlled group of corporations and all businesses (whether or not incorporated) under common control which, together with the Borrower, are treated as a single employer under Section 414 of the Code.
“Conversion/Continuation Date” means the effective date of a continuation or conversion, as the case may be, as set forth in the applicable Conversion/Continuation Notice.
“Conversion/Continuation Notice” means a Conversion/Continuation Notice substantially in the form of Exhibit C.
“Credit Documents” means this Agreement, the Notes, the Guaranty, the Funding Notices, the Conversion/Continuation Notices, the Security Documents, the Fee Letter, the Intercreditor Agreement and each other agreement, instrument, or document executed at any time in connection with this Agreement.
“Credit Parties” mean the Borrower and the Guarantors.
“Debt” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:
(a)    all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;
(b)    all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments;
(c)    net obligations of such Person under any Hedging Arrangement;
(d)    all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business and, in each case, not past due for more than one hundred twenty (120) days after the date on which such trade account payable was created);
(e)    indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;
(f)    Capital Leases and Synthetic Lease Obligations;
(g)    all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interest in such Person or any other Person, valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends, excluding obligations arising in connection with employee benefit plans with respect to fractional shares, or which are payable solely in Equity Interests;
(h)    all Guarantees of such Person in respect of any of the foregoing; and
(i)    all liabilities of such Person payable in cash in respect of unfunded vested benefits under any Plan.
For all purposes hereof, the Debt of any Person shall include the Debt of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Debt is expressly made non-recourse to such Person. The amount of any net obligation under any Hedging Arrangement on any date shall be deemed to be the Swap Termination Value thereof as of such date. The amount of any Capital Lease or Synthetic Lease Obligation as of any date shall be deemed to be the amount of Attributable Indebtedness in respect thereof as of such date.
“Debtor Relief Laws” means (a) the Bankruptcy Code, and (b) all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect.
“Declined Proceeds” has the meaning set forth in Section 2.11(c).
“Default” means (a) an Event of Default or (b) any event or condition which with notice or lapse of time or both would, unless cured or waived, become an Event of Default.
“Defaulting Lender” means subject to Section 2.18(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (which conditions precedent, together with the applicable default, if any, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within two Business Days of the date when due, (b) has notified the Borrower or the Administrative Agent in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lenders’ obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with the applicable default, if any, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the

Administrative Agent and the Borrower), or (d) the Administrative Agent has received notification that such Lender is, or has a direct or indirect parent company that is, (i) insolvent, or is generally unable to pay its debts as they become due, or admits in writing its inability to pay its debts as they become due, or makes a general assignment for the benefit of its creditors, (ii) the subject of a bankruptcy, insolvency, reorganization, liquidation or similar proceeding, or a receiver, trustee, conservator, intervenor or sequestrator or the like has been appointed for such Lender or its direct or indirect parent company, or such Lender or its direct or indirect parent company has taken any action in furtherance of or indicating its consent to or acquiescence in any such proceeding or appointment or (iii) the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Equity Interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination that a Lender is a Defaulting Lender under the foregoing paragraph shall be presumed correct, and such Lender shall be deemed to be a Defaulting Lender upon delivery of written notice of such determination to the Borrower and each Lender.
“Discharge of ABL Obligations” has the meaning set forth in the Intercreditor Agreement.
“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition of any Property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.
“Disposition Proceeds Collateral” means the aggregate amount of Net Disposition Proceeds received by a Credit Party in connection with a Disposition to the extent that (i) such Disposition is permitted by Section 6.8, (ii) such Credit Party is not required to use such Net Disposition Proceeds to make a prepayment pursuant to Section 2.10 and 2.11(c) or pursuant to the ABL Credit Agreement, and (iii) such Net Disposition Proceeds are on deposit in the Disposition Proceeds Collateral Account.
“Disposition Proceeds Collateral Account” means each segregated deposit account of a Credit Party that is used for the purpose of holding Disposition Proceeds Collateral and is subject to an Account Control Agreement that provides for full and immediate control by the Administrative Agent.
“Disqualified Institution” means any institution or other entity identified as a “Disqualified Institution” in writing by the Borrower to the Administrative Agent on or prior to the Effective Date.
“Dollars” and “$” means lawful money of the United States of America.
“Domestic Subsidiary” means a Subsidiary incorporated or organized under the laws of the United States of America, any State thereof or the District of Columbia.
“EBITDA” means, without duplication, for the Borrower and its consolidated Subsidiaries,

for any period, the amount equal to: (a) the Borrower’s consolidated Net Income for such period plus (b) to the extent deducted in determining the Borrower’s consolidated Net Income, (i) Interest Expense, (ii) federal, state, local and foreign income taxes (whether or not deferred), (iii) depreciation, (iv) amortization, (v) all other non-cash charges (including for the avoidance of doubt non-cash losses from a sale, exchange, retirement or other disposition of a rig), (vi) cash expenses incurred in connection with, to the extent permitted hereunder, any Investment, Acquisition or Disposition in an aggregate amount not to exceed 10% of EBITDA, in each case, for such period, (vii) any non-recurring, non-cash charges relating to any premium or penalty paid, write off of deferred finance costs or other charges in connection with redeeming or retiring any Debt prior to its stated maturity, (viii) unrealized losses resulting from mark to market accounting for hedging activities, including, without limitation those resulting from the application of FASB Accounting Standards Codification 815 ("FASB ASC 815"), (ix) realized gains under derivative instruments excluded from the determination of Net Income, including, without limitation, those resulting from the application of FASB ASC 815, (x) unrealized non-cash losses resulting from foreign currency balance sheet adjustments required by GAAP, (xi) other extraordinary or non-recurring expenses and restructuring charges of the Borrower and its consolidated Subsidiaries reducing such Net Income which do not represent a cash item in such period, (xii) non-cash expenses associated with discontinuation of foreign operations, and (xii) impairment and other non-cash items (other than write-downs of current assets) of the Borrower and its consolidated Subsidiaries for such period (excluding any such non-cash item to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period), minus (c) to the extent included in determining Borrower’s consolidated Net Income, non-cash gains from a sale, exchange, retirement or other disposition of Property.
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Effective Date” means November 8, 2017.
“Eligible Assignee” means any Person other than a Natural Person that is (i) a Lender, an affiliate of any Lender or a Related Fund (any two or more Related Funds being treated as a single Eligible Assignee for all purposes hereof), or (ii) a commercial bank, insurance company, investment or mutual fund or other entity that is an “accredited investor” (as defined in Regulation D under the Securities Act of 1933); provided, no Defaulting Lender, Credit Party, Affiliate of a Credit Party or Disqualified Institution shall be an Eligible Assignee.

“Engagement Letter” has the meaning set forth in Section 9.20.
“Environment” shall have the meanings set forth in 42 U.S.C. § 9601(8).
“Environmental Claim” means any third party (including governmental agencies and employees) action, lawsuit, claim, demand, regulatory action or proceeding, order, decree, consent agreement or notice of potential or actual responsibility or violation (including claims or proceedings under the Occupational Safety and Health Acts or similar laws or requirements relating to health or safety of employees) which seeks to impose liability under any Environmental Law.
“Environmental Law” means all applicable federal, state, and local laws, rules, regulations, ordinances, orders, decisions, agreements, and other requirements, including common law theories, now or hereafter in effect and relating to, or in connection with the Environment, health, or safety, including without limitation CERCLA, relating to (a) pollution, contamination, injury, destruction, loss, protection, cleanup, reclamation or restoration of the air, surface water, groundwater, land surface or subsurface strata, or other natural resources; (b) solid, gaseous or liquid waste generation, treatment, processing, recycling, reclamation, cleanup, storage, disposal or transportation; (c) exposure to pollutants, contaminants, hazardous, medical infections, or toxic substances, materials or wastes; (d) the safety or health of employees; or (e) the manufacture, processing, handling, transportation, distribution in commerce, use, storage or disposal of hazardous, medical infections, or toxic substances, materials or wastes.
“Environmental Permit” means any permit, license, order, approval, registration or other authorization required under Environmental Law.
“Equipment” of any Person means all equipment (as defined in the UCC) owned by such Person, wherever located.
“Equity Interest” means with respect to any Person, any shares, interests, participation, or other equivalents (however designated) of corporate stock, membership interests or partnership interests (or any other ownership interests) of such Person.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.
“Eurocurrency Liabilities” has the meaning assigned to that term in Regulation D of the Federal Reserve Board as in effect from time to time.
“Eurodollar Rate Loan” means a Loan bearing interest at a rate determined by reference to the Adjusted Eurodollar Rate.
“Event of Default” has the meaning specified in Section 7.1.

“Excepted Certificated Equipment” means (a) each Certificated Equipment owned by a Credit Party (that is not subject to a Permitted Lien securing purchase money Debt or Capital Leases which are permitted hereunder) with an individual net book value of less than $50,000 but not to exceed $10,000,000 in the aggregate, and (b) all Certificated Equipment to the extent such equipment is subject to a Permitted Lien securing purchase money Debt or Capital Leases which are permitted hereunder.
“Excepted Liens” means:
(a)    Liens imposed by law, such as materialmen’s, mechanics’, carriers’, warehouseman’s, workmen’s, suppliers’, landlords’, maritime, operators’, vendors’ and repairmen’s liens, and other similar liens (including Liens of sellers of goods arising under Article 2 of the UCC or similar provisions of applicable law) arising in the ordinary course of business securing obligations which are not overdue for a period of more than thirty (30) days or if more than thirty (30) days overdue, (i) are being contested in good faith by appropriate procedures or proceedings and for which adequate reserves have been established and (ii) with respect to which the failure to make payment does not materially adversely affect the value or the use by the Borrower or its Subsidiaries of the Property subject to such Liens;
(b)    Liens arising in the ordinary course of business out of pledges or deposits under workers compensation laws, unemployment insurance, old age pensions, or other social security or retirement benefits, or similar legislation to secure public or statutory obligations;
(c)    Liens for Taxes, assessments, or other governmental charges (i) which are being actively contested in good faith by appropriate proceedings and for which adequate reserves have been established in compliance with GAAP and (ii) with respect to which the failure to make payment could not reasonably be expected to have a Material Adverse Change;
(d)    encumbrances consisting of easements, zoning restrictions, or other restrictions on the use of real Property that do not (individually or in the aggregate) materially affect the value of the assets encumbered thereby or materially impair the ability of the Borrower or a Subsidiary to use such assets in its business, and none of which is violated in any material aspect by existing or proposed structures or land use;
(e)    Liens arising solely by virtue of any statutory or common law provision relating to banker’s liens, rights of set-off or similar rights and remedies and burdening only deposit accounts or other funds maintained with a depository institution;
(f)    Liens on cash or securities pledged to secure performance of tenders, surety and appeal bonds, government contracts, performance and return of money bonds, bids, trade contracts, leases, statutory obligations, regulatory obligations and other obligations of a like nature incurred in the ordinary course of business and cash deposits to secure letters of credit in respect of the foregoing;
(g)    any interest or title of a licensor or sublicensor under any license entered into by the Borrower or its Subsidiaries; provided that (i) such license is entered into in the ordinary course of business, (ii) such interest or title of licensor or sublicensor does not interfere in any material respect in the business of the Borrower or its Subsidiaries, (iii) such interest or title, if in the form of a Lien, secures only the obligations arising under such license, and (iv) such interest or title only affects the property subject to such license or the proceeds thereof;
(h)    any interest or title of a lessor or sublessor under any operating lease entered into by the Borrower or its Subsidiaries; provided that (i) such lease is entered into, and any Liens arise, in the ordinary course of business, (ii) any Liens secure obligations which are not overdue for a period of more than thirty (30) days or if more than thirty (30) days overdue, are being contested in good faith by appropriate procedures or proceedings and for which adequate reserves have been established, (iii) any Liens secure only the obligations arising under such lease and not debt for borrowed money, and (iv) any Liens only encumber property that is subject to such lease (including Property located on the premises subject to the lease) and insurance proceeds thereof;
(i)    judgment and attachment Liens not giving rise to an Event of Default, provided that (i) any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceeding may be initiated shall not have expired and (ii) no action to enforce such Lien has been commenced;
(j)    Liens arising out of any conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into in the ordinary course of business;
(k) customary set off and netting rights and related settlement procedures under any Hedging Agreement permitted hereunder; and
(l) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods.
provided that no intention to subordinate any Lien granted in favor of the Administrative Agent for the benefit of the Secured Parties is to be hereby implied or expressed by the permitted existence of such Excepted Liens.
“Excepted Real Estate Assets” means each Real Estate Asset owned by a Credit Party as of the Effective Date that has an individual net book value of less than $5,000,000 but not to exceed $18,000,000 in the aggregate when taken together with all other Real Estate Assets constituting “Excepted Real Estate Assets.”
“Excess Cash Amount” has the meaning set forth in Section 6.22.
“Excess Cash Distribution Deadline” has the meaning set forth in Section 6.22.
“Excluded Accounts” means, collectively, each deposit account or securities account that (a) is used solely for the purpose of holding amounts necessary to fund, in the ordinary course of business and consistent with past practice, (i) payroll and related payroll Taxes or (ii) sales Taxes and other Tax obligations of the Credit Parties for which officers and directors could incur personal liability if not paid, or (b) does not contain individually, or in the aggregate with other accounts excluded pursuant to this clause (b), more than $1,000,000.00 at any time outstanding; provided, that no Disposition Proceeds Collateral Account shall ever constitute an Excluded Account.
“Excluded Swap Obligation” means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guarantee of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the Guarantee of such Guarantor or the grant of such security interest becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guarantee or security interest is or becomes illegal.
“Existing Notes” mean any Debt permitted under Section 6.1(o) in existence immediately prior to the issuance of the New Notes.
“Existing Revolver Indebtedness” means Debt and other obligations outstanding under that certain Amended and Restated Credit Agreement dated as of June 30, 2011, among the Borrower, Wells Fargo Bank, N.A., as the administrative agent, and the lenders party thereto, as the same may have been amended, amended and restated, supplemented, or otherwise modified prior to the Effective Date.
“FATCA” means Sections 1471 through 1474 of the Code, as of the date hereof (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreement entered into pursuant to Section 1471(b)(1) of the Code, any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any such intergovernmental agreement.
“Federal Funds Effective Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Effective Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Effective Rate for such day shall be the average rate charged to the Administrative Agent on such day on such transactions as determined by the Administrative Agent.
“Federal Reserve Board” means the Board of Governors of the Federal Reserve System or any of its successors.

“Fee Letter” means one or more fee letters entered into in connection with this Agreement and the transactions contemplated herein.
“Financial Officer” means, with respect to any Credit Party, the chief executive officer, chief financial officer, chief accounting officer or treasurer.
“Financial Statements” means, for any period, (a) the consolidated financial statements of the Borrower and its Subsidiaries, including statements of income, shareholder equity and comprehensive income and cash flow for such period as well as a balance sheet as of the end of such period and (b) the consolidated financial statements of Global Holdings and its Subsidiaries, including statements of income and cash flow for such period as well as a balance sheet as of the end of such period, in each case, all prepared in accordance with GAAP in all material respects.
“First-Tier CFC” means each CFC with respect to which any one or more of the Borrower and its Domestic Subsidiaries directly owns or controls a majority of such CFC’s Voting Securities (other than directors’ qualifying shares).
“Flood Insurance Regulations” means, collectively, (a) the National Flood Insurance Act of 1968 as now or hereafter in effect or any successor statute thereto, (b) the Flood Disaster Protection Act of 1973 as now or hereafter in effect or any successor statute thereto, (c) the National Flood Insurance Reform Act of 1994 (amending 42 USC 4001, et seq.), as the same may be amended or recodified from time to time, (d) the Flood Insurance Reform Act of 2004, (e) the Biggert-Waters Flood Insurance Reform Act of 2012 as now or hereafter in effect or any successor statute thereto and (f) any regulations promulgated thereunder.
“Foreign Lender” means any Lender that is not organized under the laws of the United States of America, any State thereof, or the District of Columbia.
“Foreign Subsidiary” means any Subsidiary other than a Domestic Subsidiary.
“FSHC” means a Domestic Subsidiary that has no material assets other than Equity Interests in, and indebtedness of, CFCs and other FSHCs.
“Funded Debt” means, without duplication, (i) all Debt of the Borrower and its consolidated Subsidiaries described in clauses (a), (b) (only to the extent such letter of credit, bankers’ acceptance, bank guaranty, surety bond or similar instrument has been drawn and then only in the amount of the outstanding reimbursement obligation with respect thereto that is not fully cash collateralized), and (d) of the definition of “Debt”, (ii) all Attributable Indebtedness of the Borrower and its consolidated Subsidiaries and (iii) all Debt of the Borrower and its consolidated Subsidiaries described in clauses (e) and (h) of the definition of “Debt” to the extent relating to other Funded Debt or the equivalent of a Person that is not a Credit Party.
“Funding Notice” means a notice substantially in the form of Exhibit D.
“GAAP” means United States of America generally accepted accounting principles as in effect from time to time, applied on a basis consistent with the requirements of Section 1.3.
“Global Holdings” means Pioneer Global Holdings, Inc., a Delaware corporation.

“Goldman Sachs” has the meaning set forth in the preamble hereto.
“Governmental Authority” means, with respect to any Person, any foreign governmental authority, the United States of America, any state of the United States of America, the District of Columbia, and any subdivision of any of the foregoing, and any agency, department, commission, board, authority or instrumentality, bureau or court having jurisdiction over such Person (including any supra-national bodies such as the European Union or the European Central Bank).
“Guarantee” means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Debt or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Debt or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the owner of such Debt or other obligation of the payment or performance of such Debt or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Debt or other obligation, or (iv) entered into for the purpose of assuring in any other manner the owner of such Debt or other obligation of the payment or performance thereof or to protect such owner against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Debt or other obligation of any other Person, whether or not such Debt or other obligation is assumed by such Person; provided, however, that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.
“Guarantors” means (a) each of the Subsidiaries of the Borrower listed on Schedule 1.1(a), (b) Global Holdings, and (c) any other Person that becomes a guarantor of all or a portion of the Obligations.
“Guaranty” means the Guaranty Agreement by the Guarantors and the Borrower in substantially the same form as Exhibit E, as the same may be amended, amended and restated, supplemented, and otherwise modified from time to time.
“Hazardous Substance” means any substance or material identified as such pursuant to CERCLA and those regulated under any other Environmental Law, including without limitation pollutants, contaminants, flammable substances and materials, explosives, radioactive materials, oil, petroleum and petroleum products, chemical liquids and solids, polychlorinated biphenyls, asbestos, toxic substances, radionuclides, radioactive materials and any other materials regulated under Environmental Laws.

“Hazardous Waste” means any substance or material regulated or designated as such pursuant to the Resource Conservation and Recovery Act, 42 U.S.C. §§ 6901, et seq., and any regulations promulgated thereto.
“Hedging Arrangement” means a hedge, call, swap, collar, floor, cap, option, forward sale or purchase or other contract or similar arrangement (including any obligations to purchase or sell any commodity or security at a future date for a specific price) which is entered into to reduce or eliminate or otherwise protect against the risk of fluctuations in prices or rates, including interest rates, foreign exchange rates, commodity prices and securities prices.
“Increased-Cost Lender” has the meaning set forth in Section 2.19.
“Indemnified Liabilities” means, collectively, any and all liabilities, obligations, losses, damages (including natural resource damages), penalties, claims (including Environmental Claims), actions, judgments, suits, costs (including the costs of any investigation, study, sampling, testing, abatement, cleanup, removal, remediation or other response action necessary to remove, remediate, clean up or abate any Hazardous Substance or Hazardous Waste), expenses and disbursements of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel for Indemnitees in connection with any investigative, administrative or judicial proceeding or hearing commenced or threatened by any Person, whether or not any such Indemnitee shall be designated as a party or a potential party thereto, and any fees or expenses incurred by Indemnitees in enforcing this indemnity), whether direct, indirect, special or consequential and whether based on any federal, state or foreign laws, statutes, rules or regulations (including securities and commercial laws, statutes, rules or regulations and Environmental Laws), on common law or equitable cause or on contract or otherwise, that may be imposed on, incurred by, or asserted against any such Indemnitee, in any manner relating to or arising out of (i) this Agreement or the other Credit Documents or the transactions contemplated hereby or thereby (including the Lenders’ agreement to make Commitments and Loans, the syndication of the credit facilities provided for herein or the use or intended use of the proceeds thereof), any amendments, waivers or consents with respect to any provision of this Agreement or any of the other Credit Documents, or any enforcement of any of the Credit Documents (including any sale of, collection from, or other realization upon any of the Collateral or the enforcement of the Guaranty); (ii) the Engagement Letter and any Fee Letter; or (iii) any Environmental Claim or any activity involving any Hazardous Substance or Hazardous Waste relating to or arising from, directly or indirectly, any past or present activity, operation, land ownership, or practice of the Borrower or any of its Subsidiaries.
“Indemnitee” has the meaning set forth in Section 9.3(a).
“Intercompany Note” means any promissory note among the applicable Credit Parties and/or Subsidiaries that (i) is substantially in the form of Exhibit F (except to the extent described on Schedule 1.1(c)) and (ii) is collaterally assigned to the Administrative Agent for its benefit and the benefit of the Secured Parties to the extent required by the Security Documents.
“Intercreditor Agreement” means the Intercreditor Agreement, dated as of the date hereof, between the Administrative Agent and the ABL Administrative Agent.

“Interest Expense” means, for any period and with respect to any Person, total interest expense for such period (including that attributable to obligations which have been or should be, in accordance with GAAP, recorded as Capital Leases) as determined in accordance with GAAP in all material respects.
“Interest Payment Date” means with respect to (i) any Loan that is a Base Rate Loan, the last Business Day of March, June, September and December of each year, commencing on the first such date to occur after the Effective Date and the final maturity date of such Loan; and (ii) any Loan that is a Eurodollar Rate Loan, the last day of each Interest Period applicable to such Loan; provided, in the case of each Interest Period of longer than three months “Interest Payment Date” shall also include each date that is three months, or an integral multiple thereof, after the commencement of such Interest Period.
“Interest Period” means, in connection with a Eurodollar Rate Loan, an interest period of one, two, three or six-months, as selected by the Borrower in the applicable Funding Notice or Conversion/Continuation Notice, (i) initially, commencing on the Effective Date or Conver-sion/Continuation Date thereof, as the case may be; and (ii) thereafter, commencing on the day on which the immediately preceding Interest Period expires; provided, (a) if an Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day unless no further Business Day occurs in such month, in which case such Interest Period shall expire on the immediately preceding Business Day; (b) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (c) of this definition, end on the last Business Day of a calendar month; and (c) no Interest Period shall extend beyond the Stated Maturity Date.
“Interest Rate Determination Date” means, with respect to any Interest Period, the date that is two Business Days prior to the first day of such Interest Period.
“Inventory” of any Person means all inventory (as defined in the UCC) owned by such Person, wherever located and whether or not in transit, which is held for sale.
“Investment” means, with respect to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of any Equity Interest of another Person, (b) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a business unit or all or a substantial part of the business of such Person, or (c) any loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or interest in, another Person; provided that any loan, advance or capital contribution by any Credit Party or Subsidiary to any member of the Colombian Group in an amount not to exceed the customary fees necessary for the nationalization of drilling rigs numbered 301 and 302 shall not constitute an “Investment”; provided such loans, advances or capital contributions shall not exceed $7,000,000 in the aggregate. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

“Leased Premises” means each of the premises (other than leases of residential real property interests) leased by a Credit Party as of the Effective Date and listed on Schedule 4.25.
“Legal Requirement” means any law, statute, ordinance, decree, requirement, order, judgment, rule, regulation (or official interpretation of any of the foregoing) of, and the terms of any license or permit issued by, any Governmental Authority, including, but not limited to, Regulations T, U and X.
“Lender” means each financial institution listed on the signature pages hereto as a Lender, and any other Person that becomes a party hereto pursuant to an Assignment and Acceptance or a Joinder Agreement.
“Lien” means any mortgage, lien, pledge, charge, deed of trust, security interest, or encumbrance to secure or provide for the payment of any obligation of any Person, whether arising by contract, operation of law, or otherwise (including the interest of a vendor or lessor under any conditional sale agreement, Capital Lease, or other title retention agreement).
“Liquid Investments” means (a) readily marketable direct full faith and credit obligations of the United States of America or obligations unconditionally guaranteed by the full faith and credit of the United States of America; (b) commercial paper issued by (i) any Lender or ABL Lender or any Affiliate of any Lender or ABL Lender or (ii) any commercial banking institutions or corporations rated at least P-1 by Moody’s or A-1 by S&P; (c) certificates of deposit, time deposits, and bankers’ acceptances issued by (i) any of the Lenders or ABL Lender or (ii) any other commercial banking institution which is a member of the Federal Reserve System and has a combined capital and surplus and undivided profits of not less than $250,000,000.00 and rated Aa by Moody’s or AA by S&P; (d) repurchase agreements which are entered into with any of the Lenders or any major money center banks included in the commercial banking institutions described in clause (c) and which are secured by readily marketable direct full faith and credit obligations of the government of the United States of America or any agency thereof; (e) investments in any money market fund which holds investments substantially of the type described in the foregoing clauses (a) through (d); (f) the auction rate securities described on Schedule 1.1(b) and (g) short term investments by Foreign Subsidiaries made with the goal of preservation of capital, which investments are customary for short term cash management for similarly situated business enterprises in the jurisdiction in which any such Foreign Subsidiary is conducting business. All the Liquid Investments described in clauses (a) through (d) above shall have maturities of not more than 365 days from the date of issue.
“Make-Whole Amount” has the meaning set forth in Section 2.9(b).
“Material Adverse Change” means a material adverse change (a) in the business, condition (financial or otherwise), or results of operations of the Borrower and the Subsidiaries, taken as a whole; (b) on the validity or enforceability of this Agreement or any of the other Credit Documents; or (c) on the ability of the Borrower, individually, or the Credit Parties, collectively, to perform their obligations under this Agreement, any Note, the Guaranty or any other Credit Document.

“Material Contract” means each contract or agreement to which a Credit Party or Subsidiary is a party that is deemed to be a material contract or material definitive agreement under the Securities Act of 1933 or the Securities Exchange Act of 1934 or other federal securities laws, including, without limitation, the types of contracts specified in item 601(b)(10)(ii) of Regulation S-K, and in the event that at any time hereafter the Borrower ceases to be required to comply with the Securities Laws, then the same definitions shall continue to apply for purposes of this Agreement and the other Credit Documents.
“Maturity Date” means the earlier of (a) the fifth anniversary of the Effective Date and (b) the date on which all Term Loans shall become due and payable in full hereunder, whether by acceleration or otherwise (the “Stated Maturity Date”); provided that if the aggregate amount of the 2014 Notes outstanding on December 14, 2021 exceeds $15,000,000, the Maturity Date means December 14, 2021.
“Maximum Rate” means the maximum nonusurious interest rate under applicable law.
“Moody’s” means Moody’s Investors Service, Inc. and its successors and assigns.
“Mortgage” means any mortgage, deed of trust, leasehold mortgage, leasehold deed of trust or similar security document entered into by any Credit Party in favor of the Administrative Agent for the benefit of the Secured Parties, in respect of Mortgaged Property owned by such Credit Party, in form and substance reasonably satisfactory to the Administrative Agent (at the direction of the Requisite Lenders).
“Mortgaged Property” means any Property owned by a Credit Party which is subject to the Liens existing and to exist under the terms of any Mortgage.
“Multiemployer Plan” means a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA to which the Borrower or any member of the Controlled Group is making or accruing an obligation to make contributions.
“Natural Person” means a natural person, or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person.
“Net Disposition Proceeds” means, with respect to any Disposition, an amount equal to: (i) cash payments (including any cash received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise (including by way of a milestone payment), but only as and when so received) received by the Borrower or any of its Subsidiaries from such Disposition, minus (ii) any actual costs incurred in connection with such Disposition, including (a) income or gains taxes payable by the seller as a result of any gain recognized in connection with such Disposition, (b) payment of the outstanding principal amount of, premium or penalty, if any, and interest on any Debt (other than the Loans) that is secured by a Lien on the stock or assets subject to such disposition and that is required to be repaid under the terms thereof as a result of such Disposition and (c) a reasonable reserve for any indemnification payments (fixed or contingent) attributable to seller’s indemnities and representa-tions and warranties to purchaser in respect of such Disposition undertaken by the Borrower or any of its Subsidiaries in connection with such Disposition; provided that upon release of any such reserve, the amount released shall be considered

Net Disposition Proceeds.
“Net Income” means, for any period and with respect to any Person, the net income for such period for such Person after taxes as determined in accordance with GAAP, excluding, however, (a) extraordinary items, including, for the avoidance of doubt, any extraordinary items that constitute (i) any net non-cash gain or loss during such period arising from the sale, exchange, retirement or other disposition of capital assets (such term to include all fixed assets and all securities) other than in the ordinary course of business, and (ii) any write-up or write-down of assets, (b) the net income of any Person (other than a Subsidiary) in which any other Person (other than the Borrower or any of its Subsidiaries) has a joint interest, except to the extent of the amount of cash dividends or other cash distributions actually paid to the Borrower or any of its Subsidiaries by such Person during such period, and (c) the net income of any Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary of such income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Subsidiary.
“Net Insurance/Condemnation Proceeds” means an amount equal to: (i) any cash payments or proceeds received by the Borrower or any of its Subsidiaries (a) under any casualty insurance policy in respect of a covered loss thereunder or (b) as a result of the taking of any assets of the Borrower or any of its Subsidiaries by any Person pursuant to the power of eminent domain, condemnation or otherwise, or pursuant to a sale of any such assets to a purchaser with such power under threat of such a taking, minus (ii) (a) any actual costs incurred by the Borrower or any of its Subsidiaries in connection with the adjustment, settlement or other realization of any claims of the Borrower or such Subsidiary in respect thereof, and (b) any actual costs incurred in connection with any sale of such assets as referred to in clause (i)(b) of this definition, including income taxes payable as a result of any gain recognized in connection therewith.
“New Notes” mean any incurrence of any new Debt permitted under Section 6.1(o).
“NOLV” means, as of any date of determination, with respect to any machinery, parts, Equipment and other fixed assets of any Credit Party, the net orderly liquidation value thereof (taking into account any loss, destruction, damage, condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, confiscation, or the requisition, of such Property and after taking into account all soft costs associated with the liquidation thereof, including but not limited to, delivery fees, interest charges, finance fees, taxes, installation fees and professional fees) as established by the appraisal most recently delivered pursuant to Section 5.11 or Section 3.1(g).
“Non-Consenting Lender” has the meaning set forth in Section 2.19.
“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.
“Non-U.S. Lender” has the meaning set forth in Section 2.16(c).
“Note” means a promissory note in the form of Exhibit G, as it may be amended, restated, supplemented or otherwise modified from time to time.

“Obligations” means (a) all principal, interest (including post-petition interest whether or not allowed as a claim), fees, reimbursements, indemnifications, and other amounts (including the Applicable Premium) now or hereafter owed by any of the Credit Parties to the Lenders, the Administrative Agent or any other Agent under this Agreement and the Credit Documents, and any increases, extensions, and rearrangements of those obligations under any amendments, supplements, and other modifications of the documents and agreements creating those obligations and (b) all obligations of any of the Credit Parties owing to any Swap Counterparty under any Hedging Arrangements entered into between such Swap Counterparty and any of the Credit Parties, but excluding any additional transactions or confirmations entered into thereunder after such Swap Counterparty ceases to be a Lender, an Agent or an Affiliate of a Lender or an Agent; provided that, with respect to any Credit Party which is not a Qualified ECP Guarantor, the “Obligations” shall exclude any Excluded Swap Obligations.
“Offer Date” has the meaning set forth in Section 2.11(c).
“Offered Prepayment Amount” has the meaning set forth in Section 2.11(c).
“OID Amount” means an original issue discount in an amount equal to 2.0% of the aggregate principal amount of the Term Loans.
“Organization Documents” means (a) for any corporation, the certificate or articles of incorporation and the bylaws, (b) for any partnership, the partnership agreement and, if applicable, certificate of limited partnership or (c) for any limited liability company, the operating agreement and articles or certificates of formation or incorporation.
“Other Taxes” means any and all present or future stamp or documentary Taxes or any other excise or property Taxes, charges or similar levies (and interest, fines, penalties and additions related thereto) arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Credit Document.
“Participant Register” has the meaning set forth in Section 9.6(g).
“PBGC” means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.
“Permitted Debt” has the meaning set forth in Section 6.1.
“Permitted Investments” has the meaning set forth in Section 6.3.
“Permitted Liens” has the meaning set forth in Section 6.2.
“Permitted Priority Liens” means (i) in the case of Collateral constituting Equity Interests, non-consensual Excepted Liens arising by operation of law, (ii) in the case of Collateral constituting accounts covered by Account Control Agreements, (A) non-consensual Excepted Liens arising by operation of law and (B) only to the extent such accounts constitute ABL Priority Collateral, Liens permitted by Section 6.2(l), and (iii) in the case of any Collateral not covered by clauses (i)-(ii), Liens permitted by Sections 6.2(h)-(j) and (l) (only to the extent such Collateral constitutes ABL

Priority Collateral) and Excepted Liens; provided that no intention to subordinate any Lien granted in favor of the Administrative Agent for the benefit of the Secured Parties is to be hereby implied or expressed by the permitted existence of such Permitted Priority Liens.
“Person” means an individual, partnership, corporation (including a business trust), joint stock company, trust, limited liability company, limited liability partnership, unincorporated association, joint venture, or other entity, or a government or any political subdivision or agency thereof, or any trustee, receiver, custodian, or similar official.
“Pioneer Services” means Pioneer Services Holdings, LLC, a Delaware limited liability company.
“Plan” means an employee benefit plan (other than a Multiemployer Plan) maintained for employees of the Borrower or any member of the Controlled Group and covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code.
“Platform” has the meaning set forth in Section 5.2(q).
“Pledge Agreement” means the Pledge Agreement by each Credit Party which owns any Equity Interest in another Person and made in favor of the Administrative Agent in substantially the same form as Exhibit H, as it may be amended, amended and restated, modified, or supplemented from time to time.
“Prepayment Offer” has the meaning set forth in Section 2.11(c).
“Prime Rate” means the rate of interest quoted in the print edition of The Wall Street Journal, Money Rates Section as the “Prime Rate” (currently defined as the base rate on corporate loans posted by at least 75% of the nation’s thirty (30) largest banks), as in effect from time to time. In the event that The Wall Street Journal fails or ceases to publish the Prime Rate, the Prime Rate shall mean the prime lending rate as set forth on the Bloomberg page PRIMBB Index (or successor page) or such other reasonably comparable index or source selected by the Requisite Lenders to use as the basis for the Prime Rate. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. The Administrative Agent or any other Lender may make commercial loans or other loans at rates of interest at, above or below the Prime Rate.
“Principal Office” means the office of the Administrative Agent located at 1100 North Market Street, Wilmington, Delaware 19801 or such other office of the Administrative Agent as designed in writing by the Administrative Agent to the Borrower and each Lender.
“Private Lenders” means Lenders that wish to receive material non-public information with respect to the Borrower, its Subsidiaries or their securities.
“Pro Rata Share” means with respect to all payments, computations and other matters relating to the Term Loan of any Lender, the percentage obtained by dividing (a) the Term Loan Exposure of that Lender by (b) the aggregate Term Loan Exposure of all Lenders. For all other purposes with respect to each Lender, “Pro Rata Share” means the percentage obtained by dividing (A) an amount equal to the sum of the Term Loan Exposure of that Lender, by (B) an amount equal to the sum of the aggregate Term Loan Exposure of all Lenders.
“Property” of any Person means any property or assets (whether real, personal, or mixed, tangible or intangible) of such Person.
“Public Lender” has the meaning set forth in Section 5.2(q).
“Qualified ECP Guarantor” means, in respect of any Swap Obligation, each Credit Party that has total assets exceeding $10,000,000 at the time the relevant Guarantee or grant of the relevant security interest becomes effective with respect to such Swap Obligation or such other person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.
“Real Estate Asset” means, at any time of determination, any interest (fee, leasehold or otherwise) then owned by any Person in any real property.
“Reasonable Discretion” means commercially reasonable judgment exercised in good faith.
“Redemption Period” means the sixty (60) days period beginning immediately after the issuance of the New Notes permitted under Section 6.1(o).
“Refinancing” has the meaning set forth in Section 3.1(j).
“Register” has the meaning set forth in Section 2.3(b).
“Regulations T, U, and X” means Regulations T, U, and X of the Federal Reserve Board, as each is from time to time in effect, and all official rulings and interpretations thereunder or thereof.
“Rejection Notice” has the meaning set forth in Section 2.11(c).
“Related Fund” means, with respect to any Lender that is an investment fund, any other investment fund that invests in commercial loans and that is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor.
“Release” shall have the meaning set forth in CERCLA or under any other Environmental Law.
“Replacement Lender” has the meaning set forth in Section 2.19.
“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA as to which the PBGC has not waived the requirements of Section 4043(a) of ERISA that is be notified of such event.

“Requisite Lenders” means Lenders holding more than 75% of the total Term Loan Exposure of all Lenders.
“Response” shall have the meaning set forth in CERCLA or under any other Environmental Law.
“Responsible Officer” means, with respect to any Credit Party, any Financial Officer, secretary or assistant secretary of such Credit Party, or any other officer having substantially the same authority and responsibility.
“Restricted Payment” means, with respect to any Person, (a) any direct or indirect dividend or distribution (whether in cash, securities or other Property) on, or any direct or indirect payment of any kind or character (whether in cash, securities or other Property) in consideration for or otherwise in connection with the ownership of, or any retirement, purchase, redemption, conversion, exchange, sinking fund or other acquisition of, any Equity Interest of such Person, or any options, warrants or rights to purchase or acquire any such Equity Interest of such Person, (b) principal or interest payments (in cash, Property or otherwise) on, or redemptions of, subordinated debt of such Person or (c) principal payments (in cash, Property or otherwise) on, or redemptions of, Senior Debt of such Person; provided that the term “Restricted Payment” shall not include (i) any dividend or distribution payable solely in Equity Interests of the Borrower or warrants, options or other rights to purchase such Equity Interests, (ii) settlement in connection with the cashless exercise of employee, officer or director stock options or similar benefit plans, (iii) payments for fractional shares in connection with settlement under employee benefit plans, (iv) principal payments on, or redemption of, the Obligations, (v) principal payments on, or redemption of, Senior Debt to the extent that such payment or redemption is required under the terms of the agreement or instrument creating, establishing or otherwise evidencing such Senior Debt and (vi) any payment made of any Bank Product Obligations or of any amounts under the ABL Credit Agreement. For the avoidance of doubt, issuances of Equity Interests or any options, warrants or rights to purchase or acquire such Equity Interests to an employee, director or officer of the Borrower and its Subsidiaries in the ordinary course of business pursuant to a stock plan shall not be considered a Restricted Payment.
“S&P” means S&P Global Ratings, a division of S&P Global, Inc.
“Sanctioned Country” means, at any time, a country or territory which is itself the subject of any Sanctions.
“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, or by the United Nations Security Council, the European Union, any European Union member state, or Her Majesty’s Treasury of the United Kingdom, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person owned or controlled by any such Person or Persons described in the foregoing clauses (a) or (b).
“Sanctions” has the meaning set forth in Section 4.23(b).

“Secured Parties” means the Administrative Agent, the other Agents, the Lenders and the Swap Counterparties.
“Security Agreement” means the Security Agreement among the Credit Parties and the Administrative Agent in substantially the same form as Exhibit I, as it may be amended, amended and restated, modified, or supplemented from time to time.
“Security Documents” means, collectively, the Pledge Agreement, the Security Agreements, the Mortgages, the Account Control Agreements, and any and all other instruments, documents or agreements now or hereafter executed by the Borrower or any other Person to secure the Obligations.
“Senior Debt” means Debt of the type described in clause (a) of the definition of “Debt” contained herein that is not by its terms contractually subordinated.
“Series” has the meaning set forth in Section 2.20.
“Solvent” means, as to any Person, on the date of any determination (a) the fair value of the Property of such Person is greater than the total amount of debts and other liabilities (including without limitation, contingent liabilities) of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts and other liabilities (including, without limitation, contingent liabilities) as they become absolute and matured, (c) such Person is able to pay its debts and other liabilities (including, without limitation, contingent liabilities) as they mature in the normal course of business, (d) such Person does not intend to, and does not believe that it will, incur debts or liabilities (including, without limitation, contingent liabilities) beyond such Person’s ability to pay as such debts and liabilities mature, and (e) such Person is not engaged in, and is not about to engage in, business or a transaction for which such Person’s Property would constitute unreasonably small capital.
“Specified Amount” has the meaning set forth in Section 3.1(r).
“Specified Blocked Account” means a segregated deposit account of the Borrower that is used for the purpose of holding the Specified Amount and is subject to the Specified Blocked Account Control Agreement.
“Specified Blocked Account Control Agreement” means an account control agreement in form and substance reasonably acceptable to the Requisite Lenders among the Borrower, the Administrative Agent and the bank where the Specified Blocked Account is held, which provides (a) that the security interest of the Administrative Agent over such account is an Acceptable Security Interest that is superior to all other Liens (other than Permitted Priority Liens) and (b) for full and immediate control by the Administrative Agent.
“Stated Maturity Date” has the meaning set forth in the definition of “Maturity Date”.
“Subsidiary” means, with respect to any Person, any other Person, a majority of whose outstanding Voting Securities (other than directors’ qualifying shares) shall at any time be owned by such Person or one or more Subsidiaries of such Person. Unless the context otherwise requires, each reference to a Subsidiary shall be a reference to a Subsidiary of Borrower.
“Swap Counterparty” means a Lender or an Agent or an Affiliate of a Lender or an Agent that has entered into a Hedging Arrangement with a Credit Party as permitted by the terms of this Agreement.
“Swap Obligation” means, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.
“Swap Termination Value” means, in respect of any one or more Hedging Arrangements, after taking into account the effect of any legally enforceable netting agreement relating to such Hedging Arrangements, (a) for any date on or after the date such Hedging Arrangements have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Hedging Arrangements, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Hedging Arrangements (which may include a Lender or any Affiliate of a Lender).
“Syndication Agent” has the meaning set forth in the preamble hereto.
“Synthetic Lease Obligation” means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).
“Taxes” means any present or future tax, levy, impost, duty, assessment, charge, fee, deduction or withholding (together with interest, penalties and other additions thereto) of any nature and whatever called, imposed, levied, collected, withheld or assessed by any Governmental Authority; provided, “Tax on the overall net income” of a Person shall be construed as a reference to a tax imposed by the jurisdiction in which that Person is organized or in which that Person’s applicable principal office (and/or, in the case of a Lender, its lending office) is located on all or part of the overall net income, profits or gains (whether worldwide, or only insofar as such income, profits or gains are considered to arise in or to relate to a particular jurisdiction, or otherwise) of that Person (and/or, in the case of a Lender, its applicable lending office).
“Tax Group” means any member of the “affiliated group” (as determined under Section 1504 of the Code) of which the Borrower is a member.
“Term Loan” means a term loan made by a Lender to the Borrower pursuant to Section 2.1(a).
“Term Loan Commitment” means the commitment of a Lender to make or otherwise fund a Term Loan, and “Term Loan Commitments” means such commitments of all Lenders in the aggregate. The amount of each Lender’s Term Loan Commitment is set forth on Schedule 2.1 or in the applicable Assignment and Acceptance, subject to any adjustment or reduction pursuant to the terms and conditions hereof. The aggregate amount of the Term Loan Commitments as of the Effective Date is $175,000,000.00.
“Term Loan Exposure” means, with respect to any Lender, as of any date of determination, the outstanding principal amount of the Term Loans of such Lender; provided, at any time prior to the making of the Term Loans, the Term Loan Exposure of any Lender shall be equal to such Lender’s Term Loan Commitment.
“Term Loan Priority Collateral” has the meaning set forth in the Intercreditor Agreement.
“Terminated Lender” has the meaning set forth in Section 2.19.
“Termination Event” means (a) a Reportable Event with respect to a Plan, (b) the withdrawal of the Borrower or any member of the Controlled Group from a Plan during a plan year in which it was a “substantial employer” as defined in Section 4001(a)(2) of ERISA, (c) the filing of a notice of intent to terminate a Plan or the treatment of a Plan amendment as a termination under Section 4041(c) of ERISA, (d) the institution of proceedings to terminate a Plan by the PBGC, or (e) any other event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan.
“Total Annual Rent” means the amount specified on Schedule 4.25 as the “Total Annual Rent” for all Leased Premises.
“Treasury Rate” has the meaning set forth in Section 2.9(b).
“Type” has the meaning set forth in Section 1.4.
“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York; provided that if perfection or the effect of perfection or non-perfection is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction.
“Unrestricted Cash” means the aggregate amount of cash and cash equivalents held in accounts on the consolidated balance sheet of the Credit Parties to the extent that the use of such cash for application to payment of the Obligations or other Debt is not prohibited by law or any contract or other agreement and such cash and cash equivalents are free and clear of all Liens (other than Liens in favor of Administrative Agent and the ABL Administrative Agent).
“U.S. Lender” has the meaning set forth in Section 2.16(c).
“U.S. Tax Compliance Certificate” has the meaning set forth in Section 2.16(c).
“Voting Securities” means (a) with respect to any corporation, capital stock of the corporation having general voting power under ordinary circumstances to elect directors of such corporation (irrespective of whether at the time stock of any other class or classes shall have or might have special voting power or rights by reason of the happening of any contingency), (b) with respect to any partnership, any partnership interest or other ownership interest having general voting power to elect the general partner or other management of the partnership or other Person, and (c) with respect to any limited liability company, membership certificates or interests having general voting power under ordinary circumstances to elect managers of such limited liability company.
“Weighted Average Yield” means with respect to any Loan or Debt, on any date of determination, the weighted average yield to maturity, in each case, based on the interest rate applicable to such Loan or Debt on such date and giving effect to all upfront or similar fees or original issue discount payable with respect to such Loan or Debt.
“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.
Section 1.2    Computation of Time Periods.
In this Agreement in the computation of periods of time from a specified date to a later specified date, unless otherwise stated herein, the word “from” means “from and including” and the words “to” and “until” each means “to but excluding”.
Section 1.3    Accounting Terms; Changes in GAAP.
All accounting terms not specifically defined in this Agreement shall be construed in accordance with GAAP applied on a consistent basis with those applied in the preparation of the Financial Statements delivered to the Administrative Agent for the fiscal year ending December 31, 2016. Notwithstanding the foregoing, for all purposes of this Agreement, including the construction of relevant accounting terms, changes to GAAP resulting from the currently proposed changes to FASB ASC Topic 606, Revenue from Contracts with Customers, shall, once adopted and in effect, be deemed to apply automatically to this Agreement without the requirement of any modification or amendment hereto.

(a)    Unless otherwise indicated, all Financial Statements of the Borrower, all calculations for compliance with covenants in this Agreement, and all calculations of any amounts to be calculated under the definitions in Section 1.1 shall be based upon the consolidated accounts of the Borrower and its Subsidiaries in accordance with GAAP and consistent with the principles of consolidation applied in preparing the Borrower’s Financial Statements referred to in Section 4.4(a).
(b)    If any change in GAAP results in a change in the calculation of the financial covenants or interpretation of related provisions of this Agreement or any other Credit Document, then Borrower, Administrative Agent and each Lender agree to amend such provisions of this Agreement so as to equitably reflect such changes in GAAP with the desired result that the criteria for evaluating Borrower’s financial condition shall be the same after such change in GAAP as if such change had not been made, provided that, notwithstanding any other provision of this Agreement, the Requisite Lenders’ agreement to any amendment of such provisions shall be sufficient to bind all Lenders; provided further, until such time as the financial covenants and the related provisions of this

Agreement have been amended in accordance with the terms of this subsection 1.3(b), the calculations of financial covenants and the interpretation of any related provisions shall be calculated and interpreted in accordance with GAAP as in effect immediately prior to such change in GAAP.
Section 1.4    Types of Loans.
Loans are distinguished by “Type”. The “Type” of Loan refers to the determination of whether such Loan is a Base Rate Loan or a Eurodollar Rate Loan.
Section 1.5    Miscellaneous.
Article, Section, Schedule, and Exhibit references are to this Agreement, unless otherwise specified. All references to instruments, documents, contracts, and agreements are references to such instruments, documents, contracts, and agreements as the same may be amended, supplemented, and otherwise modified from time to time, unless otherwise specified and shall include all schedules and exhibits thereto unless otherwise specified. The words “hereof”, “herein”, and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The term “including” means “including, without limitation,”. Paragraph headings have been inserted in this Agreement as a matter of convenience for reference only and it is agreed that such paragraph headings are not a part of this Agreement and shall not be used in the interpretation of any provision of this Agreement.
ARTICLE 2
CREDIT FACILITIES
Section 2.1    Term Loans.
(a)    Term Loan Commitments. Subject to the terms and conditions hereof, each Lender severally agrees to make, on the Effective Date, a Term Loan to the Borrower in an amount equal to such Lender’s Term Loan Commitment. The Borrower may make only one borrowing under the Term Loan Commitments which shall be on the Effective Date. Any amount borrowed under this Section 2.1(a) and subsequently repaid or prepaid may not be reborrowed. Subject to Sections 2.9(a) and 2.10, all amounts owed hereunder with respect to the Term Loans shall be paid in full no later than the applicable Maturity Date. Each Lender’s Term Loan Commitment shall terminate immediately and without further action on the Effective Date after giving effect to the funding of such Lender’s Term Loan Commitment on such date. Term Loans shall be funded net of the OID Amount.
(b)    Borrowing Mechanics for Term Loans.
(i)    The Borrower shall deliver to the Administrative Agent a fully executed Funding Notice no later than 10:00 a.m. (New York City time) (x) one Business Day prior to the Effective Date with respect to Base Rate Loans and (y) three Business Days prior to the Effective Date with respect to Eurodollar Rate Loans (or such shorter period as may be acceptable to the Administrative Agent). Promptly upon receipt by the Administrative Agent of such Funding Notice, the Administrative Agent shall notify each Lender of the proposed borrowing.
(ii)    Each Lender shall make its Term Loan available to the Administrative Agent not later than 12:00 p.m. (New York City time) on the Effective Date, by wire transfer of same day funds in Dollars, at the Administrative Agent’s Principal Office. Upon satisfaction or waiver of the conditions precedent specified herein, the Administrative Agent shall make the proceeds of the Term Loans available to the Borrower on the Effective Date by causing an amount of same day funds in Dollars equal to the proceeds of all such Loans received by the Administrative Agent from the Lenders to be transferred to the account of the Borrower specified in the Funding Notice.
Section 2.2    Pro Rata Shares; Availability of Funds.
(a)    Pro Rata Shares. All Term Loans shall be made by the Lenders simultaneously and proportionately to their respective Pro Rata Shares, it being understood that no Lender shall be responsible for any default by any other Lender in such other Lender’s obligation to make a Term Loan requested hereunder nor shall any Term Loan Commitment of any Lender be increased or decreased as a result of a default by any other Lender in such other Lender’s obligation to make a Term Loan requested hereunder.
(b)    Availability of Funds. Unless the Administrative Agent shall have been notified by any Lender prior to the Effective Date that such Lender does not intend to make available to the Administrative Agent the amount of such Lender’s Loan requested on the Effective Date, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on the Effective Date and the Administrative Agent may, in its sole discretion, but shall not be obligated to, make available to the Borrower a corresponding amount on the Effective Date. If such corresponding amount is not in fact made available to the Administrative Agent by such Lender, the Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest thereon, for each day from the Effective Date until the date such amount is paid to the Administrative Agent, at the customary rate set by the Administrative Agent for the correction of errors among banks for three Business Days and thereafter at the Base Rate. If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent’s demand therefor and such amount has been funded to the Borrower, the Administrative Agent shall promptly notify the Borrower and the Borrower shall immediately pay such corresponding amount to the Administrative Agent together with interest thereon, for each day from the Effective Date until the date such amount is paid to the Administrative Agent, at the rate payable hereunder for Base Rate Loans. In the event that (i) the Administrative Agent declines to make a requested amount available to the Borrower until such time as all applicable Lenders have made payment to the Administrative Agent, (ii) a Lender fails to fund to the Administrative Agent all or any portion of the Loans required to be funded by such Lender hereunder prior to the time specified in this Agreement and (iii) such Lender’s failure results in the Administrative Agent failing to make a corresponding amount available to the Borrower on the Effective Date, such Lender shall not receive interest hereunder with respect to the requested amount of such Lender’s Loans for the period commencing with the time specified in this Agreement for receipt of payment by the Borrower through and including the time of the Borrower’s receipt of the requested amount. Nothing in this Section 2.2(b) shall be deemed to relieve any Lender from its obligation to fulfill its Term Loan Commitments hereunder or to prejudice any rights that the Borrower may have against any Lender as a result of any default by such Lender hereunder.
Section 2.3    Evidence of Debt; Register; Lenders’ Books and Records; Notes.
(a)    Lenders’ Evidence of Debt. Each Lender shall maintain on its internal records an account or accounts evidencing the Obligations of the Borrower to such Lender, including the amounts of the Loans made by it and each repayment and prepayment in respect thereof. Any such recordation shall be conclusive and binding on the Borrower, absent manifest error; provided, that the failure to make any such recordation, or any error in such recordation, shall not affect the Borrower’s Obligations in respect of any applicable Loans; and provided further, in the event of any inconsistency between the Register and any Lender’s records, the recordations in the Register shall govern.
(b)    Register. The Administrative Agent (or its agent or sub-agent appointed by it) shall maintain at its Principal Office a register for the recordation of the names and addresses of the Lenders and principal amounts (and stated interest) of the Loans owing to each Lender pursuant to the terms hereof from time to time (the “Register”). The Register shall be available for inspection by the Borrower or any Lender (with respect to (i) any entry relating to such Lender’s Loans and (ii) the identity of the other Lenders (but not any information with respect to such other Lenders’ Loans) at any reasonable time and from time to time upon reasonable prior notice. The Administrative Agent shall record, or shall cause to be recorded, in the Register the Loans in accordance with the provisions of Section 9.6, and each repayment or prepayment in respect of the principal amount of the Loans, and any such recordation shall be conclusive and binding on the Borrower and each Lender, absent manifest error; provided, failure to make any such recordation, or any error in such recordation, shall not affect the Borrower’s Obligations in respect of any Loan. The Borrower hereby designates the Administrative Agent to serve as the Borrower’s non-fiduciary agent solely for purposes of maintaining the Register as provided in this Section 2.3(b), and the Borrower hereby agrees that, to the extent the Administrative Agent serves in such capacity, the Administrative Agent and its officers, directors, employees, agents, sub-agents and affiliates shall constitute “Indemnitees.”
(c)    Notes. If so requested by any Lender by written notice to the Borrower (with a copy to the Administrative Agent) at least two Business Days prior to the Effective Date, or at any time thereafter, the Borrower shall execute and deliver to such Lender (and/or, if applicable and if so specified in such notice, to any Person who is an assignee of such Lender pursuant to Section 9.6) on the Effective Date (or, if such notice is delivered after the Effective Date, promptly after the Borrower’s receipt of such notice) a Note or Notes to evidence such Lender’s Term Loan, as the case may be.
Section 2.4    Interest on Loans.
(a)    Except as otherwise set forth herein, the Term Loans shall bear interest on the unpaid principal amount thereof from the date made through repayment (whether by acceleration or otherwise) thereof as follows:
(i)    if a Base Rate Loan, at the Base Rate plus the Applicable Margin; or
(ii)    if a Eurodollar Rate Loan, at the Adjusted Eurodollar Rate plus the Applicable Margin.
(b)    The basis for determining the rate of interest with respect to any Loan, and the Interest Period with respect to any Eurodollar Rate Loan, shall be selected by the Borrower and notified to the Administrative Agent and the Lenders pursuant to the applicable Funding Notice or Conver-sion/Continuation Notice, as the case may be; provided, until the date on which the Arranger notifies the Borrower that the primary syndication of the Term Loans has been completed, as determined by the Arranger, the Term Loans shall be maintained as either (1) Eurodollar Rate Loans having an Interest Period of no longer than one month or (2) Base Rate Loans.
(c)    In connection with Eurodollar Rate Loans there shall be no more than five (5) Interest Periods outstanding at any time. In the event the Borrower fails to specify between a Base Rate Loan or a Eurodollar Rate Loan in the applicable Funding Notice or Conversion/Continuation Notice, such Loan (if outstanding as a Eurodollar Rate Loan) will be automatically converted into a Base Rate Loan on the last day of the then‑current Interest Period for such Loan (or if outstanding as a Base Rate Loan will remain as, or (if not then outstanding) will be made as, a Base Rate Loan). In the event the Borrower fails to specify an Interest Period for any Eurodollar Rate Loan in the applicable Funding Notice or Conversion/Continuation Notice, the Borrower shall be deemed to have selected an Interest Period of one month. As soon as practicable after 10:00 a.m. (New York City time) on each Interest Rate Determination Date, the Administrative Agent shall determine (which determination shall, absent manifest error, be final, conclusive and binding upon all parties) the interest rate that shall apply to the Eurodollar Rate Loans for which an interest rate is then being determined for the applicable Interest Period and shall promptly give notice thereof to the Borrower and each Lender.
(d)    Interest payable pursuant to Section 2.4(a) shall be computed (i) in the case of Base Rate Loans on the basis of a 360-day year (provided that, in the case of Base Rate Loans determined by reference to the “Prime Rate”, interest shall be computed on the basis of a 365-day or 366-day year, as applicable), and (ii) in the case of Eurodollar Rate Loans, on the basis of a 360‑day year, in each case for the actual number of days elapsed in the period during which it accrues. In computing interest on any Loan, the last Interest Payment Date with respect to such Loan or, with respect to a Base Rate Loan being converted from a Eurodollar Rate Loan, the date of conversion of such Eurodollar Rate Loan to such Base Rate Loan, as the case may be, shall be included, and the date of payment of such Loan or the expiration date of an Interest Period applicable to such Loan or, with respect to a Base Rate Loan being converted to a Eurodollar Rate Loan, the date of conversion of such Base Rate Loan to such Eurodollar Rate Loan, as the case may be, shall be excluded; provided, if a Loan is repaid on the same day on which it is made, one day’s interest shall be paid on that Loan. For the avoidance of doubt, interest shall be payable on the full amount of the Term Loans (without taking into account any netting of the OID Amount occurring on the Closing Date) in accordance with this Section 2.4.

(e)    Except as otherwise set forth herein, interest on each Loan (i) shall accrue on a daily basis and shall be payable in arrears on each Interest Payment Date with respect to interest accrued on and to each such Interest Payment Date; (ii) shall accrue on a daily basis and shall be payable in arrears upon any prepayment of that Loan, whether voluntary or mandatory, to the extent accrued on the amount being prepaid; and (iii) shall accrue on a daily basis and shall be payable in arrears at maturity of the Loans, including final maturity of the Loans.
Section 2.5    Conversion/Continuation.
(a)    Subject to Section 2.14 and so long as no Default or Event of Default shall have occurred and then be continuing, the Borrower shall have the option:
(i)    to convert at any time all or any part of any Loan equal to $5,000,000 and integral multiples of $1,000,000 in excess of that amount from one Type of Loan to another Type of Loan; provided, a Eurodollar Rate Loan may only be converted on the expiration of the Interest Period applicable to such Eurodollar Rate Loan unless Borrower shall pay all amounts due under Section 2.14 in connection with any such conversion; or
(ii)    upon the expiration of any Interest Period applicable to any Eurodollar Rate Loan, to continue all or any portion of such Loan equal to $5,000,000 and integral multiples of $1,000,000 in excess of that amount as a Eurodollar Rate Loan.
(b)    The Borrower shall deliver a Conversion/Continuation Notice to the Administra-tive Agent no later than 10:00 a.m. (New York City time) at least one Business Day in advance of the proposed conversion date (in the case of a conversion to a Base Rate Loan) and at least three Business Days in advance of the proposed conversion/continuation date (in the case of a conversion to, or a continuation of, a Eurodollar Rate Loan). Except as otherwise provided herein, a Conversion/Continuation Notice for conversion to, or continuation of, any Eurodollar Rate Loans shall be irrevocable on and after the related Interest Rate Determination Date, and the Borrower shall be bound to effect a conversion or continuation in accordance therewith. If on any day a Loan is outstanding with respect to which a Funding Notice or Conversion/Continuation Notice has not been delivered to the Administrative Agent in accordance with the terms hereof specifying the applicable basis for determining the rate of interest, then for that day such Loan shall be a Base Rate Loan.
Section 2.6    Default Interest.
Upon the occurrence and during the continuance of an Event of Default, the principal amount of all Loans outstanding and, to the extent permitted by applicable law, any interest payments on the Loans or any fees or other amounts owed hereunder, shall thereafter bear interest (including post‑petition interest in any proceeding under Debtor Relief Laws) payable on demand at a rate that is 2% per annum in excess of the interest rate otherwise payable hereunder with respect to the applicable Loans; provided, in the case of Eurodollar Rate Loans, upon the expiration of the Interest Period in effect at the time any such increase in interest rate is effective such Eurodollar Rate Loans shall thereupon become Base Rate Loans and shall thereafter bear interest payable upon demand at a rate which is 2% per annum in excess of the interest rate otherwise payable hereunder for Base

Rate Loans. Payment or acceptance of the increased rates of interest provided for in this Section 2.6 is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of the Administrative Agent or any Lender.
Section 2.7    Fees.
The Borrower agrees to pay the fees in the amounts and at such times and as otherwise set forth in the Fee Letter.
Section 2.8    Repayment of Loans.
The Borrower agrees to pay in full on the Maturity Date the outstanding principal amount of the Loans, together with all other amounts owed hereunder with respect thereto. For the avoidance of doubt, the full amount of the Terms Loans (without taking into account any netting of the OID Amount occurring on the Closing Date) shall be repaid in accordance with this Section 2.8 and Section 2.9 and Section 2.10.
Section 2.9    Voluntary Prepayments
(a)    Voluntary Prepayments.
(i)    Any time and from time to time, subject to Section 2.9(b) (if applicable):
(A)    with respect to Base Rate Loans, the Borrower may prepay any such Loans on any Business Day in whole or in part, in an aggregate minimum amount of $5,000,000 and integral multiples of $1,000,000 in excess of that amount; and
(B)    with respect to Eurodollar Rate Loans, the Borrower may prepay any such Loans on any Business Day in whole or in part in an aggregate minimum amount of $5,000,000 and integral multiples of $1,000,000 in excess of that amount, subject to Section 2.14(c).
(ii)    All such prepayments shall be made:
(A)    upon not less than one Business Day’s prior written or telephonic notice in the case of Base Rate Loans; and
(B)    upon not less than three Business Days’ prior written or telephonic notice in the case of Eurodollar Rate Loans;
in each case given to the Administrative Agent by 12:00 p.m. (New York City time) on the date required and, if given by telephone, promptly confirmed by delivery of written notice thereof to the Administrative Agent (and the Administrative Agent will promptly transmit such original notice to each Lender). Upon the giving of any such notice, the principal amount of the Loans specified in such notice shall become due and payable on the prepayment date specified therein. Any such voluntary prepayment shall be applied as specified in Section 2.11(a).

(b)    Call Protection; Applicable Premium. In the event all or any portion of the Loans are (i) repaid for any reason (including without limitation upon acceleration but excluding solely to the extent repaid using Net Disposition Proceeds of Dispositions permitted under Section 6.8 or Net Insurance/Condemnation Proceeds as and to the extent required by Sections 2.10(a) and (b)), (ii) repriced (excluding to the extent repriced pursuant to Section 6.1(n)) or (iii) effectively refinanced through any amendment and extension of the Maturity Date, in each case, on or prior to the third anniversary of the Effective Date, the Borrower shall pay to the Administrative Agent, for the ratable benefit of the Lenders, with respect to the amount of the Loans repaid or repriced, in each case, concurrently with such repayment, acceleration or repricing the following amount (the “Applicable Premium”):
(i)    if such repayment, acceleration or repricing occurs on or prior to the first anniversary of the Effective Date, a cash amount with respect to the principal amount of the Loans repaid or repriced equal to the Make-Whole Amount;
(ii)    if such repayment or repricing occurs after the first anniversary of the Effective Date but on or prior to the second anniversary of the Effective Date, a cash amount equal to the product of the principal amount of the Loans repaid or repriced multiplied by 2.0%; and
(iii)    if such repayment, acceleration or repricing occurs after the second anniversary of the Effective Date but on or prior to the third anniversary of the Effective Date, a cash amount equal to the product of the principal amount of the Loans repaid or repriced multiplied by 1.0%.
As used herein, “Make-Whole Amount” means, at the time of computation, the present value at such time of (i) all required interest payable (except for currently accrued and unpaid interest) on the aggregate principal amount of the Loans subject to the applicable prepayment, repricing or acceleration from the date of such prepayment, repricing or acceleration through and including the first anniversary of the Effective Date calculated using an interest rate equal to (A) the Adjusted Eurodollar Rate for an Interest Period of three months in effect on the third Business Day prior to such prepayment, repricing or acceleration plus (B) the Applicable Margin for Eurodollar Rate Loans in effect as of such prepayment, repricing or acceleration date, in each case without giving effect to any increase in the applicable interest rate pursuant to Section 2.6, plus (ii) any prepayment premium that would be payable on the aggregate principal amount of the Loans subject to such prepayment, repricing or acceleration as set forth in this Section 2.9(b) if such prepayment, repricing or acceleration were to be made on the day after the first anniversary of the Effective Date, in each case, discounted to the date of prepayment or acceleration at a rate equal to the Treasury Rate plus 0.50%. As used herein, “Treasury Rate” means, as of the date of any repayment, acceleration or repricing of the Term Loans of the type described in this Section 2.9(b), the yield to maturity as of such date of the United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to such date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from such date to the first anniversary of the Effective Date; provided, however, that if the period from such date to the first anniversary of the Effective Date is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.
Section 2.10    Mandatory Prepayments and Offers.
(a)    Dispositions. Subject to the Intercreditor Agreement with respect to any ABL Priority Collateral prior to the Discharge of ABL Obligations, no later than the second Business Day following the date of receipt by the Borrower or any of its Subsidiaries of Net Disposition Proceeds in respect of any Disposition of Property of the Borrower or its Subsidiaries which, together with the Net Disposition Proceeds in respect of all other Dispositions since the Effective Date, exceeds $10,000,000 in the aggregate (other than Net Disposition Proceeds received in respect of Dispositions of Inventory in the ordinary course of business as permitted under Section 6.8), the Borrower shall offer pursuant to Section 2.11(c) to prepay the Loans as set forth in Section 2.11(b) in an aggregate amount equal to 100% of such Net Disposition Proceeds in excess of such aggregate $10,000,000 threshold; provided that a Disposition (in any single transaction or series of related transactions) of Property resulting in Net Disposition Proceeds of less than $125,000 shall be excluded from the above prepayment requirements and shall not count towards the $10,000,000 aggregate threshold set forth above.
(b)    Insurance/Condemnation Proceeds. Subject to the Intercreditor Agreement with respect to any ABL Priority Collateral prior to the Discharge of ABL Obligations, no later than the second Business Day following the date of receipt by the Borrower or any of its Subsidiaries, or the Administrative Agent as lender loss payee or loss payee, of any Net Insurance/Condemnation Proceeds, the Borrower shall offer pursuant to Section 2.11(c) to prepay the Loans as set forth in Section 2.11(b) in an aggregate amount equal to 100% of such Net Insurance/Condemnation Proceeds; provided, that so long as no Event of Default shall have occurred and be continuing, the Borrower shall have the option, directly or through one or more of its Subsidiaries, to invest such Net Insurance/Condemnation Proceeds within one year of receipt thereof in long term productive assets of the general type used in the business of the Borrower and its Subsidiaries, which investment may include the repair, restoration or replacement of the applicable assets thereof; provided further, however, that the Borrower shall make an offer pursuant to Section 2.11(c) to prepay the Loans as set forth in Section 2.11(b) with any such Net Insurance/Condemnation Proceeds not so invested within such period described above promptly (and in any event, prior to the expiration of two (2) Business Days) following the expiration of such period (or by such earlier date, if any, as the Borrower or such Subsidiary shall elect not to so invest such Net Insurance/Condemnation Proceeds).
(c)    Issuance of Debt. No later than the second Business Day following the date of receipt by the Borrower or any of its Subsidiaries of any cash proceeds from the incurrence of any Debt of the Borrower or any of its Subsidiaries (other than with respect to any Debt permitted to be incurred pursuant to Section 6.1(a)-(q), the Borrower shall prepay the Loans as set forth in Section 2.11(b) in an aggregate amount equal to 100% of such proceeds, net of underwriting discounts and commissions and other costs and expenses associated therewith, including legal fees and expenses.

(d)    Prepayment Certificate. Concurrently with any prepayment of the Loans pursuant to Sections 2.10(a) through 2.10(c), the Borrower shall deliver to the Administrative Agent a certificate of a Financial Officer demonstrating the calculation of the amount of the applicable net proceeds and the amount of the Applicable Premium (if any). In the event that the Borrower shall subsequently determine that the actual amount received exceeded the amount set forth in such certificate, the Borrower shall promptly make an additional prepayment of the Loans in an amount equal to such excess, and the Borrower shall concurrently therewith deliver to the Administrative Agent a certificate of a Financial Officer demonstrating the derivation of such excess.
Section 2.11    Application of Prepayments.
(a)    Application of Voluntary Prepayments. Any prepayment of any Loan pursuant to Section 2.9(a) shall be applied as specified by the Borrower in the applicable notice of prepayment; provided, in the event the Borrower fails to specify the Loans to which any such prepayment shall be applied, such prepayment shall be applied to prepay the Loans on a pro rata basis (in accordance with the respective outstanding principal amounts thereof).
(b)    Application of Mandatory Prepayments by Type of Loans. Any amount required to be paid pursuant to Sections 2.10(a) through 2.10(c) shall be applied to prepay the Loans on a pro rata basis (in accordance with the respective outstanding principal amounts thereof).
(c)    Mandatory Prepayment Offers. Anything contained herein to the contrary notwithstanding, so long as any Loans are outstanding, in the event the Borrower is required to make any offer to prepay the Loans pursuant to Section 2.10(a) or Section 2.10(b), the Borrower shall deliver to the Administrative Agent and the Lenders a written offer (each, a “Prepayment Offer”, and the date of the delivery of such Prepayment Offer to the Administrative Agent and the Lenders, an “Offer Date”) to prepay an aggregate principal amount of Loans equal to the amount required by Section 2.10(a) or Section 2.10(b) (such amount, the “Offered Prepayment Amount”), and the Administrative Agent will promptly thereafter notify each Lender holding an outstanding Loan of the amount of such Lender’s Pro Rata Share of such Offered Prepayment Amount. Each Lender may reject all or a portion of its Pro Rata Share of the Offered Prepayment Amount (such declined amounts, the “Declined Proceeds”) by providing written notice (the “Rejection Notice”) to the Borrower and the Administrative Agent no later than 5:00 p.m. (New York City time) five (5) Business Days after the Offer Date, and such Rejection Notice shall specify the principal amount being rejected (it being understood that any Lender which fails to deliver a Rejection Notice to the Borrower and the Administrative Agent within the time period specified or fails to specify the Declined Proceeds amount shall be deemed to have accepted such Lender’s total Pro Rata Share of the Offered Prepayment Amount). On the date that is one (1) Business Day after the applicable Offer Date, the Borrower shall pay to the Administrative Agent an amount equal to that portion of the Offered Prepayment Amount payable to those Lenders that have accepted the Prepayment Offer, which amount shall be applied to prepay the Loans of such Lenders. Any Declined Proceeds shall first be ratably offered to each Lender that initially accepted the Prepayment Offer under a process substantially similar to the process above for such Prepayment Offers, and thereafter, the Borrower may use Declined Proceeds for purposes permitted under the Credit Documents, other than the funding of Restricted Payments, but including, without limitation, at the option of the Borrower to the extent it deems advisable in its discretion to assure compliance with Section 6.16, the deposit of Declined Proceeds in a Disposition Proceeds Collateral Account.
(d)    Application of Prepayments of Loans to Base Rate Loans and Eurodollar Rate Loans. Any prepayment of Loans shall be applied first to Base Rate Loans to the full extent thereof before application to Eurodollar Rate Loans, in each case in a manner which minimizes the amount of any payments required to be made by the Borrower pursuant to Section 2.14(c).
Section 2.12    General Provisions Regarding Payments.
(a)    All payments by the Borrower of principal, interest, Applicable Premium, fees and other Obligations shall be made in Dollars in same day funds, without defense, recoupment, setoff or counterclaim, free of any restriction or condition, and delivered to the Administrative Agent not later than 12:00 p.m. (New York City time) on the date due at the Administrative Agent’s Principal Office for the account of the Persons entitled thereto. For purposes of computing interest and fees, funds received by the Administrative Agent after that time on such due date shall be deemed to have been paid by the Borrower on the next succeeding Business Day.
(b)    All payments in respect of the principal amount of any Loan shall be accompanied by payment of accrued interest on the principal amount being repaid or prepaid, and all such payments (and, in any event, any payments in respect of any Loan on a date when interest is due and payable with respect to such Loan) shall be applied to the payment of interest then due and payable before application to principal.
(c)    To the extent required by Section 2.9(b), all payments in respect of the principal amount of any Loan shall be accompanied by payment of the Applicable Premium with respect thereto.
(d)    The Administrative Agent (or its agent or sub-agent appointed by it) shall promptly distribute to each Lender at such address as such Lender shall indicate in writing, such Lender’s applicable Pro Rata Share of all payments and prepayments of principal and interest due hereunder, together with all other amounts due thereto, including all fees and any Applicable Premium payable with respect thereto, to the extent received by the Administrative Agent.
(e)    Notwithstanding the foregoing provisions hereof, if any Conversion/Continuation Notice is withdrawn as to any Affected Lender or if any Affected Lender makes Base Rate Loans in lieu of its Pro Rata Share of any Eurodollar Rate Loans, the Administrative Agent shall give effect thereto in apportioning payments received thereafter.
(f)    Whenever any payment to be made hereunder with respect to any Loan shall be stated to be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day.
(g)    The Administrative Agent shall deem any payment by or on behalf of the Borrower hereunder that is not made in same day funds prior to 12:00 p.m. (New York City time) to be a non‑conforming payment. Any such payment shall not be deemed to have been received by the

Administra-tive Agent until the later of (i) the time such funds become available funds, and (ii) the applicable next Business Day. The Administrative Agent shall give prompt notice to the Borrower and each applicable Lender (confirmed in writing) if any payment is non‑conforming. Any non‑conforming payment may constitute or become a Default or Event of Default in accordance with the terms of Section 7.1(a). Interest shall continue to accrue on any principal as to which a non‑conforming payment is made until such funds become available funds (but in no event less than the period from the date of such payment to the next succeeding applicable Business Day) at the rate determined pursuant to Section 2.6 from the date such amount was due and payable until the date such amount is paid in full.
(h)    If an Event of Default shall have occurred and not otherwise been waived, and the maturity of the Obligations shall have been accelerated pursuant to Section 7.1 or pursuant to any sale of, any collection from, or other realization upon all or any part of the Collateral, all payments or proceeds received by any Agent in respect of any of the Obligations, shall be applied in accordance with Section 7.6.
Section 2.13    Ratable Sharing.
The Lenders hereby agree among themselves that, except as otherwise provided in the Security Documents or the Intercreditor Agreement with respect to amounts realized from the exercise of rights with respect to Liens on the Collateral, if any of them shall, whether by voluntary payment (other than a voluntary prepayment of Loans made and applied in accordance with the terms hereof), through the exercise of any right of set‑off or banker’s lien, by counterclaim or cross action or by the enforcement of any right under the Credit Documents or otherwise, or as adequate protection of a deposit treated as cash collateral under the Bankruptcy Code, receive payment or reduction of a proportion of the aggregate amount of principal, interest, fees and other amounts then due and owing to such Lender hereunder or under the other Credit Documents (collectively, the “Aggregate Amounts Due” to such Lender) which is greater than the proportion received by any other Lender in respect of the Aggregate Amounts Due to such other Lender, then the Lender receiving such proportionately greater payment shall (a) notify the Administrative Agent and each other Lender of the receipt of such payment and (b) apply a portion of such payment to purchase participations (which it shall be deemed to have purchased from each seller of a participation simultaneously upon the receipt by such seller of its portion of such payment) in the Aggregate Amounts Due to the other Lenders so that all such recoveries of Aggregate Amounts Due shall be shared by all Lenders in proportion to the Aggregate Amounts Due to them; provided, if all or part of such proportionately greater payment received by such purchasing Lender is thereafter recovered from such Lender upon the bankruptcy or reorganization of the Borrower or otherwise, those purchases shall be rescinded and the purchase prices paid for such participations shall be returned to such purchasing Lender ratably to the extent of such recovery, but without interest. The Borrower expressly consents to the foregoing arrangement and agrees that any holder of a participation so purchased may exercise any and all rights of banker’s lien, consolidation, set‑off or counterclaim with respect to any and all monies owing by the Borrower to that holder with respect thereto as fully as if that holder were owed the amount of the participation held by that holder. The provisions of this Section 2.13 shall not be construed to apply to (a) any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender) or (b) any payment obtained by any Lender as consideration for the assignment or sale of a participation in any of its Loans or other Obligations owed to it.
Section 2.14    Making or Maintaining Eurodollar Rate Loans.
(a)    Inability to Determine Applicable Interest Rate. In the event that the Administrative Agent shall have determined (which determination shall be final and conclusive and binding upon all parties hereto), on any Interest Rate Determination Date with respect to any Eurodollar Rate Loans, that by reason of circumstances affecting the London interbank market adequate and fair means do not exist for ascertaining the interest rate applicable to such Loans on the basis provided for in the definition of “Adjusted Eurodollar Rate”, the Administrative Agent shall on such date give notice to the Borrower and each Lender of such determination, whereupon (i) no Loans may be made as, or converted to, Eurodollar Rate Loans until such time as the Administrative Agent notifies the Borrower and Lenders that the circumstances giving rise to such notice no longer exist, and (ii) any Funding Notice or Conversion/Continuation Notice given by the Borrower with respect to the Loans in respect of which such determination was made shall be deemed to be rescinded by the Borrower.
(b)    Illegality or Impracticability of Eurodollar Rate Loans. In the event that on any date (i) any Lender shall have determined (which determination shall be final and conclusive and binding upon all parties hereto) that the making, maintaining, converting to or continuation of its Eurodollar Rate Loans has become unlawful as a result of compliance by such Lender in good faith with any law, treaty, governmental rule, regulation, guideline or order (or would conflict with any such treaty, governmental rule, regulation, guideline or order not having the force of law even though the failure to comply therewith would not be unlawful), or (ii) the Administrative Agent is advised by the Requisite Lenders (which determination shall be final and conclusive and binding upon all parties hereto) that the making, maintaining, converting to or continuation of its Eurodollar Rate Loans has become impracticable, as a result of contingencies occurring after the date hereof which materially and adversely affect the London interbank market or the position of the Lenders in that market, then, and in any such event, such Lenders (or in the case of the preceding clause (i), such Lender) shall be an “Affected Lender” and such Affected Lender shall on that day give notice (by e-mail or by telephone confirmed in writing) to the Borrower and the Administrative Agent of such determination (which notice the Administrative Agent shall promptly transmit to each other Lender). If the Administrative Agent receives a notice from (x) any Lender pursuant to clause (i) of the preceding sentence or (y) a notice from the Lenders constituting Requisite Lenders pursuant to clause (ii) of the preceding sentence, then (1) the obligation of the Lenders (or, in the case of any notice pursuant to clause (i) of the preceding sentence, such Lender) to make Loans as, or to convert Loans to, Eurodollar Rate Loans shall be suspended until such notice shall be withdrawn by each Affected Lender, (2) to the extent such determination by the Affected Lender relates to a Eurodollar Rate Loan then being requested by the Borrower pursuant to a Funding Notice or a Conversion/Continuation Notice, the Lenders (or in the case of any notice pursuant to clause (i) of the preceding sentence, such Lender) shall make such Loan as (or continue such Loan as or convert such Loan to, as the case may be) a Base Rate Loan, (3) the Lenders’ (or in the case of any notice pursuant to clause (i) of the preceding sentence, such Lender’s) obligations to maintain their respective outstanding Eurodollar Rate Loans (the “Affected Loans”) shall be terminated at the earlier to occur of the expiration of the Interest Period then in effect with respect to the Affected Loans or when required by law, and (4) the Affected Loans shall automatically convert into Base Rate Loans on the date of such termination. Notwithstanding the foregoing, to the extent a determination by an Affected Lender as described above relates to a Eurodollar Rate Loan then being requested by the Borrower pursuant to a Funding Notice or a Conversion/Continuation Notice, the Borrower shall have the option, subject to the provisions of Section 2.14(c), to rescind such Funding Notice or Conversion/Continuation Notice as to all Lenders by giving written or telephonic notice (promptly confirmed by delivery of written notice thereof) to the Administrative Agent of such rescission on the date on which the Affected Lender gives notice of its determination as described above (which notice of rescission the Administrative Agent shall promptly transmit to each other Lender).
(c)    Compensation for Breakage or Non‑Commencement of Interest Periods. The Borrower shall compensate each Lender, upon written request by such Lender (which request shall set forth the basis for requesting such amounts), for all reasonable losses, expenses and liabilities (including any interest paid or payable by such Lender to Lenders of funds borrowed by it to make or carry its Eurodollar Rate Loans and any loss, expense or liability sustained by such Lender in connection with the liquidation or re‑employment of such funds but excluding loss of anticipated profits) which such Lender may sustain: (i) if for any reason (other than a default by such Lender) a borrowing of any Eurodollar Rate Loan does not occur on a date specified therefor in a Funding Notice or a telephonic request for borrowing, or a conversion to or continuation of any Eurodollar Rate Loan does not occur on a date specified therefor in a Conversion/Continuation Notice or a telephonic request for conversion or continuation; (ii) if any prepayment or other principal payment of, or any conversion of, any of its Eurodollar Rate Loans occurs on a date prior to the last day of an Interest Period applicable to that Loan; or (iii) if any prepayment of any of its Eurodollar Rate Loans is not made on any date specified in a notice of prepayment given by the Borrower.
(d)    Booking of Eurodollar Rate Loans. Any Lender may make, carry or transfer Eurodollar Rate Loans at, to, or for the account of any of its branch offices or the office of an Affiliate of such Lender.
(e)    Assumptions Concerning Funding of Eurodollar Rate Loans. Calculation of all amounts payable to a Lender under this Section 2.14 and under Section 2.15 shall be made as though such Lender had actually funded each of its relevant Eurodollar Rate Loans through the purchase of a Eurodollar deposit bearing interest at the rate obtained pursuant to clause (i) of the definition of “Adjusted Eurodollar Rate” in an amount equal to the amount of such Eurodollar Rate Loan and having a maturity comparable to the relevant Interest Period and through the transfer of such Eurodollar deposit from an offshore office of such Lender to a domestic office of such Lender in the United States of America; provided, however, each Lender may fund each of its Eurodollar Rate Loans in any manner it sees fit and the foregoing assumptions shall be utilized only for the purposes of calculating amounts payable under this Section 2.14 and under Section 2.15.
Section 2.15    Increased Costs; Capital Adequacy.
(a)    Compensation For Increased Costs and Taxes. Subject to the provisions of Section 2.16 (which shall be controlling with respect to the matters covered thereby), in the event that any

Lender shall determine (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto) that any Change in Law: (i) subjects such Lender (or its applicable lending office) or any company controlling such Lender to any additional Tax (other than any Tax on the overall net income of such Lender) with respect to this Agreement or any of the other Credit Documents or any of its obligations hereunder or thereunder or any payments to such Lender (or its applicable lending office) of principal, interest, fees or any other amount payable hereunder; (ii) imposes, modifies or holds applicable any reserve (including any marginal, emergency, supplemental, special or other reserve), special deposit, liquidity, compulsory loan, FDIC insurance or similar requirement against assets held by, or deposits or other liabilities in or for the account of, or advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Lender (other than any such reserve or other requirements with respect to Eurodollar Rate Loans that are reflected in the definition of “Adjusted Eurodollar Rate”) or any company controlling such Lender; or (iii) imposes any other condition (other than with respect to a Tax matter) on or affecting such Lender (or its applicable lending office) or any company controlling such Lender or such Lender’s obligations hereunder or the London interbank market; and the result of any of the foregoing is to increase the cost to such Lender of agreeing to make, making or maintaining Loans hereunder or to reduce any amount received or receivable by such Lender (or its applicable lending office) with respect thereto; then, in any such case, the Borrower shall promptly pay to such Lender, upon receipt of the statement referred to in the next sentence, such additional amount or amounts (in the form of an increased rate of, or a different method of calculating, interest or in a lump sum or otherwise as such Lender in its sole discretion shall determine) as may be necessary to compensate such Lender for any such increased cost or reduction in amounts received or receivable hereunder. Such Lender shall deliver to the Borrower (with a copy to the Administrative Agent) a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to such Lender under this Section 2.15(a), which statement shall be conclusive and binding upon all parties hereto absent manifest error.
(b)    Capital Adequacy and Liquidity Adjustment. In the event that any Lender shall have determined (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto) that (i) any Change in Law regarding capital adequacy or liquidity or (ii) compliance by any Lender (or its applicable lending office) or any company controlling such Lender with any Change in Law regarding capital adequacy or liquidity, has or would have the effect of reducing the rate of return on the capital of such Lender or any company controlling such Lender as a consequence of, or with reference to, such Lender’s Loans or other obligations hereunder with respect to the Loans to a level below that which such Lender or such controlling company could have achieved but for such Change in Law (taking into consideration the policies of such Lender or such controlling company with regard to capital adequacy and liquidity), then from time to time, within five Business Days after receipt by the Borrower from such Lender of the statement referred to in the next sentence, the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or such controlling company on an after‑tax basis for such reduction. Such Lender shall deliver to the Borrower (with a copy to the Administrative Agent) a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to Lender under this Section 2.15(b), which statement shall be conclusive and binding upon all parties hereto absent manifest error.

(c)    Delay in Requests. Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender pursuant to this Section for any increased costs incurred or reductions suffered more than six months prior to the date that such Lender or Issuing Bank, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions, and of such Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the six-month period referred to above shall be extended to include the period of retroactive effect thereof).
Section 2.16    Taxes.
(a)    Payments to Be Free and Clear. All sums payable by or on behalf of any Credit Party hereunder and under the other Credit Documents shall (except to the extent required by law) be paid free and clear of, and without any deduction or withholding on account of, any Tax (other than a Tax on the overall net income of any Lender).
(b)    Withholding of Taxes. If any Credit Party or any other Person (acting as a withholding agent) is (in such withholding agent’s reasonable good faith discretion) required by law to make any deduction or withholding on account of any Tax from any sum paid or payable by any Credit Party to Administrative Agent or any Lender under any of the Credit Documents: (i) the Borrower shall notify Administrative Agent of any such requirement or any change in any such requirement as soon as the Borrower becomes aware of it; (ii) the Borrower shall pay, or cause to be paid, any such Tax before the date on which penalties attach thereto, such payment to be made (if the liability to pay is imposed on any Credit Party) for its own account or (if that liability is imposed on the Administrative Agent or such Lender, as the case may be) on behalf of and in the name of the Administrative Agent or such Lender; (iii) unless otherwise provided in this Section 2.16, the sum payable by such Credit Party in respect of which the relevant deduction, withholding or payment is required shall be increased to the extent necessary to ensure that, after the making of that deduction, withholding or payment (including any such Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 2.16), the Administrative Agent or such Lender, as the case may be, receives on the due date a net sum equal to what it would have received had no such deduction, withholding or payment been required or made; and (iv) within thirty days after the due date of payment of any Tax which it is required by clause (ii) above to pay, the Borrower shall deliver to the Administrative Agent evidence satisfactory to the other affected parties of such deduction, withholding or payment and of the remittance thereof to the relevant taxing or other authority; provided, with respect to any United States federal withholding Tax, no such additional amount shall be required to be paid to any Lender (other than a Lender that becomes a Lender pursuant to Section 2.19) under clause (iii) above except to the extent that any change after the date hereof (in the case of each Lender listed on the signature pages hereof on the Effective Date) or after the effective date of the Assignment and Acceptance or Joinder Agreement (as applicable) pursuant to which such Lender became a Lender (in the case of each other Lender) in any such requirement for a deduction, withholding or payment as is mentioned therein shall result in an increase in the rate of such deduction, withholding or payment from that in effect at the date hereof or at the date of such Assignment and Acceptance or Joinder Agreement (as applicable), as the case may be, in respect of payments to such Lender; provided that, except in the case of a Replacement Lender pursuant to Section 2.19, additional amounts shall be payable to a Lender under Section 2.16(b)(iii) to the extent such Lender’s assignor was entitled to receive such additional amounts under Section 2.16(b)(iii).
(c)    Evidence of Exemption From U.S. Withholding Tax. Each Lender that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for U.S. federal income Tax purposes (a “Non‑U.S. Lender”) shall, to the extent such Lender is legally entitled to do so, deliver to Administrative Agent for transmission to the Borrower, on or prior to the Effective Date (in the case of each Lender listed on the signature pages hereof on the Effective Date) or on or prior to the date of the Assignment and Acceptance or Joinder Agreement (as applicable) pursuant to which it becomes a Lender (in the case of each other Lender), and at such other times as may be necessary in the determination of the Borrower or the Administrative Agent (each in the reasonable exercise of its discretion), (i) two original copies of Internal Revenue Service Form W‑8BEN, W‑8BEN‑E, W‑8ECI, W-8EXP and/or W-8IMY (or, in each case, any successor forms), properly completed and duly executed by such Lender, and such other documentation required under the Code and reasonably requested by the Borrower to establish that such Lender is not subject to (or is subject to a reduced rate of) deduction or withholding of United States federal income Tax with respect to any payments to such Lender of principal, interest, fees or other amounts payable under any of the Credit Documents, or (ii) if such Lender is not a “bank” or other Person described in Section 881(c)(3) of the Code, a certificate to the effect that such Lender is not (A) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or (C) a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) together with two original copies of Internal Revenue Service Form W‑8BEN or W‑8BEN‑E or W‑8IMY (or any successor form), properly completed and duly executed by such Lender, and such other documentation required under the Code and reasonably requested by the Borrower to establish that such Lender is not subject to (or is subject to a reduced rate of) deduction or withholding of United States federal income Tax with respect to any payments to such Lender of interest payable under any of the Credit Documents. Each Lender that is a United States person (as such term is defined in Section 7701(a)(30) of the Code) for United States federal income Tax purposes (a “U.S. Lender”) shall deliver to the Administrative Agent and the Borrower on or prior to the Effective Date (or, if later, on or prior to the date on which such Lender becomes a party to this Agreement) two original copies of Internal Revenue Service Form W-9 (or any successor form), properly completed and duly executed by such Lender, certifying that such U.S. Lender is entitled to an exemption from United States backup withholding Tax, or otherwise prove that it is entitled to such an exemption. Each Lender required to deliver any forms, certificates or other evidence with respect to United States federal income Tax withholding matters pursuant to this Section 2.16(c) hereby agrees, from time to time after the initial delivery by such Lender of such forms, certificates or other evidence, whenever a lapse in time or change in circumstances renders such forms, certificates or other evidence obsolete or inaccurate in any material respect, that such Lender shall promptly deliver to the Administrative Agent for transmission to the Borrower two new original copies of Internal Revenue Service Form W‑8BEN, W‑8BEN‑E, W‑8ECI, W-8EXP, W-8IMY and/or W-9 (or, in each case, any successor form), or a U.S. Tax Compliance Certificate and two original copies of Internal Revenue Service Form W‑8BEN or W‑8BEN‑E or W‑8IMY (or, in each case, any successor form), as the case may be, properly completed and duly executed by such Lender, and such other documentation required under the Code and reasonably requested by the Borrower to confirm or establish that such Lender is not subject to (or is subject to a reduced rate of) deduction or withholding of United States federal income Tax with respect to payments to such Lender under the Credit Documents, or notify the Administrative Agent and the Borrower of its inability to deliver any such forms, certificates or other evidence. Borrower shall not be required to pay any additional amount to any Lender under Section 2.16(b)(iii) if such Lender shall have failed to deliver the forms, certificates or other evidence required by this Section 2.16(c).
(d)    Notwithstanding anything to the contrary, the Borrower shall not be required to pay any additional amount pursuant to Section 2.16(b) with respect to any United States federal withholding Tax imposed under FATCA. If a payment made to a Lender under any Credit Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (d), “FATCA” shall include any amendments made to FATCA after the date hereof. Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.
(e)    Without limiting the provisions of Section 2.16(b), the Borrower shall timely pay all Other Taxes to the relevant Governmental Authorities in accordance with applicable law. The Borrower shall deliver to the Administrative Agent official receipts or other evidence of such payment reasonably satisfactory to the Administrative Agent in respect of any Other Taxes payable hereunder promptly after payment of such Other Taxes.
(f)    The Borrower shall indemnify the Administrative Agent and any Lender for the full amount of Taxes for which additional amounts are required to be paid pursuant to Section 2.16(b)(iii) arising in connection with payments made under this Agreement or any other Credit Document and Other Taxes (including any such Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 2.16) paid or payable by the Administrative Agent or such Lender or any of their respective Affiliates and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to such Credit Party shall be conclusive absent manifest error. Such payment shall be due within ten (10) days of such Credit Party’s receipt of such certificate.

(g)    Each Lender shall severally indemnify the Administrative Agent for (i) Taxes for which additional amounts are required to be paid pursuant to Section 2.16(b) arising in connection with payments made under this Agreement or any other Credit Document and Other Taxes (including any such Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 2.16) attributable to such Lender (but only to the extent that the Borrower has not already indemnified the Administrative Agent therefor and without limiting the obligation of the Borrower to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 9.6(g)(i) relating to the maintenance of a Participant Register and (iii) any Taxes on overall net income attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Credit Document and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Such payment shall be due within ten (10) days of such Lender’s receipt of such certificate. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Credit Document or otherwise payable by the Administrative Agent to such Lender from any other source against any amount due to the Administrative Agent under this paragraph (g).
(h)    If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified or otherwise made whole pursuant to this Section 2.16 (including payments of additional amounts pursuant to Section 2.16(b)(iii)), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments or additional amounts made under this Section 2.16 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (h) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (h), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (h) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the indemnification payments or additional amounts giving rise to such refund had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.
Section 2.17    Obligation to Mitigate.
Each Lender agrees that, if such Lender requests payment under Section 2.14, 2.15 or 2.16, then such Lender will, to the extent not inconsistent with the internal policies of such Lender and any applicable legal or regulatory restrictions, use reasonable efforts to make, issue, fund or maintain its Loans, including any Affected Loans, through another office of such Lender if, as a result thereof, the additional amounts payable to such Lender pursuant to Section 2.14, 2.15 or 2.16, as the case may be, in the future would be eliminated or reduced and if, as determined by such Lender in its sole discretion, the making, issuing, funding or maintaining of such Loans through such other office or in accordance with such other measures, as the case may be, would not otherwise adversely affect such Loans or the interests of such Lender; provided, such Lender will not be obligated to utilize such other office pursuant to this Section 2.17 unless the Borrower agrees to pay all incremental expenses incurred by such Lender as a result of utilizing such other office as described above. A certificate as to the amount of any such expenses payable by the Borrower pursuant to this Section 2.17 (setting forth in reasonable detail the basis for requesting such amount) submitted by such Lender to the Borrower (with a copy to the Administrative Agent) shall be conclusive absent manifest error.
Section 2.18    Defaulting Lenders.
(a)    Defaulting Lender Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:
(i)    Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article 7 or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 9.4 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, as the Borrower may request (so long as no Default or Event of Default shall have occurred and be continuing), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; third, to the payment of any amounts owing to the Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; fourth, so long as no Default or Event of Default shall have occurred and be continuing, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and fifth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if such payment is a payment of the principal amount of any Loans in respect of which such Defaulting Lender has not fully funded its appropriate share, such payment shall be applied solely to pay the Loans of all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of such Defaulting Lender until such time as all Loans are held by the Lenders pro rata in accordance with the applicable Commitments. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender pursuant to this Section 2.18(a)(i) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(ii)    Fees. No Defaulting Lender shall be entitled to receive any fee for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).
(b)    Defaulting Lender Cure. If the Borrower and the Administrative Agent agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein, such Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans to be held pro rata by the Lenders in accordance with the applicable Commitments (whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender having been a Defaulting Lender.
(c)    Swap Counterparties. So long as any Lender is a Defaulting Lender, such Lender shall not be a Swap Counterparty with respect to any Hedging Arrangement entered into while such Lender was a Defaulting Lender.
Section 2.19    Removal or Replacement of a Lender.
Anything contained herein to the contrary notwithstanding, in the event that: (a) (i) any Lender (an “Increased‑Cost Lender”) shall give notice to the Borrower that such Lender is an Affected Lender or that such Lender is entitled to receive payments under Section 2.14, 2.15 or 2.16, (ii) the circumstances which have caused such Lender to be an Affected Lender or which entitle such Lender to receive such payments shall remain in effect, and (iii) such Lender shall fail to withdraw such notice within five Business Days after the Borrower’s request for such withdrawal; or (b) (i) any Lender shall become and continues to be a Defaulting Lender, and (ii) such Defaulting Lender shall fail to cure the default pursuant to Section 2.18(b) within five Business Days after the Borrower’s request that it cure such default; or (c) in connection with any proposed amendment, modification, termination, waiver or consent with respect to any of the provisions hereof as contemplated by Section 9.5(b), the consent of Requisite Lenders shall have been obtained but the consent of one or more of such other Lenders (each a “Non‑Consenting Lender”) whose consent is required shall not have been obtained; then, with respect to each such Increased‑Cost Lender, Defaulting Lender or Non‑Consenting Lender (the “Terminated Lender”), the Borrower may, by giving written notice to the Administrative Agent and any Terminated Lender of its election to do so, elect to cause such Terminated Lender (and such Terminated Lender hereby irrevocably agrees) to assign its outstanding Loans, if any, in full to one or more Eligible Assignees (each a “Replacement Lender”) in accordance with the provisions of Section 9.6 and the Borrower shall pay the fees, if any, payable thereunder in connection with any such assignment from an Increased-Cost Lender, a Non-Consenting Lender or a Defaulting Lender; provided, (1) on the date of such assignment, the Replacement Lender shall pay to the Terminated Lender an amount equal to the sum of (A) an amount equal to the principal of, and all accrued interest on, all outstanding Loans of the Terminated Lender and (B) an amount equal to all accrued, but theretofore unpaid fees owing to such Terminated Lender pursuant to Section 2.7; (2) on the date of such assignment, the Borrower shall pay any amounts payable to such Terminated Lender pursuant to Section 2.14(c), 2.15 or 2.16; or otherwise as if it were a prepayment pursuant to Section 2.9(b); (3) such assignment does not conflict with applicable law; (4) in the event such Terminated Lender is a Non‑Consenting Lender, each Replacement Lender shall consent, at the time of such assignment, to each matter in respect of which such Terminated Lender was a Non‑Consenting Lender; and (5) in the case of any such assignment resulting from a claim for compensation under Section 2.15 or payments required to be made pursuant to Section 2.16, such assignment will result in a reduction in such compensation or payments thereafter. Upon the prepayment of all amounts owing to any Terminated Lender, if any, such Terminated Lender shall no longer constitute a “Lender” for purposes hereof; provided, any rights of such Terminated Lender to indemnification hereunder shall survive as to such Terminated Lender. Each Lender agrees that if the Borrower exercises its option hereunder to cause an assignment by such Lender as a Non-Consenting Lender or Terminated Lender, such Lender shall, promptly after receipt of written notice of such election, execute and deliver all documentation necessary to effectuate such assignment in accordance with Section 9.6. In the event that a Lender does not comply with the requirements of the immediately preceding sentence within one Business Day after receipt of such notice, each Lender hereby authorizes and directs the Administrative Agent to execute and deliver such documentation as may be required to give effect to an assignment in accordance with Section 9.6 on behalf of a Non-Consenting Lender or Terminated Lender and any such documentation so executed by the Administrative Agent shall be effective for purposes of documenting an assignment pursuant to Section 9.6.

ARTICLE 3
CONDITIONS OF LENDING
Section 3.1    Conditions Precedent to Initial Borrowings.
The obligations of each Lender to make the Term Loan on the Effective Date shall be subject to the conditions precedent that:
(a)    Documentation. The Administrative Agent shall have received the following, duly executed by all the parties thereto, each in form and substance satisfactory to the Lenders:
(i)    this Agreement and all attached Exhibits and Schedules;
(ii)    the Notes, if requested by the applicable Lenders in accordance with Section 2.3(c);
(iii)    the Intercreditor Agreement;
(iv)    the Guaranty executed by each Guarantor;

(v)    the Security Agreements executed by each Credit Party, together with appropriate UCC-1 financing statements for filing with the appropriate authorities and any other documents, agreements, or instruments (including intellectual property security agreements) necessary to create an Acceptable Security Interest that is superior to all other Liens (other than Permitted Priority Liens) in the Collateral described in the Security Agreements;
(vi)    the Pledge Agreement executed by each Credit Party that owns Equity Interests in another Person, together with stock powers executed in blank, UCC-1 financing statements, and any other documents, agreements, or instruments necessary to create an Acceptable Security Interest that is superior to all other Liens (other than Permitted Priority Liens) in the Collateral described in the Pledge Agreement;
(vii)    the Specified Blocked Account Control Agreement;
(viii)    a Funding Notice executed by the Borrower in accordance with Section 2.1(b)(i);
(ix)    certificates of insurance issued by the applicable insurance carriers covering the Borrower’s and its Subsidiaries’ Properties, for such amounts and covering such risks that are contemplated by Section 5.3, and evidencing the additional insured and lender’s loss payee designations and endorsements required by Section 5.3(b);
(x)    a certificate from a Responsible Officer of the Borrower dated as of the Effective Date stating that as of such date (A) all representations and warranties of the Borrower set forth in this Agreement are true and correct and (B) no Default or Event of Default has occurred and is continuing or would result after giving effect to this Agreement and the other Credit Documents;
(xi)    a certificate from a Financial Officer of the Borrower certifying that, before and after giving effect to the borrowings contemplated hereunder, the Borrower and each of its Subsidiaries, taken as a whole, are Solvent.
(xii)    a secretary’s certificate from Borrower and each Guarantor certifying such Person’s (A) officers’ incumbency, (B) authorizing resolutions, (C) Organization Documents, and (D) governmental approvals, if any, with respect to the Credit Documents to which such Person is a party;
(xiii)    certificates of good standing for the Borrower and each Guarantor in each state in which such Person is organized or qualified to do business, which certificate shall be dated a date not sooner than thirty (30) days prior to the Effective Date;
(xiv)    a legal opinion of Norton Rose Fulbright LLP, counsel to the Credit Parties, covering customary matters as are requested by any Agent or Lender or their counsel; and

(xv)    such other documents, officer’s certificates, governmental certificates, agreements, and lien searches as the Administrative Agent or any Lender may reasonably request.
(b)    Consents; Authorization; Conflicts. The Borrower and its Subsidiaries shall have received any consents, licenses and approvals necessary in connection with the execution, delivery, performance, validity and enforceability of this Agreement and the other Credit Documents, and such consents, licenses and approvals shall be in full force and effect, and all applicable waiting periods shall have expired without any action being taken or threatened by any competent authority or third party which would restrain, prevent or otherwise impose adverse conditions on this Agreement and the actions contemplated hereby.
(c)    Representations and Warranties. The representations and warranties of the Credit Parties contained in Article 4 and in each other Credit Document shall be true and correct on and as of the Effective Date both before and after giving effect to the borrowing of the Term Loans and to the application of the proceeds from such borrowing, as though made on and as of such date except to the extent such representations and warranties relate to a specific earlier date, in which case, such representations and warranties shall be true and correct as of such earlier date.
(d)    Performance of Obligations. All reasonable out of pocket costs, fees, expenses (including, without limitation, reasonable legal fees and expenses of a single counsel to each of the Administrative Agent, the Arranger, and each of the Lenders individually, and up to one local counsel in each relevant jurisdiction (and to the extent necessary due to a conflict among such parties, an additional conflicts counsel in each applicable jurisdiction), and recording Taxes and related recording and statutory fees) and other compensation contemplated by this Agreement, the Engagement Letter and any Fee Letter payable to the Arranger, the Administrative Agent or the Lenders shall have been paid to the extent due, and the Borrower shall have complied in all material respects with all of their other obligations under the Engagement Letter and the Fee Letter.
(e)    Other Proceedings. No action, suit, investigation or other proceeding (including, without limitation, the enactment or promulgation of a statute or rule) by or before any arbitrator or any Governmental Authority shall be pending or, to the knowledge of the Borrower or any other Credit Party, threatened, and no preliminary or permanent injunction or order by any Governmental Authority or arbitrator shall have been entered (i) in connection with this Agreement, any other Credit Document or any transaction contemplated hereby or thereby or (ii) which, in any case, in the judgment of the Arranger or the Requisite Lenders, could reasonably be expected to result in a Material Adverse Change.
(f)    Material Adverse Change. No event or circumstance that could reasonably be expected to result in a material adverse change in the business, condition (financial or otherwise), or results of operations of the Borrower and its Subsidiaries, taken as a whole, shall have occurred since December 31, 2016.
(g)    Financial Statements and Appraisal. The Arranger shall have received (i)  at least 20 calendar days prior to the Effective Date, the audited annual Financial Statements for the Borrower and its Subsidiaries dated as of December 31, 2016, (ii) at least 20 calendar days prior to the Effective

Date, the unaudited quarterly Financial Statements for the Borrower and its Subsidiaries for any interim period or periods ended after the date of the most recent audited Financial Statements and at least 45 calendar days prior to the Effective Date, (iii) customary additional pro forma unaudited Financial Statements for all pending acquisitions, (iv) customary additional pro forma Financial Statements giving effect to the funding of the Term Loans, in each case satisfying the requirements of Regulation S-X for Form S-1 registration statements, and (v) a customary appraisal dated as of June 30, 2017.
(h)    Security Documents. The Administrative Agent shall have received all evidence required by the Administrative Agent or the Arranger in their Reasonable Discretion necessary to determine that arrangements have been made for the Administrative Agent to have an Acceptable Security Interest in the Collateral that is superior to all other Liens (other than Permitted Priority Liens) in the Collateral (except as otherwise provided in Section 5.8), including, without limitation, (i) the delivery to the Administrative Agent of such financing statements under the UCC for filing in such jurisdictions as the Requisite Lenders may require, (ii) lien, Tax and judgment searches conducted on the Credit Parties reflecting no Liens other than Permitted Liens against any of the Collateral as to which perfection of a Lien is accomplished by the filing of a financing statement and (iii) lien releases with respect to any Collateral currently subject to a Lien other than Permitted Liens.
(i)    No Default. As of the Effective Date, no Default or Event of Default shall have occurred and be continuing or would result from the borrowing of the Term Loans and application of proceeds thereof.
(j)    Refinancing. Concurrently with the borrowing of the Term Loans on the Effective Date, the Existing Revolver Indebtedness shall have been repaid or repurchased in full, all commitments relating thereto shall have been terminated, and all liens or security interests related thereto shall have been terminated or released, in each case on terms satisfactory to the Arranger (the “Refinancing”). The ABL Credit Agreement shall have become effective prior to or substantially concurrently with the borrowing of the Term Loans on the Effective Date and all documentation associated therewith shall be in form and substance acceptable to the Lenders.
(k)    Environmental Reports. The Lenders shall have received reports and other information, in form, scope and substance satisfactory to the Lenders, regarding environmental matters.
(l)    Credit Rating. The Borrower shall provide evidence that (i) the Borrower shall have been assigned (A) a public corporate family rating from Moody’s, and (B) a public corporate credit rating from S&P, and (ii) the Term Loans shall have been assigned a public credit rating from each of Moody’s and S&P.
(m)    Minimum Asset Coverage Ratio. On the Effective Date, after giving effect to the funding of the Term Loans and the Refinancing, the Asset Coverage Ratio shall not be less than 1.5:1.0.

(n)    Minimum Liquidity. On the Effective Date, after giving effect to the funding of the Term Loans and the Refinancing, the sum of (i) the aggregate unrestricted cash and Liquid Investments of the Borrower and its Subsidiaries plus (ii) the aggregate amount available for borrowing on the Effective Date under the ABL Credit Agreement shall not be less than $75 million.
(o)    Due Diligence. The Arranger shall be satisfied, in its discretion, with the results of its due diligence with respect to the general affairs, management, prospects, assets, financial position, equity holders’ equity or results of operations of the Borrower and its Subsidiaries and Affiliates and the tax, accounting, legal, environmental, regulatory and other issues relevant to the Borrower and its Subsidiaries and Affiliates.
(p)    Information. The Arranger, the Administrative Agent and the Lenders shall have received, at least 10 days prior to the Effective Date, all documentation and other information required by bank regulatory authorities under applicable “know-your-customer” and anti-money laundering rules and regulations, including the USA Patriot Act.
(q)    [Reserved.]
(r)    Specified Blocked Account. Concurrently with the borrowing of the Term Loans on the Effective Date, the Specified Blocked Account shall have been fully funded in an amount equal to $2,000,000 (the “Specified Amount”).
Section 3.2    Determinations Under Section 3.1.
For purposes of determining compliance with the conditions specified in Section 3.1, each Lender shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Lenders unless an officer of the Arranger responsible for the transactions contemplated by the Credit Documents shall have received written notice from such Lender prior to the borrowings hereunder specifying its objection thereto and such Lender shall not have made available to the Arranger such Lender’s ratable portion of such borrowings.
ARTICLE 4
REPRESENTATIONS AND WARRANTIES
The Borrower represents and warrants as follows:
Section 4.1    Organization.
The Borrower and each Subsidiary is duly and validly organized and existing and in good standing under the laws of its jurisdiction of incorporation or formation and is authorized to do business and is in good standing in all jurisdictions in which such qualifications or authorizations are necessary except to the extent the failure to be so authorized or, in the case of the Borrower’s Subsidiaries, to be in good standing could not reasonably be expected to result in a Material Adverse Change. As of the Effective Date, the Borrower and each Subsidiary’s type of organization and jurisdiction of incorporation or formation are set forth on Schedule 4.1.

Section 4.2    Authorization.
The execution, delivery, and performance by each Credit Party of each Credit Document to which such Credit Party is a party and the consummation of the transactions contemplated thereby (a) are within such Credit Party’s corporate, partnership or limited liability company powers, (b) have been duly authorized by all necessary corporate, limited liability company or partnership action, (c) do not contravene any Organization Document binding on or affecting such Credit Party, (d) do not contravene any law or any contractual restriction binding on or affecting such Credit Party, (e) do not result in or require the creation or imposition of any Lien prohibited by this Agreement, and (f) do not require any authorization or approval or other action by, or any notice or filing with, any Governmental Authority, except, in the case of clauses d and (f), to the extent such contravention or the failure to obtain authorization, approval or notice or take other action could not reasonably be expected to have a Material Adverse Change.
Section 4.3    Enforceability.
The Credit Documents have, or when delivered hereunder will have, each been duly executed and delivered by each Credit Party that is a party thereto and each Credit Document constitutes the legal, valid, and binding obligation of each Credit Party that is a party thereto, enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws at the time in effect affecting the rights of creditors generally and to the effect of general principles of equity whether applied by a court of law or equity.
Section 4.4    Financial Condition.
(a)    The audited annual Financial Statements for the Borrower and its Subsidiaries dated as of December 31, 2016 and the unaudited quarterly Financial Statements for the Borrower and its Subsidiaries dated as of March 31, 2017 and June 30, 2017 delivered pursuant to Section 3.1(g) present fairly in all material respects in accordance with GAAP the consolidated financial condition of the Borrower and its Subsidiaries as of the respective dates thereof except as otherwise expressly noted therein, and in the case of the unaudited quarterly Financial Statements mentioned above, subject to the absence of footnotes and to normal year-end adjustments. As of the date of the aforementioned Financial Statements, there were no material contingent obligations, material unaccrued liabilities for Taxes, material unusual forward or long-term commitments, or material unrealized or anticipated losses of the applicable Persons, except as disclosed therein or in writing to the Administrative Agent and Lenders prior to the Effective Date and adequate reserves for such items have been made in accordance with GAAP.
(b)    Since December 31, 2016, no Material Adverse Change has occurred with respect to the Borrower and its Subsidiaries.
Section 4.5    Ownership and Liens; Real Property.
The Borrower and each Subsidiary (a) has good and indefeasible title to, or a valid leasehold interest in, all real Property, and good title to all personal Property, in each case necessary for its business, including as of the Effective Date the Property reflected in the most recent Financial

Statements referred to in Section 4.4(a), and (b) none of the Property owned or leased by any such Person is subject to any Lien except for minor defects in title that do not materially interfere with its ability to conduct its business or to utilize such assets for their intended purpose and Permitted Liens. As of the Effective Date, neither the Borrower nor any Subsidiary own any Real Estate Assets other than Excepted Real Estate Assets. Schedule 4.5 sets forth all drilling rigs owned or leased by any Credit Party or any Subsidiary thereof as of the Effective Date and specifies with respect to each such drilling rig, as applicable, the owner, lessor, lessee and location thereof.
Section 4.6    True and Complete Disclosure.
All written factual information (whether delivered before or after the date of this Agreement) prepared by or on behalf of the Borrower and the Subsidiaries and furnished to the Administrative Agent, the other Agents and the Lenders for purposes of or in connection with this Agreement, any other Credit Document or any transaction contemplated hereby or thereby is true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any material fact necessary to make such information (taken as a whole) not materially misleading at such time; provided that with respect to projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time of preparation; it being understood that such projections may vary from actual results and that such variances may be material. There is no fact known to any Responsible Officer of the Borrower or any Subsidiary on the date of this Agreement that has not been disclosed to the Administrative Agent and the Lenders that could reasonably be expected to result in a Material Adverse Change.
Section 4.7    Litigation.
There are no actions, suits, or proceedings pending or, to Borrower’s knowledge, threatened against the Borrower or any Subsidiary, at law, in equity, or in admiralty, or by or before any Governmental Authority, which (a) could reasonably be expected to result in a Material Adverse Change or (b) purports to affect the legality, validity, binding effect or enforceability of this Agreement, any Note or any other Credit Document. Additionally, except as disclosed in writing to the Administrative Agent and the Lenders, there is no pending or, to the Borrower’s knowledge, threatened action or proceeding instituted against any of the Borrower or any Subsidiary which seeks to adjudicate any of the Borrower or any Subsidiary as bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or for any substantial part of its Property; provided that this Section 4.7 does not apply with respect to Environmental Claims.
Section 4.8    Compliance with Agreements.
Neither the Borrower nor any Subsidiary is a party to any indenture, loan or credit agreement or any lease or any other type of agreement or instrument or subject to any charter or corporate restriction or provision of applicable law or governmental regulation the performance of or compliance with which could reasonably be expected to cause a Material Adverse Change. Neither the Borrower nor any Subsidiary is in default, or has received a notice of default, under or with respect to any contract, agreement, lease or any other type of agreement or instrument to which the Borrower or such Subsidiary is a party that could reasonably be expected to have a Material Adverse Change.
Section 4.9    Pension Plans.
(a) All Plans are in compliance in all material respects with all applicable provisions of ERISA and the Code, (b) no Termination Event has occurred with respect to any Plan, (c) to the knowledge of Borrower in each case, no Reportable Event has occurred with respect to any Multiemployer Plan and each Multiemployer Plan has complied with and been administered in accordance with applicable provisions of ERISA and the Code, (d) the present value of all benefits vested under each Plan (based on the assumptions used to fund such Plan) did not, as of the last annual valuation date applicable thereto, exceed the value of the assets of such Plan allocable to such vested benefits, (e) neither the Borrower nor any member of the Controlled Group has had a complete or partial withdrawal from any Multiemployer Plan for which there is any unsatisfied withdrawal liability, and (f) as of the most recent valuation date applicable thereto, neither the Borrower nor any member of the Controlled Group would become subject to any liability under ERISA if the Borrower or any member of the Controlled Group has received notice that any Multiemployer Plan is insolvent, except with respect to each of the foregoing clauses (c) through (f), as could not reasonably be expected to result in a Material Adverse Change.
Section 4.10    Environmental Condition.
(a)    Permits, Etc. Except as set forth on Schedule 4.10, the Borrower and the Subsidiaries (i) have obtained all material Environmental Permits necessary for the ownership and operation of their respective Properties and the conduct of their respective businesses; (ii) for the past five years have been and are currently in material compliance with all terms and conditions of such Environmental Permits and with all other material requirements of applicable Environmental Laws; (iii) have not received written notice of any unresolved material violation or alleged material violation of any Environmental Law or Environmental Permit; and (iv) are not subject to any material actual or contingent Environmental Claim.
(b)    Certain Liabilities. Except as set forth on Schedule 4.10 or as could not reasonably be expected to be material, none of the present or, to the Borrower’s knowledge, previously owned or operated Property of the Borrower or the Subsidiaries or, to the Borrower’s knowledge, of any of their respective former Subsidiaries, wherever located, (i) has been placed on or proposed to be placed on the National Priorities List, the Comprehensive Environmental Response Compensation Liability Information System list, or their state or local analogs; (ii) is currently subject to an investigation or remediation, cleanup, closure, restoration, reclamation, or other response activity under any Environmental Laws; (iii) is subject to a Lien, arising under or in connection with any Environmental Laws, that attaches to any revenues or to any Property owned or operated by the Borrower or any Subsidiary, wherever located; or (iv) has been subject to a Release of Hazardous Substances or Hazardous Wastes from present or past operations for which a Response is currently required under Environmental Law.

(c)    Certain Actions. Except as set forth on Schedule 4.10, without limiting the foregoing, (i) all necessary material notices have been properly filed, and, except as would not result in a Material Adverse Change, to the Borrower’s knowledge no further action is required under current applicable Environmental Law as to each Response or other restoration or remedial project undertaken by the Borrower, any Subsidiary or any of their respective former Subsidiaries on any of their presently or formerly owned or operated Property and (ii) the present and, to the Borrower’s knowledge, future liability, if any, of the Borrower or of any Subsidiary which could reasonably be expected to arise in connection with requirements under Environmental Laws could not reasonably be expected to result in a Material Adverse Change.
Section 4.11    Equity Interests and Subsidiaries.
The Equity Interests of each of the Borrower and its Subsidiaries have been duly authorized and validly issued and are fully paid and non‑assessable. Except as set forth on Schedule 4.11, as of the Effective Date, there is no existing option, warrant, call, right, commitment or other agreement to which the Borrower or any of its Subsidiaries is a party requiring, and there is no membership interest or other Equity Interest of the Borrower or any of its Subsidiaries outstanding which upon conversion or exchange would require, the issuance by the Borrower or any of its Subsidiaries of any additional membership interests or other Equity Interests of the Borrower or any of its Subsidiaries or other securities convertible into, exchangeable for or evidencing the right to subscribe for or purchase, a membership interest or other Equity Interests of the Borrower or any of its Subsidiaries. As of the Effective Date, the Borrower has no Subsidiaries other than those listed on Schedule 4.11. Schedule 4.11 correctly sets forth the ownership interest of the Borrower and each of its Subsidiaries in their respective Subsidiaries as of the Effective Date. Each Subsidiary of the Borrower (including any such Subsidiary formed or acquired subsequent to the Effective Date) has complied, to the extent applicable to such Subsidiary, with the requirements of Section 5.6.
Section 4.12    Investment Company Act.
Neither the Borrower nor any Subsidiary is an “investment company” within the meaning of the Investment Company Act of 1940, as amended. Neither the Borrower nor any Subsidiary is subject to regulation under any Federal or state statute, regulation or other Legal Requirement which limits its power or authority to incur Debt.
Section 4.13    Taxes.
(a) Proper and accurate (in all material respects), Federal and material state, local and foreign Tax returns, reports and statements required to be filed (after giving effect to any extension granted in the time for filing) by the Borrower, any Subsidiary, or any member of the Tax Group have been filed with the appropriate Governmental Authorities, and (b) all Taxes and other impositions due and payable by Borrower, each Subsidiary and any member of the Tax Group have been timely paid prior to the date on which any fine, penalty, interest, late charge or loss may be added thereto for non-payment thereof except (i) Taxes that are being contested in good faith and by appropriate proceedings for which adequate reserves have been established in compliance with GAAP or (ii) to the extent that the failure to do so could not be reasonably expected to result in a Material Adverse Change. Proper and accurate amounts have been withheld by the Borrower and all other members of the Tax Group from their employees for all periods to comply in all material respects with the Tax, social security and unemployment withholding provisions of applicable federal, state, local and foreign law.
Section 4.14    Permits, Licenses, etc.
The Borrower and each Subsidiary possesses all permits, licenses, patents, patent rights or licenses, trademarks, trademark rights, trade names rights, and copyrights which are material to the conduct of its business. The Borrower and each Subsidiary manages and operates its business in accordance with all applicable Legal Requirements except to the extent the failure to comply therewith could not reasonably be expected to have a Material Adverse Change.
Section 4.15    Use of Proceeds.
The proceeds of the Loans will be used by the Borrower for the purposes described in Section 6.6. The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U). No proceeds of any Loan will be used to purchase or carry any margin stock in violation of Regulation T, U or X.
Section 4.16    Condition of Property; Casualties.
The material Properties used or to be used in the continuing operations of the Borrower and the Subsidiaries, are in good working order and condition, normal wear and tear and casualty and condemnation excepted.
Section 4.17    Insurance.
The Borrower and each Subsidiary carries insurance with reputable insurers in respect of their respective Properties, in such amounts and against such risks as is customarily maintained by other Persons of similar size engaged in similar businesses, or self-insure to the extent that is customary for Persons of similar size engaged in similar businesses.
Section 4.18    Solvency.
Before and after giving effect to the borrowing of each Loan, the Credit Parties are, when taken as a whole, Solvent.
Section 4.19    No Restricted Payments.
Since December 31, 2016, neither the Borrower nor any of its Subsidiaries has directly or indirectly declared, ordered, paid or made, or set apart any sum or property for, any Restricted Payment or agreed to do so except as permitted pursuant to Section 6.9.
Section 4.20    Employee Matters.
Neither the Borrower nor any of its Subsidiaries is engaged in any unfair labor practice that could reasonably be expected to have a Material Adverse Change. There is (a) no unfair labor practice complaint pending against the Borrower or any of its Subsidiaries, or to the best knowledge of the Borrower, threatened against any of them before the National Labor Relations Board and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement that is so pending against the Borrower or any of its Subsidiaries or to the best knowledge of the Borrower, threatened against any of them, (b) no strike or work stoppage in existence or threatened involving the Borrower or any of its Subsidiaries, and (c) to the best knowledge of the Borrower, no union representation question existing with respect to the employees of the Borrower or any of its Subsidiaries and, to the best knowledge of the Borrower, no union organization activity that is taking place, except (with respect to any matter specified in clause (a), (b) or (c) above, either individually or in the aggregate) such as is not reasonably likely to have a Material Adverse Change.
Section 4.21    Certain Fees.
No broker’s or finder’s fee or commission will be payable with respect to the transactions contemplated by the Credit Documents, except as payable to the Administrative Agent, the Arranger and the Lenders or their respective Affiliates.
Section 4.22    Senior Debt.
The Obligations constitute “Senior Debt” of the Borrower under and as defined in the 2014 Notes Indenture.
Section 4.23    Sanctioned Persons; Anti-Corruption Laws; USA Patriot Act.
(a)    None of the Credit Parties or any of their Subsidiaries nor, to the knowledge of any Credit Party, any officer, agent, or employee acting on behalf of any Credit Party or any Subsidiary nor, to the knowledge of any Credit Party, any other Person acting on behalf of any Credit Party or any Subsidiary, has taken any action, directly or indirectly, that could result in a violation by such Persons of the FCPA or any other applicable Anti-Corruption Law or the USA Patriot Act or any other applicable anti-terrorism law; and the Borrower has instituted and maintain policies and procedures intended to ensure continued compliance by the Borrower and its Subsidiaries, in all material respects, with such Anti-Corruption Laws.
(b)    None of the Credit Parties or any of their Subsidiaries nor, to the knowledge of any Credit Party, any officer or employee of any Credit Party or any Subsidiary nor, to the knowledge of any Credit Party, any director, agent, or Affiliate of any Credit Party or any Subsidiary is an individual or entity that is, or is owned or controlled by Persons that are: (i) the target of any sanctions administered or enforced by OFAC, the U.S. Department of State, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), or (ii) located, organized or resident in a country or territory that is, or whose government is, the subject of Sanctions.
Section 4.24    Hedging Arrangements.
Schedule 4.24, as of the date hereof, and after the date hereof, each report required to be delivered by the Borrower pursuant to Section 5.2(d)(iii), as of the date of such report, sets forth,

a true and complete list of all Hedging Arrangements of the Borrower and each Subsidiary, the material terms thereof (including the type, term, effective date, termination date and notional amounts or volumes), the net mark to market value thereof, all credit support agreements (other than the Credit Documents and the ABL Credit Documents) relating thereto (including any margin required or supplied) and the counterparty to each such agreement.
Section 4.25    Leased Premises.
Schedule 4.25 sets forth, as of the Effective Date, a list of all of the premises (other than residential real property interests) that are leased by a Credit Party, the Annual Rent for each such location and the Total Annual Rent.
ARTICLE 5
AFFIRMATIVE COVENANTS
So long as any Obligation (other than contingent indemnification obligations which are not due and payable and which by their terms survive the termination or expiration of this Agreement and the other Credit Documents) shall remain unpaid, the Borrower agrees to comply, and to cause each Subsidiary to comply, with the following covenants.
Section 5.1    Organization.
The Borrower shall, and shall cause each Subsidiary to, preserve and maintain its partnership, limited liability company or corporate existence, rights, franchises and privileges in the jurisdiction of its organization, and qualify and remain qualified as a foreign business entity in each jurisdiction in which qualification is necessary or desirable in view of its business and operations or the ownership of its Properties except to the extent the failure to do so could not reasonably be expected to result in a Material Adverse Change; provided, however, that nothing herein contained shall prevent any transaction permitted by Section 6.7 or Section 6.8.
Section 5.2    Reporting.
(a)    Annual Financial Reports of the Borrower. The Borrower shall provide, or shall cause to be provided, to the Administrative Agent, as soon as available, but in any event within 90 days after the end of each fiscal year of the Borrower, commencing with the fiscal year ending on December 31, 2017, the unqualified (except for qualifications relating to changes in accounting principles or practices reflecting changes in GAAP) audited annual Financial Statements, all prepared in all material respects in conformity with GAAP consistently applied and all as audited by KPMG or other certified public accountants of national standing, together with a duly completed Compliance Certificate.
(b)    Quarterly Financial Reports. The Borrower shall provide to the Administrative Agent, as soon as available, but in any event within ten (10) days after required to be filed with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934 after the end of each of the first three fiscal quarters of each fiscal year of the Borrower, commencing with the fiscal quarter ending on September 30, 2017, (i) internally prepared Financial Statements as of the close of such fiscal quarter and (ii) a comparison of such Financial Statements to the Financial Statements for the corresponding fiscal period of the preceding fiscal year, all of which shall be certified by a Financial Officer of the Borrower as fairly presenting in all material respects the financial condition of the Borrower, and a duly completed Compliance Certificate.
(c)    Defaults. The Borrower shall provide to the Administrative Agent promptly, but in any event within five (5) Business Days after the occurrence thereof, a notice of each Default known to the Borrower or any Subsidiary, together with a statement of a Responsible Officer of the Borrower setting forth the details of such Default and the actions which the Borrower has taken and proposes to take with respect thereto.
(d)    Asset Sales Report; Consolidated Cash Balance Report; Hedging Report. Concurrently with the delivery of the financial statements required under Section 5.2(a) and (b) above, commencing with the financial statements for the fiscal quarter ending September 30, 2017, the Borrower shall provide to the Administrative Agent a certificate of a Financial Officer, on behalf of the Borrower, (i) identifying the Dispositions of any Property of the Borrower or any Subsidiaries that have occurred during the reporting period, and the mandatory prepayments, if any, required under Section 2.10(a) hereunder, in substantially the form of Exhibit J, (ii) certifying as to the consolidated cash balance amount of the Foreign Subsidiaries on the last Business Day of each month included in the reporting period, and (iii) setting forth as of the last day of such period a true and complete list of all Hedging Arrangements of the Borrower and each Subsidiary, the material terms thereof (consisting of the type, term, effective date, termination date and notional amounts or volumes), the net mark-to-market value therefor, any new credit support agreements (other than the Credit Documents and the ABL Credit Documents) relating thereto not listed on Schedule 4.24, any margin required or supplied under any credit support document, and the counterparty to each such agreement.
(e)    Environmental Notices. Promptly upon, and in any event no later than thirty (30) days after the receipt thereof, or the acquisition of knowledge thereof, by the Borrower or any Subsidiary, the Borrower shall provide to the Administrative Agent with a copy of any form of request, claim, complaint, order, notice, summons or citation received from any Governmental Authority or any other Person, (i) concerning violations or alleged violations of Environmental Laws, which seeks to impose liability therefore in excess of $5,000,000, (ii) concerning any action or omission on the part of any of the Borrower, any Subsidiary or any of their respective former Subsidiaries in connection with Hazardous Waste or Hazardous Substances which could reasonably be expected to result in the imposition of liability in excess of $5,000,000 or requiring that action be taken to respond to or clean up a Release of Hazardous Substances or Hazardous Waste into the environment and such action or clean-up could reasonably be expected to exceed $5,000,000, including without limitation any information request related to, or notice of, potential responsibility under CERCLA, or (iii) concerning the filing of a Lien securing liabilities in excess of $5,000,000 described in clause (i) or (ii) above upon, against or in connection with the Borrower any Subsidiary, or any of their respective former Subsidiaries, or any of their leased or owned Property, wherever located.

(f)    Material Changes. The Borrower shall provide to the Administrative Agent prompt written notice of any condition or event of which the Borrower or any Subsidiary has knowledge, which condition or event has resulted or may reasonably be expected to result in a Material Adverse Change.
(g)    Termination Events. As soon as possible and in any event (i) within thirty (30) days after the Borrower or any member of the Controlled Group knows or has reason to know that any Termination Event described in clause (a) of the definition of Termination Event with respect to any Plan has occurred, and (ii) within ten (10) days after the Borrower or any member of the Controlled Group knows or has reason to know that any other Termination Event with respect to any Plan has occurred, the Borrower shall provide to the Administrative Agent a statement of a Responsible Officer of the Borrower describing such Termination Event and the action, if any, which the Borrower or any Affiliate of the Borrower proposes to take with respect thereto.
(h)    Termination of Plans. Promptly and in any event within ten (10) Business Days after receipt thereof by the Borrower or any member of the Controlled Group from the PBGC, the Borrower shall provide to the Administrative Agent copies of each notice received by the Borrower or any such member of the Controlled Group of the PBGC’s intention to terminate any Plan or to have a trustee appointed to administer any Plan.
(i)    Other ERISA Notices. Promptly and in any event within ten (10) Business Days after receipt thereof by the Borrower or any of its Subsidiaries from a Multiemployer Plan sponsor, the Borrower shall provide to the Administrative Agent a copy of each notice received by the Borrower or any of its Subsidiaries concerning the imposition or amount of withdrawal liability imposed on the Borrower or any member of the Controlled Group pursuant to Section 4202 of ERISA.
(j)    Other Governmental Notices. Promptly and in any event within five (5) Business Days after receipt thereof by the Borrower or any Subsidiary, the Borrower shall provide to the Administrative Agent a copy of any notice, summons, citation, or proceeding seeking to modify in any material respect, revoke, or suspend any material contract, license, permit, or agreement with any Governmental Authority.
(k)    Disputes; etc. The Borrower shall provide to the Administrative Agent prompt written notice of any claims, legal or arbitration proceedings, proceedings before any Governmental Authority, or disputes, or to the knowledge of the Borrower, any such actions threatened, or affecting the Borrower or any Subsidiary, which could reasonably be expected to cause a Material Adverse Change, or any material labor controversy of which the Borrower or any Subsidiary has knowledge resulting in or reasonably considered to be likely to result in a strike against the Borrower or any Subsidiary.
(l)    Securities Law Filings and other Public Information. The Borrower shall provide to the Administrative Agent promptly after the same are available, copies of each annual report, definitive proxy or financial statement or other material report or communication sent to the stockholders of the Borrower as a group, and copies of all reports on Form 8-K, 10-K and 10-Q, and effective registration statements which the Borrower may file or be required to file with the

SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934 or any other securities Governmental Authority, and not otherwise required to be delivered to the Administrative Agent or the Lenders pursuant hereto.
(m)    USA Patriot Act. Promptly following a request by any Lender or the Administrative Agent, the Borrower shall provide to such Lender all documentation and other information that such Lender reasonably requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the USA Patriot Act.
(n)    ABL Credit Documents; Amendments. The Borrower shall provide to the Administrative Agent (i) substantially contemporaneously with the delivery thereof to the ABL Administrative Agent or any lenders under the ABL Credit Agreement, copies of all reports, documents and notices delivered under Sections (b), (d) and (i) of Schedule 5.1 to the ABL Credit Agreement and Sections (a)-(i) and (n) of Schedule 5.2 to the ABL Credit Agreement to the ABL Administrative Agent or any ABL Lender, and (ii) promptly upon the execution thereof, copies of all amendments, supplements, consents and waivers with respect to any ABL Credit Documents.
(o)    Insurance Certificates.     As soon as practicable and in any event by the last day of each fiscal year, the Borrower shall provide to the Administrative Agent certificates from the Borrower’s insurance brokers outlining all material insurance coverage maintained as of the date of such certificate by the Borrower and its Subsidiaries, with such certificates evidencing the additional insured and lender’s loss payee designations and endorsements required by Section 5.3(b).
(p)    Other Information. Subject to the confidentiality provisions of Section 9.17, the Borrower shall provide to the Administrative Agent such other information respecting the business, operations, or Property of the Borrower or any Subsidiary, financial or otherwise, as any Lender through the Administrative Agent may reasonably request.
(q)    The Borrower hereby acknowledges that (1) the Administrative Agent and the other Agents will make available to the Lenders materials and/or information provided by or on behalf of the Borrower and its Subsidiaries hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks or another similar electronic system (the “Platform”) and (2) certain of the Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to the Borrower, its Subsidiaries or their securities) (each, a “Public Lender”). The Borrower, on behalf of itself and its Subsidiaries, hereby agrees that (w) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Borrower and its Subsidiaries shall be deemed to have authorized the Administrative Agent, the other Agents and the Lenders to treat such Borrower Materials as not containing any material non-public information with respect to the Borrower, its Subsidiaries or their securities for purposes of United States federal and state securities laws; (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Investor;” and (z) the Administrative Agent and the other Agents shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Investor.”
(r)    Documents required to be delivered pursuant to Section 5.2(a), (b) or (l) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto on the Borrower’s website on the Internet and (ii) on which such documents are posted on the Borrower’s behalf on an Internet or intranet website, if any, to which each Lender, the Administrative Agent and the other Agents have access (whether a commercial, third-party or governmental website or whether sponsored by the Administrative Agent or any other Agent); provided, however, that (x) the Borrower shall deliver copies by email (or by physical delivery) of such documents to the Administrative Agent, any other Agent or any Lender that requests the Borrower to so deliver such copies until a written request to cease delivering such copies by email (or by physical delivery) is given by the Administrative Agent, such other Agent or such Lender and (y) the Borrower shall notify the Administrative Agent, the other Agents and each Lender by email of the posting of any such documents. Notwithstanding anything contained herein, in every instance the Borrower shall be required to provide copies by email (or by physical delivery) of the Compliance Certificates required by Section 5.2(a) and (b) to the Administrative Agent.
Section 5.3    Insurance.
(a)    The Borrower shall, and shall cause each Subsidiary to, with reputable insurers in respect of their respective Properties, carry and maintain insurance in such amounts and against such risks as is customarily maintained by other Persons of similar size engaged in similar businesses, or self-insure to the extent that is customary for Persons of similar size engaged in similar businesses; provided that, the amounts of such insurance and the risks covered by such insurance shall be acceptable to the Requisite Lenders, in their Reasonable Discretion.
(b)    If requested by the Administrative Agent, certified copies of all policies of insurance or certificates thereof, and endorsements and renewals thereof shall be delivered by the Borrower to and retained by the Administrative Agent. All policies of property insurance with respect to the Collateral either shall have attached thereto a lender’s loss payable endorsement in favor of the Administrative Agent for its benefit and the ratable benefit of the Secured Parties, in form reasonably satisfactory to the Administrative Agent, and all policies of liability insurance with respect to the Credit Parties shall name the Administrative Agent for its benefit and the ratable benefit of the Secured Parties as an additional insured. All policies or certificates of insurance shall set forth the coverage, the limits of liability, the name of the carrier, the policy number, and the period of coverage. All policies of property insurance with respect to the Collateral and liability insurance with respect to the Credit Parties shall contain a provision that notwithstanding any contrary agreements between the Borrower, the Subsidiaries and the applicable insurance company, such policies will not be canceled or amended in any manner that is materially adverse to the interests of the Administrative Agent or the Secured Parties (which provision shall include any reduction in the scope or limits of coverage) without at least thirty (30) days’ (or ten (10) days in the case of non-payment) prior written notice to the Administrative Agent.

(c)    Any proceeds of insurance referred to in this Section 5.3 which are paid to the Administrative Agent shall (i) if no Event of Default has occurred and is continuing, be returned to the Borrower to be applied as permitted by Section 2.10(b), and (ii) if an Event of Default has occurred and is continuing, be immediately applied to the Obligations in accordance with Section 7.6 (subject to the terms of the Intercreditor Agreement).
Section 5.4    Compliance with Laws.
The Borrower shall, and shall cause each Subsidiary to, comply with all federal, state, and local laws and regulations (including Environmental Laws) which are applicable to the operations and Property of the Borrower or any Subsidiary and maintain all related permits necessary for the ownership and operation of the Borrower’s and each Subsidiary’s Property and business except to the extent the failure to comply therewith could not reasonably be expected to have a Material Adverse Change; provided that this Section 5.4 shall not prevent the Borrower or any Subsidiary from, in good faith and with reasonable diligence, contesting the validity or application of any such laws or regulations by appropriate legal proceedings for which adequate reserves have been established. The Borrower will, and will cause its Subsidiaries to, maintain in effect and enforce policies and procedures designed reasonably intended to procure compliance, in all material respects, by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions.
Section 5.5    Taxes.
The Borrower shall, and shall cause each Subsidiary and any member of the Tax Group to, pay and discharge all Taxes imposed on the Borrower, any Subsidiary, or any member of the Tax Group prior to the date on which penalties attach except (a) where such Tax is being contested in good faith and for which adequate reserves have been established in compliance with GAAP, or (b) to the extent that the failure to do so could not be reasonably expected to result in a Material Adverse Change.
Section 5.6    New Subsidiaries.
Within thirty (30) days (or such longer period of time agreed to by the Administrative Agent in its Reasonable Discretion) after (x) the creation of any new Subsidiary of the Borrower or (y) the purchase by the Borrower or any Subsidiary of the capital stock of any Person, which purchase results in such Person becoming a Subsidiary of the Borrower, the Borrower shall cause (a) such Subsidiary, if it is a Domestic Subsidiary (excluding any FSHC), to execute and deliver to the Administrative Agent (i) a supplement to the Guaranty in substantially the same form as Annex 1 to the Guaranty, (ii) a supplement to the applicable Security Agreement in substantially the same form as Annex 1 to such Security Agreement, (iii) a Mortgage if such Domestic Subsidiary (excluding any FSHC) owns Real Estate Assets required to be mortgaged under Section 5.17, (iv) if such Domestic Subsidiary owns any Equity Interests in any other Person, a supplement to the Pledge Agreement in substantially the same form as Annex 1 to the Pledge Agreement, provided that, such Domestic Subsidiary shall only be required to pledge 65% of the voting Equity Interests and 100% of the non-voting Equity Interests in each First-Tier CFC or FSHC, and (v) such evidence of corporate, partnership or limited liability company authority to enter into such supplements to the Guaranty, such Security Agreement, and the Pledge Agreement as the Administrative Agent or the Requisite Lenders may reasonably request and, if requested by the Administrative Agent or the Requisite Lenders, opinions of counsel to such Domestic Subsidiary in form and substance reasonably satisfactory to the Requisite Lenders (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to in clause (a)) and (b) the equity holder of such Subsidiary to execute an amendment to the Pledge Agreement pledging 100% of the Equity Interest owned by such equity holder if such Subsidiary is a Domestic Subsidiary (but if such Subsidiary is a First-Tier CFC or FSHC, limited to 65% of the voting Equity Interests and 100% of the non-voting Equity Interests issued by such First-Tier CFC or FSHC) and such evidence of corporate, limited liability company or partnership authority to enter into such amendment to the Pledge Agreement as the Administrative Agent or any Lender may reasonably request, along with share certificates pledged thereby and appropriately executed stock powers in blank, if applicable. Notwithstanding the foregoing, Pioneer Services shall not be required to execute and deliver any Credit Documents so long as Pioneer Services (i) is a disregarded entity for U.S. federal income Tax purposes and (ii) owns no material assets other than no more than 3% of the ownership interests in Foreign Subsidiaries of Global Holdings. For the avoidance of doubt and notwithstanding anything contained in this Agreement or any other Credit Document to the contrary, (A) each Subsidiary that constitutes a guarantor or pledgor under the ABL Credit Agreement or any other ABL Credit Document shall constitute a Guarantor or pledgor, as applicable, under this Agreement and the other Credit Documents, and (B) subject to clause (A), (1) no Foreign Subsidiary of the Borrower or FSHC (other than Global Holdings) shall be considered, or shall be required to become, a Guarantor and (2) any Credit Party that owns an Equity Interest in a CFC or FSHC shall not be required to pledge (x) any Equity Interest in any CFC that is not a First-Tier CFC or (y) in excess of 65% of the voting Equity Interests issued by any First-Tier CFC or FSHC pursuant to the Pledge Agreement.
Section 5.7    Security.
The Borrower agrees that at all times the Administrative Agent shall have an Acceptable Security Interest that is superior to all other Liens (other than Permitted Priority Liens) in the Collateral to secure the performance and payment of the Obligations.
Section 5.8    Deposit Accounts; Securities Accounts.
Commodity Accounts. Subject to Section 5.19, the Borrower shall, and shall cause each other Credit Party to, maintain all deposit accounts, securities accounts and commodity accounts (other than the Excluded Accounts) subject to Account Control Agreements. As of the Effective Date, the only deposit accounts, securities accounts and commodity accounts maintained by the Credit Parties are described on Schedule 5.8. Notwithstanding anything to the contrary contained in this Agreement or the other Credit Documents, in no event shall the Borrower or any other Credit Party be required to enter into an Account Control Agreement with respect to an Excluded Account.
Section 5.9    Records; Inspection.
The Borrower shall, and shall cause each Subsidiary to, maintain books of record with respect to such Person’s operations, affairs, and financial condition in accordance with GAAP in all material respects. Upon reasonable prior notice, the Borrower shall permit the Administrative Agent and any Lender and shall cause each Subsidiary to permit the Administrative Agent and any Lender, at such reasonable times during normal business hours and under the reasonable guidance of officers of or employees delegated by officers of the Borrower or such Subsidiary to, subject to any applicable confidentiality considerations, examine and copy the books and records of the Borrower or such Subsidiary, to visit and inspect the Property of the Borrower or such Subsidiary (other than the Foreign Subsidiaries of Global Holdings, unless an Event of Default has occurred and is continuing and the Administrative Agent or any Lender shall take such actions in connection with either (a) the enforcement or protection of their respective rights or (b) any workout, restructuring or similar negotiations, in each case under this Agreement and the other Credit Documents) and to discuss the business operations and Property of the Borrower or such Subsidiary with the officers and directors thereof; provided that, unless an Event of Default shall have occurred and be continuing, only the Administrative Agent on behalf of Lenders may exercise inspection, examination or audit rights under this Section 5.9 and the Administrative Agent shall not exercise such rights more often than one time during any calendar year.
Section 5.10    Maintenance of Property.
The Borrower shall, and shall cause each Subsidiary to, maintain its owned, leased, or operated Property necessary in the operation of its business in good condition and repair, normal wear and tear and casualty and condemnation excepted; and shall abstain from, and cause each Subsidiary to abstain from, knowingly or willfully permitting the commission of waste or other injury, destruction, or loss of natural resources, or the occurrence of pollution, contamination, or any other condition in, on or about the owned or operated Property involving the Environment that could, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change.
Section 5.11    Appraisals.
The Borrower shall, and shall cause its Subsidiaries to, cooperate with the Administrative Agent and the Lenders, or their designees, in order for an Approved Appraiser to conduct an appraisal as of each December 31 and each June 30, and to cause such appraisals to be delivered to the Administrative Agent in each case within thirty (30) days after such dates, solely for the benefit of the Administrative Agent and the Lenders but at the Credit Parties’ sole cost and expense, which written appraisals may cover information of the type covered by the appraisal delivered pursuant to Section 3.1(g) and other information as reasonably requested by the Administrative Agent or the Requisite Lenders, including, but not limited to, a detailed NOLV for machinery, parts, Equipment and other fixed assets of the Borrower and the other Credit Parties, together with a specified procedures letter from such appraiser reasonably satisfactory to the Requisite Lenders; provided that at least one appraisal per fiscal year shall be a field appraisal and any other appraisals in such fiscal year shall be desktop updates. Within two (2) Business Days after the delivery of an appraisal in accordance with this Section 5.11, the Borrower shall deliver a Compliance Certificate to the Administrative Agent (which the Administrative Agent shall promptly deliver to the Lenders). In addition, the Borrower shall include information with respect to the calculation of the Asset Coverage Ratio in its quarterly reports on Form 10-Q and its annual reports on Form 10-K.

Section 5.12    Titled Collateral.
The Borrower shall, and shall cause each of its Subsidiaries that is a Credit Party to:
(a)    On or before the date that is 120 days following the Effective Date (or such later date as the Administrative Agent may agree in its sole discretion), cause the original certificate of title for each piece of Certificated Equipment (other than Excepted Certificated Equipment) owned by it on the Effective Date to name the Administrative Agent as the holder of an Acceptable Security Interest thereon and shall deliver a copy of such certificate of title to the Administrative Agent (or its designated agent) with such notation; and
(b)    Cause the original certificate of title for each piece of Certificated Equipment (other than Excepted Certificated Equipment) purchased by it after the Effective Date to name the Administrative Agent as the holder of an Acceptable Security Interest thereon and shall deliver a copy of such certificate of title to the Administrative Agent (or its designated agent) with such notation within 45 days after such purchase (or such later date as the Administrative Agent may agree in its sole discretion).
Section 5.13    Quarterly Update Calls.
The Borrower will, promptly following the delivery of financial statements under Section 5.2(a) or (b), participate in a meeting or conference call with the Administrative Agent and Lenders at such time as may be agreed to by the Borrower and the Administrative Agent; provided that the foregoing requirement may be satisfied by public earnings calls for all shareholders that are open to the Administrative Agent and the Lenders.
Section 5.14    Maintenance of Ratings.
At all times, the Borrower shall use commercially reasonable efforts to maintain (i) a public corporate family rating of the Borrower issued by Moody’s, (ii) a public corporate credit rating of the Borrower issued by S&P and (iii) a public credit rating from each of Moody’s and S&P with respect to the Term Loans.
Section 5.15    Further Assurances.
At any time or from time to time upon the request of the Administrative Agent (at the direction of the Requisite Lenders), each Credit Party will, at its expense, promptly execute, acknowledge and deliver such further documents and do such other acts and things as the Administrative Agent may reasonably request in order to effect fully the purposes of the Credit Documents. In furtherance and not in limitation of the foregoing, each Credit Party shall take such actions as the Administrative Agent may reasonably request (at the direction of the Requisite Lenders) from time to time to ensure that the Obligations are guaranteed by the Guarantors and are secured by substantially all of the assets of the Borrower and its Subsidiaries and all of the outstanding Equity Interests of Borrower and its Subsidiaries (subject to limitations contained in the Credit Documents with respect to Foreign Subsidiaries, FSHCs and Excluded Property (as defined in the Security Agreement)).

Section 5.16    Cooperation.
The Borrower shall use commercially reasonably efforts to cooperate with the Arranger in the syndication efforts with respect to the Term Loans, including in connection with the preparation of a confidential information memorandum, lender presentations and other customary cooperation deemed reasonably necessary by the Arranger to complete the syndication of the Term Loans.
Section 5.17    Additional Material Real Estate Assets.
In the event that (a) (i) one or more Credit Parties acquires Real Estate Assets after the Effective Date or (ii) any Person that owns Real Estate Assets becomes a Guarantor after the Effective Date, and (b) the aggregate book value or aggregate fair market value, as reasonably estimated by the Borrower in good faith, of all such Real Estate Assets described in clause (a), together with the aggregate book value or aggregate fair market value, as reasonably estimated by the Borrower in good faith, as applicable, of all other Real Estate Assets of the Credit Parties (other than the Excepted Real Estate Assets owned on the Effective Date) that are not subject to an Acceptable Security Interest under a Mortgage, exceeds $5,000,000, then such Credit Party shall (A) promptly take all such actions that are necessary to subject such Real Estate Assets (other than Real Estate Assets of the Credit Parties for which neither the aggregate book value nor the aggregate fair market value for all such Real Estate Assets for all Credit Parties (other than Excepted Real Estate Assets) equals or exceed $5,000,000) to a Lien in favor of the Administrative Agent for the benefit of the Secured Parties, including executing and delivering, or causing to be executed and delivered, one or more Mortgages with respect to such Real Estate Assets, together with all documents, instruments, agreements, certificates, title insurance, title opinions, legal opinions and surveys related thereto that are reasonably requested by the Requisite Lenders and (B) reasonably in advance of the execution and delivery of any Mortgage covering any Real Estate Assets on which any “Building” or “Manufactured (Mobile) Home” (each, as defined in the applicable Flood Insurance Regulations) is located, deliver, or caused to be delivered, to the Administrative Agent life-of-loan Federal Emergency Management Agency Standard Flood Hazard Determinations with respect to such Real Estate Assets.
Section 5.18    Anti-Corruption Laws.
The Borrower and its Subsidiaries shall Conduct their business in compliance with the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act of 2010, and other similar applicable anti-corruption legislation in other jurisdictions where the Borrower or its Subsidiaries employs or contracts personnel and conducts material operations, and maintain policies and procedures designed to promote and achieve compliance with such laws.
Section 5.19    Post-Closing Matter.
The Borrower shall, and shall cause each other Credit Party (as applicable) to, deliver an Account Control Agreement with respect to each of its deposit accounts (other than Excluded Accounts) within ninety (90) days after the Effective Date. The Administrative Agent shall promptly notify the Lenders upon receipt of each executed Account Control Agreement.

ARTICLE 6
NEGATIVE COVENANTS
So long as any Obligation (other than contingent indemnification obligations which are not due and payable and which by their terms survive the termination or expiration of this Agreement and the other Credit Documents) shall remain unpaid, the Borrower agrees to comply, and to cause each Subsidiary to comply, with the following covenants.
Section 6.1    Debt.
The Borrower shall not, nor shall it permit any Subsidiary to, create, assume, incur, suffer to exist, or in any manner become liable, directly, indirectly, or contingently in respect of, any Debt other than the following (collectively, the “Permitted Debt”):
(a)    Debt of the Credit Parties under the Credit Documents;
(b)    intercompany Debt incurred in the ordinary course of business subordinated to the Obligations on terms set forth in the Intercompany Subordination Agreement attached hereto as Exhibit K, evidenced by an Intercompany Note, and owed (i) by any Guarantor (other than Global Holdings and its Subsidiaries) to the Borrower; (ii) by the Borrower to any Guarantor (other than Global Holdings and its Subsidiaries); (iii) by any Guarantor (other than Global Holdings and its Subsidiaries) to another Guarantor; and (iv) by Global Holdings or any of its Subsidiaries to the Borrower or any of its other Subsidiaries to the extent such Debt is an Investment permitted under Section 6.3(c), (k) or (l);
(c)    Debt of Foreign Subsidiaries provided that the aggregate outstanding principal amount of such Debt shall not at any time exceed $5,000,000;
(d)    Debt incurred in the ordinary course of business to finance the payment of premiums for a 12 month period for insurance; provided that the aggregate outstanding principal amount of such Debt shall not at any time exceed $5,000,000;
(e)    Debt (other than for borrowed money) subject to Liens permitted under Section 6.2(b) and (h);
(f)    Debt arising under any Hedging Arrangement permitted under Section 6.15;
(g)    unfunded Plan obligations or liabilities to the extent they are permitted to remain unfunded under applicable law;
(h)    Guarantees (i) of any Credit Party in respect of Debt of any Credit Party (other than Global Holdings and its Subsidiaries, except to the extent that the Debt incurred by Global Holdings and its Subsidiaries, were it guaranteed, would not exceed the amount of an Investment therein permitted under Section 6.3) otherwise permitted hereunder and (ii) of the Borrower or any Subsidiary in respect of Debt of Global Holdings or any of its Subsidiaries otherwise permitted hereby to the extent such Guarantees constitute Investments permitted under Section 6.3(c) or (k);

(i)    [Reserved];
(j)    [Reserved];
(k)    Debt incurred by the Borrower or its Subsidiaries in an Acquisition permitted under Section 6.4 consisting of agreements providing for indemnification, the adjustment of the purchase price or similar adjustments (but not earnouts);
(l)    Debt arising under bid, performance, stay, customs, appeal and surety bonds, or with respect to workers’ compensation or other like employee benefit claims, in each case incurred in the ordinary course of business, and obligations in respect of letters of credit related thereto;
(m)    Debt existing on the Effective Date and set forth in Schedule 6.1 and any modifications, refinancings, extensions, renewals or replacements (but not the increase in the aggregate principal amount other than customary costs, expenses and premiums associated with such modifications, refinancings, extensions, renewals or replacements) thereof;
(n)    other Debt in an aggregate principal amount outstanding (together with the principal amount of Debt outstanding pursuant to Section 6.1(c), (d) or (f)) at any time not to exceed $10,000,000; provided that if the Borrower creates, assumes, incurs, suffers to exist or otherwise becomes liable for secured Debt for borrowed money pursuant to this Section 6.1(n), the Weighted Average Yield applicable to such Debt shall not be greater than the applicable Weighted Average Yield payable pursuant to the terms of this Agreement as amended through the date of such calculation with respect to the Term Loans, unless the interest rate with respect to the Term Loans is increased so as to cause the then applicable Weighted Average Yield under this Agreement on the Term Loans to equal the Weighted Average Yield then applicable to such Debt;
(o)    unsecured Debt evidenced by the 2014 Notes and the 2014 Note Guaranties (including unsecured extensions, refinancings, refundings, replacements and renewals thereof); provided that, in the event of any such extension, refinancing, refunding, replacement or renewal, then (i) the scheduled maturity date of such Debt shall not be earlier than 180 days after the Stated Maturity Date, (ii) such Debt shall not have any amortization or other requirement to purchase, redeem, retire, defease or otherwise make any principal payment in respect thereof, other than at scheduled maturity thereof and mandatory prepayments or mandatory redemptions or puts triggered upon change in control, sale of all or substantially all assets and certain asset sales, in each case which are customary with respect to such type of Debt (and provided, for the avoidance of doubt, that payments of regularly scheduled interest shall be permitted with respect to such Debt so long as no Event of Default hereunder has occurred and is then continuing), (iii) the agreements and instruments governing such Debt shall not contain (A)(1) any financial maintenance covenants that are more restrictive than those in this Agreement, or (2) any other affirmative or negative covenants, defaults or events of default that are, taken as a whole, materially more restrictive than those, taken as a whole, set forth in this Agreement; provided that the inclusion of any covenant that is customary with respect to such type of Debt and that is not found in this Agreement shall not be deemed to be more restrictive for purposes of this clause (A), (B) any restriction on the ability of the Borrower or any of its Subsidiaries to amend, modify, restate or otherwise supplement this Agreement or the other Credit Documents, or (C)(1) any restrictions on the ability of any Subsidiary of the Borrower to guarantee the Obligations (as such Obligations may be extended, renewed, rearranged, increased, amended, supplemented or otherwise modified from time to time), provided that a requirement that any such Subsidiary also guarantee such Debt shall not be deemed to be a violation of this clause (C), (2) any restrictions on the ability of any Subsidiary or the Borrower to pledge assets as collateral security for the Obligations (as such Obligations may be extended, renewed, rearranged, increased, amended, supplemented or otherwise modified from time to time), or (3) any restrictions on the ability of any Subsidiary or the Borrower to incur Debt under this Agreement or any other Credit Document; provided that, any restriction as to the entry into any such guaranty or pledge of assets or incurrence of such Debt under this Agreement that is not materially more restrictive than those set forth in the agreements and instruments governing the 2014 Notes as in effect on the Effective Date shall not be deemed to be a restriction for purposes of this clause (C), (iv) any such Debt is in an aggregate principal amount not greater than the aggregate principal amount of the Debt being extended, refinanced, refunded, replaced or renewed, plus all accrued interest thereon, the amount of any premiums required to be paid thereon and all fees and expenses associated therewith or with the extension, refinancing, refunding, replacement or renewal and (v) if such extension, refinancing, refunding, replacement or renewal of Debt occurs on or before September 30, 2020, then the Weighted Average Yield of such Debt shall not exceed 11% per annum;
(p)    [Reserved]; and
(q)    Debt under the ABL Credit Documents as in effect on the date hereof, or as amended, restated, supplemented or otherwise modified in accordance with Section 6.20(b), and any extensions, refinancings, refundings, replacements and renewals in respect thereof made in accordance with such Section 6.20(b) and the Intercreditor Agreement, so long as, in each case, such Debt is subject to the Intercreditor Agreement.
Section 6.2    Liens.
The Borrower shall not, nor shall it permit any Subsidiary to, create, assume, incur, or suffer to exist any Lien on the Property of the Borrower or any Subsidiary, whether now owned or hereafter acquired, or assign any right to receive any income, other than the following (collectively, the “Permitted Liens”):
(a)    Liens securing the Obligations;
(b)    Excepted Liens;
(c)    [Reserved];
(d)    [Reserved];
(e)    [Reserved];
(f)    Liens arising from precautionary UCC financing statements regarding operating leases entered into by the Borrower or any Subsidiary in the ordinary course of business;
(g)    [Reserved];

(h)    Liens (i)(A) on advances of cash or Liquid Investments in favor of the seller of any property to be acquired in connection with an Acquisition permitted by Section 6.4, which advances shall be applied against the purchase price for such Acquisition and (B) consisting of an agreement to dispose of any property in a Disposition permitted by Section 6.8, and (ii) on cash earnest money deposits to secure performance made in connection with any letter of intent or purchase agreement not prohibited hereby;
(i)    Liens existing on the Effective Date and set forth in Schedule 6.2 and any modifications, replacements, renewals or extensions thereof; provided that (i) such Liens shall not be modified or amended to secure more than the amount of the obligations which they secure on the Effective Date and (ii) such Liens do not extend to any additional Property other than after acquired Property and proceeds and products thereof;
(j)    other Liens securing obligations, actual or contingent, in an aggregate principal amount not greater than $10,000,000.00;
(k)    [Reserved];
(l)    Liens securing any Debt permitted under Section 6.1(q); provided that the applicable Liens are subject to the Intercreditor Agreement; and
(m)    “protective” Liens granted in connection with sales permitted hereunder that are intended to be “true sales” or bailment, storage or similar arrangements in which a counterparty holds title to the assets that are the subject of such transaction, and precautionary UCC financing statement filings made in respect of consignments.
Section 6.3    Investments.
The Borrower shall not, nor shall it permit any Subsidiary to, make or hold any direct or indirect Investment in any Person, other than the following (collectively, the “Permitted Investments”):
(a)    Investments in the form of trade credit to customers of the Borrower and the Subsidiaries arising in the ordinary course of business and represented by accounts from such customers;
(b)    Liquid Investments;
(c)    Investments existing on the Effective Date (i) by the Borrower in any Subsidiary, (ii) by any Subsidiary in the Borrower or any other Subsidiary and (iii) set forth on Schedule 6.3;
(d)    Investments in Hedging Arrangements permitted under Section 6.15;
(e)    ordinary course of business Investments in (i) a Guarantor (other than Global Holdings and its Subsidiaries) or (ii) the Borrower; provided that, to the extent such Investments consist of intercompany loans or advances, such Investments are subordinated to the Obligations on terms reasonably acceptable to the Requisite Lenders and are evidenced by an Intercompany Note;
(f)    promissory notes and other non-cash consideration received by the Borrower and the Subsidiaries in connection with any asset sale permitted under Section 6.8;
(g)    Investments received in connection with the bankruptcy or reorganization of suppliers and customers, or with the settlement of delinquent obligations of, and disputes with, customers and suppliers arising in the ordinary course of business;
(h)    loans and advances to employees of the Borrower and its Subsidiaries in the ordinary course of business; provided that the aggregate principal amount of all such loans and advances shall not exceed $250,000 at any time outstanding;
(i)    creation or acquisition (subject to Section 6.4) of any additional Subsidiaries (and in the case of an Acquisition permitted by Section 6.4, the Investments owned by such Subsidiaries on the date of such Acquisition shall be deemed permitted hereby provided that such Investments were not acquired in contemplation of such Acquisition); provided that each such Subsidiary shall comply with the requirements of Section 5.6; provided further, that neither the Borrower nor any Subsidiary (other than Global Holdings and its Subsidiaries) may create or acquire any Foreign Subsidiary;
(j)    Investments consisting of Debt (other than Debt described in Section 6.1(n)), Acquisitions and corporate actions, otherwise permitted pursuant to the applicable provisions of Section 6.1 (other than Section 6.1(n)), Section 6.4 and Section 6.7;
(k)    (i) Investments by a Subsidiary of Global Holdings in another Subsidiary of Global Holdings; (ii) Investments of Equipment consisting of parts, supplies and spares into Global Holdings or Foreign Subsidiaries of Global Holdings; provided that (A) the aggregate value of all such Equipment invested pursuant to this clause (ii), together with the aggregate value of all Equipment Disposed of pursuant to Section 6.8(j), shall not exceed $10,000,000 (excluding Investments made pursuant to Section 6.3(n)), (B) no Default or Event of Default shall have occurred and be continuing at the time of such Investment or shall result therefrom, (C) the Asset Coverage Ratio of the Borrower and its Subsidiaries, calculated on a pro forma basis to give effect to all such Investments and Dispositions, shall not be less than 1.5:1.0, and (D) to the extent such Investment consists of a lease of Equipment, (1) the applicable Foreign Subsidiary shall have executed a consent to the assignment of such lease pursuant to the Security Documents and (2) Account Control Agreements shall have been executed in accordance with Section 5.8 with respect to each deposit account in which payments under any such lease are deposited; and (iii) cash Investments in the Colombian Group in an aggregate amount over the period commencing on the Effective Date not to exceed the sum of (x) $25,000,000 plus (y) an amount equal to the aggregate amount distributed or otherwise paid on or after the Effective Date to the Credit Parties (other than Global Holdings and its Subsidiaries) by Global Holdings or one or more Foreign Subsidiaries comprising the Colombian Group, including, but not limited to, lease payments with respect to the lease of any drilling rig leased by one or more of the Foreign Subsidiaries comprising the Colombian Group from the Credit Parties (other than Global Holdings and its Subsidiaries); provided that (A) in no event shall the aggregate amount of Investments outstanding under this clause (iii) exceed $25,000,000 (excluding Investments made pursuant to Section 6.3(n)) at any time, (B) no Default or Event of Default shall have occurred and be continuing at the time of such Investment or shall result therefrom and (C) to the extent practicable, such Investment shall be made as a loan or advance evidenced by an Intercompany Note;
(l)    Investments by the Borrower or any Subsidiary in Global Holdings and its Subsidiaries to satisfy employment obligations to foreign expatriate employees in an aggregate amount not to exceed $200,000 at any time outstanding which are subsequently reimbursed by Global Holdings and its Subsidiaries within sixty (60) days of such Investment;
(m)    [Reserved]; and
(n)    Investments by any Credit Party of the drilling rigs described in Section 6.8(l) and any related assets and equipment useful for the operation thereof into Global Holdings or any Foreign Subsidiary comprising the Colombian Group in order to facilitate Dispositions of such rigs and related equipment (or Foreign Subsidiary) to a third party in accordance with Section 6.8(l).
Section 6.4    Acquisitions.
The Borrower shall not, nor shall it permit any Subsidiary to, make an Acquisition in a transaction or related series of transactions unless:
(a)    no Event of Default shall have occurred or be continuing or would result from such Acquisition,
(b)    such Acquisition is substantially related to the business of the Borrower and its Subsidiaries individually or in the aggregate and is not hostile,
(c)    such Acquisition is either (i) not of a Foreign Subsidiary or (ii) made by Global Holdings or one of its Subsidiaries, and
(d)    if (i) the aggregate consideration for such Acquisition exceeds $10,000,000 or (ii) the aggregate consideration for all such Acquisitions since the Effective Date exceeds $20,000,000, then after giving pro forma effect to such Acquisition, the sum of (A) the aggregate Unrestricted Cash and Liquid Investments of the Credit Parties at such time plus (B) the aggregate amount available for borrowing under the ABL Credit Agreement at such time shall not be less than $90,000,000.
Section 6.5    Agreements Restricting Liens or Payments to Borrower.
The Borrower shall not, nor shall it permit any Subsidiary to, create, incur, assume or permit to exist any contract, agreement or understanding (other than this Agreement, the other Credit Documents and the ABL Credit Documents) which in any way (a) prohibits or restricts the granting, conveying, creation or imposition of any Lien on any of its Property, whether now owned or hereafter acquired, to secure the Obligations (other than agreements governing Debt permitted by Section 6.1(n) to the extent such restrictions govern only the assets financed pursuant to or securing such

Debt incurred pursuant to Section 6.1(n)), (b) restricts any Subsidiary from paying Restricted Payments to the Borrower, or (c) requires the consent of or notice to other Persons in connection therewith, except (i) in connection with a Disposition permitted by Section 6.8 or (ii) customary restrictions contained in leases, subleases or licenses entered into in the ordinary course of business.
Section 6.6    Use of Proceeds; Sanctions.
The Borrower shall not, nor shall it permit any Subsidiary to use the proceeds of the Loans for any purposes other than (i) working capital purposes, (ii) to finance Acquisitions, Investments and capital expenditures permitted hereunder, (iii) to fund the Specified Amount into the Specified Blocked Account on the Effective Date and (iv) general corporate purposes, including, without limitation, the Refinancing and the payment of fees and expenses related to the Refinancing and entering into of this Agreement, the other Credit Documents and the ABL Credit Documents. The Borrower shall not, directly or indirectly, nor shall it permit any of its Subsidiaries to, use any part of the proceeds of the Loans for any purpose which violates Regulations T, U, or X. The Borrower will not, directly or, to the knowledge of any Credit Party, indirectly, use the proceeds of the Loans, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person, (i) to fund any activities or business of or with any Person, or in any country or territory, that, at the time of such funding, is, or whose government is, the subject of Sanctions, (ii) in any other manner that would result in a violation of Sanctions by any Person (including any Person participating in the Loans, whether as underwriter, advisor, investor, or otherwise) or (iii) for any purpose which would breach the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act of 2010, and other similar applicable anti-corruption legislation in other jurisdictions where any Credit Party employs or contracts personnel and conducts material operations.
Section 6.7    Corporate Actions.
The Borrower shall not, nor shall it permit any Subsidiary to, merge or consolidate with or into any other Person, except that (a) any Credit Party (other than Global Holdings) may merge or be consolidated with or into any other Credit Party (other than Global Holdings), (b) any Subsidiary of Global Holdings may merge or be consolidated with or into any other Subsidiary of Global Holdings and (c) any Subsidiary may merge with any other Person (other than a Subsidiary of Global Holdings) in order to effect an Investment, Acquisition or Disposition permitted pursuant to the applicable provisions of Sections 6.3(i), 6.4 and 6.8(c),(l), and (m), respectively, provided that, in each such case under (a),(b) or (c), immediately after giving effect to any such proposed transaction (x) no Default would exist, (y) in the case of any such merger to which the Borrower is a party, the Borrower is the surviving entity, and (z) in the case of any such merger to which a Credit Party is a party, a Credit Party is the surviving entity (or if not the surviving entity, the survivor shall, on the date of such transaction, (i) assume the obligations of such Credit Party and (ii) become a party to the Security Documents, in each case, in a manner reasonably acceptable to the Requisite Lenders (and in accordance with Section 5.6 hereof), including, without limitation, by (x) the execution of such documents of joinder and such lien and security agreements (in form and substance reasonably acceptable to the Requisite Lenders) as are necessary for the Administrative Agent to have an Acceptable Security Interest in such Person’s Property (other than Excluded Property (as defined in the Security Agreement)) and in the Equity Interests in such Person, and (y) demonstrating that the Administrative Agent will have an Acceptable Security Interest in such Person's Collateral and its compliance in all material respects with applicable laws).
Section 6.8    Asset Dispositions.
The Borrower shall not, nor shall it permit any Subsidiary to, make any Disposition or enter into any agreement to make any Disposition, except:
(a)    Dispositions of obsolete or worn out Property, whether now owned or hereafter acquired, in the ordinary course of business and Dispositions of Property no longer useful or used by the Borrower and its Subsidiaries in the conduct of its business;
(b)    Dispositions of Equipment or real Property to the extent that (i) such Property is exchanged for credit against the purchase price of similar replacement Property or (ii) the proceeds of such Disposition are reasonably promptly applied, or contractually obligated to be applied (in the case of Equipment for which substantial delivery lead times apply), to the purchase price of such replacement Property;
(c)    Dispositions of Property (i) by any Subsidiary to the Borrower or to another Subsidiary (other than Global Holdings or any Subsidiary thereof) and (ii) by any Subsidiary of Global Holdings to another Subsidiary of Global Holdings; provided that, in the case of clause (i) or (ii), if the transferor of such property is a Credit Party, the transferee thereof must be a Credit Party;
(d)    Dispositions of inventory in the ordinary course of business;
(e)    Dispositions of Liquid Investments;
(f)    Dispositions of accounts receivable in connection with the collection or compromise thereof in the ordinary course of business;
(g)    Sale and lease back transactions permitted by Section 6.14;
(h)    Leases, subleases, licenses or sublicenses of property (other than to Global Holdings and its Subsidiaries except with respect to existing leases of drilling rigs numbered 21, 51 and 55) in the ordinary course of business and which do not materially interfere with the business of the Borrower and its Subsidiaries;
(i)    Transfers of property subject to any settlement of or payment in respect of any property or casualty insurance claim (excluding any claim in respect of business interruption) or any condemnation proceeding relating to any asset of the Borrower or any of its Subsidiaries, subject to the Borrower’s compliance with Section 2.10(b);
(j)    Dispositions of Equipment consisting of parts, supplies and spares by the Borrower and its Subsidiaries to Global Holdings or Foreign Subsidiaries of Global Holdings; provided that (i) the aggregate book value of all such Equipment Disposed of pursuant to this Section 6.8(j), together with aggregate book value of all Equipment invested pursuant to Section 6.3(k)(ii) during the period commencing on the Effective Date, shall not exceed $10,000,000, (ii) no Default or Event of Default shall have occurred and be continuing at the time of such Disposition or shall result therefrom, and (iii) the Asset Coverage Ratio of the Borrower and its Subsidiaries, calculated on a pro forma basis to give effect to all such Dispositions and Investments, shall not be less than 1.5:1.0;
(k)    Dispositions permitted by Sections 6.3 (other than Section 6.3(j)), 6.7 (other than Section 6.7(c)) and 6.9;
(l)    Dispositions of drilling rigs numbered 21, 51, 52, 53, 55, 301, 302 and 303, each located in Colombia, to a third party (or to Global Holdings on an interim basis in order to facilitate such a disposition), or of the Subsidiary owning such rigs; provided that (i) at the time of such Disposition, no Default shall exist or would result from such Disposition, (ii) the consideration received by the Borrower or its Subsidiaries in connection with such Disposition is (A) equal to or greater than the fair market value of the drilling rigs (or Subsidiary) being Disposed of and (B) comprised of at least 90% (or such lower percentage as the Requisite Lenders may approve in their Reasonable Discretion) cash or Liquid Investments and (iii) in the case of a Disposition of a Subsidiary, such Subsidiary owns no assets or property other than such drilling rigs, related assets and equipment useful for the operation thereof and associated working capital; and
(m)    Dispositions by the Borrower and its Subsidiaries not otherwise permitted under this Section 6.8; provided that (i) at the time of such Disposition, no Default shall exist or would result from such Disposition, (ii) the consideration received by the Borrower or its Subsidiaries in connection with such Disposition is (A) equal to or greater than the fair market value of the Property being Disposed of and (B) comprised of at least 90% cash or Liquid Investments, and (iii) the Asset Coverage Ratio is not less than 1.5 to 1.0 on a pro forma basis after giving effect to such Disposition.
Section 6.9    Restricted Payments.
The Borrower shall not, nor shall it permit any Subsidiary to declare, pay or make any Restricted Payments except:
(a)    the Borrower and the Guarantors may make Restricted Payments among and to each other;
(b)    the Borrower's Foreign Subsidiaries may make Restricted Payments among and to each other;
(c)    the Borrower’s Foreign Subsidiaries may make Restricted Payments to the Borrower or any Guarantor;
(d)    the Borrower and the Guarantors may make Restricted Payments in connection with the customary operation of a consolidated cash management system for the Borrower and the Guarantors;
(e)    [Reserved];

(f)    the Borrower and its Subsidiaries may, and may incur obligations to, make offsets against and acquisitions of Equity Interests of the Borrower in satisfaction of customary indemnification and purchase price adjustment obligations owed to the Borrower or any Subsidiary thereof under Acquisition arrangements in which Equity Interests of Borrower were issued as consideration for such Acquisition, provided that the only consideration exchanged by any Credit Party in connection with any such Acquisition is the relief, satisfaction or waiver of claims of such Credit Party under such Acquisition arrangements;
(g)    the Borrower may, and may incur obligations to, purchase, redeem or otherwise acquire its Equity Interests with the proceeds received from the substantially concurrent issue of new Equity Interests of the Borrower;
(h)    the Borrower may, and may incur obligations to, purchase, repurchase, retire or otherwise acquire or retire for value its Equity Interests (i) held by any present or former director, officer, member of management or employee of any Subsidiary in accordance with repurchase rights or obligations established in connection with such Equity Interests, and (ii) pursuant to the terms of any incentive, benefit, compensation, employee or restricted equity interest purchase plan, phantom stock plan, equity interests option plan or other employee benefit or equity based compensation plan established by the Borrower; provided that the aggregate amount of all such Restricted Payments made to present or former directors, officers or members of management pursuant to Section 6.9(h)(i) shall not exceed $1,000,000 in any fiscal year of the Borrower;
(i)    the Borrower may, and may incur obligations to, make Restricted Payments consisting of (i) the cashless exercise of options or warrants, and the vesting of restricted stock, in connection with customary and reasonable employee compensation, incentive, or other benefit programs, and (ii) purchases of fractional shares provided that total cash disbursements for fractional shares do not exceed $100,000 in any fiscal year of Borrower;
(j)    the Borrower may, and may incur obligations to, make Restricted Payments consisting of payments of principal in cash on, or redemptions of, Senior Debt; provided that (i) the aggregate amount of all such Restricted Payments made to holders of such Senior Debt pursuant to this Section 6.9(j) shall not exceed $7,500,000 and (ii) at the time of such Restricted Payment, no Default shall exist or would otherwise result from such Restricted Payment;
(k)    the Borrower may, and may incur obligations to, make Restricted Payments to refinance the 2014 Notes with the proceeds of Debt incurred in accordance with Section 6.1(o);
(l)    the Borrower may, and may incur obligations to, make Restricted Payments (excluding Restricted Payments (a) to purchase, repurchase, retire, or otherwise acquire or retire for value its Equity Interests or (b) that are a dividend or distribution) not otherwise permitted pursuant to this Section 6.9; provided that the aggregate amount of all such Restricted Payments made by the Borrower during the period commencing on the Effective Date, shall not exceed (i) $2,500,000 plus (ii) one hundred percent (100%) of the net proceeds received by the Borrower after the Effective Date from the sale or issuance by the Borrower of its common capital stock or other common Equity Interests of the Borrower (other than any such net proceeds that have been or are being used for purposes of making a Restricted Payment under clause (g) above); and

(m)    the Borrower may, and may incur obligations to, renew, extend, rearrange or refinance (whether at or prior to the maturity thereof) the Senior Debt outstanding under the ABL Credit Agreement, provided that any such renewal, extension, rearrangement or refinancing is effected in accordance with the requirements of Section 6.1(q).
Section 6.10    Affiliate Transactions.
Except as set forth on Schedule 6.10, the Borrower shall not, nor shall it permit any Subsidiary to, directly or indirectly, enter into or permit to exist any transaction or series of transactions (including, but not limited to, the purchase, sale, lease or exchange of Property, the making of any Investment, the giving of any Guarantee, the assumption of any obligation or the rendering of any service) with any of their Affiliates unless such transaction or series of transactions is on terms no less favorable to the Borrower or such Subsidiary, as applicable, than those that could be obtained in a comparable arm’s length transaction with a Person that is not such an Affiliate, other than (a) pursuant to the Technical Services Agreement dated as of January 22, 2008 between Pioneer Drilling Services, Ltd. and Pioneer de Colombia SDAD LTDA-Colombian Branch as the same may be amended, supplemented, otherwise modified or replaced from time to time, so long as the terms thereof are not materially less favorable to the Borrower and its Subsidiaries, (b) transactions between or among the Credit Parties (other than Global Holdings and its Subsidiaries), (c) transactions between or among Global Holdings and its Subsidiaries, (d) transactions involving at least one of Global Holdings and its Subsidiaries to the extent permitted under Section 6.1(a), 6.1(b)(iv), 6.1(h), 6.1(m), 6.1(o), 6.1(q), 6.2(a), 6.2(i), 6.2(l), 6.3(c), 6.3(k)-(n), 6.7(c), 6.8(c), 6.8(h), 6.8(l), 6.9(c), 6.9(f), 6.9(h) and 6.17(a), (e) employment and severance arrangements entered into by the Borrower and its Subsidiaries in the ordinary course of business and (f) the payment of customary fees and reimbursement of out of pocket expenses, and customary indemnification arrangements, of officers and directors of the Borrower and its Subsidiaries.
Section 6.11    Line of Business.
The Borrower shall not, and shall not permit any Subsidiary to, materially change the character of the Borrower’s and the Subsidiaries’ collective business as conducted on the date of this Agreement, or engage in any type of business not reasonably related to the Borrower’s and the Subsidiaries’ collective business as presently and normally conducted.
Section 6.12    Hazardous Materials.
The Borrower (a) shall not, nor shall it permit any Subsidiary to, create, handle, transport, use, or dispose of any Hazardous Substance or Hazardous Waste except in compliance with all applicable permits and applicable Environmental Laws, except where such failure to comply with applicable permits or Environmental Law would not result in a Material Adverse Change; and (b) shall not, nor shall it permit any Subsidiary to, release any Hazardous Substance or Hazardous Waste into the environment and shall not permit the Borrower’s or any Subsidiary’s Property to be subjected to any release of Hazardous Substance or Hazardous Waste, except where such release would not result in a Material Adverse Change.
Section 6.13    Compliance with ERISA.

The Borrower shall not, nor shall it permit any Subsidiary to, directly or indirectly: (a) engage in any transaction in connection with which the Borrower or any member of the Controlled Group could be subjected to either a civil penalty assessed pursuant to Section 502(c), (i) or (l) of ERISA or a Tax imposed by Chapter 43 of Subtitle D of the Code; (b) terminate any Plan in a manner, or take any other action with respect to any Plan, which could result in any liability to the Borrower or any member of the Controlled Group to the PBGC (other than premiums in the ordinary course of business); (c) fail to make full payment or contribution when due of all amounts due under the provisions of any Plan, agreement relating thereto or applicable law; (d) permit the actuarial present value of all accumulated benefit liabilities (based on the assumptions used for purposes of Accounting Standards Codification No. 715: Compensation Retirement Benefits) under all underfunded Plans that are regulated under Title IV of ERISA to exceed the fair market value of the assets of all such underfunded Plans allocable to such benefit liabilities; (e) contribute to or assume an obligation to contribute to any Multiemployer Plan; (f) acquire an interest in any Person that causes such Person to become a member of the Controlled Group if such Person sponsors, maintains or contributes to, or at any time in the six-year period preceding such acquisition has sponsored, maintained, or contributed to, (1) any Multiemployer Plan, or (2) any other Plan that is subject to Title IV of ERISA under which the actuarial present value of all accumulated benefit liabilities (based on the assumptions used for purposes of Accounting Standards Codification No. 715: Compensation Retirement Benefits) under all underfunded Plans of such Person and the Controlled Group that are regulated under Title IV of ERISA exceed the fair market value of the assets of all such underfunded Plans allocable to such benefit liabilities; (g) incur a liability to or on account of a Plan under Sections 515, 4062, 4063, 4064, 4201 or 4204 of ERISA; (h) contribute to or assume an obligation to contribute to any employee welfare benefit plan, as defined in Section 3(1) of ERISA, including, without limitation, any such plan maintained to provide benefits to former employees of such entities, that may not be terminated by such entities in their sole discretion at any time without any liability; or (i) amend a Plan resulting in an increase in current liability such that the Borrower or any member of the Controlled Group is required to provide security to such Plan under Section 401(a)(29) of the Code, if the action described in clauses (a) through (i) would reasonably be expected to have a Material Adverse Change.
Section 6.14    Sale and Leaseback Transactions.
The Borrower shall not, nor shall it permit any Subsidiary to, sell or transfer to a Person any Property, whether now owned or hereafter acquired, having a fair market value greater than $5,000,000.00 in the aggregate for all such Property sold or transferred at any time during the course of this Agreement, if at the time or thereafter the Borrower or a Subsidiary shall lease as lessee such Property or any part thereof or other Property which the Borrower or such Subsidiary intends to use for substantially the same purpose as the Property sold or transferred.
Section 6.15    Limitation on Hedging.
The Borrower shall not, nor shall it permit any Subsidiary to, (a) purchase, assume, or hold a speculative position in any commodities market or futures market or enter into any Hedging Arrangement for speculative purposes; or (b) be party to or otherwise enter into any Hedging Arrangement which (i) is entered into for reasons other than to effectively cap, collar or exchange interest rates (from fixed to floating rates, from one floating rate to another floating rate or otherwise) with respect to any interest-bearing liability or investment of the Borrower or its Subsidiaries or (ii) is with any party other than (A) a Swap Counterparty, (B) a lender or agent under the ABL Credit Agreement or (C) any other Person if such Person or its credit support provider has a long term senior unsecured debt rating at the time of entry into the applicable Hedging Arrangement is A-/A3 by S&P or Moody’s (or their equivalent) or higher.
Section 6.16    Minimum Asset Coverage Ratio.
The Borrower shall not permit the Asset Coverage Ratio as of any June 30 or December 31 of any calendar year, to be less than 1.5:1.0.
Section 6.17    Global Holdings and its Subsidiaries.
(a)    The Borrower will not, and will not permit any Subsidiary (other than Global Holdings and its Subsidiaries) to Guarantee any Debt or other obligations of Global Holdings or any of its Subsidiaries, except to the extent permitted by Section 6.3(c) or (k).
(b)    The Borrower will not permit Global Holdings or any of its Subsidiaries to hold any Equity Interests in, or any Debt of, the Borrower or any Subsidiary (other than Global Holdings and its Subsidiaries).
(c)    The Borrower will cause the management, business and affairs of each of the Borrower and the Subsidiaries to be conducted in such a manner (including, without limitation, by keeping separate books of account, furnishing separate financial statements of Global Holdings and its Subsidiaries to creditors and potential creditors thereof and by not permitting Properties of the Borrower and the Subsidiaries to be commingled) so that Global Holdings and each of its Subsidiaries will be treated as a corporate entity separate and distinct from the Borrower and the Subsidiaries (other than Global Holdings and its Subsidiaries).
Section 6.18     Landlord Agreements.
(a)    No Credit Party shall, nor shall it permit any of its Subsidiaries that is, or in required to be, a Credit Party to hold, store or otherwise maintain any Equipment or Inventory that is intended to constitute Collateral pursuant to the Security Documents at premises which are not owned by a Credit Party unless (i) such Equipment is located at the job site under which such Equipment is then currently under contract or is out for repair or maintenance for a period of up to 120 days or such longer period as determined by the Requisite Lenders in their Reasonable Discretion, (ii) such Equipment or Inventory is located at premises that are leased by a Credit Party or stored at the premises of another Person, and such Credit Party has used commercially reasonable efforts to seek and deliver (x) a lien waiver or subordination agreement and (y) a collateral access agreement, in each case in form and substance reasonably satisfactory to the Requisite Lenders (such satisfactory agreements under clauses (x) and (y), collectively, an “Access and Subordination Agreement”); (iii) such Equipment is office equipment located at such Credit Party’s regional corporate headquarters or sales offices; or (iv) such Inventory is located on premises owned or operated by the customer that is to purchase such Inventory.

(b)    The Borrower shall not, nor shall it permit any Subsidiary to, remove or withdraw any funds deposited in the Specified Blocked Account, except that (i) funds in an aggregate amount equal to 50% of the Specified Amount may be withdrawn from the Specified Blocked Account by the Borrower on or after the date on which the Credit Parties have obtained and delivered to the Administrative Agent Access and Subordination Agreements with respect to Leased Premises for which the aggregate Annual Rent therefor equals or exceeds 50% of the Total Annual Rent, (ii) all remaining funds in the Specified Blocked Account may be withdrawn by the Borrower on or after the date on or after the date on which the Credit Parties have obtained and delivered to the Administrative Agent Access and Subordination Agreements with respect to Leased Premises for which the aggregate Annual Rent therefor equals or exceeds 90% of the Total Annual Rent, and (iii) after the funds described in clause (i) have been withdrawn from the Specified Blocked Account in accordance with such clause but before the funds described in clause (ii) have been withdrawn from the Specified Blocked Account in accordance with such clause, a proportionate amount of remaining funds may be withdrawn from the Specified Blocked Account by the Borrower on or after each date on which the Credit Parties have obtained and delivered to the Administrative Agent Access and Subordination Agreement with respect to additional Leased Premises based on the Annual Rent for such Leased Premises.
Section 6.19    Disposal of Subsidiary Interests.
Except for any sale of all of its interests in the Equity Interests of any of its Subsidiaries in compliance with the provisions of Sections 6.7 and 6.8, no Credit Party shall, nor shall it permit any of its Subsidiaries to, except for pledges of Equity Interests pursuant to the Security Documents or as may be required by the ABL Agreement and addressed in the Intercreditor Agreement, (a) directly or indirectly sell, assign, pledge or otherwise encumber or dispose of any Equity Interests of any of its Subsidiaries, except to qualify directors if required by applicable law; or (b) permit any of its Subsidiaries directly or indirectly to sell, assign, pledge or otherwise encumber or dispose of any Equity Interests of any of its Subsidiaries, except to a Credit Party (subject to the restrictions on such disposition otherwise imposed hereunder), or to qualify directors if required by applicable law.
Section 6.20    Amendments or Waivers of Organization Documents, ABL Credit Documents or Material Contracts.
No Credit Party shall, nor shall it permit any of its Subsidiaries to, agree to any of the following without obtaining the prior written consent of the Requisite Lenders:
(a)    any material amendment, restatement, supplement or other modification to, or waiver of, any of its Organization Documents in a manner that would be materially adverse to the Administrative Agent or the Lenders;
(b)    any amendment, restatement, supplement or other modification to, or waiver of, any ABL Credit Document, if any such amendment, restatement, supplement, modification or waiver would (i) increase the maximum allowed amount of (A) Debt for borrowed money (which shall not include any Bank Product Obligations (as defined therein)) constituting principal outstanding under the ABL Credit Documents plus (B) the aggregate face amount of any letters of credit issued but not reimbursed under the ABL Credit Documents plus (C) the aggregate amount of interest (including Post-Petition Interest (as defined in the Intercreditor Agreement)), premiums, fees, expenses, indemnities and other amounts accrued or charged (and unpaid) in respect of the amounts described in the foregoing clauses (A) and (B), to an amount in excess of the ABL Cap Amount (as defined in the Intercreditor Agreement), (ii) increase the "Applicable Margin" or similar component of the interest rate on the Obligations (as defined in the ABL Credit Agreement) by more than 3.00% per annum above the “Applicable Margin” or similar component of the interest rate in effect on the date hereof (excluding, without limitation, (A) fluctuations in underlying rate indices, (B) the imposition of a default rate of up to 2.00% per annum, and (C) movement within the pricing grid set forth in the ABL Credit Agreement as in effect on the date hereof or as modified in accordance with the terms hereof), (iii) change any covenants, defaults, or events of default under the ABL Credit Agreement or any other ABL Credit Document (including the addition of covenants, defaults, or events of default not contained in the ABL Credit Agreement or other ABL Credit Documents as in effect on the date hereof) to restrict any Credit Party from making payments of the Obligations that would otherwise be permitted under the ABL Credit Documents as in effect on the date hereof, or (iv) increase or add any advance rates beyond the advance rates set forth in the ABL Credit Agreement on the Effective Date to the extent that any such increase or addition, when taken together with all other such increases or additions, would result in greater than $7,500,000 in the aggregate of additional loan availability under the ABL Credit Documents (with the impact of each such increase or addition being calculated on the date thereof and then aggregated with the impact of all other such increases or additions); provided that the existence of any overadvance under the ABL Credit Agreement shall not be deemed to be an increase to or addition of an advance rate.
(c)    any material amendment, restatement, supplement or other modification to, or waiver of, any Material Contract in a manner that would be materially adverse to the Administrative Agent or the Lenders.
Section 6.21    Fiscal Year.
No Credit Party shall, nor shall it permit any of its Subsidiaries to change its fiscal year‑end from December 31.
Section 6.22    Foreign Subsidiaries.
No Credit Party shall permit the amount of cash and cash equivalents (including Liquid Investments) of the Foreign Subsidiaries of the Credit Parties to exceed $20,000,000 in the aggregate for all such Foreign Subsidiaries at any time (with the amount by which such aggregate cash and cash equivalents exceed $20,000,000 at such time equaling the “Excess Cash Amount”), unless such Foreign Subsidiaries distribute such Excess Cash Amount to one or more Credit Parties (other than Global Holdings or any Subsidiary thereof) within three (3) Business Days of the date of determination (the “Excess Cash Distribution Deadline”); provided that, (a) in no event shall the Excess Cash Amount exceed $3,000,000 at any time and (b) to the extent that any Event of Default occurs with respect to this Section 6.22 (other than in connection with a violation of clause (a) above), the Credit Parties may cure such Event of Default by causing such Foreign Subsidiaries to distribute such Excess Cash Amount to one or more Credit Parties (other than Global Holdings or any Subsidiary thereof) within two (2) Business Days after the occurrence of such Event of Default.

Section 6.24    Negative Pledge.
No Credit Party shall, nor shall it permit any of its Subsidiaries to, create, incur, assume or permit to exist any Lien on any Excepted Certificated Equipment, Excepted Real Estate Asset or other owned Real Estate Asset, other than Excepted Liens and Liens pursuant to Section 6.2(a), (f) and (i) and (to the extent subject to the Intercreditor Agreement and a Mortgage or other Security Document) Section 6.2(l).
Section 6.25    Minimum Liquidity. The Borrower shall not permit at any time the sum of (a) Unrestricted Cash of the Credit Parties and (b) the amount available to be borrowed under the ABL Credit Agreement at such time (after giving effect to any restrictions on borrowing under the applicable commitment, borrowing base and other provisions of the ABL Credit Agreement) to be less than $25 million.
ARTICLE 7
DEFAULT AND REMEDIES
Section 7.1    Events of Default.
The occurrence of any of the following events shall constitute an “Event of Default” under this Agreement and any other Credit Document:
(a)    Payment Failure. The Borrower or any Credit Party (i) fails to pay any principal when due under this Agreement or (ii) fails to pay, within three (3) Business Days after the same becomes due, any other amount due under this Agreement or any other Credit Document, including payments of interest, fees, reimbursements, and indemnifications;
(b)    False Representation or Warranties. Any representation or warranty made or deemed to be made by the Borrower or any Credit Party or any officer thereof in this Agreement, in any other Credit Document or in any certificate delivered in connection with this Agreement or any other Credit Document is incorrect, false or otherwise misleading in any material respect at the time it was made or deemed made;
(c)    Breach of Covenant. (i) Any breach by the Borrower or any other Credit Party of any of the covenants in Section 5.1 (with respect to the legal existence of the Borrower), Section 5.2(c), Section 5.3(a), Section 5.12(a), Section 5.12(b), Section 5.17, Section 5.19 or Article 6 (other than Sections 6.12 or 6.13) of this Agreement (provided that any Event of Default caused by a breach of Section 6.22 is subject to cure to the extent contemplated by Section 6.22), or (ii) any breach by the Borrower or any other Credit Party of any other covenant contained in this Agreement or any other Credit Document and such breach is not cured within thirty (30) days after the earlier of (A) the date notice thereof is given to the Borrower by the Administrative Agent or any Lender or (B) the date any Responsible Officer of the Borrower or any other Credit Party obtained actual knowledge thereof;

(d)    Guaranty. Any material provisions in the Guaranty shall at any time (before its expiration according to its terms) and for any reason cease to be in full force and effect and valid and binding on the Guarantors party thereto or shall be contested by any party thereto; any Guarantor shall deny it has any liability or obligation under the Guaranty;
(e)    Security and Credit Documents. Any Security Document shall at any time and for any reason cease to create an Acceptable Security Interest that is superior to all other Liens (other than Permitted Priority Liens) in Collateral with a fair market value in excess of $5,000,000.00 in the aggregate for all Security Documents purported to be subject to such agreement in accordance with the terms of such agreement or any material provisions of any Credit Document shall cease to be in full force and effect and valid and binding on any Credit Party that is a party thereto or any such Person shall so state in writing, except to the extent resulting from the Administrative Agent’s failure to maintain possession of any stock certificates, promissory notes or other instruments delivered to it under the Security Documents;
(f)    Cross-Default. (i) The Borrower or any Subsidiary shall fail to pay any principal of or premium or interest on (A) its Debt which is outstanding in a principal amount of at least $15,000,000.00 individually or when aggregated with all such Debt of the Borrower and the Subsidiaries so in default (but excluding Debt hereunder) or (B) its Debt under the ABL Credit Documents, in each case, when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; (ii) any other event shall occur or condition shall exist under any agreement or instrument relating to (A) Debt which is outstanding in a principal amount of at least $15,000,000.00 individually or when aggregated with all such Debt of the Borrower and the Subsidiaries so in default (other than Debt hereunder) or (B) Debt under the ABL Credit Documents and, in each case, shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Debt prior to the stated maturity thereof; or (iii) (A) any Debt which is outstanding in a principal amount of at least $15,000,000.00 individually or when aggregated with all such Debt of the Borrower and the Subsidiaries so in default (but excluding Debt hereunder) or (B) ay Debt under the ABL Credit Documents, in each case, shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment);
(g)    Bankruptcy and Insolvency. Any Credit Party or Subsidiary (i) admits in writing its inability to pay its debts generally as they become due; makes an assignment for the benefit of its creditors; consents to or acquiesces in the appointment of a receiver, liquidator, fiscal agent, or trustee of itself or any of its Property; files a petition under bankruptcy or other laws for the relief of debtors; or consents to any reorganization, arrangement, workout, liquidation, dissolution, or similar relief or (ii) shall have had, without its consent: any court enter an order appointing a receiver, liquidator, fiscal agent, or trustee of itself or any of its Property; any petition filed against it seeking reorganization, arrangement, workout, liquidation, dissolution or similar relief under bankruptcy or other laws for the relief of debtors and such petition shall not be dismissed, stayed, or set aside for an aggregate of sixty (60) consecutive days;

(h)    Adverse Judgment. The Borrower or any Subsidiary suffers final judgments against any of them since the date of this Agreement in an aggregate amount, less any insurance proceeds covering such judgments which are received or as to which the insurance carriers admit liability, greater than $15,000,000.00 and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgments or (ii) there shall be any period of thirty (30) consecutive days during which a stay of enforcement of such judgments, by reason of a pending appeal, payment in accordance with the terms of such judgment, or otherwise, shall not be in effect;
(i)    Termination Events. Any Termination Event with respect to a Plan shall have occurred, and, thirty (30) days after the earlier of (i) written notice by the Administrative Agent to the Borrower of such Termination Event or (ii) Borrower obtains knowledge or otherwise becomes aware of such Termination Event, such Termination Event shall not have been corrected and shall have created and caused to be continuing a material risk of Plan termination or liability for withdrawal from the Plan as a “substantial employer” (as defined in Section 4001(a)(2) of ERISA), which termination could reasonably be expect to result in an actual obligation of the Borrower or a Subsidiary to pay an amount of money greater than $15,000,000.00;
(j)    Plan Withdrawals. The Borrower or any member of the Controlled Group as an employer under a Multiemployer Plan shall have made a complete or partial withdrawal from such Multiemployer Plan and such withdrawal could reasonably be expect to result in an actual obligation of the Borrower or a Subsidiary to pay an amount of money exceeding $15,000,000.00;
(k)    Intercreditor Agreement. At any time prior to the Discharge of ABL Obligations, the Intercreditor Agreement or any material provision thereof shall cease to be in full force and effect and valid and binding on the ABL Administrative Agent and each Credit Party that is a party thereto or any such Person shall so state in writing; or
(l)    Change in Control. The occurrence of a Change in Control.
Section 7.2    Optional Acceleration of Maturity.
If any Event of Default (other than an Event of Default pursuant to Section 7.1(g)) shall have occurred and be continuing, then, and in any such event,
(a)    the Administrative Agent (i) shall at the request, or may with the consent, of the Requisite Lenders, by notice to the Borrower, declare that the obligation of each Lender to make Loans (if any) shall be terminated, whereupon the same shall forthwith terminate, and (ii) shall at the request, or may with the consent, of the Requisite Lenders, by notice to the Borrower, declare the Loans, all accrued and unpaid interest thereon, and all other amounts payable under this Agreement to be forthwith due and payable, whereupon the Loans, all such interest, and all such amounts shall become and be forthwith due and payable in full, without presentment, demand, protest or further notice of any kind (including, without limitation, any notice of intent to accelerate or notice of acceleration), all of which are hereby expressly waived by the Borrower; and
(b)    the Administrative Agent shall at the request of, or may with the consent of, the Requisite Lenders proceed to enforce its rights and remedies under the Security Documents, the

Guaranty, or any other Credit Document for the ratable benefit of the Secured Parties by appropriate proceedings.
Section 7.3    Automatic Acceleration of Maturity.
If any Event of Default pursuant to Section 7.1(g) shall occur,
(a)    the obligation of each Lender to make Loans (if any) shall immediately and automatically be terminated and the Loans, all accrued and unpaid interest thereon, and all other amounts payable under this Agreement shall immediately and automatically become and be due and payable in full, without presentment, demand, protest or any notice of any kind (including, without limitation, any notice of intent to accelerate or notice of acceleration), all of which are hereby expressly waived by the Borrower; and
(b)    the Administrative Agent shall at the request of, or may with the consent of, the Requisite Lenders proceed to enforce its rights and remedies under the Security Documents, the Guaranty, or any other Credit Document for the ratable benefit of the Secured Parties by appropriate proceedings.
Section 7.4    Set-off.
Upon the occurrence and during the continuance of any Event of Default, the Administrative Agent, each other Agent and each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Administrative Agent, such other Agent or such Lender to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement, the Loans held by the Administrative Agent, such other Agent or such Lender, and the other Credit Documents, irrespective of whether or not the Administrative Agent, such other Agent or such Lender shall have made any demand under this Agreement, such Loans, or such other Credit Documents, and although such obligations may be unmatured; provided that, in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.18 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the other Agents, and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. Each Lender and each Agent agrees to promptly notify the Borrower after any such set-off and application made by such Lender or Agent, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Administrative Agent, each other Agent and each Lender under this Section 7.4 are in addition to any other rights and remedies (including, without limitation, other rights of set-off) which the Administrative Agent, such other Agent or such Lender may have.
Section 7.5    Remedies Cumulative, No Waiver.

. No right, power, or remedy conferred to the Administrative Agent, any other Agent or any Lender in this Agreement or the Credit Documents, or now or hereafter existing at law, in equity, by statute, or otherwise shall be exclusive, and each such right, power, or remedy shall to the full extent permitted by law be cumulative and in addition to every other such right, power or remedy. No course of dealing and no delay in exercising any right, power, or remedy conferred to the Administrative Agent, any other Agent or any Lender in this Agreement and the Credit Documents or now or hereafter existing at law, in equity, by statute, or otherwise shall operate as a waiver of or otherwise prejudice any such right, power, or remedy. The Administrative Agent, any other Agent or any Lender may cure any Event of Default without waiving the Event of Default. No notice to or demand upon the Borrower or any Subsidiary shall entitle the Borrower or such Subsidiary to similar notices or demands in the future.
Section 7.6    Application of Payments.
Prior to an Event of Default, all payments made hereunder shall be applied by the Administrative Agent as directed by the Borrower, but ratably among Lenders, but such payments are subject to the terms of this Agreement, including the application of prepayments according to Section 2.11. During the existence of an Event of Default, all payments and collections received by the Administrative Agent in connection with the transactions contemplated hereby shall be applied to the Obligations in accordance with Section 2.12 and in the following order (subject to the terms of the Intercreditor Agreement):
FIRST, to the payment of all costs and expenses incurred by the Administrative Agent (in its capacity as such hereunder or under any other Credit Document) in connection with this Agreement or any of the Obligations, including all court costs and the reasonable fees and expenses of its agents and legal counsel, the repayment of all advances made by the Administrative Agent as secured party hereunder or under any other Credit Document on behalf of any Credit Party and any other reasonable costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any other Credit Document;
SECOND, to the payment of all accrued interest constituting part of the Obligations (the amounts so applied to be distributed ratably among the Lenders (and to the extent applicable to Hedging Arrangements and the Swap Counterparties) pro rata in accordance with the amounts of the Obligations owed to them on the date of any such distribution);
THIRD, to the payment of any then due and owing principal constituting part of the Obligations (the amounts so applied to be distributed ratably among the Lenders (and to the extent applicable to Hedging Arrangements, the Swap Counterparties) pro rata in accordance with the principal amounts of the Obligations owed to them on the date of any such distribution);
FOURTH, to the payment of any then due and owing other amounts (including fees and expenses) constituting part of the Obligations (the amounts so applied to be distributed ratably among the Lenders (and to the extent applicable to Hedging Arrangements, the Swap

Counterparties) pro rata in accordance with such amounts owed to them on the date of any such distribution); and
FIFTH, to the Credit Parties, their successors or assigns, or as a court of competent jurisdiction may otherwise direct.
Excluded Swap Obligations with respect to any Guarantor shall not be paid with amounts received from such Guarantor or its assets, but appropriate adjustments shall be made with respect to payments from other Credit Parties to preserve the allocation to Obligations otherwise set forth above in this Section.
ARTICLE 8
THE ADMINISTRATIVE AGENT
Section 8.1    Appointment of Agents.
Goldman Sachs is hereby appointed Syndication Agent and Arranger hereunder, and each Lender hereby authorizes Goldman Sachs to act as Syndication Agent and Arranger in accordance with the terms hereof and the other Credit Documents. Wilmington Trust, National Association is hereby appointed Administrative Agent hereunder and under the other Credit Documents and each Lender hereby authorizes Wilmington Trust, National Association to act as Administrative Agent in accordance with the terms hereof and the other Credit Documents. Each Agent hereby agrees to act in its capacity as such upon the express conditions contained herein and the other Credit Documents, as applicable. The provisions of this Article 8 are solely for the benefit of Agents and Lenders and no Credit Party shall have any rights as a third party beneficiary of any of the provisions thereof. In performing its functions and duties hereunder, each Agent shall act solely as an agent of Lenders and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for the Borrower or any of its Subsidiaries. The Syndication Agent, without consent of or notice to any party hereto, may assign any and all of its rights or obligations hereunder to any of its Affiliates. As of the Effective Date, neither Goldman Sachs, in its capacity as Syndication Agent or Arranger, shall have any obligations but shall be entitled to all benefits of this Article 8. Each of Syndication Agent, Arranger and any other Agent described in the definition thereof (other than the Administrative Agent) may resign from such role at any time, with immediate effect, by giving prior written notice thereof to the Administrative Agent and the Borrower. It is understood and agreed that the use of the term “agent” herein or in any other Credit Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.
Section 8.2    Powers and Duties.
Each Lender irrevocably authorizes each Agent to take such action on such Lender’s behalf and to exercise such powers, rights and remedies hereunder and under the other Credit Documents as are specifically delegated or granted to such Agent by the terms hereof and thereof, together with such powers, rights and remedies as are reasonably incidental thereto. Each Agent shall have only those duties and responsibilities that are expressly specified herein and the other Credit Documents. Each Agent may exercise such powers, rights and remedies and perform such duties by or through its agents or employees. No Agent shall have, by reason hereof or any of the other Credit Documents, a fiduciary relationship in respect of any Lender or any other Person; and nothing herein or any of the other Credit Documents, expressed or implied, is intended to or shall be so construed as to impose upon any Agent any obligations in respect hereof or any of the other Credit Documents except as expressly set forth herein or therein. Administrative Agent hereby agrees that it shall (i) furnish to Goldman Sachs, in its capacity as the Arranger, upon Goldman Sachs’ request, a copy of the Register, (ii) cooperate with Goldman Sachs in granting access to any Lenders (or potential lenders) who Goldman Sachs identifies to the Platform and (iii) maintain Goldman Sachs’ access to the Platform.

Section 8.3    General Immunity.
(a)    No Responsibility for Certain Matters. No Agent shall be responsible to any Lender for the execution, effectiveness, genuineness, validity, enforceability, collectability or sufficiency hereof or any other Credit Document or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statements or in any financial or other statements, instruments, reports or certificates or any other documents furnished or made by any Agent to Lenders or by or on behalf of any Credit Party to any Agent or any Lender in connection with the Credit Documents and the transactions contemplated thereby or for the financial condition or business affairs of any Credit Party or any other Person liable for the payment of any Obligations, nor shall any Agent be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained in any of the Credit Documents or as to the use of the proceeds of the Loans or as to the existence or possible existence of any Event of Default or Default or to make any disclosures with respect to the foregoing. Anything contained herein to the contrary notwithstanding, Administrative Agent shall not have any liability arising from confirmations of the amount of outstanding Loans or the component amounts thereof.
(b)    Exculpatory Provisions. No Agent nor any of its officers, partners, directors, employees or agents shall be liable to Lenders for any action taken or omitted by any Agent under or in connection with any of the Credit Documents except to the extent caused by such Agent’s gross negligence or willful misconduct, as determined by a final, non-appealable judgment of a court of competent jurisdiction. Each Agent shall be entitled to refrain from any act or the taking of any action (including the failure to take an action) in connection herewith or any of the other Credit Documents or from the exercise of any power, discretion or authority vested in it hereunder or thereunder unless and until such Agent shall have received instructions in respect thereof from Requisite Lenders (or such other Lenders as may be required to give such instructions under Section 9.5) and, upon receipt of such instructions from Requisite Lenders (or such other Lenders, as the case may be), such Agent shall be entitled to act or (where so instructed) refrain from acting, or to exercise such power, discretion or authority, in accordance with such instructions, including for the avoidance of doubt refraining from any action that, in its opinion or the opinion of its counsel, may expose such Agent to liability, if such Agent is not indemnified to its satisfaction, or that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law. Without prejudice to the generality of the foregoing, (i) each Agent shall be entitled to rely, and shall be fully protected in relying, upon any communication, instrument or document believed by it to be genuine and correct and to have been signed or sent by the proper Person or Persons, and shall be entitled to rely and shall be protected in relying on opinions and judgments of attorneys (who may be attorneys for the Borrower and its Subsidiaries), accountants, experts and other professional advisors selected by it; and (ii) no Lender shall have any right of action whatsoever against any Agent as a result of such Agent acting or (where so instructed) refraining from acting hereunder or any of the other Credit Documents in accordance with the instructions of Requisite Lenders (or such other Lenders as may be required to give such instructions under Section 9.5). Notwithstanding anything to the contrary set forth herein, the Administrative Agent shall not be required to take, or to omit to take, any action under the Credit Documents, unless, upon demand, the Administrative Agent receives indemnification satisfactory to it from the Lenders against all liabilities, costs and expenses that, by reason of such action or omission, may be imposed on, incurred by or asserted against the Administrative Agent or any of its officers, partners, directors, employees or agents.
(c)    Delegation of Duties. Administrative Agent may perform any and all of its duties and exercise its rights and powers under this Agreement or under any other Credit Document by or through any one or more sub-agents appointed by Administrative Agent. Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Affiliates. The exculpatory, indemnification and other provisions of this Section 8.3 and of Section 8.6 shall apply to any the Affiliates of Administrative Agent and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent. All of the rights, benefits, and privileges (including the exculpatory and indemnification provisions) of this Section 8.3 and of Section 8.6 shall apply to any such sub-agent and to the Affiliates of any such sub-agent, and shall apply to their respective activities as sub-agent as if such sub-agent and Affiliates were named herein. Notwithstanding anything herein to the contrary, with respect to each sub-agent appointed by Administrative Agent, (i) such sub-agent shall be a third party beneficiary under this Agreement with respect to all such rights, benefits and privileges (including exculpatory rights and rights to indemnification) and shall have all of the rights and benefits of a third party beneficiary, including an independent right of action to enforce such rights, benefits and privileges (including exculpatory rights and rights to indemnification) directly, without the consent or joinder of any other Person, against any or all of Credit Parties and the Lenders, (ii) such rights, benefits and privileges (including exculpatory rights and rights to indemnification) shall not be modified or amended without the consent of such sub-agent, and (iii) such sub-agent shall only have obligations to Administrative Agent and not to any Credit Party, Lender or any other Person and no Credit Party, Lender or any other Person shall have any rights, directly or indirectly, as a third party beneficiary or otherwise, against such sub-agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.
Section 8.4    Agents Entitled to Act as Lender.

The agency hereby created shall in no way impair or affect any of the rights and powers of, or impose any duties or obligations upon, any Agent in its individual capacity as a Lender hereunder. With respect to its participation in the Loans, each Agent shall have the same rights and powers hereunder as any other Lender and may exercise the same as if it were not performing the duties and functions delegated to it hereunder, and the term “Lender” shall, unless the context clearly otherwise indicates, include each Agent in its individual capacity. Any Agent and its Affiliates may accept deposits from, lend money to, own securities of, and generally engage in any kind of banking, trust, financial advisory or other business with the Borrower or any of its Affiliates as if it were not performing the duties specified herein, and may accept fees and other consideration from the Borrower for services in connection herewith and otherwise without having to account for the same to Lenders.
Section 8.5    Lenders’ Representations, Warranties and Acknowledgment.
(a)    Each Lender represents and warrants that it has made its own independent investigation of the financial condition and affairs of the Borrower and its Subsidiaries in connection with the Loans hereunder and that it has made and shall continue to make its own appraisal of the creditworthiness of the Borrower and its Subsidiaries. No Agent shall have any duty or responsibility, either initially or on a continuing basis, to make any such investigation or any such appraisal on behalf of Lenders or to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter, and no Agent shall have any responsibility with respect to the accuracy of or the completeness of any information provided to Lenders.
(b)    Each Lender, by delivering its signature page to this Agreement, an Assignment and Acceptance or a Joinder Agreement and funding its Term Loan on the Effective Date shall be deemed to have acknowledged receipt of, and consented to and approved, each Credit Document and each other document required to be approved by any Agent, Requisite Lenders or Lenders, as applicable on the Effective Date.
Section 8.6    Right to Indemnity.
Each Lender, in proportion to its Pro Rata Share (or, if indemnification is sought after the date upon which all Term Loan Commitments shall have terminated and the Term Loans shall have been paid in full, ratably in accordance with such outstanding Term Loans and Term Loan Commitments, as in effect immediately prior to such date), severally agrees to indemnify each Agent, to the extent that such Agent shall not have been reimbursed by any Credit Party, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including counsel fees and disbursements) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against such Agent in exercising its powers, rights and remedies or performing its duties hereunder or under the other Credit Documents or otherwise in its capacity as such Agent in any way relating to or arising out of this Agreement, the other Credit Documents, or the use of proceeds thereof; provided, no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Agent’s gross negligence or willful misconduct, as determined by a final, non-appealable judgment of a court of competent jurisdiction.

If any indemnity furnished to any Agent for any purpose shall, in the opinion of such Agent, be insufficient or become impaired, such Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished; provided, in no event shall this sentence require any Lender to indemnify any Agent against any liability, obligation, loss, damage, penalty, action, judgment, suit, cost, expense or disbursement in excess of such Lender’s Pro Rata Share thereof; and provided further, this sentence shall not be deemed to require any Lender to indemnify any Agent against any liability, obligation, loss, damage, penalty, action, judgment, suit, cost, expense or disbursement described in the proviso in the immediately preceding sentence.
Section 8.7    Successor Administrative Agent.
Administrative Agent shall have the right to resign at any time by giving prior written notice thereof to Lenders and Borrower and Administrative Agent may be removed at any time with or without cause by an instrument or concurrent instruments in writing delivered to Borrower and Administrative Agent and signed by the Requisite Lenders. Administrative Agent shall have the right to appoint a financial institution to act as Administrative Agent hereunder, subject to the reasonable satisfaction of Borrower and the Requisite Lenders, and Administrative Agent’s resignation shall become effective on the earliest of (i) 30 days after delivery of the notice of resignation (regardless of whether a successor has been appointed or not), (ii) the acceptance of such successor Administrative Agent by Borrower and the Requisite Lenders or (iii) such other date, if any, agreed to by the Requisite Lenders. Upon any such notice of resignation or any such removal, if a successor Administrative Agent has not already been appointed by the resigning Administrative Agent, the Requisite Lenders shall have the right, upon five Business Days’ notice to Borrower, to appoint a successor Administrative Agent. If neither the Requisite Lenders nor Administrative Agent have appointed a successor Administrative Agent, the Requisite Lenders shall be deemed to have succeeded to and become vested with all the rights, powers, privileges and duties of the resigning Administrative Agent; provided that, until a successor Administrative Agent is so appointed by the Requisite Lenders or Administrative Agent, any collateral security held by Administrative Agent on behalf of the Lenders under any of the Credit Documents shall continue to be held by the resigning Administrative Agent as nominee until such time as a successor Administrative Agent is appointed. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, that successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the resigning or removed Administrative Agent and the resigning or removed Administrative Agent shall promptly (i) transfer to such successor Administrative Agent all sums, Securities and other items of Collateral held under the Security Documents, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Administrative Agent under the Credit Documents, and (ii) execute and deliver to such successor Administrative Agent such amendments to financing statements, and take such other actions, as may be necessary or appropriate in connection with the assignment to such successor Administrative Agent of the security interests created under the Security Documents, whereupon such resigning or removed Administrative Agent shall be discharged from its duties and obligations hereunder. After any resigning or removed Administrative Agent’s resignation or removal hereunder as

Administrative Agent, the provisions of Article 8 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent hereunder.
Section 8.8    Security Documents, Guaranty and Intercreditor Agreement.
(a)    Agents under Security Documents, Guaranty and Intercreditor Agreement. Each Secured Party hereby authorizes Administrative Agent, on behalf of and for the benefit of Secured Parties, to be the agent for and representative of Secured Parties with respect to the Guaranty, the Collateral, the Security Documents and the Intercreditor Agreement; provided that the Administrative Agent shall not owe any fiduciary duty, duty of loyalty, duty of care, duty of disclosure or any other obligation whatsoever to any holder of Obligations with respect to any Hedging Arrangement. Each Secured Party hereby further (x) consents to the subordination of Liens provided for in the Intercreditor Agreement, (y) agrees that it will be bound by and will take no actions contrary to the provisions of the Intercreditor Agreement and (z) authorizes and instructs the Administrative Agent to enter into the Intercreditor Agreement as Initial Term Agent and on behalf of such Secured Party. Subject to Section 9.5, without further written consent or authorization from any Secured Party, Administrative Agent may execute any documents or instruments necessary to (i) in connection with a sale or disposition of assets permitted by this Agreement, release any Lien encumbering any item of Collateral that is the subject of such sale or other disposition of assets or to which Requisite Lenders (or such other Lenders as may be required to give such consent under Section 9.5) have otherwise consented or (ii) release any Guarantor from the Guaranty with respect to which Requisite Lenders (or such other Lenders as may be required to give such consent under Section 9.5) have otherwise consented.
(b)    Right to Realize on Collateral and Enforce Guaranty. Anything contained in any of the Credit Documents to the contrary notwithstanding, Borrower, Administrative Agent, and each Secured Party hereby agree that (i) no Secured Party shall have any right individually to realize upon any of the Collateral or to enforce the Guaranty, it being understood and agreed that all powers, rights and remedies hereunder and under any of the Credit Documents may be exercised solely by Administrative Agent, for the benefit of the Secured Parties in accordance with the terms hereof and thereof and all powers, rights and remedies under the Security Documents and the Intercreditor Agreement may be exercised solely by Administrative Agent for the benefit of the Secured Parties in accordance with the terms thereof, and (ii) in the event of a foreclosure or similar enforcement action by Administrative Agent on any of the Collateral pursuant to a public or private sale or other disposition (including, without limitation, pursuant to Section 363(k), Section 1129(b)(2)(a)(ii) or otherwise of the Bankruptcy Code), Administrative Agent (or any Lender, except with respect to a “credit bid” pursuant to Section 363(k), Section 1129(b)(2)(a)(ii) or otherwise of the Bankruptcy Code) may be the purchaser or licensor of any or all of such Collateral at any such sale or other disposition and Administrative Agent, as agent for and representative of Secured Parties (but not any Lender or Lenders in its or their respective individual capacities) shall be entitled, upon instructions from Requisite Lenders, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such sale or disposition, to use and apply any of the Obligations as a credit on account of the purchase price for any collateral payable by Administrative Agent at such sale or other disposition.

(c)    Rights under Hedging Arrangements. No Hedging Arrangement will create (or be deemed to create) in favor of any Swap Counterparty that is a party thereto any rights in connection with the management or release of any Collateral or of the obligations of any Guarantor under the Credit Documents except as expressly provided in Section 9.5(c)(ii) of this Agreement and Section 24 of the Security Agreement. By accepting the benefits of the Collateral, such Swap Counterparty shall be deemed to have appointed Administrative Agent as its agent and agreed to be bound by the Credit Documents as a Secured Party, subject to the limitations set forth in this clause (c).
(d)    Release of Collateral and Guarantees, Termination of Credit Documents. Notwithstanding anything to the contrary contained herein or any other Credit Document, when all Obligations (other than obligations in respect of any Hedging Arrangement) have been paid in full and all Commitments have terminated or expired, upon request of Borrower, Administrative Agent shall (without notice to, or vote or consent of, any Lender, or any affiliate of any Lender that is a party to any Hedging Arrangement) take such actions as shall be required to release its security interest in all Collateral, and to release all guarantee obligations provided for in any Credit Document, whether or not on the date of such release there may be outstanding Obligations in respect of Hedging Arrangements. Any such release of guarantee obligations shall be deemed subject to the provision that such guarantee obligations shall be reinstated if after such release any portion of any payment in respect of the Obligations guaranteed thereby shall be rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of Borrower or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, Borrower or any Guarantor or any substantial part of its property, or otherwise, all as though such payment had not been made.
(e)    The Administrative Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Administrative Agent’s Lien thereon, or any certificate prepared by any Credit Party in connection therewith, nor shall the Administrative Agent be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral. Upon request by the Administrative Agent at any time, the Requisite Lenders will confirm in writing the Administrative Agent’s authority to release its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty pursuant to this Section 8.8.
Section 8.9    Withholding Taxes.
To the extent required by any applicable law, Administrative Agent may withhold from any payment to any Lender an amount equivalent to any applicable withholding Tax. Without duplication of the provisions of Section 2.16(g), if the Internal Revenue Service or any other Governmental Authority asserts a claim that Administrative Agent did not properly withhold Tax from amounts paid to or for the account of any Lender because the appropriate form was not delivered or was not properly executed or because such Lender failed to notify Administrative Agent of a change in circumstance which rendered the exemption from, or reduction of, withholding Tax ineffective or for any other reason, or if Administrative Agent reasonably determines that a payment was made to a Lender pursuant to this Agreement without deduction of applicable withholding Tax from such payment, such Lender shall indemnify Administrative Agent fully for all amounts paid, directly or indirectly, by Administrative Agent as Tax or otherwise, including any penalties or interest and together with all expenses (including legal expenses, allocated internal costs and out-of-pocket expenses) incurred.
Section 8.10.    Administrative Agent May File Bankruptcy Disclosure and Proofs of Claim
In case of the pendency of any proceeding under any Debtor Relief Laws relative to any Credit Party, Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether Administrative Agent shall have made any demand on Borrower) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:
(a)    to file a verified statement pursuant to rule 2019 of the Federal Rules of Bankruptcy Procedure that, in its sole opinion, complies with such rule’s disclosure requirements for entities representing more than one creditor;
(b)    to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of Administrative Agent and its respective agents and counsel and all other amounts due the Lenders and Administrative Agent under Sections 2.7, 9.2 and 9.3 allowed in such judicial proceeding); and
(c)    to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;
and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to Administrative Agent and, in the event that Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of Administrative Agent and its agents and counsel, and any other amounts due Administrative Agent under Sections 2.7, 9.2 and 9.3. To the extent that the payment of any such compensation, expenses, disbursements and advances of Administrative Agent, its agents and counsel, and any other amounts due Administrative Agent under Sections 2.7, 9.2 and 9.3 out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Lenders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise.

Nothing contained herein shall be deemed to authorize Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.
ARTICLE 9
MISCELLANEOUS
Section 9.1    Notices.
(a) Notices Generally. Except as otherwise provided for in this Agreement, any notice or other communication herein required or permitted to be given to a Credit Party, Syndication Agent, Administrative Agent, Arranger or other Agent shall be sent to such Person’s address as set forth on Schedule 9.1 or in the other relevant Credit Document, and in the case of any Lender, the address as indicated on Schedule 9.1 or otherwise indicated to Administrative Agent in writing. Except as otherwise set forth in paragraph (b) below, each notice hereunder shall be in writing and may be personally served or sent by facsimile (except for any notices sent to Administrative Agent) or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service and signed for against receipt thereof, upon receipt of facsimile, or three Business Days after depositing it in the United States mail with postage prepaid and properly addressed; provided, no notice to any Agent shall be effective until received by such Agent; provided further, any such notice or other communication shall at the request of Administrative Agent be provided to any sub-agent appointed pursuant to Section 8.3(c) as designated by Administrative Agent from time to time.
(b) Electronic Communications.
(i) Notices and other communications to any Agent or any Lender hereunder may be delivered or furnished by electronic communication (including e‑mail and Internet or intranet websites, including the Platform) pursuant to procedures approved by Administrative Agent, provided that the foregoing shall not apply to notices to any Agent or any Lender pursuant to Section 2 if such Person has notified Administrative Agent that it is incapable of receiving notices under such Section by electronic communication. Administrative Agent or Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications. Unless Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgment from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgment), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(ii) Each Credit Party understands that the distribution of material through an electronic medium is not necessarily secure and that there are confidentiality and other risks associated with such distribution and agrees and assumes the risks associated with such electronic distribution, except to the extent caused by the willful misconduct or gross negligence of Administrative Agent, as determined by a final, non-appealable judgment of a court of competent jurisdiction.
(iii) The Platform and any Approved Electronic Communications are provided “as is” and “as available”. None of the Agents or any of their respective officers, directors, employees, agents, advisors or representatives (the “Agent Affiliates”) warrant the accuracy, adequacy, or completeness of the Approved Electronic Communications or the Platform and each expressly disclaims liability for errors or omissions in the Platform and the Approved Electronic Communications. No warranty of any kind, express, implied or statutory, including any warranty of merchantability, fitness for a particular purpose, non-infringement of third party rights or freedom from viruses or other code defects is made by the Agent Affiliates in connection with the Platform or the Approved Electronic Communications. In no event shall the Agent Affiliates have any liability to Borrower or the other Credit Parties, any Lender or any other Person or entity for damages of any kind, including direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of Borrower’s, any Credit Party’s or Administrative Agent’s transmission of communications through the Platform.
(iv) Each Credit Party, each Lender, and each Agent agrees that Administrative Agent may, but shall not be obligated to, store any Approved Electronic Communications on the Platform in accordance with Administrative Agent’s customary document retention procedures and policies.
(v) Any notice of Default or Event of Default may be provided by electronic communication and shall be deemed to have been given upon the day such electronic communication is sent.
(c) Private Side Information Contacts. Each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable law, including United States federal and state securities laws, to make reference to information that is not made available through the “Public-Side Information” portion of the Platform and that may contain Private-Side Information. In the event that any Public Lender has determined for itself to not access any information disclosed through the Platform or otherwise, such Public Lender acknowledges that (i) other Lenders may have availed themselves of such information and (ii) neither Borrower nor Administrative Agent has any responsibility for such Public Lender’s decision to limit the scope of the information it has obtained in connection with this Agreement and the other Credit Documents.
Section 9.2    Expenses.

Whether or not the transactions contemplated hereby shall be consum-mated, Borrower agrees to pay promptly (a) all the actual and reasonable costs and expenses incurred in connection with the negotiation, preparation and execution of the Credit Documents and any consents, amendments, waivers or other modifications thereto; (b) all the costs of furnishing all opinions by counsel for Borrower and the other Credit Parties; (c) the reasonable fees, expenses and disbursements of counsel to Agents (in each case excluding allocated costs of internal counsel) and each Lender in connection with the negotiation, preparation, execution and administration of the Credit Documents and any consents, amendments, waivers or other modifications thereto and any other documents or matters requested by Borrower; (d) all the reasonable and documented out of pocket costs and expenses of creating, perfecting, recording, maintaining and preserving Liens in favor of Administrative Agent, for the benefit of Secured Parties, including filing and recording fees, expenses and Taxes, stamp or documentary Taxes, search fees, title insurance premiums and reasonable fees, expenses and disbursements of counsel to each Agent and of counsel providing any opinions that any Agent or Requisite Lenders may request in respect of the Collateral or the Liens created pursuant to the Security Documents; (e) all the reasonable and documented out of pocket costs, fees, expenses and disbursements of any auditors, accountants, consultants or appraisers; (f) all the reasonable and documented out of pocket expenses (including the reasonable fees, expenses and disbursements of any appraisers, consultants, advisors and agents employed or retained by Administrative Agent and its counsel) in connection with the custody or preservation of any of the Collateral; (g) all other reasonable and documented out of pocket costs and expenses incurred by each Agent in connection with the syndication of the Loans and Commitments and the transactions contemplated by the Credit Documents and any consents, amendments, waivers or other modifications thereto; and (h) after the occurrence of a Default or an Event of Default, all documented out of pocket costs and expenses, including reasonable attorneys’ fees (but excluding allocated costs of internal counsel) and costs of settlement, incurred by any Agent and Lenders in enforcing any Obligations of or in collecting any payments due from any Credit Party hereunder or under the other Credit Documents by reason of such Default or Event of Default (including in connection with the sale, lease or license of, collection from, or other realization upon any of the Collateral or the enforcement of the Guaranty) or in connection with any refinancing or restructuring of the credit arrangements provided hereunder in the nature of a “work‑out” or pursuant to any insolvency or bankruptcy cases or proceedings.
Section 9.3    Indemnity.
(a) In addition to the payment of expenses pursuant to Section 9.2, whether or not the transactions contemplated hereby shall be consummated, each Credit Party agrees to defend (subject to Indemnitees’ selection of counsel), indemnify, pay and hold harmless, each Agent and Lender and each of their respective direct or indirect owners, officers, partners, members, directors, trustees, advisors, employees, agents, sub-agents and affiliates (each, an “Indemnitee”), from and against any and all Indemnified Liabilities. THE FOREGOING INDEMNIFICATION SHALL APPLY WHETHER OR NOT SUCH INDEMNIFIED LIABILITIES ARE IN ANY WAY OR TO ANY EXTENT OWED, IN WHOLE OR IN PART, UNDER ANY CLAIM OR THEORY OF STRICT LIABILITY, OR ARE CAUSED, IN WHOLE OR IN PART, BY ANY NEGLIGENT ACT OR OMISSION OF ANY KIND BY ANY INDEMNITEE. To the extent that the undertakings to defend, indemnify, pay and hold harmless set forth in this Section

9.3 may be unenforceable in whole or in part because they are violative of any law or public policy, the applicable Credit Party shall contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by Indemnitees or any of them.
(b) To the fullest extent permitted by applicable law, no Credit Party shall assert, and each Credit Party hereby waives, any claim against each Lender and each Agent each of their respective direct or indirect owners, officers, partners, members, directors, trustees, advisors, employees, agents, sub-agents and affiliates, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Credit Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan, or the use of the proceeds thereof. None of any Lender or any Agent or any of their respective direct or indirect owners, officers, partners, members, directors, trustees, advisors, employees, agents, sub-agents and affiliates shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Credit Documents or the transactions contemplated hereby or thereby.
(c) Each Credit Party also agrees that no Lender or Agent nor their respective direct or indirect owners, officers, partners, members, directors, trustees, advisors, employees, agents, sub-agents and affiliates will have any liability to any Credit Party or any person asserting claims on behalf of or in right of any Credit Party or any other person in connection with or as a result of this Agreement or any Credit Document or any agreement or instrument contemplated hereby or thereby or referred to herein or therein, the transactions contemplated hereby or thereby, any Loan, or the use of the proceeds thereof or any act or omission or event occurring in connection therewith, in each case, except in the case of any Credit Party to the extent that any losses, claims, damages, liabilities or expenses incurred by such Credit Party or its affiliates, shareholders, partners or other equity holders have been found by a final, non-appealable judgment of a court of competent jurisdiction to have resulted directly from the gross negligence, willful misconduct or breach in bad faith of express obligations under this Agreement or any Credit Document of such Lender, Agent or other Indemnitee, or each of their respective direct or indirect owners, officers, partners, members, directors, trustees, advisors, employees, agents, sub-agents and affiliates in performing its obligations under this Agreement or any Credit Document or any agreement or instrument contemplated hereby or thereby or referred to herein or therein; provided, however, that in no event will such Lender or Agent, or their respective direct or indirect owners, officers, partners, members, directors, trustees, advisors, employees, agents, sub-agents and affiliates have any liability for any indirect, consequential, special or punitive damages in connection with or as a result of such Lender’s or Agent’s, or their respective direct or indirect owners’, officers’, partners’, members’, directors’, trustees’, advisors’, employees’, agents’, sub-agents’ and affiliates’ activities related to this Agreement, any Credit Document, or any agreement or instrument contemplated hereby or thereby or referred to herein or therein.
Section 9.4     Set‑Off.

In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence and during the continuation of any Event of Default each Lender is hereby authorized by each Credit Party at any time or from time to time subject to the consent of Administrative Agent (such consent not to be unreasonably withheld or delayed), without notice to any Credit Party or to any other Person (other than Administrative Agent), any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, including Debt evidenced by certificates of deposit, whether matured or unmatured, but not including trust accounts) and any other Debt at any time held or owing by such Lender to or for the credit or the account of any Credit Party against and on account of the obligations and liabilities of any Credit Party to such Lender hereunder and under the other Credit Documents, including all claims of any nature or description arising out of or connected hereto, the Letters of Credit and participations therein or with any other Credit Document, irrespective of whether or not (a) such Lender shall have made any demand hereunder or (b) the principal of or the interest on the Loans or any other amounts due hereunder shall have become due and payable pursuant to Section 2 and although such obligations and liabilities, or any of them, may be contingent or unmatured; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to Administrative Agent for further application in accordance with the provisions of Sections 2.13 and 2.18 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of Administrative Agent and the Lenders, and (y) the Defaulting Lender shall provide promptly to Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender and their respective Affiliates under this Section 9.4 are in addition to other rights and remedies (including other rights of setoff) that such Lender or their respective Affiliates may have.
Section 9.5    Amendments and Waivers.
(a) Requisite Lenders’ Consent. Subject to the additional requirements of Sections 9.5(b) and 9.5(c), no amendment, modification, termination or waiver of any provision of any Credit Document, or consent to any departure by any Credit Party therefrom, shall in any event be effective without the written concurrence of Requisite Lenders and each Credit Party that is a party to such Credit Document; provided that Administrative Agent may, with the consent of Borrower only, amend, modify or supplement this Agreement or any other Credit Document to cure any ambiguity, omission, defect or inconsistency (as reasonably determined by Administrative Agent), so long as such amendment, modification or supplement does not adversely affect the rights of any Lender and the Lenders shall have received at least five Business Days’ prior written notice thereof and Administrative Agent shall not have received, within five Business Days of the date of such notice to the Lenders, a written notice from any Lender stating that it objects to such amendment (if the Administrative Agent receives an objection from any Lender, such amendment, modification or supplement shall require the written concurrence of the Requisite Lenders and each Credit Party that is a party to such Credit Document).
(b) Affected Lenders’ Consent. Without the written consent of each Lender that would be directly affected thereby, no amendment, modification, termination, or consent shall be effective if the effect thereof would:

(i) extend the scheduled final maturity of any Loan or Note;
(ii) waive, reduce or postpone any scheduled repayment (but not prepayment);
(iii) reduce the rate of interest on any Loan (other than any waiver of any increase in the interest rate applicable to any Loan pursuant to Section 2.6) or any fee or any premium payable hereunder;
(iv) extend the time for payment of any such interest, fees or premium;
(v) reduce the principal amount of any Loan;
(vi) amend, modify, terminate or waive any provision of this Section 9.5(b), Section 9.5(c) or any other provision of this Agreement that expressly provides that the consent of all Lenders is required;
(vii) amend the definition of “Requisite Lenders” or “Pro Rata Share” or any other provisions governing the ratable sharing of payments among the Lenders, including Section 2.13; provided, with the consent of Requisite Lenders, additional extensions of credit pursuant hereto may be included in the determination of “Requisite Lenders” or “Pro Rata Share” on substantially the same basis as the Term Loan Commitments and the Term Loans are included on the Effective Date;
(viii) release all or substantially all of the Collateral or all or substantially all of the Guarantors from the Guaranty except as expressly provided in the Credit Documents and except in connection with a “credit bid” undertaken by the Administrative Agent at the direction of the Requisite Lenders pursuant to Section 363(k), Section 1129(b)(2)(a)(ii) or otherwise of the Bankruptcy Code or other sale or disposition of assets in connection with an enforcement action with respect to the Collateral permitted pursuant to the Credit Documents (in which case only the consent of the Requisite Lenders will be needed for such release); or
(ix) consent to the assignment or transfer by any Credit Party of any of its rights and obligations under any Credit Document;
provided that, for the avoidance of doubt, all Lenders shall be deemed directly affected thereby with respect to any amendment described in clauses (vi), (vii), (viii) and (ix).
(c) Other Consents. No amendment, modification, termination or waiver of any provision of the Credit Documents, or consent to any departure by any Credit Party therefrom, shall:
(i) amend, modify or waive this Agreement or any Security Document so as to alter the ratable treatment of Obligations arising under the Credit Documents and Obligations arising under Hedging Arrangements or the definition of “Swap Counterparty,” “Hedging Arrangement,” “Obligations,” or “Secured Obligations” (as defined in any applicable Security Document) in each case in a manner adverse to any Swap Counterparty with Obligations then outstanding without the written consent of any such Swap Counterparty; or
(ii) amend, modify, terminate or waive any provision of the Credit Documents as the same applies to any Agent or Arranger, or any other provision hereof as the same applies to the rights or obligations of any Agent or Arranger, in each case without the consent of such Agent or Arranger, as applicable.
(d) Execution of Amendments, Etc. Administrative Agent may, but shall have no obligation to, with the concurrence of any Lender, execute amendments, modifications, waivers or consents on behalf of such Lender. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on any Credit Party in any case shall entitle any Credit Party to any other or further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this Section 9.5 shall be binding upon each Lender at the time outstanding, each future Lender and, if signed by a Credit Party, on such Credit Party.
(e) Cashless Settlement. Notwithstanding anything to the contrary contained in this Agreement, any Lender may exchange, continue or rollover all or a portion of its Loans in connection with any refinancing, extension, loan modification or similar transaction permitted by the terms of this Agreement, pursuant to a cashless settlement mechanism approved by Borrower, Administrative Agent and such Lender.
(f) Payment for Consents
The Borrower shall not pay any fees or other compensation to any Lender for its consent to any amendment, waiver, modification or other acquiescence or consent that is not offered by the Borrower to all consenting Lenders.
Section 9.6    Successors and Assigns; Participations.
(a) Generally. This Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and the successors and assigns of Lenders. No Credit Party’s rights or obligations hereunder nor any interest therein may be assigned or delegated by any Credit Party without the prior written consent of all Lenders. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, Affiliates of each of the Agents and Lenders and other Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(b) Register. Borrower, Administrative Agent and Lenders shall deem and treat the Persons listed as Lenders in the Register as the holders and owners of the corresponding Commitments and Loans listed therein for all purposes hereof, and no assignment or transfer of any such Commitment or Loan shall be effective, in each case, unless and until recorded in the

Register following receipt of a fully executed Assignment and Acceptance effecting the assignment or transfer thereof, together with the required forms and certificates regarding tax matters and any fees payable in connection with such assignment, in each case, as provided in Section 9.6(d). Each assignment shall be recorded in the Register promptly following receipt by Administrative Agent of the fully executed Assignment and Acceptance and all other necessary documents and approvals, prompt notice thereof shall be provided to Borrower and a copy of such Assignment and Acceptance shall be maintained, as applicable. The date of such recordation of a transfer shall be referred to herein as the “Assignment Effective Date.” Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is listed in the Register as a Lender shall be conclusive and binding on any subsequent holder, assignee or transferee of the corresponding Commitments or Loans.
(c) Right to Assign. Each Lender shall have the right at any time to sell, assign or transfer all or a portion of its rights and obligations under this Agreement, including all or a portion of its Commitment or Loans owing to it or other Obligations (provided, however, that pro rata assignments shall not be required and each assignment shall be of a uniform, and not varying, percentage of all rights and obligations under and in respect of any applicable Loan and any related Commitments):
(i) to any Person meeting the criteria of clause (i) of the definition of the term “Eligible Assignee” upon the giving of notice to Borrower and Administrative Agent; and
(ii) to any Person meeting the criteria of clause (ii) of the definition of the term “Eligible Assignee” upon giving of notice to Borrower and Administrative Agent; provided further that each such assignment pursuant to this Section 9.6(c)(ii) shall be in an aggregate amount of not less than (a) $1,000,000, (b) such lesser amount as agreed to by Borrower, (c) the aggregate amount of the Loans of the assigning Lender or (d) the amount assigned by an assigning Lender to an Affiliate or Related Fund of such Lender.
(d) Mechanics.
(i) Assignments and assumptions of Loans and Commitments by Lenders shall be effected by manual execution and delivery to Administrative Agent of an Assignment and Acceptance. Assignments made pursuant to the foregoing provision shall be effective as of the Assignment Effective Date. In connection with all assignments there shall be delivered to Administrative Agent such forms, certificates or other evidence, if any, with respect to United States federal income Tax withholding matters as the assignee under such Assignment and Acceptance may be required to deliver pursuant to Section 2.16(c), together with payment to Administrative Agent of a registration and processing fee of $3,500 (except that no such registration and processing fee shall be payable in the case of an assignee which is already a Lender or is an affiliate or Related Fund of a Lender or a Person under common management with a Lender).
(ii) In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of Borrower and Administrative Agent, the applicable Pro Rata Share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to Administrative Agent and each other Lender hereunder (and interest accrued thereon), and (y) acquire (and fund as appropriate) its full Pro Rata Share of all Loans. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs and any such assignment will not constitute a release of the assigning Lender from any claim of any party hereunder arising from such assigning Lender having been a Defaulting Lender.
(e) Representations and Warranties of Assignee. Each Lender, upon execution and delivery hereof or upon succeeding to an interest in the Commitments and Loans, as the case may be, represents and warrants as of the Effective Date or as of the Assignment Effective Date that (i) it is an Eligible Assignee; (ii) it has experience and expertise in the making of or investing in commitments or loans such as the applicable Commitments or Loans, as the case may be; and (iii) it will make or invest in, as the case may be, its Commitments or Loans for its own account in the ordinary course and without a view to distribution of such Commitments or Loans within the meaning of the Securities Act of 1933 or the Securities Exchange Act of 1934 or other federal securities laws (it being understood that, subject to the provisions of this Section 9.6, the disposition of such Commitments or Loans or any interests therein shall at all times remain within its exclusive control).
(f) Effect of Assignment. Subject to the terms and conditions of this Section 9.6, as of the Assignment Effective Date (i) the assignee thereunder shall have the rights and obligations of a “Lender” hereunder to the extent of its interest in the Loans and Commitments as reflected in the Register and shall thereafter be a party hereto and a “Lender” for all purposes hereof; (ii) the assigning Lender thereunder shall, to the extent that rights and obligations hereunder have been assigned to the assignee, relinquish its rights (other than any rights which survive the termination hereof under Section 9.8) and be released from its obligations hereunder (and, in the case of an assignment covering all or the remaining portion of an assigning Lender’s rights and obligations hereunder, such Lender shall cease to be a party hereto on the Assignment Effective Date; provided, anything contained in any of the Credit Documents to the contrary notwithstanding, such assigning Lender shall continue to be entitled to the benefit of all indemnities hereunder as specified herein with respect to matters arising out of the prior involvement of such assigning Lender as a Lender hereunder); and (iii) if any such assignment occurs after the issuance of any Note hereunder, the assigning Lender shall, upon the effectiveness of such assignment or as promptly thereafter as practicable, surrender its applicable Notes to Administrative Agent for cancellation, and thereupon Borrower shall issue and deliver new Notes, if so requested by the assignee and/or assigning Lender, to such assignee and/or to such assigning Lender, with appropriate insertions, to reflect the outstanding Loans of the assignee and/or the assigning Lender.
(g) Participations.
(i) Each Lender shall have the right at any time to sell one or more participations to any Person (other than Borrower, any of its Subsidiaries or any of its Affiliates or any Natural Person) in all or any part of its Commitments, Loans or in any other Obligation. Each Lender that sells a participation pursuant to this Section 9.6(g) shall, acting solely for U.S. federal income Tax purposes as a non-fiduciary agent of Borrower, maintain a register on which it records the name and address of each participant and the principal amounts (and stated interest) of each participant’s participation interest with respect to the Term Loan (each, a “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any participant or any information relating to a participant’s interest in any Commitments, Loans or its other obligations under this Agreement) except to the extent that the relevant parties, acting reasonably and in good faith, determine that such disclosure is necessary to establish that such Commitment, Loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. Unless otherwise required by the Internal Revenue Service, any disclosure required by the foregoing sentence shall be made by the relevant Lender directly and solely to the Internal Revenue Service. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of a participation with respect to the Term Loan for all purposes under this Agreement, notwithstanding any notice to the contrary. For the avoidance of doubt, Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.
(ii) The holder of any such participation, other than an Affiliate of the Lender granting such participation, shall not be entitled to require such Lender to take or omit to take any action hereunder except with respect to any amendment, modification or waiver that would (A) extend the final scheduled maturity of any Loan or Note in which such participant is participating, or reduce the rate or extend the time of payment of interest or fees thereon (except in connection with a waiver of applicability of any post‑default increase in interest rates) or reduce the principal amount thereof, or increase the amount of the participant’s participation over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default or of a mandatory reduction in the Commitment shall not constitute a change in the terms of such participation, and that an increase in any Commitment or Loan shall be permitted without the consent of any participant if the participant’s participation is not increased as a result thereof), (B) consent to the assignment or transfer by any Credit Party of any of its rights and obligations under this Agreement or (C) release all or substantially all of the Collateral under the Security Documents or all or substantially all of the Guarantors from the Guaranty (in each case, except as expressly provided in the Credit Documents) supporting the Loans hereunder in which such participant is participating.

(iii) Borrower agrees that each participant shall be entitled to the benefits of Sections 2.14(c), 2.15 and 2.16 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (c) of this Section; provided, (x) a participant shall not be entitled to receive any greater payment under Section 2.15 or 2.16 than the applicable Lender would have been entitled to receive with respect to the participation sold to such participant, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after such participant acquired the participation or unless the sale of the participation to such participant is made with Borrower’s prior written consent (not to be unreasonably withheld, conditioned or delayed) and (y) a participant that would be a Non‑U.S. Lender if it were a Lender shall not be entitled to the benefits of Section 2.16 unless Borrower is notified of the participation sold to such participant and such participant agrees, for the benefit of Borrower, to comply with Section 2.16 as though it were a Lender; provided further that, except as specifically set forth in clauses (x) and (y) of this sentence, nothing herein shall require any notice to Borrower or any other Person in connection with the sale of any participation. To the extent permitted by law, each participant also shall be entitled to the benefits of Section 9.4 as though it were a Lender, provided such participant agrees to be subject to Section 2.13 as though it were a Lender.
(h) Certain Other Assignments and Participations. In addition to any other assignment or participation permitted pursuant to this Section 9.6 any Lender may assign, pledge and/or grant a security interest in all or any portion of its Loans, the other Obligations owed by or to such Lender, and its Notes, if any, to secure obligations of such Lender including any Federal Reserve Bank as collateral security pursuant to Regulation A of the Federal Reserve Board and any operating circular issued by such Federal Reserve Bank; provided, that no Lender, as between Borrower and such Lender, shall be relieved of any of its obligations hereunder as a result of any such assignment and pledge, and provided further, that in no event shall the applicable Federal Reserve Bank, pledgee or trustee, be considered to be a “Lender” or be entitled to require the assigning Lender to take or omit to take any action hereunder.
Section 9.7    Independence of Covenants.
All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.
Section 9.8    Survival of Representations, Warranties and Agreements.
All representations, warranties and agreements made herein shall survive the execution and delivery hereof and the making of any Loan. Notwithstanding anything herein or implied by law to the contrary, the agreements of each Credit Party set forth in Sections 2.14(c), 2.15, 2.16, 9.2, 9.3 and 9.4 and the agreements of Lenders set forth in Sections 2.13, 8.3(b) and 8.6 shall survive the payment of the Loans and the termination hereof.
Section 9.9    No Waiver; Remedies Cumulative.

No failure or delay on the part of any Agent or any Lender in the exercise of any power, right or privilege hereunder or under any other Credit Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege. The rights, powers and remedies given to each Agent and each Lender hereby are cumulative and shall be in addition to and independent of all rights, powers and remedies existing by virtue of any statute or rule of law or in any of the other Credit Documents or any of the Hedging Arrangements. Any forbearance or failure to exercise, and any delay in exercising, any right, power or remedy hereunder shall not impair any such right, power or remedy or be construed to be a waiver thereof, nor shall it preclude the further exercise of any such right, power or remedy.
Section 9.10    Marshalling; Payments Set Aside.
None of Agent nor any Lender shall be under any obligation to marshal any assets in favor of any Credit Party or any other Person or against or in payment of any or all of the Obligations. To the extent that any Credit Party makes a payment or payments to Administrative Agent or Lenders (or to Administrative Agent, on behalf of Lenders), or any Agent or Lender enforces any security interests or exercises any right of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, any other state or federal law, common law or any equitable cause, then, to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor or related thereto, shall be revived and continued in full force and effect as if such payment or payments had not been made or such enforcement or setoff had not occurred.
Section 9.11    Severability.
In case any provision in or obligation hereunder or under any other Credit Document shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.
Section 9.12    Obligations Several; Independent Nature of Lenders’ Rights.
The obligations of Lenders hereunder are several and no Lender shall be responsible for the obligations or Commitment of any other Lender hereunder. Nothing contained herein or in any other Credit Document, and no action taken by Lenders pursuant hereto or thereto, shall be deemed to constitute Lenders as a partnership, an association, a joint venture or any other kind of entity. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and each Lender shall be entitled to protect and enforce its rights arising out hereof and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.
Section 9.13    Headings.

. Section headings herein are included herein for convenience of reference only and shall not constitute a part hereof for any other purpose or be given any substantive effect.
Section 9.14    APPLICABLE LAW.
THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER (INCLUDING, WITHOUT LIMITATION, ANY CLAIMS SOUNDING IN CONTRACT LAW OR TORT LAW ARISING OUT OF THE SUBJECT MATTER HEREOF AND ANY DETERMINATIONS WITH RESPECT TO POST-JUDGMENT INTEREST) SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAW OF THE STATE OF NEW YORK.
Section 9.15    CONSENT TO JURISDICTION.
SUBJECT TO CLAUSE (E) OF THE FOLLOWING SENTENCE, ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY PARTY ARISING OUT OF OR RELATING HERETO OR ANY OTHER CREDIT DOCUMENTS, OR ANY OF THE OBLIGATIONS, SHALL BE BROUGHT IN ANY FEDERAL COURT OF THE UNITED STATES OF AMERICA SITTING IN THE BOROUGH OF MANHATTAN OR, IF THAT COURT DOES NOT HAVE SUBJECT MATTER JURISDICTION, IN ANY STATE COURT LOCATED IN THE CITY AND COUNTY OF NEW YORK.  BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH CREDIT PARTY, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY (A) ACCEPTS GENERALLY AND UNCONDITIONALLY THE EXCLUSIVE (SUBJECT TO CLAUSE (E) BELOW) JURISDICTION AND VENUE OF SUCH COURTS; (B) WAIVES ANY DEFENSE OF FORUM NON CONVENIENS; (C) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO THE APPLICABLE CREDIT PARTY AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SECTION 9.1; (D) AGREES THAT SERVICE AS PROVIDED IN CLAUSE (C) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER THE APPLICABLE CREDIT PARTY IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT; AND (E) AGREES THAT AGENTS AND LENDERS RETAIN THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST ANY CREDIT PARTY IN THE COURTS OF ANY OTHER JURISDICTION IN CONNECTION WITH THE EXERCISE OF ANY RIGHTS UNDER ANY CREDIT DOCUMENT OR AGAINST ANY COLLATERAL OR THE ENFORCEMENT OF ANY JUDGMENT, AND HEREBY SUBMITS TO THE JURISDICTION OF, AND CONSENTS TO VENUE IN, ANY SUCH COURT.
Section 9.16    WAIVER OF JURY TRIAL.

EACH OF THE PARTIES HERETO HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING HEREUNDER OR UNDER ANY OF THE OTHER CREDIT DOCUMENTS OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS LOAN TRANSACTION OR THE LENDER/BORROWER RELATIONSHIP THAT IS BEING ESTABLISHED. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL‑ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN ITS RELATED FUTURE DEALINGS. EACH PARTY HERETO FURTHER WAR-RANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 9.16 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS HERETO OR ANY OF THE OTHER CREDIT DOCUMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOANS MADE HEREUNDER. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.
Section 9.17    Confidentiality.
Each Agent and each Lender shall hold all non‑public information regarding the Borrower and their respective Subsidiaries, Affiliates and their businesses identified as such by the Borrower and obtained by such Agent or such Lender pursuant to the requirements hereof in accordance with such Agent’s and such Lender’s customary procedures for handling confidential information of such nature, it being understood and agreed by Borrower that, in any event, Administrative Agent may disclose such information to the Lenders and each Agent and each Lender and each Agent may make (i) disclosures of such information to Affiliates of such Lender or Agent and to their respective officers, directors, partners, members, employees, legal counsel, independent auditors and other advisors, experts or agents who need to know such information and on a confidential basis (and to other Persons authorized by a Lender or Agent to organize, present or disseminate such information in connection with disclosures otherwise made in accordance with this Section 9.17), (ii) disclosures of such information reasonably required by any potential or prospective assignee, transferee or participant in connection with the contemplated assignment, transfer or participation of any Loans or any participations therein or by any direct or indirect contractual counterparties (or the professional advisors thereto) to any swap or derivative transaction relating to the Borrower and its obligations (provided, such assignees, transferees, participants, counterparties and advisors are advised of and agree to be bound by either the provisions of this Section 9.17 or other provisions at least as restrictive as this Section 9.17), (iii) disclosure on a confidential basis to any rating agency when required by it, (iv) disclosure on a confidential basis to the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the Loans, (v) disclosures in connection with the exercise of any remedies hereunder or under any other Credit Document or any action or proceeding relating to this Agreement or any other Credit Document or the enforcement of rights hereunder or thereunder, (vi) disclosures made pursuant to the order of any court or administrative agency or in any pending legal or administrative proceeding, or otherwise as required by applicable law or compulsory legal process (in which case such Person agrees to inform Borrower promptly thereof to the extent not prohibited by law), (vii) disclosures made upon the request or demand of any regulatory or quasi-regulatory authority purporting to have jurisdiction over such Person or any of its Affiliates and (viii) disclosures with the consent of Borrower. In addition, each Agent and each Lender may disclose the existence of this Agreement and the information about this Agreement to market data collectors, similar services providers to the lending industry, and service providers to the Agents and the Lenders in connection with the administration and management of this Agreement and the other Credit Documents. Notwithstanding anything to the contrary set forth herein, each party (and each of their respective employees, representatives or other agents) may disclose to any and all persons without limitation of any kind, the tax treatment and tax structure of the transactions contemplated by this Agreement and all materials of any kind (including opinions and other tax analyses) that are provided to any such party relating to such tax treatment and tax structure. However, any information relating to the tax treatment or tax structure shall remain subject to the confidentiality provisions hereof (and the foregoing sentence shall not apply) to the extent reasonably necessary to enable the parties hereto, their respective Affiliates, and their and their respective Affiliates’ directors and employees to comply with applicable securities laws. For this purpose, “tax structure” means any facts relevant to the federal income tax treatment of the transactions contemplated by this Agreement but does not include information relating to the identity of any of the parties hereto or any of their respective Affiliates.
Section 9.18    Usury Savings Clause.
Notwithstanding any other provision herein, the aggregate interest rate charged with respect to any of the Obligations, including all charges or fees in connection therewith deemed in the nature of interest under applicable law shall not exceed the Maximum Rate. If the rate of interest (determined without regard to the preceding sentence) under this Agreement at any time exceeds the Maximum Rate, the outstanding amount of the Loans made hereunder shall bear interest at the Maximum Rate until the total amount of interest due hereunder equals the amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect. In addition, if when the Loans made hereunder are repaid in full the total interest due hereunder (taking into account the increase provided for above) is less than the total amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect, then to the extent permitted by law, Borrower shall pay to Administrative Agent an amount equal to the difference between the amount of interest paid and the amount of interest which would have been paid if the Maximum Rate had at all times been in effect. Notwithstanding the foregoing, it is the intention of Lenders and Borrower to conform strictly to any applicable usury laws. Accordingly, if any Lender contracts for, charges, or receives any consideration which constitutes interest in excess of the Maximum Rate, then any such excess shall be cancelled automatically and, if previously paid, shall at such Lender’s option be applied to the outstanding amount of the Loans made hereunder or be refunded to Borrower.
Section 9.19    Effectiveness; Counterparts.
This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto and receipt by Borrower and Administrative Agent of written notification of such execution and authorization of delivery thereof. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or in electronic format (i.e., “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Agreement.
Section 9.20    Entire Agreement.
With the exception of those terms contained in Annex A of the Engagement Letter, dated October 11, 2017, among Goldman Sachs and the Borrower (the “Engagement Letter”), which by the terms of the Engagement Letter remain in full force and effect, all of Goldman Sachs’ and its Affiliates obligations under the Engagement Letter shall terminate and be superseded by the Credit Documents and Goldman Sachs and its Affiliates shall be released from all liability in connection therewith, including any claim for injury or damages, whether consequential, special, direct, indirect, punitive or otherwise.
Section 9.21    USA Patriot Act.
Each Lender and Administrative Agent (for itself and not on behalf of any Lender) hereby notifies each Credit Party that pursuant to the requirements of the USA Patriot Act, it is required to obtain, verify and record information that identifies each Credit Party, which information includes the name and address of each Credit Party and other information that will allow such Lender or Administrative Agent, as applicable, to identify such Credit Party in accordance with the USA Patriot Act.
Section 9.22    Electronic Execution of Assignments.
The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Acceptance shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
Section 9.23    No Fiduciary Duty.

Each Agent, Lender and their Affiliates (collectively, solely for purposes of this paragraph, the “Lenders”), may have economic interests that conflict with those of the Credit Parties, their stockholders and/or their affiliates. Each Credit Party agrees that nothing in the Credit Documents or otherwise will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between any Lender, on the one hand, and such Credit Party, its stockholders or its affiliates, on the other. The Credit Parties acknowledge and agree that (i) the transactions contemplated by the Credit Documents (including the exercise of rights and remedies hereunder and thereunder) are arm’s-length commercial transactions between the Lenders, on the one hand, and the Credit Parties, on the other, and (ii) in connection therewith and with the process leading thereto, (x) no Lender has assumed an advisory or fiduciary responsibility in favor of any Credit Party, its stockholders or its affiliates with respect to the transactions contemplated hereby (or the exercise of rights or remedies with respect thereto) or the process leading thereto (irrespective of whether any Lender has advised, is currently advising or will advise any Credit Party, its stockholders or its Affiliates on other matters) or any other obligation to any Credit Party except the obligations expressly set forth in the Credit Documents and (y) each Lender is acting solely as principal and not as the agent or fiduciary of any Credit Party, its management, stockholders, creditors or any other Person. Each Credit Party acknowledges and agrees that it has consulted its own legal and financial advisors to the extent it deemed appropriate and that it is responsible for making its own independent judgment with respect to such transactions and the process leading thereto. Each Credit Party agrees that it will not claim that any Lender has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to such Credit Party, in connection with such transaction or the process leading thereto.
Section 9.24    Intercreditor Agreement.
Notwithstanding anything herein to the contrary, the liens and security interests granted to Administrative Agent pursuant to the Credit Documents and the exercise of any right or remedy by Administrative Agent hereunder or under any other Credit Documents are subject to the provisions of the Intercreditor Agreement. In the event of any conflict between the terms of the Intercreditor Agreement and this Agreement, the terms of the Intercreditor Agreement shall govern and control.
Section 9.25    Acknowledgement and Consent to Bail-In of EEA Financial Institutions.
Notwithstanding anything herein to the contrary in any Credit Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender that is an EEA Financial Institution arising under any Credit Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a) the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender that is an EEA Financial Institution; and

(b) the effects of any Bail-in Action on any such liability, including, if applicable: (i) a reduction in full or in part or cancellation of any such liability, (ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Credit Document; or (iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any EEA Resolution Authority.
[Signature Pages Follow]

EXECUTED as of the date first above written.

PIONEER ENERGY SERVICES CORP.

By: /s/ William Stacy Locke
Name: William Stacy Locke
Title: President and Chief Executive Officer

Signature Page to Term Loan Agreement

GOLDMAN SACHS LENDING PARTNERS LLC,
as Arranger and Syndication Agent

By: /s/ Thomas Manning
Name: Thomas Manning
Title: Vice President,
Authorized Signatory

Signature Page to Term Loan Agreement

WILMINGTON TRUST, NATIONAL ASSOCIATION,
as Administrative Agent

By: /s/ Jennifer K. Anderson
Name: Jennifer K. Anderson
Title: Assistant Vice President

Signature Page to Term Loan Agreement

GOLDMAN SACHS LENDING PARTNERS LLC,
as a Lender

By: /s/ Thomas Manning
Name: Thomas Manning
Title: Vice President,
Authorized Signatory

Signature Page to Term Loan Agreement

EXHIBIT A

FORM OF ASSIGNMENT AND ACCEPTANCE
This Assignment and Acceptance (the “Assignment and Acceptance”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, amended and restated, supplemented or otherwise modified, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Acceptance as if set forth herein in full.
For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below (including, without limitation, any letters of credit included in the facility) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other tight of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Acceptance, without representation or warranty by the Assignor.

1. Assignor:	____________________________ [Assignor [is][is not] a Defaulting Lender]
2. Assignee:	____________________________ [Assignee is an Affiliate of (identify Lender)]
3. Borrower:	Pioneer Energy Services Corp.
4. Administrative Agent:	Wilmington Trust, National Association, as administrative agent
5. Credit Agreement:
The Term Loan Agreement dated as of November 8, 2017 among the Borrower, the Lenders from time to time party thereto and the Administrative Agent, as administrative agent for the Lenders, the Arrangers and other parties from time to time party thereto.

Exhibits

6.	Assigned Interest:

Aggregate Amount of Commitments for all Lenders	Amount of Commitments Assigned/Term Loans[1]	Percentage Assigned of Commitments/Term Loans[2]	CUSIP Number
$	$	%

7.	[Trade Date:____________________________][3]
Effective Date: __________________, 20__ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

1 Amount to be adjusted by counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.
2 Set forth, to at least nine decimals, as a percentage of the Commitments of all Lenders thereunder.
3 To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date

Exhibits

The terms set forth in this Assignment and Acceptance are hereby agreed to:

ASSIGNOR [NAME OF ASSIGNOR] By: _____________________ Title:
ASSIGNEE [NAME OF ASSIGNEE] By: ______________________ Title:

[Consent to and]4 Accepted:

WILMINGTON TRUST, NATIONAL ASSOCIATION, Administrative Agent By: __________________________ Title:

[Consented to:]

[PIONEER ENERGY SERVICES CORP.] By: ______________________________ Title:

4 To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.
5 To be added only if the consent of the Borrower is required by the terms of the Credit Agreement.

Exhibits

ANNEX 1 TO ASSIGNMENT AND ACCEPTANCE

STANDARD TERMS AND CONDITIONS FOR ASSIGNMENT AND ACCEPTANCE
1. Representations and Warranties.

1.1 Assignor[s]. [The][Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the][the relevant] Assigned Interest, (ii) [the][such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Acceptance and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Credit Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Documents or any collateral thereunder, (iii) the financial condition of the Borrower, its Subsidiaries or any other Person obligated in respect of any Credit Document or (iv) the performance or observance by the Borrower, its Subsidiaries or any other Person of any of its obligations under any Credit Document.

1.2. Assignee[s]. [The][Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Acceptance and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be an Eligible Assignee under the Credit Agreement (subject to such consents, if any, as may be required under the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of [the][the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 5.2 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance and to purchase [the][such] Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Acceptance and to purchase [the][such] Assigned Interest, and (vii) if it is not incorporated under the laws of the United States of America or a state thereof, attached to the Assignment and Acceptance is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by [the][such] Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, [the][any] Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Credit Documents are required to be performed by it as a Lender.

2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of [the][each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the][the relevant] Assignee whether such amounts have accrued prior to, on or after the Effective Date. The Assignor[s] and the Assignee[s] shall make all appropriate adjustments in payments by the Administrative

Exhibits

Agent for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves.

3. General Provisions. This Assignment and Acceptance shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Acceptance may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page of this Assignment and Acceptance by facsimile or in electronic format (i.e., “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Assignment and Acceptance. This Assignment and Acceptance and the rights and obligations of the parties hereunder shall be governed by, and shall be construed and enforced in accordance with, the laws of the state of New York without regard to conflict of laws principles thereof that would result in the application of any law other than the law of the state of New York.

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EXHIBIT B
FORM OF COMPLIANCE CERTIFICATE
[Date]
Pursuant to Section 5.2(a) and (b) of that certain Term Loan Agreement, dated as of November 8, 2017 (as may be amended, restated, amended and restated, replaced, refinanced, supplemented or otherwise modified from time to time, the “Credit Agreement”; capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement), among Pioneer Energy Service Corp., a Texas corporation (the “Borrower”), the Lenders from time to time party thereto, Wilmington Trust, National Association, as administrative agent (in such capacity, including any successor thereto in such capacity, the “Administrative Agent”), the Arrangers and other parties from time to time party thereto, the undersigned hereby certifies that he or she is a Financial Officer of the Borrower, and certifies in such capacity, and not in his or her individual capacity, as follows:

No Event of Default or Default has occurred and is continuing at the end of the accounting period covered by the attached financial statements, except as set forth in a separate attachment, if any, to this compliance certificate (this “Certificate”), specifying the nature and extent thereof and the corrective action taken or proposed to be taken with respect thereto by the Borrower; and
Annex I hereto demonstrates compliance with the covenants contained in Sections 6.3(k)(ii)-(iii) and 6.16 of the Credit Agreement.

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IN WITNESS WHEREOF, the Borrower has caused this Certificate to be executed by one of its Financial Officers as of the date and year first above written.

PIONEER ENERGY SERVICES CORP.

By: ______________________________
Name:
Title:

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Annex i
to Compliance Certificate

FOR THE FISCAL QUARTER ENDING [_____], 20[__]
Section 6.3(k)(ii)
Investments of Equipment into Global Holdings or Foreign Subsidiaries of Global Holdings

(A) Aggregate value of all Equipment invested pursuant to Section 6.3(k)(ii) of the Credit Agreement:	$___________
(B) Aggregate value of all Equipment Disposed of pursuant to Section 6.8(j) of the Credit Agreement:	$___________
(C) Sum of lines A and B:	$___________
Line C shall not exceed $10,000,000 per fiscal year (excluding Investments made pursuant to Section 6.3(n) of the Credit Agreement).
In Compliance with the calculation set forth above:	Yes/No
Also in compliance with the other requirements of Section 6.3(k)(ii)	Yes/No

Section 6.3(k)(iii)
Investments in the Colombian Group

(A)	$25,000,000
(B) Aggregate amount of cash Investments in the Colombian Group pursuant to Section 6.3(k)(iii) of the Credit Agreement:	$___________
(C) Aggregate amount distributed or otherwise paid on or after the Effective Date to Credit Parties (other than Global Holdings and its Subsidiaries) by Global Holdings or Foreign Subsidiaries comprising the Colombian Group (including, but not limited to, lease payments with respect to the lease of any drilling rig leased by one or more of the Foreign Subsidiaries (other than Global Holdings and its subsidiaries)):
$___________
(D) Line A minus Line B plus Line C:	$___________
Amount in Line D greater than or equal to zero:	Yes/No

(E) Aggregate amount of cash Investments in the Colombian Group pursuant to Section 6.3(k)(iii) of the Credit Agreement (excluding Investments made pursuant to Section 6.3(n) of the Credit Agreement) outstanding at such time.
$___________
Line E is less than or equal to $25,000,000	Yes/No
In Compliance with the calculation set forth above:	Yes/No
Also in compliance with the other requirements of Section 6.3(k)(iii)	Yes/No

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Section 6.16
Asset Coverage Ratio1

(A)  NOLV of the machinery, parts, Equipment and other fixed assets constituting Term Loan Priority Collateral in which the Administrative Agent has an Acceptable Security Interest senior to all other Liens other than Permitted Priority Liens:
$___________
(B) Aggregate amount of Disposition Proceeds Collateral:	$___________
(C) Sum of lines A and B:	$___________
(D) Outstanding principal amount of Debt under the Credit Agreement:	$___________
(E) Ratio of line C to line D:	[__]:[__]
Ratio contained in line E shall not be less than 1.5 to 1.0.
In Compliance as of [June 30][December 31][20__]:	Yes/No

1 The Asset Coverage Ratio is to be tested as of each June 30 and December 31

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EXHIBIT C

FORM OF CONVERSION/CONTINUATION NOTICE
[Date]
Wilmington Trust, National Association
1100 North Market Street
Wilmington, Delaware 19801
Attention: Jennifer K. Anderson
Telephone: (302) 636-5048
Facsimile: (302) 636-4145

Ladies and Gentlemen:
The undersigned, Pioneer Energy Services Corp., a Texas corporation (the “Borrower”), refers to the Term Loan Agreement dated as of November 8, 2017 (as the same may be amended, amended and restated or modified from time-to-time, the “Credit Agreement,” the defined terms of which are used in this Conversion/Continuation Notice as defined therein unless otherwise defined in this Conversion/Continuation Notice) among the Borrower, the Lenders from time to time party thereto, Wilmington Trust, National Association, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”), the Arrangers and other parties from time to time party thereto, and hereby gives you irrevocable notice pursuant to Section 2.5(b) of the Credit Agreement that the Borrower hereby requests a [conversion] [continuation] of outstanding Term Loans, and in connection with that request sets forth below the information relating to such conversion or continuation (the “Requested [Conversion] [Continuation]”) as required by Sections 2.4 and 2.5 of the Credit Agreement:

a)	The Business Day of the Requested [Conversion] [Continuation] is _________, ____.

b)
The aggregate amount of the existing Term Loans to be [converted] [continued] is $_______ and is comprised of [Base Rate Loans] [Eurodollar Rate Loans with an Interest Period expiration date of _______] (“Existing Loans”).

c)	The Requested [Conversion] [Continuation] consists of [a conversion of the Existing Loans to [Base Rate Loans] [Eurodollar Rate Loans]] [a continuation of the Existing Loans].

d)	[The duration of the Interest Period for the Eurodollar Rate Loans included in the Requested [Conversion] [Continuation] is ______ month[s].]

e)	The Borrower hereby certifies that no Event Default has occurred and is continuing or would result from the Requested [Conversion] [Continuation].

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Very truly yours,

PIONEER ENERGY SERVICES CORP.

By:     _______________________________
Name: ____________________________
Title: ______________________________

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EXHIBIT D
FORM OF FUNDING NOTICE
[Date]
Wilmington Trust, National Association
1100 North Market Street
Wilmington, Delaware 19801
Attention: Jennifer K. Anderson
Telephone: (302) 636-5048
Facsimile: (302) 636-4145

Ladies and Gentlemen:
The undersigned, Pioneer Energy Services Corp., a Texas corporation (“Borrower”), refers to the Term Loan Agreement dated as of November 8, 2017 (as the same may be amended, amended and restated or modified from time-to-time, the “Credit Agreement,” the defined terms of which are used in this Funding Notice as defined therein unless otherwise defined in this Funding Notice) among the Borrower, the Lenders from time to time party thereto, Wilmington Trust, National Association, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”), the Arrangers and other parties from time to time party thereto, and hereby gives you irrevocable notice pursuant to Section 2.1(b)(i) of the Credit Agreement that the Borrower hereby requests a borrowing consisting of Term Loans, and in connection with that request sets forth below the information relating to such borrowing (the “Proposed Borrowing”) as required by Sections 2.1 and 2.4 of the Credit Agreement:

(a)	The Business Day of the Proposed Borrowing is ____________, _____.

(b)	[The Proposed Borrowing will be composed of [Base Rate Loans] [Eurodollar Rate Loans].]

(c)	The aggregate amount of the Proposed Borrowing is $____________.

(d)	[The Interest Period for each Eurodollar Rate Loan made as part of the Proposed Borrowing is ____ month(s)].

(e)
The Proposed Borrowing shall be deposited into [the accounts described in the Effective Date Funds Flow (as defined below) to the extent described in such Effective Date Funds Flow][Account No. [__________] maintained by [__________] in accordance with the following wire instructions:

Bank:
Address:
ABA No.
Account No.

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Account Name:
Reference:
Attention:]

(f)	The Borrower hereby certifies that no Event Default has occurred and is continuing or would result from the Proposed Borrowing.
The Borrower hereby agrees that the payments made in accordance with the funds flow on the Effective Date (the “Effective Date Funds Flow”) are made for the administrative convenience of the Borrower and that the legal effect thereof is the same as if the proceeds of the requested Borrowing were transferred directly to Borrower by the Lenders and distributed by the Borrower. Furthermore, the Borrower hereby acknowledges that the Administrative Agent or the Lenders, as applicable, shall make payments strictly on the basis of the information set forth in this Funding Notice and the Effective Date Funds Flow, even if such information is incorrect. In the event that any of such information is incorrect, the Borrower agrees that the neither the Administrative Agent nor the Lenders shall have any liability with respect thereto.
The Borrower hereby represents and warrants that the instructions set forth in the Effective Date Funds Flow comply with the Credit Agreement. In the event any of the amounts set forth in the Effective Date Funds Flow are incorrect, the Borrower shall be liable for any losses, costs and expenses arising therefrom.

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Very truly yours,

PIONEER ENERGY SERVICES CORP.

By:     _______________________________
Name: ____________________________
Title: ______________________________

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EXHIBIT E
FORM OF GUARANTY

GUARANTY AGREEMENT
This Guaranty Agreement dated as of November 8, 2017 (this “Guaranty”) is executed by each of the undersigned (together with any other Person that may become a party hereto as provided in Section 16 hereof, individually a “Guarantor” and collectively, the “Guarantors”), in favor of Wilmington Trust, National Association, as administrative agent under the Credit Agreement referred to below for the ratable benefit of itself and the other Secured Parties (as defined in the Credit Agreement referred to below) (in such capacity, the “Administrative Agent”).
INTRODUCTION
A.    This Guaranty is given in connection with that certain Term Loan Agreement dated as of November 8, 2017 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Pioneer Energy Services Corp., a Texas corporation (the “Borrower”), the lenders party thereto from time to time (the “Lenders”), and the Administrative Agent.
B.    Each Guarantor (other than the Borrower) is a Subsidiary of the Borrower and will derive substantial direct and indirect benefit from (i) the transactions contemplated by the Credit Agreement and the other Credit Documents, and (ii) the Hedging Arrangements entered into by the Borrower or any of the other Credit Parties with a Swap Counterparty.
C.    Each Guarantor is executing and delivering this Guaranty (i) to induce the Lenders to provide Commitments and Term Loans under the Credit Agreement, and (ii) intending it to be a legal, valid, binding, enforceable and continuing obligation of such Guarantor.
NOW, THEREFORE, in consideration of the premises, each Guarantor hereby agrees as follows:
Section 1.    Definitions. All capitalized terms used in this Guaranty but not otherwise defined in this Guaranty that are defined in the Credit Agreement shall have the meanings assigned to such terms in the Credit Agreement.
Section 2.    Guaranty.
(a)    Each Guarantor hereby absolutely, unconditionally and irrevocably guarantees the punctual payment and performance, when due, whether at stated maturity, by acceleration or otherwise, of all Obligations, whether absolute or contingent and whether for principal, interest (including, without limitation, interest that but for the existence of a bankruptcy, reorganization or similar proceeding would accrue, whether or not allowed as a claim), prepayment premiums, fees, amounts required to be provided as collateral, indemnities, expenses or otherwise (collectively, the “Guaranteed Obligations”); provided that, with respect to any Guarantor which is

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not a Qualified ECP Guarantor, the “Guaranteed Obligations” shall exclude any Excluded Swap Obligations. Without limiting the generality of the foregoing, each Guarantor’s liability shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by the Borrower or any other Credit Party to the Administrative Agent, any Lender or any other Secured Party under the Credit Documents or any Hedging Arrangements but for the fact that they are unenforceable or not allowable due to insolvency or the existence of a bankruptcy, reorganization or similar proceeding involving the Borrower.
(b)    It is the intention of the Guarantors and each Secured Party that the amount of the Guaranteed Obligations guaranteed by each Guarantor shall be, but shall not be in excess of, the maximum amount permitted by fraudulent conveyance, fraudulent transfer and any similar Legal Requirement applicable to such Guarantor. Accordingly, notwithstanding anything to the contrary contained in this Guaranty or in any other agreement or instrument executed in connection with the payment of any of the Guaranteed Obligations, the amount of the Guaranteed Obligations guaranteed by a Guarantor under this Guaranty shall be limited to an aggregate amount equal to the greatest amount that would not render such Guarantor’s obligations hereunder subject to avoidance under Section 548 of the Bankruptcy Code or any comparable provision of any other applicable law.
Section 3.    Guaranty Absolute. Each Guarantor guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of the Credit Documents, regardless of any Legal Requirement now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Administrative Agent or any other Secured Party with respect thereto but subject to Section 2(b) above. The obligations of each Guarantor under this Guaranty are independent of the Guaranteed Obligations or any other obligations of any other Person under the Credit Documents or in connection with any Hedging Arrangement, and a separate action or actions may be brought and prosecuted against a Guarantor to enforce this Guaranty, irrespective of whether any action is brought against the Borrower, any other Guarantor or any other Person or whether the Borrower, any other Guarantor or any other Person is joined in any such action or actions. The liability of each Guarantor under this Guaranty shall be irrevocable, absolute and unconditional irrespective of, and each Guarantor hereby irrevocably waives any defenses it may now or hereafter have in any way relating to, any or all of the following:
(a)    any lack of validity or enforceability of any Credit Document, any Hedging Arrangement with a Swap Counterparty or any agreement or instrument relating thereto or any part of the Guaranteed Obligations being irrecoverable;
(b)    any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations or any other obligations of any Person under the Credit Documents or any agreement or instrument relating to Hedging Arrangements with a Swap Counterparty, or any other amendment or waiver of or any consent to departure from any Credit Document or any agreement or instrument relating to Hedging Arrangements with a Swap Counterparty, including, without limitation, any increase in the Guaranteed Obligations resulting from the extension of additional credit to the Borrower or otherwise;

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(c)    any taking, exchange, release or non-perfection of any collateral, or any taking, release or amendment or waiver of or consent to departure from any other guaranty, for all or any of the Guaranteed Obligations;
(d)    any manner of application of collateral, or proceeds thereof, to all or any of the Guaranteed Obligations, or any manner of sale or other disposition of any collateral for all or any of the Guaranteed Obligations or any other obligations of any other Person under the Credit Documents, any Hedging Arrangement with a Swap Counterparty or any other assets of the Borrower or any of its Subsidiaries;
(e)    any change, restructuring or termination of the organizational structure or existence of the Borrower or any of its Subsidiaries;
(f)    any failure of any Lender, the Administrative Agent or any other Secured Party to disclose to the Borrower or any Guarantor any information relating to the business, condition (financial or otherwise), operations, properties or prospects of any Person now or in the future known to the Administrative Agent, any Lender or any other Secured Party (and each Guarantor hereby irrevocably waives any duty on the part of any Secured Party to disclose such information);
(g)    any signature of any officer of the Borrower or any Guarantor being mechanically reproduced in facsimile or otherwise; or
(h)    any other circumstance or any existence of or reliance on any representation by any Secured Party that might otherwise constitute a defense available to, or a discharge of, the Borrower, any Guarantor or any other guarantor, surety or other Person (other than the indefeasible repayment in full of the Guaranteed Obligations).
Section 4.    Continuation and Reinstatement, Etc. Each Guarantor agrees that, to the extent that payments of any of the Guaranteed Obligations are made, or any Lender, the Administrative Agent or any other Secured Party receives any proceeds of collateral, and such payments or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, or otherwise required to be repaid, then to the extent of such repayment the Guaranteed Obligations shall be reinstated and continued in full force and effect as of the date such initial payment or collection of proceeds occurred. EACH GUARANTOR SHALL DEFEND AND INDEMNIFY EACH SECURED PARTY FROM AND AGAINST ANY claim, damage, loss, liability, cost, or expense UNDER THIS SECTION 4 (INCLUDING REASONABLE ATTORNEYS’ FEES AND EXPENSES) IN THE DEFENSE OF ANY SUCH ACTION OR SUIT, INCLUDING such claim, damage, loss, liability, cost, or expense arising as a result of the INDEMNIFIED SECURED PARTY’S OWN NEGLIGENCE but excluding such claim, damage, loss, liability, cost, or expense that is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted directly from such Indemnified SECURED PARTY’S gross negligence, willful misconduct, or breach in bad faith of express obligations under this guaranty.
Section 5.    Waivers and Acknowledgments.

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(a)    Each Guarantor hereby waives promptness, diligence, presentment, notice of acceptance and any other notice with respect to any of the Guaranteed Obligations and this Guaranty and any requirement that any Secured Party protect, secure, perfect or insure any Lien or any property or exhaust any right or take any action against the Borrower, any other Guarantor or any other Person or any collateral.
(b)    Each Guarantor hereby irrevocably waives any right to revoke this Guaranty, and acknowledges that this Guaranty is continuing in nature and applies to all Guaranteed Obligations, whether existing now or in the future.
(c)    Each Guarantor acknowledges that it will receive substantial direct and indirect benefits from the financing arrangements involving the Borrower and the other Credit Parties contemplated by the Credit Documents and the Hedging Arrangements with Swap Counterparties and that the waivers set forth in this Guaranty are knowingly made in contemplation of such benefits.
Section 6.    Contribution by Guarantors. All Guarantors desire to allocate among themselves (collectively, the “Contributing Guarantors”), in a fair and equitable manner, their obligations arising under this Guaranty. Accordingly, in the event any payment or distribution is made on any date by a Guarantor (a “Funding Guarantor”) under this Guaranty that exceeds its Fair Share (as defined below) as of such date, such Funding Guarantor shall be entitled (subject to the last sentence of this Section 6) to a contribution from each of the other Contributing Guarantors in the amount of such other Contributing Guarantor’s Fair Share Shortfall (as defined below) as of such date, with the result that all such contributions will cause each Contributing Guarantor’s Aggregate Payments (as defined below) to equal its Fair Share as of such date. “Fair Share” means, with respect to a Contributing Guarantor as of any date of determination, an amount equal to (a) the ratio of (i) the Fair Share Contribution Amount (as defined below) with respect to such Contributing Guarantor to (ii) the aggregate of the Fair Share Contribution Amount with respect to all Contributing Guarantors multiplied by (b) the aggregate amount paid or distributed on or before such date by all Funding Guarantors in respect of the Guaranteed Obligations. “Fair Share Shortfall” means, with respect to a Contributing Guarantor as of any date of determination, the excess, if any, of the Fair Share of such Contributing Guarantor over the Aggregate Payments of such Contributing Guarantor. “Fair Share Contribution Amount” means, with respect to a Contributing Guarantor as of any date of determination, the maximum aggregate amount of the obligations of such Contributing Guarantor under this Guaranty that would not render its obligations hereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of the Bankruptcy Code or any comparable applicable provisions of state law. “Aggregate Payments” means, with respect to a Contributing Guarantor as of any date of determination, an amount equal to (a) the aggregate amount of all payments and distributions made on or before such date by such Contributing Guarantor in respect of this Guaranty (including pursuant to this Section 6) minus (b) the aggregate amount of all payments received on or before such date by such Contributing Guarantor from all other Contributing Guarantors as contributions under this Section 6. The amounts payable as contributions hereunder shall be determined as of the date on which the related payment or distribution is made by the applicable Funding Guarantor. This Section 6 is intended only to define the relative rights of the Guarantors, and the allocation among Contributing Guarantors of their obligations as set forth in

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this Section 6 shall not be construed in any way to limit the liability of any Guarantor hereunder. Notwithstanding anything to the contrary contained herein, the rights of the Guarantors under this Section 6 shall be exercisable after all Obligations (other than obligations in respect of any Hedging Arrangement) have been paid in full and all Commitments have terminated or expired.
Section 7.    Subrogation. No Guarantor will exercise any rights that it may now have or hereafter acquire against the Borrower, any other Guarantor or any other Person to the extent that such rights arise from the existence, payment, performance or enforcement of such Guarantor’s obligations under this Guaranty, any other Credit Document or any Hedging Arrangement, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of any Secured Party against the Borrower, any other Guarantor or any other Person, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from the Borrower or any other Person, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right, unless and until all Obligations (other than obligations in respect of any Hedging Arrangement) have been paid in full and all Commitments have terminated or expired. If any amount shall be paid to a Guarantor in violation of the preceding sentence, such amount shall be held in trust for the benefit of the Administrative Agent and shall forthwith be paid to the Administrative Agent to be credited and applied to the Guaranteed Obligations and any and all other amounts payable by the Guarantors under this Guaranty, whether matured or unmatured, in accordance with the terms of the Credit Documents.
Section 8.    Representations and Warranties. Each Guarantor hereby represents and warrants as follows:
(a)    There are no conditions precedent to the effectiveness of this Guaranty. Such Guarantor benefits from executing this Guaranty.
(b)    This Guaranty has been duly executed and delivered by such Guarantor and constitutes the legal, valid, and binding obligation of such Guarantor, enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws at the time in effect affecting the rights of creditors generally and to the effect of general principles of equity whether applied by a court of law or equity.
Section 9.    Right of Set‑Off. Upon the occurrence and during the continuance of any Event of Default, any Lender, the Administrative Agent and any other Secured Party is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set-off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Secured Party to or for the credit or the account of any Guarantor against any and all of the Guaranteed Obligations of such Guarantor now or hereafter existing under this Guaranty, irrespective of whether or not such Secured Party shall have made any demand under this Guaranty and although such obligations may be contingent and unmatured. Such Secured Party shall promptly notify the affected Guarantor after any such set‑off and application is made by such Secured Party, provided that the failure to give such notice shall not affect the validity of such set‑off and application. The rights of the Secured Parties under this

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Section 9 are in addition to other rights and remedies (including, without limitation, other rights of set‑off) which any Secured Party may have.
Section 10.    Amendments, Etc. No amendment, modification, termination or waiver of any provision of this Guaranty, or consent to any departure by any Guarantor therefrom, shall in any event be effective without the written concurrence of Requisite Lenders, the Administrative Agent and each Guarantor pursuant to the terms of the Credit Agreement; provided that the Administrative Agent may, with the consent of the Borrower only, amend, modify or supplement this Guaranty to cure any ambiguity, omission, defect or inconsistency (as reasonably determined by the Administrative Agent), so long as such amendment, modification or supplement does not adversely affect the rights of any Lender and the Lenders shall have received at least five Business Days’ prior written notice thereof and the Administrative Agent shall not have received, within five Business Days of the date of such notice to the Lenders, a written notice from any Lender stating that it objects to such amendment (if the Administrative Agent receives an objection from any Lender, such amendment, modification or supplement shall require the written concurrence of the Requisite Lenders and each Guarantor).
Section 11.     Notices, Etc. All notices and other communications provided for hereunder shall be in writing and shall be delivered (and deemed received) in the manner set forth in Section 9.1 of the Credit Agreement.
Section 12.     No Waiver; Cumulative Remedies. No failure or delay on the part of any Secured Party in the exercise of any power, right or privilege hereunder shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege. The rights, powers and remedies given to each Secured Party hereby are cumulative and shall be in addition to and independent of all rights, powers and remedies existing by virtue of any statute or rule of law or in any of the other Credit Documents or any of the Hedging Arrangements. Any forbearance or failure to exercise, and any delay in exercising, any right, power or remedy hereunder shall not impair any such right, power or remedy or be construed to be a waiver thereof, nor shall it preclude the further exercise of any such right, power or remedy.
Section 13.     Continuing Guaranty: Assignments under the Credit Agreement. This Guaranty is a continuing guaranty and shall (a) remain in full force and effect until all Obligations (other than obligations in respect of any Hedging Arrangement) have been paid in full and all Commitments have terminated or expired, (b) be binding upon each Guarantor and its successors and assigns, and (c) inure to the benefit of and be enforceable by the Administrative Agent, and its successors, and, in the case of transfers and assignments made in accordance with the Credit Agreement, transferees and assigns. Each Guarantor acknowledges that upon any Person becoming a Secured Party in accordance with the Credit Agreement, such Person shall be entitled to the benefits hereof.
Section 14.     Governing Law. THIS GUARANTY AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER (INCLUDING, WITHOUT LIMITATION, ANY CLAIMS SOUNDING IN CONTRACT LAW OR TORT LAW

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ARISING OUT OF THE SUBJECT MATTER HEREOF AND ANY DETERMINATIONS WITH RESPECT TO POST-JUDGMENT INTEREST) SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAW OF THE STATE OF NEW YORK. The provisions of Sections 9.15 and 9.16 of the Credit Agreement are hereby incorporated herein by reference, mutatis mutandis.
Section 15.     INDEMNIFICATION. EACH GUARANTOR SHALL INDEMNIFY EACH OF THE secured parties, AND THEIR RESPECTIVE officers, partners, members, directors, trustees, advisors, employees, agents, sub-agents and affiliates FROM, AND DISCHARGE, RELEASE, AND HOLD EACH OF THEM HARMLESS AGAINST, ANY AND ALL LIABILITIES, OBLIGATIONS, LOSSES, CLAIMS, EXPENSES, OR DAMAGES OF ANY KIND OR NATURE WHATSOEVER TO WHICH ANY OF THEM MAY BECOME SUBJECT RELATING TO OR ARISING OUT OF THIS GUARANTY, AND EACH GUARANTOR SHALL REIMBURSE THE secured parties AND THEIR RESPECTIVE officers, partners, members, directors, trustees, advisors, employees, agents, sub-agents and affiliates, UPON DEMAND FOR ALL ACTUAL AND REASONABLE COSTS AND EXPENSES, INCLUDING REASONABLE ATTORNEYS’ FEES (BUT EXCLUDING ALLOCATED COSTS OF INTERNAL COUNSEL) INCURRED IN CONNECTION WITH ANY SUCH INVESTIGATION, LITIGATION OR OTHER PROCEEDING; AND EXPRESSLY INCLUDING ANY SUCH LOSSES, LIABILITIES, CLAIMS, DAMAGES, OR EXPENSES INCURRED BY REASON OF THE INDEMNIFIED PERSON’S OWN NEGLIGENCE, BUT EXCLUDING ANY SUCH LOSSES, LIABILITIES, CLAIMS, DAMAGES OR EXPENSES that (A) ARE FOUND IN A FINAL, NON-APPEALABLE JUDGMENT BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED directly FROM (1) SUCH INDEMNIFIED PERSON’S GROSS NEGLIGENCE, WILLFUL MISCONDUCT, OR BREACH IN BAD FAITH OF EXPRESS OBLIGATIONS UNDER THIS GUARANTY.
Section 16.     Additional Guarantors. Pursuant to Section 5.6 of the Credit Agreement, certain Subsidiaries of the Borrower that were not in existence on the Effective Date are required to enter into this Guaranty as a Guarantor upon becoming a Domestic Subsidiary. Upon execution and delivery after the date hereof by the Administrative Agent and such Domestic Subsidiary of an instrument substantially in the form of Annex 1, such Domestic Subsidiary shall become a Guarantor hereunder with the same force and effect as if originally named as a Guarantor herein. The execution and delivery of any instrument adding an additional Guarantor as a party to this Guaranty shall not require the consent of any other Guarantor hereunder. The rights and obligations of each Guarantor hereunder shall remain in full force and effect notwithstanding the addition of any new Guarantor as a party to this Guaranty.
Section 17.     Counterparts. This Guaranty may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. Delivery of an executed

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counterpart of a signature page of this Guaranty by facsimile or in electronic format (i.e., “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Guaranty.
Section 18.     Severability. In case any provision in or obligation under this Guaranty shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.
Section 19.     NO ORAL AGREEMENTS. THIS GUARANTY AND THE OTHER CREDIT DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.
THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.
Section 20.     Intercreditor Agreement. Notwithstanding anything herein to the contrary, the exercise of any right or remedy by the Administrative Agent hereunder is subject to the provisions of the Intercreditor Agreement dated as of November 8, 2017 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”) between the Administrative Agent and Wells Fargo Bank, N.A. in its capacity as ABL Administrative Agent. In the event of any conflict between the terms of the Intercreditor Agreement and this Guaranty, the terms of the Intercreditor Agreement shall govern and control.
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Exhibits

Each Guarantor has caused this Guaranty to be duly executed as of the date first above written.
GUARANTORS:

PIONEER ENERGY SERVICES CORP.
PIONEER GLOBAL HOLDINGS, INC.
PIONEER DRILLING SERVICES, LTD.
PIONEER PRODUCTION SERVICES, INC.
PIONEER WIRELINE SERVICES HOLDINGS, INC.
PIONEER WIRELINE SERVICES, LLC
PIONEER WELL SERVICES, LLC
PIONEER FISHING & RENTAL SERVICES, LLC
PIONEER COILED TUBING SERVICES, LLC

By:     ________________________
Name:    William Stacy Locke
Title:    President and Chief Executive Officer

Exhibits

Annex 1 to the
Guaranty Agreement
SUPPLEMENT NO. ____ dated as of ______________ (the “Supplement”), to the Guaranty Agreement dated as of November 8, 2017 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Guaranty Agreement”), made by Pioneer Energy Services Corp., a Texas corporation (the “Borrower”) and certain subsidiaries of the Borrower party thereto (the Borrower and each such subsidiary individually, a “Guarantor” and collectively, the “Guarantors”) in favor of Wilmington Trust, National Association, as administrative agent under the Credit Agreement referred to below for the benefit of the Secured Parties (as defined in the Credit Agreement referred to below) (in such capacity, the “Administrative Agent”).
A.    Reference is made to the Term Loan Agreement dated as of November 8, 2017 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the lenders from time to time party thereto (the “Lenders”), and the Administrative Agent.
B.    Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Guaranty Agreement or the Credit Agreement, as applicable.
C.    The Guarantors have entered into the Guaranty Agreement in order to induce the Lenders to make Commitments and Term Loans under the Credit Agreement. Pursuant to Section 5.6 of the Credit Agreement, certain Subsidiaries of the Borrower are required to enter into the Guaranty Agreement as a Guarantor upon becoming a Domestic Subsidiary. Section 16 of the Guaranty Agreement provides that additional Subsidiaries of the Borrower may become Guarantors under the Guaranty Agreement by the execution and delivery of an instrument in the form of this Supplement. The undersigned Subsidiary of the Borrower (the “New Guarantor”) is executing this Supplement in accordance with the requirements of the Credit Agreement to become a Guarantor under the Guaranty Agreement in order to induce the Lenders to make additional Commitments and Term Loans and as consideration for Commitments and Term Loans previously made.
Accordingly, the Administrative Agent and the New Guarantor agree as follows:
1.    In accordance with Section 16 of the Guaranty Agreement, the New Guarantor by its signature below becomes a Guarantor under the Guaranty Agreement with the same force and effect as if originally named therein as a Guarantor and the New Guarantor hereby (a) agrees to all the terms and provisions of the Guaranty Agreement applicable to it as a Guarantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Guarantor thereunder are true and correct in all material respects on and as of the date hereof (provided that if any representation and warranty is by its terms qualified by concepts of materiality, such representation and warranty shall be true and correct in all respects). Each reference to a “Guarantor” in the Guaranty Agreement shall be deemed to include the New Guarantor. The Guaranty Agreement is hereby incorporated herein by reference.
2.    The New Guarantor represents and warrants to the Administrative Agent and the other Secured Parties that this Supplement has been duly executed and delivered by the New

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Guarantor and constitutes the legal, valid, and binding obligation of the New Guarantor, enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws at the time in effect affecting the rights of creditors generally and to the effect of general principles of equity whether applied by a court of law or equity.
3.    This Supplement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page of this Supplement by facsimile or in electronic format (i.e., “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Supplement.
4.    Except as expressly supplemented hereby, the Guaranty Agreement shall remain in full force and effect.
5.    THIS SUPPLEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER (INCLUDING, WITHOUT LIMITATION, ANY CLAIMS SOUNDING IN CONTRACT LAW OR TORT LAW ARISING OUT OF THE SUBJECT MATTER HEREOF AND ANY DETERMINATIONS WITH RESPECT TO POST-JUDGMENT INTEREST) SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAW OF THE STATE OF NEW YORK. The provisions of Sections 9.15 and 9.16 of the Credit Agreement are hereby incorporated herein by reference, mutatis mutandis.
6.    In case any provision in or obligation under this Supplement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.
7.    All communications and notices hereunder shall be in writing and given as provided in Section 11 of the Guaranty Agreement. All communications and notices hereunder to the New Guarantor shall be given to it at the address set forth under its signature below.
IN WITNESS WHEREOF, the New Guarantor and the Administrative Agent have duly executed this Supplement as of the day and year first above written.
[Name Of New Guarantor]
By: ______________________________
Name: ____________________________
Title: _____________________________
Address: ________________________
___________________________________

Exhibits

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Administrative Agent
By: ______________________________
Name: ____________________________
Title: _____________________________

Exhibits

EXHIBIT F
FORM OF INTERCOMPANY NOTE

Note Number: ______                 Dated:__________, 201__
FOR VALUE RECEIVED, PIONEER ENERGY SERVICES CORP. (“Borrower”) and certain Subsidiaries of Borrower (collectively, and together with the Borrower, the “Group Members” and each, a “Group Member”) which is a party to this subordinated intercompany note (this “Note”) promises to pay to the order of such other Group Member as it makes loans to such Group Member (each Group Member which borrows money pursuant to this Note is referred to herein as a “Payor” and each Group Member which makes loans and advances pursuant to this Note is referred to herein as a “Payee”), on demand, in lawful money as may be agreed upon from time to time by the relevant Payor and Payee, in immediately available funds and at the appropriate office of the Payee, the aggregate unpaid principal amount of all loans and advances heretofore and hereafter made by such Payee to such Payor and any other Indebtedness now or hereafter owing by such Payor to such Payee as shown either on Schedule A attached hereto (and any continuation thereof) or in the books and records of such Payee. The failure to show any such Indebtedness or any error in showing such Indebtedness shall not affect the obligations of any Payor hereunder. Capitalized terms used herein but not otherwise defined herein shall have the meanings given such terms in the Term Loan Agreement dated as of November 8, 2017 (as it may be amended, supplemented or otherwise modified, the “Credit Agreement”), by and among Borrower, the Lenders party thereto from time to time, WILMINGTON TRUST, NATIONAL ASSOCIATION, as Administrative Agent for the Lenders (the “Administrative Agent”), the Arrangers and other parties from time to time party thereto.
The unpaid principal amount hereof from time to time outstanding shall bear interest at a rate equal to the rate as may be agreed upon in writing from time to time by the relevant Payor and Payee. Interest shall be due and payable at such times as may be agreed upon from time to time by the relevant Payor and Payee. Upon demand for payment of any principal amount hereof, accrued but unpaid interest on such principal amount shall also be due and payable. Interest shall be paid in any lawful currency as may be agreed upon by the relevant Payor and Payee and in immediately available funds. Interest shall be computed for the actual number of days elapsed on the basis of a year consisting of 365 days.
Each Payor and any endorser of this Note hereby waives presentment, demand, protest and notice of any kind. No failure to exercise, and no delay in exercising, any rights hereunder on the part of the holder hereof shall operate as a waiver of such rights.
This Note has been pledged by each Payee that is a Credit Party to the Administrative Agent, for the benefit of the Secured Parties, as security for such Payee’s obligations, if any, under the Credit Documents to which such Payee is a party. Each Payor acknowledges and agrees that after the occurrence of and during the continuation of an Event of Default (as defined in the Credit Agreement), the Administrative Agent and the other Secured Parties may exercise all the rights of

Exhibits

each Payee that is a Credit Party under this Note and will not be subject to any abatement, reduction, recoupment, defense, setoff or counterclaim available to such Payor.
Each Payee agrees that any and all claims of such Payee against any Payor that is a Credit Party or any endorser of this Note, or against any of their respective properties, shall be subordinate and subject in right of payment to the Secured Obligations (as defined in the Security Agreement) until all of the Secured Obligations have been performed and paid in full (other than contingent indemnification obligations not due and payable) and all commitments to extend credit under any Credit Document have been terminated; provided, that each Payor may make payments to the applicable Payee so long as no Event of Default shall have occurred and be continuing; and provided, further, that all loans and advances made by a Payee pursuant to this Note shall be received by the applicable Payor subject to the provisions of the Credit Documents. Notwithstanding any right of any Payee to ask, demand, sue for, take or receive any payment from any Payor, all rights, Liens and security interests of such Payee, whether now or hereafter arising and howsoever existing, in any assets of any Payor (whether constituting part of the security or collateral given to any Secured Party to secure payment of all or any part of the Secured Obligations or otherwise) shall be and hereby are subordinated to the rights of the Secured Parties in such assets. Except as expressly permitted by the Credit Documents, the Payees shall have no right to possession of any such asset or to foreclose upon, or exercise any other remedy in respect of, any such asset, whether by judicial action or otherwise, unless and until all of the Secured Obligations shall have been performed and paid in full (other than contingent indemnification obligations not due and payable) and all commitments have been expired or terminated.
After the occurrence of and during the continuation of an Event of Default, if all or any part of the assets of any Payor, or the proceeds thereof, are subject to any distribution, division or application to the creditors of any Payor, whether partial or complete, voluntary or involuntary, and whether by reason of liquidation, bankruptcy, arrangement, receivership, assignment for the benefit of creditors or any other action or proceeding, or if the business of any Payor is dissolved or if (except as expressly permitted by the Credit Documents) all or substantially all of the assets of any Payor are sold, then, and in any such event, any payment or distribution of any kind or character, whether in cash, securities or other investment property, or otherwise, which shall be payable or deliverable upon or with respect to any indebtedness of such Payor to any Payee (“Payor Indebtedness”) shall be paid or delivered directly to the Administrative Agent for application to any of the Secured Obligations, due or to become due, until the date on which the Secured Obligations shall have been performed and paid in full (other than contingent indemnification obligations which are not due and payable and which by their terms survive the termination or expiration of the Credit Agreement and the other Credit Documents). After the occurrence of and during the continuation of an Event of Default, each Payee that is a Credit Party irrevocably authorizes, empowers and appoints the Administrative Agent as such Payee’s attorney-in-fact (which appointment is coupled with an interest and is irrevocable) to demand, sue for, collect and receive every such payment or distribution and give acquittance therefor and to make and present for and on behalf of such Payee such proofs of claim and take such other action, in the Administrative Agent’s own names or in the name of such Payee or otherwise, as the Administrative Agent may deem necessary or advisable for the enforcement of this Note. After the occurrence of and during the continuation of an Event of Default, each Payee that is a Credit Party also agrees to execute, verify, deliver and file any such

Exhibits

proofs of claim in respect of the Payor Indebtedness requested by the Administrative Agent. After the occurrence of and during the continuation of an Event of Default, the Administrative Agent may vote such proofs of claim in any such proceeding (and the applicable Payee shall not be entitled to withdraw such vote), receive and collect any and all dividends or other payments or disbursements made on Payor Indebtedness in whatever form the same may be paid or issued and apply the same on account of any of the Secured Obligations in accordance with the Credit Agreement. Upon the occurrence and during the continuation of any Event of Default, should any payment, distribution, security or other investment property or instrument or any proceeds thereof be received by any Payee that is a Credit Party upon or with respect to Payor Indebtedness owing to such Payee prior to such time as the Secured Obligations have been performed and paid in full (other than contingent indemnification obligations which are not due and payable and which by their terms survive the termination or expiration of the Credit Agreement and the other Credit Documents), such Payee that is a Credit Party shall receive and hold the same for the benefit of the Secured Parties, and shall forthwith deliver the same to the Administrative Agent, for the benefit of the Secured Parties, in precisely the form received (except for the endorsement or assignment of such Payee where necessary or advisable in the Administrative Agent’s judgment), for application to any of the Secured Obligations in accordance with the Credit Agreement, due or not due, and, until so delivered, the same shall be segregated from the other assets of such Payee for the benefit of the Secured Parties. Upon the occurrence and during the continuance of an Event of Default, if such Payee fails to make any such endorsement or assignment to the Administrative Agent, the Administrative Agent or any of its officers, employees or representatives are hereby irrevocably authorized to make the same. Each Payee that is a Credit Party agrees that until the Secured Obligations have been performed and paid in full (other than contingent indemnification obligations which are not due and payable and which by their terms survive the termination or expiration of the Credit Agreement and the other Credit Documents), such Payee will not (i) assign or transfer, or agree to assign or transfer, to any Person (other than in favor of the Administrative Agent for the benefit of the Secured Parties pursuant to the Security Agreement or otherwise) any claim such Payee has or may have against any Payor, (ii) upon the occurrence and during the continuance of an Event of Default, discount or extend the time for payment of any Payor Indebtedness, or (iii) otherwise amend, modify, supplement, waive or fails to enforce any provision of this Note.
The Secured Parties shall be third party beneficiaries hereof and shall be entitled to enforce the subordination and other provisions hereof.
Notwithstanding anything to the contrary contained herein, in any other Credit Document or in any such promissory note or other instrument, this Note shall not be deemed replaced, superseded or in any way modified by any promissory note or other instrument entered into on or after the date hereof which purports to create or evidence any loan or advance by any Group Member to any other Group Member.
THIS NOTE AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD

Exhibits

TO CONFLICT OF LAWS PRINCIPLES THEREOF THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAW OF THE STATE OF NEW YORK.
Upon execution and delivery after the date hereof by any Subsidiary of any Group Member of a counterpart signature hereto, such subsidiary shall become a Group Member hereunder with the same force and effect as if originally named as a Group Member hereunder (each additional Subsidiary, an “Additional Group Member”). Each Group Member expressly agrees that its obligations arising hereunder shall not be affected or diminished by the addition or release of any other Group Member hereunder. This Note shall be fully effective as to any Additional Group Member that is or becomes a party hereto regardless of whether any other Person becomes or fails to become or ceases to be a Group Member hereunder.
This Note may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.
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Exhibits

IN WITNESS WHEREOF, each Group Member has caused this Note to be executed and delivered by its proper and duly authorized officer as of the date set forth above.
PIONEER ENERGY SERVICES CORP.
By: __________________________
Name:
Title:
PIONEER DRILLING SERVICES, LTD.
PIONEER GLOBAL HOLDINGS, INC.
PIONEER PRODUCTION SERVICES, INC.
PIONEER WIRELINE SERVICES HOLDINGS, INC.
PIONEER WIRELINE SERVICES, LLC
PIONEER WELL SERVICES, LLC
PIONEER FISHING & RENTAL SERVICES, LLC
PIONEER COILED TUBING SERVICES, LLC
By: __________________________
Name:
Title:

Exhibits

Schedule A
TRANSACTIONS UNDER PROMISSORY NOTE

Date	Name of Payor	Name of Payee	Amount of Advance This Date	Amount of Principal Paid This Date	Outstanding Principal Balance from Payor to Payee This Date	Notation Made By

Exhibits

ENDORSEMENT
FOR VALUE RECEIVED, each of the undersigned does hereby sell, assign and transfer to ________________________ all of its right, title and interest in and to the Intercompany Note, dated _____________, 201_ (as amended, supplemented or otherwise modified from time to time, the “Note”), made by PIONEER ENERGY SERVICES CORP. (the “Borrower”) and certain Subsidiaries of the Borrower or any other Person that is or becomes a party thereto, and payable to the undersigned. This endorsement is intended to be attached to the Note and, when so attached, shall constitute an endorsement thereof.
The initial undersigned shall be the Payees (as defined in the Note) party to the Credit Documents on the date of the Note. From time to time after the date thereof, Additional Group Members (as defined in the Note) may become parties to the Note. Upon execution and delivery of a counterpart signature page to this endorsement, each Additional Group Member that is a Payee under the Note (each, an “Additional Payee”) shall be as fully a signatory to this endorsement as if such Additional Payee were an original signatory hereof. Each Payee expressly agrees that its obligations arising hereunder shall not be affected or diminished by the addition or release of any other Payee under the Note or hereunder. This endorsement shall be fully effective as to any Additional Payee that is or becomes a signatory hereto regardless of whether any other Person becomes or fails to become or ceases to be a Payee to the Note or hereunder.
Dated: ___________________

PIONEER ENERGY SERVICES CORP.
By: __________________________
Name:

[NAME OF EACH GUARANTOR]
By: __________________________
Name:
Title:

Exhibits

EXHIBIT G
FORM OF NOTE
$            _________, 20__
New York, New York

FOR VALUE RECEIVED, the undersigned (the “Borrower”) hereby promises to pay to _____________________ or registered assigns (the “Lender”), in accordance with the provisions of the Agreement (as hereinafter defined), the principal amount of the Term Loan made by the Lender to the Borrower under that certain Term Loan Agreement, dated as of November 8, 2017 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”; the terms defined therein being used herein as therein defined), among the Borrower, the Lenders from time to time party thereto, Wilmington Trust, National Association, as administrative agent (in such capacity, the “Administrative Agent”), the Arrangers and other parties from time to time party thereto.

The Borrower promises to pay interest on the unpaid principal amount of the Term Loan made by the Lender from the date of such Term Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Credit Agreement. All payments of principal and interest under this Note shall be made to the Administrative Agent for the account of the Lender in Dollars in immediately available funds at the Principal Office as more fully set forth in the Credit Agreement. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Credit Agreement.

This Note is one of the Notes referred to in the Credit Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein. Upon the occurrence and continuation of one or more of the Events of Default specified in the Credit Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable all as provided in the Credit Agreement. The Term Loan made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this Note and endorse thereon the date, amount and maturity of its Term Loan and payments with respect thereto.

The Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Note.

THIS NOTE AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER (INCLUDING, WITHOUT LIMITATION, ANY CLAIMS SOUNDING IN CONTRACT LAW OR TORT LAW ARISING OUT OF THE SUBJECT MATTER HEREOF AND ANY DETERMINATIONS WITH RESPECT TO POST-JUDGMENT INTEREST) SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAW OF THE STATE OF NEW YORK.

[Remainder of page intentionally left blank.]

Exhibits

IN WITNESS WHEREOF, the Borrower hereto has caused this Note to be duly executed as of the date first above written.

BORROWER:

PIONEER ENERGY SERVICES CORP.

By: __________________________________________
Name:
Title:

Exhibits

Loan AND PAYMENTS with respect thereto

Date	Amount of Loan Made	Amount of Principal or Interest Paid This Date	Outstanding Principal Balance This Date	Notation Made By

Exhibits

EXHIBIT H
FORM OF PLEDGE AGREEMENT

PLEDGE AGREEMENT
This Pledge Agreement dated as of November 8, 2017 (this “Pledge Agreement”) is among Pioneer Energy Services Corp., a Texas corporation (the “Borrower”), certain Subsidiaries of the Borrower signatory hereto (together with the Borrower and any other Person that may become a party hereto as provided in Section 8 hereof, the “Pledgors” and each individually, a “Pledgor”) and Wilmington Trust, National Association, as administrative agent under the Credit Agreement described below, for the ratable benefit of itself and the other Secured Parties (as defined in the Credit Agreement referred to below) (in such capacity, the “Administrative Agent”).
INTRODUCTION
WHEREAS, the Borrower, the lenders from time to time party thereto (the “Lenders”), and Wilmington Trust, National Association, as Administrative Agent, have entered into that certain Term Loan Agreement dated as of November 8, 2017 (as amended, amended and restated, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”);
WHEREAS, each Pledgor has guaranteed the Obligations of the Borrower and the other Pledgors under the Credit Agreement, the other Credit Documents and the Hedging Arrangements with Swap Counterparties;
WHEREAS, the Lenders have conditioned their obligations under the Credit Agreement upon the execution and delivery by each Pledgor of this Pledge Agreement, and the Pledgors have agreed to enter into this Pledge Agreement; and
WHEREAS, the Administrative Agent and Wells Fargo Bank, National Association, in its capacity as ABL Administrative Agent (the “ABL Administrative Agent”), have entered into that certain Intercreditor Agreement dated as of November 8, 2017 (as amended, amended and restated, restated or otherwise modified from time to time, the “Intercreditor Agreement”), which sets forth certain rights and obligations of the Administrative Agent and the ABL Administrative Agent with respect to the Pledged Collateral described herein.
NOW, THEREFORE, in order to comply with the terms and conditions of the Credit Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Pledgor hereby agrees with the Administrative Agent for its benefit and the ratable benefit of the Secured Parties as follows:
Section 1.    Definitions.
(a)    All capitalized terms used herein but not otherwise defined herein that are defined in the Credit Agreement shall have the meanings assigned to such terms in the Credit

Exhibits

Agreement. Any terms defined in Articles 8 or 9 of the UCC and not otherwise defined herein shall have the meanings assigned to such terms in the UCC.
(b)    All meanings to defined terms, unless otherwise indicated, are to be equally applicable to both the singular and plural forms of the terms defined. Article, Section, Schedule, and Exhibit references are to Articles and Sections of, and Schedules and Exhibits to, this Pledge Agreement, unless otherwise specified. All references to instruments, documents, contracts, and agreements are references to such instruments, documents, contracts, and agreements as the same may be amended, supplemented, or otherwise modified from time to time, unless otherwise specified. The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Pledge Agreement shall refer to this Pledge Agreement as a whole and not to any particular provision of this Pledge Agreement. As used herein, the term “including” means “including, without limitation,”. Paragraph headings have been inserted in this Pledge Agreement as a matter of convenience for reference only and it is agreed that such paragraph headings are not a part of this Pledge Agreement and shall not be used in the interpretation of any provision of this Pledge Agreement.
(c)    As used herein, “Permitted Liens” means Liens securing the Obligations and Liens permitted pursuant to Section 6.2(l) of the Credit Agreement and, in addition,:
(i)    with respect to Pledged Collateral constituting cash Proceeds, distributions, and dividends in respect of Pledged Collateral, Excepted Liens and Liens permitted pursuant to Section 6.2(h) and Section 6.2(k) of the Credit Agreement;
(ii)    with respect to Pledged Collateral constituting non-cash Proceeds, distributions, dividends, instruments and other Property from time to time received or otherwise distributed (other than Equity Interests and any certificates representing such Equity Interests) in respect of Pledged Collateral, Permitted Liens (as such term is defined in the Credit Agreement); and
(iii)    with respect to Pledged Collateral constituting Equity Interests, any certificates representing such Equity Interests and all other Pledged Collateral not described in clauses (i) and (ii) above, non-consensual Excepted Liens arising by operation of law and Liens permitted pursuant to Section 6.2(k) of the Credit Agreement.
(d)    As used herein, “Secured Obligations” means all Obligations. Without limiting the generality of the foregoing, the Secured Obligations include all amounts that constitute part of the Obligations and would be owed by any Pledgor to Administrative Agent or any Secured Party but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization, or similar proceeding involving a Pledgor.
Section 2.    Pledge.
(a)    Grant of Pledge. Each Pledgor hereby pledges and grants to the Administrative Agent, for its benefit and the benefit of the Secured Parties, a continuing lien on and security interest in the Pledged Collateral, as defined in Section 2(b) below; provided, however,

Exhibits

that the Pledged Collateral shall exclude any voting Equity Interests in (A) a First-Tier CFC or FSHC in excess of 65% of the then outstanding voting Equity Interests in such First-Tier CFC or FSHC, and (B) Foreign Subsidiaries other than First-Tier CFCs. This Pledge Agreement shall secure all Secured Obligations.
(b)    Pledged Collateral. “Pledged Collateral” shall mean all of each Pledgor’s right, title, and interest in the following, whether now owned or hereafter acquired by such Pledgor:
(i)    all of the membership interests listed in the attached Schedule I issued to such Pledgor and all additional membership interests of any issuer hereafter acquired by such Pledgor (collectively, the “Membership Interests”), the certificates (if any) representing the Membership Interests, all of such Pledgor’s rights, privileges, authority, and powers as a member of the issuer of such Membership Interests under the applicable limited liability company operating agreement or similar constitutive document of such issuer or under any applicable Legal Requirement, and all rights to money or Property which such Pledgor now has or hereafter acquires in respect of the Membership Interests, including, without limitation, (A) any Proceeds from a sale by or on behalf of such Pledgor of any of the Membership Interests, and (B) any distributions, dividends, cash, instruments and other Property from time to time received or otherwise distributed in respect of the Membership Interests, whether regular, special or made in connection with the partial or total liquidation of the issuer and whether attributable to profits, the return of any contribution or investment or otherwise attributable to the Membership Interests or the ownership thereof (collectively, the “Membership Interest distributions”);
(ii)    all of the general and limited partnership interests listed in the attached Schedule I issued to such Pledgor and all additional limited or general partnership interests of any issuer hereafter acquired by such Pledgor (collectively, the “Partnership Interests”), the certificates (if any) representing the Partnership Interests and all such additional partnership interests, all of such Pledgor’s rights, privileges, authority, and powers as a limited or general partner of the issuer of such Partnership Interests under the applicable partnership agreement or limited partnership agreement or similar constitutive document of such issuer or under any applicable Legal Requirement, and all rights to money or Property which such Pledgor now has or hereafter acquires in respect of the Partnership Interests, including, without limitation, (A) any Proceeds from a sale by or on behalf of such Pledgor of any of the Partnership Interests, and (B) any distributions, dividends, cash, instruments and other Property from time to time received or otherwise distributed in respect of the Partnership Interests, whether regular, special or made in connection with the partial or total liquidation of the issuer and whether attributable to profits, the return of any contribution or investment or otherwise attributable to the Partnership Interests or the ownership thereof (collectively, the “Partnership Interest distributions”);
(iii)    all of the shares or shares of stock listed in the attached Schedule I issued to such Pledgor and all additional shares or shares of stock of any issuer hereafter issued to such Pledgor (collectively, the “Pledged Shares”), the certificates representing the Pledged Shares, all of such Pledgor’s rights, privileges, authority, and powers as a

Exhibits

shareholder of the issuer of such Pledged Shares under the applicable articles of incorporation, certificate of incorporation, bylaws or similar constitutive document of such issuer or under any applicable Legal Requirements, and all rights to money or Property which such Pledgor now has or hereafter acquires in respect of the Pledged Shares, including, without limitation, (A) any Proceeds from a sale by or on behalf of such Pledgor of any of the Pledged Shares, and (B) any distributions, dividends, cash, instruments and other Property from time to time received or otherwise distributed in respect of the Pledged Shares, whether regular, special or made in connection with the partial or total liquidation of the issuer and whether attributable to profits, the return of any contribution or investment or otherwise attributable to the Pledged Shares or the ownership thereof (collectively, the “Pledged Shares distributions”);
(iv)    all of the equity interests in joint venture companies listed in the attached Schedule I issued to such Pledgor and all additional equity interests of any issuer hereafter issued to such Pledgor (collectively, the “JV Interests”), the certificates (if any) representing the JV Interests, all of such Pledgor’s rights, privileges, authority, and powers as an equity interest holder of such issuer of such JV Interests under the applicable constitutive documents of such issuer or under any applicable Legal Requirement, and all rights to money or Property which such Pledgor now has or hereafter acquires in respect of the JV Interests, including, without limitation, (A) any Proceeds from a sale by or on behalf of such Pledgor of any of the JV Interests, and (B) any distributions, dividends, cash, instruments and other Property from time to time received or otherwise distributed in respect of the JV Interests, whether regular, special or made in connection with the partial or total liquidation of the issuer and whether attributable to profits, the return of any contribution or investments or otherwise attributable to the JV Interests or the ownership thereof (collectively the “JV Interest distributions”);
(v)    all indebtedness owing to such Pledgor from an Affiliate or Subsidiary of such Pledgor and all additional indebtedness hereinafter owing to such Pledgor from an Affiliate or Subsidiary of such Pledgor (collectively, the “Pledged Debt”), any and all instruments evidencing such indebtedness, including promissory notes, bonds, debentures and other debt securities, including, but without limitation, any promissory note or other instrument evidencing Pledged Debt on the date hereof as listed in the attached Schedule I, and all interest, cash, instruments and other Property from time to time received, receivable or otherwise distributed in respect of, or in exchange for, any or all of the foregoing (collectively, the “Pledged Debt distributions”; together with the Membership Interest distributions, the Partnership Interest distributions, the Pledged Shares distributions and the JV Interest distributions, the “distributions”); and
(vi)    all additions and accessions to, substitutions and replacements of, and all products and proceeds from the Pledged Collateral described in paragraphs (i), (ii), (iii), (iv) and (v) of this Section 2(b).
(c)    Delivery of Pledged Collateral. Subject to the terms of the Intercreditor Agreement, all certificates or instruments (other than instruments having a face value of less than

Exhibits

$1,000,000 individually or in the aggregate), if any, representing the Pledged Collateral shall be delivered to the Administrative Agent and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance reasonably satisfactory to the Administrative Agent. After the occurrence and during the continuance of an Event of Default, the Administrative Agent shall have the right to transfer to or to register in the name of the Administrative Agent or any of its nominees any of the Pledged Collateral, subject to the rights of each Pledgor specified in Section 2(d). In addition, after the occurrence and during the continuance of an Event of Default, the Administrative Agent shall have the right at any time to exchange the certificates or instruments representing the Pledged Collateral for certificates or instruments of smaller or larger denominations.
(d)    Rights Retained by Pledgor. Notwithstanding the pledge by each Pledgor in Section 2(a), so long as no Event of Default shall have occurred and remain uncured:
(i)    or, if an Event of Default shall have occurred and remain uncured, until such time thereafter as such voting and other consensual rights have been terminated pursuant to Section 5 hereof, each Pledgor shall be entitled to exercise any voting and other consensual rights pertaining to the Pledged Collateral for any purpose not inconsistent with the terms of this Pledge Agreement and the other Credit Documents; provided, however, that such Pledgor shall not exercise or shall refrain from exercising any such right if such action, individually or in the aggregate, would have a materially adverse effect on the value of the Pledged Collateral; and
(ii)    except as otherwise provided in the Credit Agreement, each Pledgor shall be entitled to receive and retain any dividends and other distributions paid on or in respect of the Pledged Collateral and the Proceeds of any sale of the Pledged Collateral and all payments of principal and interest on loans and advances made to such Pledgor by the issuer of the Pledged Collateral.
(e)    At and after such time as voting and other consensual rights have been terminated pursuant to Section 5 hereof, each Pledgor shall execute and deliver (or cause to be executed and delivered) to the Administrative Agent all proxies and other instruments as the Administrative Agent may reasonably request to (A) enable the Administrative Agent to exercise the voting and other rights which such Pledgor is entitled to exercise pursuant to subsection (i) of Section 2(d), and (B) to receive the dividends or other distributions and Proceeds of sale of the Pledged Collateral and payments of principal and interest which such Pledgor is authorized to receive and retain pursuant to paragraph (ii) of Section 2(d).
Section 3.    Pledgor’s Representations and Warranties. Each Pledgor represents and warrants to the Administrative Agent and the Secured Parties, insofar as the same relate to such Pledgor’s assets, actions, statements and business, as follows:
(a)    The Pledged Collateral listed on the attached Schedule I has been duly authorized and validly issued and is fully paid and non-assessable.

Exhibits

(b)    Each Pledgor is the legal and beneficial owner of the Pledged Collateral, free and clear of any Lien or option except for Permitted Liens, and the Liens in the Pledged Collateral granted to the Administrative Agent hereunder are prior to all other Liens on the Collateral other than Permitted Priority Liens.
(c)    No authorization, authentication, approval, or other action by, and no notice to or filing with, any Governmental Authority or regulatory body is required either (i) for the pledge by such Pledgor of the Pledged Collateral pursuant to this Pledge Agreement or for the execution, delivery, or performance of this Pledge Agreement by such Pledgor (except to the extent that financing statements are required under the UCC to be filed in order to maintain a perfected security interest) or (ii) for the exercise by the Administrative Agent or any Secured Party of the voting or other rights provided for in this Pledge Agreement or the remedies in respect of the Pledged Collateral pursuant to this Pledge Agreement (except as may be required in connection with such disposition by laws affecting the offering and sale of securities generally or local laws affecting the perfection of securities issued by any Foreign Subsidiary or the enforcement of rights in such foreign jurisdictions against the Pledged Collateral).
(d)    Such Pledgor has the full right, power and authority to deliver, pledge, assign and transfer the Pledged Collateral to the Administrative Agent.
(e)    As of the Effective Date, the Membership Interests listed on Schedule I constitute the issued and outstanding membership interests specified on Schedule I of each respective issuer thereof and all Membership Interests in which any Pledgor has any ownership interest. As of the Effective Date, the Partnership Interests listed on the attached Schedule I constitute the issued and outstanding partnership interests specified on Schedule I of the respective issuer thereof and all Partnership Interests in which any Pledgor has any ownership interest. As of the Effective Date, the Pledged Shares listed on the attached Schedule I constitute the issued and outstanding shares or shares of capital stock specified on Schedule I of the respective issuer thereof and all Pledged Shares in which any Pledgor has any ownership interest. As of the Effective Date, the JV Interests listed on Schedule I constitute all JV Interests in which any Pledgor has any ownership interest.
(f)    The name of each Pledgor set forth on the signature pages to this Pledge Agreement is the exact legal name of such Pledgor.
Section 4.    Pledgors’ Covenants. Each Pledgor covenants and agrees with the Administrative Agent that from and after the date of this Pledge Agreement and so long as any Secured Obligation (other than contingent indemnification obligations which are not due and payable and which by their terms survive the termination or expiration of the Credit Agreement and the other Credit Documents) shall remain unpaid:
(a)    Protect Collateral. Each Pledgor will warrant and defend the rights and title herein granted unto the Administrative Agent in and to the Pledged Collateral (and all right, title, and interest represented by the Pledged Collateral) against the claims and demands of all Persons whomsoever (other than with respect to Permitted Liens; provided, that such Permitted Liens shall not be prior to the Liens in favor of the Administrative Agent unless they are Permitted Priority Liens).

Exhibits

(b)    Transfer, Other Liens, and Additional Shares. No Pledgor will (i) sell or otherwise dispose of, or grant any option with respect to, any of the Pledged Collateral, except as permitted under the Credit Agreement, (ii) create or permit to exist any Lien upon or with respect to any of the Pledged Collateral, except for Permitted Liens or (iii) create or permit to exist any Lien prior to the Lien of the Administrative Agent hereunder upon or with respect to any of the Pledged Collateral, except for Permitted Priority Liens. Each Pledgor further agrees that it will (1) cause each issuer of the Pledged Collateral that is an Affiliate of such Pledgor (and use commercially reasonable efforts to cause any other such issuer of the Pledged Collateral) not to issue any other membership interests, partnership interests, shares, capital stock, joint venture interests or other securities in addition to or in substitution for the Pledged Collateral issued by such issuer, except to such Pledgor and any other equity holder in accordance with their respective ownership interests and (2) promptly pledge hereunder, upon its acquisition (directly or indirectly) thereof, any additional membership interests, partnership interests, shares, capital stock, joint venture interests or other securities of an issuer of the Pledged Collateral. No Pledgor shall approve any amendment or modification of any of the Pledged Collateral unless (i) it shall have given at least five (5) Business Days’ prior written notice (or such lesser period as may be agreed by the Administrative Agent) to the Administrative Agent and (ii) such amendment or modification would not be materially adverse to the interests of the Secured Parties.
(c)    Jurisdiction of Formation. No Pledgor shall amend, supplement, modify or restate its Organization Documents if such amendment, supplement, modification or restatement would be materially adverse to the interests of the Secured Parties.
(d)    Further Assurances. Each Pledgor agrees that, at its sole cost and expense, such Pledgor will promptly execute and deliver all further instruments and documents, and take all further action, that may be reasonably necessary and that the Administrative Agent or any Secured Party may reasonably request, in order to perfect, maintain or protect any security interest granted or purported to be granted hereby or to enable the Administrative Agent or any Secured Party to exercise and enforce its rights and remedies hereunder with respect to any Pledged Collateral. Notwithstanding anything to the contrary contained herein, (i) no Pledgor shall be required to take any action necessary to perfect any security interest in respect of any Property as to which the Requisite Lenders have reasonably determined that the costs of perfecting a security interest in such Property is unreasonably excessive in relation to the benefit to the Secured Parties of the security interest afforded thereby and (ii) so long as no Event of Default shall have occurred and be continuing, no Pledgor shall be required to take any action in a foreign jurisdiction to perfect any security interest in Pledged Collateral issued by a Foreign Subsidiary.
Section 5.    Remedies upon Default. If any Event of Default shall have occurred and be continuing:
(a)    UCC Remedies. To the extent permitted by law and subject to the terms of the Intercreditor Agreement, the Administrative Agent may (and at the request of the Requisite Lenders shall) exercise in respect of the Pledged Collateral, in addition to other rights and remedies provided for in this Pledge Agreement or otherwise available to it, all the rights and remedies of a secured party under the UCC (whether or not the UCC applies to the affected Pledged Collateral).

Exhibits

Notwithstanding the foregoing, this Pledge Agreement shall not be construed to authorize the Administrative Agent to take any action prohibited by the UCC or to constitute a waiver by the Pledgors of any right that the UCC does not permit the Pledgors to waive.
(b)    Dividends and Other Rights.
(i)    Subject to the terms of the Intercreditor Agreement, all rights of each Pledgor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to Section 2(d)(i) may be exercised by the Administrative Agent if the Administrative Agent so elects and gives written notice of such election to such Pledgor, and all rights of such Pledgor to receive the dividends and other distributions on or in respect of the Pledged Collateral and the proceeds of sale of the Pledged Collateral which it would otherwise be authorized to receive and retain pursuant to Section 2(d)(ii) shall cease at such time as such written notice is deemed effective pursuant to the provisions of the Credit Agreement related to effectiveness of notices.
(ii)    Upon the effectiveness of the written notice delivered by the Administrative Agent pursuant to Section 5(b)(i) above, all dividends and other distributions on or in respect of the Pledged Collateral and the proceeds of sale of the Pledged Collateral that are thereafter received by any Pledgor shall be received in trust for the benefit of the Administrative Agent, shall be segregated from other funds of such Pledgor, and shall be promptly paid over to the Administrative Agent as Pledged Collateral in the same form as so received (with any necessary endorsement), subject to the terms of the Intercreditor Agreement.
(c)    Sale of Pledged Collateral. Subject to the terms of the Intercreditor Agreement, the Administrative Agent may sell all or part of the Pledged Collateral at public or private sale, at any of the Administrative Agent’s offices or elsewhere, for cash, on credit, or for future delivery, and upon such other terms as the Administrative Agent may deem commercially reasonable in accordance with applicable laws. Each Pledgor agrees that to the extent permitted by law such sales may be made without notice. If notice is required by law, each Pledgor hereby deems ten (10) days’ advance notice of the time and place of any public sale or the time after which any private sale is to be made reasonable notification, recognizing that if the Pledged Collateral threatens to decline speedily in value or is of a type customarily sold on a recognized market shorter notice may be reasonable. The Administrative Agent shall not be obligated to make any sale of the Pledged Collateral regardless of notice of sale having been given. The Administrative Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Each Pledgor shall cooperate fully with the Administrative Agent in all respects in selling or realizing upon all or any part of the Pledged Collateral. In addition, each Pledgor shall fully comply with federal and state securities laws and take such actions as may be necessary to permit the Administrative Agent to sell or otherwise dispose of any securities representing the Pledged Collateral in compliance with such laws.
(d)    Exempt Sale. If, in the opinion of the Administrative Agent, there is any question that a public or semipublic sale or distribution of any Pledged Collateral will violate any

Exhibits

state or federal securities law, subject to the terms of the Intercreditor Agreement, the Administrative Agent in its discretion (i) may offer and sell securities privately to purchasers who will agree to take them for investment purposes and not with a view to distribution and who will agree to the imposition of restrictive legends on any certificates representing the security, or (ii) may sell such securities in an intrastate offering under Section 3(a)(11) of the Securities Act of 1933, as amended, and no sale so made in good faith by the Administrative Agent shall be deemed to be not “commercially reasonable” solely because so made. Each Pledgor shall cooperate fully with the Administrative Agent in all reasonable respects in selling or realizing upon all or any part of the Pledged Collateral.
(e)    Application of Collateral. The proceeds of any sale, or other realization upon all or any part of the Collateral pledged by each Pledgor shall be applied by the Administrative Agent as set forth in Section 7.6 of the Credit Agreement.
(f)    No Waiver; Cumulative Remedies. No failure or delay on the part of the Administrative Agent in the exercise of any power, right or privilege hereunder shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege. The rights, powers and remedies given to the Administrative Agent hereby are cumulative and shall be in addition to and independent of all rights, powers and remedies existing by virtue of any statute or rule of law or in any of the other Credit Documents or any of the Hedging Arrangements. Any forbearance or failure to exercise, and any delay in exercising, any right, power or remedy hereunder shall not impair any such right, power or remedy or be construed to be a waiver thereof, nor shall it preclude the further exercise of any such right, power or remedy.
Section 6.    Administrative Agent as Attorney-in-Fact for Pledgors.
(a)    Administrative Agent Appointed Attorney-in-Fact. Each Pledgor hereby irrevocably appoints the Administrative Agent as such Pledgor’s attorney-in-fact, with full authority after the occurrence and during the continuance of an Event of Default to act for such Pledgor and in the name of such Pledgor, and, in the Administrative Agent’s discretion, subject to such Pledgor’s revocable rights specified in Section 2(d), to take any action and to execute any instrument which the Administrative Agent may deem necessary or advisable to accomplish the purposes of this Pledge Agreement, including, without limitation, to receive, indorse, and collect all instruments made payable to such Pledgor representing the proceeds of the sale of the Pledged Collateral, or any distribution in respect of the Pledged Collateral and to give full discharge for the same, in each case subject to the terms of the Intercreditor Agreement. EACH PLEDGOR HEREBY ACKNOWLEDGES, CONSENTS AND AGREES THAT THE POWER OF ATTORNEY GRANTED PURSUANT TO THIS SECTION IS IRREVOCABLE AND COUPLED WITH AN INTEREST.
(b)    Administrative Agent May Perform. Subject to the terms of the Intercreditor Agreement, the Administrative Agent may from time to time, at its option and the Pledgors’ expense, perform any act which any Pledgor agrees hereunder to perform and which such Pledgor shall fail to perform and the Administrative Agent may from time to time take any other action which the

Exhibits

Administrative Agent reasonably deems necessary for the maintenance, preservation or protection of any of the Pledged Collateral or of its security interest therein.
(c)    Administrative Agent Has No Duty. The powers conferred on the Administrative Agent hereunder are solely to protect its interest in the Pledged Collateral and shall not impose any duty on it to exercise any such powers. Except for reasonable care of any Pledged Collateral in its possession and the accounting for moneys actually received by it hereunder, the Administrative Agent shall have no duty as to any Pledged Collateral or responsibility for taking any necessary steps to preserve rights against prior parties or any other rights pertaining to any Pledged Collateral. The Administrative Agent shall not be responsible to any Pledgor or any other Person for filing any financing or continuation statements or recording any document or instrument in any public office at any time or times or otherwise perfecting or maintaining the perfection of the security interest. The actions of the Administrative Agent hereunder are subject to the provisions of the Credit Agreement, including the rights, protections, privileges, benefits, indemnities and immunities, which are incorporated herein mutatis mutandis, as if a part hereof.
(d)    Reasonable Care. The Administrative Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Pledged Collateral in its possession if the Pledged Collateral is accorded treatment substantially equal to that which the Administrative Agent accords its own property, it being understood that the Administrative Agent shall have no responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders, or other matters relative to any Pledged Collateral, whether or not the Administrative Agent has or is deemed to have knowledge of such matters, or (ii) taking any necessary steps to preserve rights against any parties with respect to any Pledged Collateral.
Section 7.    Miscellaneous.
(a)    Expenses. Each Pledgor will promptly pay to the Administrative Agent (i) all actual costs and reasonable expenses (including reasonable fees, expenses and disbursements of any appraisers, consultants, advisors and agents employed or retained by the Administrative Agent and its counsel) in connection with the custody, preservation, use, or operation of any of the Pledged Collateral, and (ii) all costs and expenses, including reasonable attorneys’ fees (including allocated costs of internal counsel) and costs of settlement, incurred by the Administrative Agent and the Secured Parties in connection with (x) the exercise or enforcement of any of the rights of the Administrative Agent or any Secured Party hereunder, including the sale, collection, or other realization of the Pledged Collateral, and (y) the failure by any Pledgor to perform or observe any of the provisions hereof.
(b)    Amendments, Etc. No amendment, modification, termination or waiver of any provision of this Pledge Agreement, or consent to any departure by any Pledgor therefrom, shall in any event be effective without the written concurrence of Requisite Lenders, the Administrative Agent and each Pledgor pursuant to the terms of the Credit Agreement; provided that the Administrative Agent may, with the consent of the Borrower only, amend, modify or supplement this Pledge Agreement to cure any ambiguity, omission, defect or inconsistency (as reasonably determined by the Administrative Agent), so long as such amendment, modification or supplement does not adversely affect the rights of any Lender and the Lenders shall have received

Exhibits

at least five (5) Business Days’ prior written notice thereof and the Administrative Agent shall not have received, within five (5) Business Days of the date of such notice to the Lenders, a written notice from any Lender stating that it objects to such amendment (if the Administrative Agent receives an objection from any Lender, such amendment, modification or supplement shall require the written concurrence of the Requisite Lenders and each Pledgor).
(c)    Addresses for Notices. All notices and other communications provided for hereunder shall be in the manner and to the addresses, and deemed received, as set forth in Section 9.1 of the Credit Agreement.
(d)    Continuing Security Interest; Transfer of Interest. This Pledge Agreement shall create a continuing security interest in the Pledged Collateral and, unless expressly released by the Administrative Agent, shall (i) remain in full force and effect until all Secured Obligations (other than obligations in respect of any Hedging Arrangement) have been paid in full and all Commitments have terminated or expired in accordance with the terms of the Credit Agreement, (ii) be binding upon the Pledgors, the Administrative Agent, the Secured Parties and their successors and assigns, and (iii) inure, together with the rights and remedies of the Administrative Agent hereunder, to the benefit of the Administrative Agent, the Secured Parties and their respective successors, transferees, and assigns. Upon such time as all Secured Obligations (other than obligations in respect of any Hedging Arrangement) have been paid in full and all Commitments have terminated or expired in accordance with the terms of the Credit Agreement, the security interest granted hereby shall terminate and, subject to the terms of the Intercreditor Agreement, all rights to the Pledged Collateral shall revert to the Pledgors to the extent such Pledged Collateral shall not have been sold or otherwise applied pursuant to the terms hereof. Without limiting the generality of the foregoing clause, when any Secured Party assigns or otherwise transfers any interest held by it under the Credit Agreement or any other Credit Document to any other Person pursuant to the terms of the Credit Agreement or such other Credit Document, such other Person shall thereupon become vested with all the benefits held by such Secured Party under this Pledge Agreement. Upon any such termination, the Administrative Agent will, at the Pledgors’ expense, subject to the terms of the Intercreditor Agreement, deliver all Pledged Collateral to the Pledgors, execute and deliver to the Pledgors such documents as the Pledgors shall reasonably request and take any other actions reasonably requested to evidence or effect such termination.
(e)    Waivers. Each Pledgor hereby waives:
(i)    promptness, diligence, notice of acceptance, and any other notice with respect to any of the Secured Obligations and this Pledge Agreement;
(ii)    any requirement that the Administrative Agent or any Secured Party protect, secure, perfect, or insure any Lien or any Property subject thereto or exhaust any right or take any action against any Pledgor or any other Person or any collateral; and
(iii)    any duty on the part of the Administrative Agent to disclose to any Pledgor any matter, fact, or thing relating to the business, operation, or condition of such Pledgor and its respective assets now known or hereafter known by such Person.

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(f)    Severability. In case any provision in or obligation under this Pledge Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.
(g)    Choice of Law. THIS PLEDGE AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER (INCLUDING, WITHOUT LIMITATION, ANY CLAIMS SOUNDING IN CONTRACT LAW OR TORT LAW ARISING OUT OF THE SUBJECT MATTER HEREOF AND ANY DETERMINATIONS WITH RESPECT TO POST-JUDGMENT INTEREST) SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAW OF THE STATE OF NEW YORK. The provisions of Sections 9.15 (Consent to Jurisdiction) and 9.16 (Waiver of Jury Trial) of the Credit Agreement are hereby incorporated herein by reference, mutatis mutandis.
(h)    Counterparts. This Pledge Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page of this Pledge Agreement by facsimile or in electronic format (i.e., “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Pledge Agreement.
(i)    Reinstatement. This Pledge Agreement and the security interests granted hereunder shall remain in full force and effect until all Secured Obligations (other than obligations in respect of any Hedging Arrangement) have been paid in full and all Commitments have terminated or expired in accordance with the terms of the Credit Agreement. Further, this Pledge Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against any Pledgor for liquidation or reorganization, should any Pledgor become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of any Pledgor’s assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Secured Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Secured Obligations, whether as a “voidable preference,” “fraudulent conveyance,” or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Secured Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned. EACH PLEDGOR SHALL DEFEND AND INDEMNIFY EACH SECURED PARTY FROM AND AGAINST ANY claim, damage, loss, liability, cost, or expense UNDER THIS PARAGRAPH (I) (INCLUDING REASONABLE ATTORNEYS’ FEES AND EXPENSES) IN THE DEFENSE OF ANY SUCH ACTION OR SUIT, INCLUDING such claim, damage, loss, liability, cost, or expense arising as a result of the INDEMNIFIED SECURED PARTY’S OWN NEGLIGENCE but excluding such claim, damage, loss, liability, cost, or expense that is found in a final, non-appealable judgment by

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a court of competent jurisdiction to have resulted directly from such Indemnified SECURED PARTY’S gross negligence, willful misconduct, or breach in bad faith of express obligations under this PLEDGE AGREEMENT.
Section 8.    Additional Pledgors. Pursuant to Section 5.6 of the Credit Agreement, certain Subsidiaries of the Borrower that were not in existence on the Effective Date are required to enter into this Pledge Agreement as a Pledgor upon becoming a Domestic Subsidiary. Upon execution and delivery after the date hereof by the Administrative Agent and such Domestic Subsidiary of an instrument substantially in the form of Annex 1, such Domestic Subsidiary shall become a Pledgor hereunder with the same force and effect as if originally named as a Pledgor herein. The execution and delivery of any instrument adding an additional Pledgor as a party to this Pledge Agreement shall not require the consent of any other Pledgor hereunder. The rights and obligations of each Pledgor hereunder shall remain in full force and effect notwithstanding the addition of any new Pledgor as a party to this Pledge Agreement.
Section 9.    Further Indemnification. EACH PLEDGOR AGREES TO PAY, AND TO SAVE THE ADMINISTRATIVE AGENT HARMLESS FROM, ANY AND ALL LIABILITIES WITH RESPECT TO, OR RESULTING FROM ANY DELAY IN PAYING, ANY AND ALL EXCISE, SALES OR OTHER SIMILAR TAXES WHICH MAY BE PAYABLE OR DETERMINED TO BE PAYABLE WITH RESPECT TO ANY OF THE COLLATERAL OR IN CONNECTION WITH ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS PLEDGE AGREEMENT. EACH PLEDGOR SHALL INDEMNIFY EACH OF THE secured parties, AND THEIR RESPECTIVE officers, partners, members, directors, trustees, advisors, employees, agents, sub-agents and affiliates FROM, AND DISCHARGE, RELEASE, AND HOLD EACH OF THEM HARMLESS AGAINST, ANY AND ALL LIABILITIES, OBLIGATIONS, LOSSES, CLAIMS, EXPENSES, OR DAMAGES OF ANY KIND OR NATURE WHATSOEVER TO WHICH ANY OF THEM MAY BECOME SUBJECT RELATING TO OR ARISING OUT OF THIS PLEDGE AGREEMENT, AND EACH PLEDGOR SHALL REIMBURSE THE secured parties AND THEIR RESPECTIVE officers, partners, members, directors, trustees, advisors, employees, agents, sub-agents and affiliates, UPON DEMAND FOR ALL ACTUAL AND REASONABLE COSTS AND EXPENSES, INCLUDING REASONABLE ATTORNEYS’ FEES (BUT EXCLUDING ALLOCATED COSTS OF INTERNAL COUNSEL) INCURRED IN CONNECTION WITH ANY SUCH INVESTIGATION, LITIGATION OR OTHER PROCEEDING; AND EXPRESSLY INCLUDING ANY SUCH LOSSES, LIABILITIES, CLAIMS, DAMAGES, OR EXPENSES INCURRED BY REASON OF THE INDEMNIFIED PERSON’S OWN NEGLIGENCE, BUT EXCLUDING ANY SUCH LOSSES, LIABILITIES, CLAIMS, DAMAGES OR EXPENSES that (A) ARE FOUND IN A FINAL, NON-APPEALABLE JUDGMENT BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED directly FROM (1) SUCH INDEMNIFIED PERSON’S GROSS NEGLIGENCE, WILLFUL MISCONDUCT, OR BREACH IN BAD FAITH OF EXPRESS OBLIGATIONS UNDER THIS PLEDGE AGREEMENT.
Section 10.    NO ORAL AGREEMENTS. THIS PLEDGE AGREEMENT AND THE OTHER CREDIT DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE

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PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.
THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.
Section 11.     Intercreditor Agreement
Section 12.    . Notwithstanding anything herein to the contrary, the liens and security interests granted to the Administrative Agent pursuant to this Pledge Agreement and the exercise of any right or remedy by the Administrative Agent hereunder are subject to the provisions of the Intercreditor Agreement. In the event of any conflict between the terms of the Intercreditor Agreement and this Pledge Agreement, the terms of the Intercreditor Agreement shall govern and control.

[Signature Page Follows]

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The parties hereto have caused this Pledge Agreement to be duly executed as of the date first above written.
PLEDGORS:
PIONEER ENERGY SERVICES CORP.
PIONEER DRILLING SERVICES, LTD.
PIONEER GLOBAL HOLDINGS, INC.
PIONEER PRODUCTION SERVICES, INC.
PIONEER WIRELINE SERVICES HOLDINGS, INC.
PIONEER WIRELINE SERVICES, LLC
PIONEER WELL SERVICES, LLC
PIONEER FISHING & RENTAL SERVICES, LLC
PIONEER COILED TUBING SERVICES, LLC

By:     _____________________________
Name:    William Stacy Locke
Title:    President and Chief Executive Officer

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ADMINISTRATIVE AGENT:
WILMINGTON TRUST, NATIONAL ASSOCIATION,
as Administrative Agent
By: _________________________
Name: _________________________
Title:     _________________________

Exhibits

By signing below, each of the following Subsidiaries of the Borrower (the equity interests of which constitute Pledged Collateral hereunder) confirms that an executed copy of this Pledge Agreement has been submitted to it and acknowledges the pledge of the Pledged Collateral pursuant to this Pledge Agreement.

PIONEER PRODUCTION SERVICES, INC.
PIONEER DRILLING SERVICES, LTD.
PIONEER GLOBAL HOLDINGS, INC.
PIONEER WIRELINE SERVICES HOLDINGS, INC.
PIONEER WIRELINE SERVICES, LLC
PIONEER WELL SERVICES, LLC
PIONEER FISHING & RENTAL SERVICES, LLC
PIONEER COILED TUBING SERVICES, LLC
PIONEER SERVICES HOLDINGS, LLC

By: __________________________

Name:	Wm. Stacy Locke

Title:	President and Chief Executive Officer

Exhibits

SCHEDULE I

PLEDGED COLLATERAL
I.    Membership Interests

Pledgor	Pledge Subsidiary	Type of Organization	Class of Membership Interests	Percentage Ownership	Percentage Pledged	Certificate No. (if uncertificated, please indicate so)
Pioneer Wireline Services Holdings, Inc.	Pioneer Wireline Services, LLC	Delaware limited liability company	N/A	100%	100%
Pioneer Production Services, Inc.	Pioneer Well Services, LLC	Delaware limited liability company	N/A	100%	100%
Pioneer Production Services, Inc.	Pioneer Fishing & Rental Services, LLC	Delaware limited liability company	N/A	100%	100%
Pioneer Production Services, Inc.	Pioneer Coiled Tubing Services, LLC	Delaware limited liability company	N/A	100%	100%
Pioneer Global Holdings, Inc.	Pioneer Services Holdings, LLC	Delaware limited liability company	N/A	100%	65%
Pioneer Global Holdings, Inc.	Pioneer Latina Group SDAD, LTDA	Panama corporation	N/A	99%	65%

II.    Partnership Interests
None.

III.    Shares

Exhibits

Pledgor	Pledged Subsidiary	State or Country of Organization (Pledged Subsidiary)	Class of Stock	Certificate No.	Number of Shares	Percentage of Shares
Pioneer Energy Services Corp.	Pioneer Drilling Services, Ltd.	Texas	Common Stock	3	1,000
Pioneer Energy Services Corp.	Pioneer Production Services, Inc.	Delaware	Common Stock	1	1,000
Pioneer Production Services, Inc.	Pioneer Wireline Services Holdings, Inc.	Delaware	Common Stock	6	1,000
Pioneer Drilling Services, Ltd.	Pioneer Global Holdings, Inc.	Delaware	Common Stock	002	10,000
Pioneer Global Holdings, Inc.	Proveedora Internacional de Taladros S.A.S.	Colombia	Common Stock	01	5,850

IV.    Joint Venture Interests
None.
V.    Intercompany Indebtedness evidenced by Promissory Note or other Instrument
The Intercompany Note.

Exhibits

Annex 1 to the
Pledge Agreement

This Supplement No. ___ dated as of __________, ____ (this “Supplement”) to the Pledge Agreement dated as of November 8, 2017 (as amended, amended and restated, restated, supplemented or otherwise modified from time to time, the “Pledge Agreement”) among Pioneer Energy Services Corp., a Texas corporation (the “Borrower”), certain Subsidiaries of the Borrower signatory thereto (together with the Borrower, the “Pledgors” and each individually, a “Pledgor”) and Wilmington Trust, National Association, as administrative agent under the Credit Agreement described below for the ratable benefit of itself and the other Secured Parties (as defined in the Credit Agreement referred to below) (in such capacity, the “Administrative Agent”).
A.    Reference is made to the Term Loan Agreement dated as of November 8, 2017 (as amended, amended and restated, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the lenders from time to time party thereto (the “Lenders”) and Wilmington Trust, National Association, as Administrative Agent.
B.    The Pledgors have entered into the Pledge Agreement in order to induce the Lenders to make Commitments and Loans under the Credit Agreement. Pursuant to Section 5.6 of the Credit Agreement, each Domestic Subsidiary of the Borrower that was not in existence or not a Domestic Subsidiary or that did not own any Equity Interests in any other Person on the Effective Date is required to execute a supplement to the Pledge Agreement pledging 100% of the Equity Interests owned by such Domestic Subsidiary (or 65% of the voting Equity Interests and 100% of the non-voting Equity Interests in each First-Tier CFC or FSHC) to secure the Secured Obligations. The undersigned Subsidiary of the Borrower (“New Pledgor”) is executing this Supplement in accordance with the requirements of the Credit Agreement to become a Pledgor under the Pledge Agreement in order to induce the Lenders to make additional Commitments and Term Loans and as consideration for Commitments and Term Loans previously made.
Accordingly, New Pledgor and the Administrative Agent agree as follows:
Section 1.    Definitions. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.
Section 2.    Supplement. In accordance with Section 5.6 of the Credit Agreement, New Pledgor by its signature below becomes a Pledgor under the Pledge Agreement with the same force and effect as if originally named therein as a Pledgor. New Pledgor (a) agrees to all the terms and provisions of the Pledge Agreement applicable to it as a Pledgor thereunder and (b) represents and warrants that the representations and warranties made by it as a Pledgor thereunder are true and correct in all material respects on and as of the date hereof (provided that if any representation and warranty is by its terms qualified by concepts of materiality, such representation and warranty shall be true and correct in all respects). In furtherance of the foregoing, New Pledgor, as security for the payment and performance in full of the Secured Obligations (used herein as defined in the Pledge Agreement), does hereby create and grant to the Administrative Agent, its successors and assigns,

Exhibits

for the benefit of the Secured Parties, their successors and assigns, a security interest in and lien on all of New Pledgor’s right, title and interest in and to the Pledged Collateral (used herein as defined in the Pledge Agreement) of New Pledgor, including, without limitation, the Pledged Collateral owned by New Pledgor and described on Schedule I attached hereto. Each reference to a “Pledgor” in the Pledge Agreement shall be deemed to include New Pledgor. The Pledge Agreement is hereby incorporated herein by reference.
Section 3.    Representations and Warranties. New Pledgor represents and warrants that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid, and binding obligation, enforceable against it in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws at the time in effect affecting the rights of creditors generally and to the effect of general principles of equity whether applied by a court of law or equity.
Section 4.    Execution in Counterparts. This Supplement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page of this Supplement by facsimile or in electronic format (i.e., “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Supplement.
Section 5.    Effect on Pledge Agreement. Except as expressly supplemented and amended hereby, the Pledge Agreement shall remain in full force and effect.
Section 6.    Governing Law. THIS SUPPLEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER (INCLUDING, WITHOUT LIMITATION, ANY CLAIMS SOUNDING IN CONTRACT LAW OR TORT LAW ARISING OUT OF THE SUBJECT MATTER HEREOF AND ANY DETERMINATIONS WITH RESPECT TO POST-JUDGMENT INTEREST) SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAW OF THE STATE OF NEW YORK. The provisions of Sections 9.15 (Consent to Jurisdiction) and 9.16 (Waiver of Jury Trial) of the Credit Agreement are hereby incorporated herein by reference, mutatis mutandis.
Section 7.    Severability. In case any provision in or obligation under this Supplement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.
Section 8.    Notices. All communications and notices hereunder shall be in writing and given as provided in Section 7(c) of the Pledge Agreement. All communications and notices hereunder to New Pledgor shall be given to it at the address set forth under its signature hereto.
Section 9.    Costs and Expenses. New Pledgor agrees to promptly pay all the actual and reasonable costs and expenses, including the reasonable fees, expenses and disbursements of counsel

Exhibits

to the Administrative Agent (in each case including allocated costs of internal counsel), incurred by the Administrative Agent in connection with this Supplement.
[Signature Page Follows]

Exhibits

IN WITNESS WHEREOF, New Pledgor and the Administrative Agent have duly executed this Supplement as of the date first above written.
NEW PLEDGOR:
By: ______________________
Name: ___________________
Title: _____________________
Address for notice to New Pledgor:
[______]

ADMINISTRATIVE AGENT:
WILMINGTON TRUST, NATIONAL ASSOCIATION,
as Administrative Agent,
By: ______________________
Name: ___________________
Title:_____________________

Exhibits

Schedule I to
Supplement No. __
to the
Pledge Agreement

NEW pledged collateral
I.    New Membership Interests

Pledgor	Pledged Subsidiary	State or Country of Organization (Pledged Subsidiary)	Class of Membership Interests	Certificate(s) No(s).	Number of Units

II.    New Partnership Interests

Pledgor	Pledged Subsidiary	State or Country of Organization (Pledged Subsidiary)	Limited Partner or General Partnership Interests	Certificate(s) No(s).	Percentage of Interests
.

III.    New Shares

Pledgor	Pledged Subsidiary	State or Country of Organization (Pledged Subsidiary)	Class of Stock	Stock Certificate No.	Par Value	Number of Shares

IV.    New Joint Venture Interests

Pledgor	Joint Venture Company	State or Country of Organization (Joint Venture Company)	Certificate(s) No(s).	Number of Units/Shares	Percentage of Interests

Exhibits

V.    New Intercompany Indebtedness evidenced by Promissory Note or other Instrument

Pledgor	Debtor	Original Principal Amount of Indebtedness	Outstanding Principal Amount of Indebtedness	Date of Loan	Stated Maturity Date

Exhibits

EXHIBIT I

FORM OF SECURITY AGREEMENT

SECURITY AGREEMENT
This Security Agreement dated as of November 8, 2017 (“Security Agreement”), is by and among Pioneer Energy Services Corp., a Texas corporation (the “Borrower”), certain Subsidiaries of the Borrower signatory hereto (together with the Borrower and any other Person that may become a party hereto pursuant to Section 21 hereof, the “Grantors” and each individually, a “Grantor”) and Wilmington Trust, National Association, as administrative agent under the Credit Agreement referred to below, for the ratable benefit of itself and the other Secured Parties (as defined in the Credit Agreement referred to below) (in such capacity, the “Administrative Agent”).
W I T N E S S E T H:
WHEREAS, the Borrower, the lenders from time to time party thereto (the “Lenders”), and the Administrative Agent have entered into that certain Term Loan Agreement dated as of November 8, 2017 (as amended, amended and restated, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”);
WHEREAS, each Grantor has guaranteed the Obligations of the Borrower and the other Grantors under the Credit Agreement, the other Credit Documents and the Hedging Arrangements with Swap Counterparties;
WHEREAS, the Lenders have conditioned their obligations under the Credit Agreement upon the execution and delivery by each Grantor of this Security Agreement, and the Grantors have agreed to enter into this Security Agreement; and
WHEREAS, the Administrative Agent and Wells Fargo Bank, National Association, in its capacity as ABL Administrative Agent (the “ABL Administrative Agent”) have entered into that certain Intercreditor Agreement dated as of November 8, 2017 (as amended, amended and restated, restated or otherwise modified from time to time, the “Intercreditor Agreement”), which sets forth certain rights and obligations of the Administrative Agent and the ABL Administrative Agent with respect to the Collateral described herein.
NOW, THEREFORE, in order to comply with the terms and conditions of the Credit Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Grantor hereby agrees with the Administrative Agent for its benefit and the ratable benefit of the Secured Parties as follows:
Section 1.    Defined Terms. All capitalized terms used herein but not otherwise defined herein that are defined in the Credit Agreement shall have the meanings assigned to such terms in the Credit Agreement. As used herein, the following terms shall have the following meanings:

Exhibits

“Chattel Paper” shall mean any “chattel paper”, as such term is defined in Section 9-102(a)(11) of the UCC.
“Collateral” shall have the meaning assigned to such term in Section 2 of this Security Agreement.
“Commercial Tort Claim” shall mean any “commercial tort claim”, as such term is defined in Section 9-102(a)(13) of the UCC.
“Commodity Account” shall mean any “commodity account”, as such term is defined in Section 9-102(a)(14) of the UCC.
“Contracts” shall mean all contracts, undertakings, or other agreements (other than rights evidenced by Chattel Paper, Documents or Instruments) in or under which any Grantor may now or hereafter have any right, title or interest, including, without limitation, with respect to an Account, any agreement relating to the terms of payment or the terms of performance thereof.
“Copyright” or “Copyrights” shall mean all United States and foreign copyrights (whether or not the underlying works of authorship have been published), including but not limited to copyrights in software and all rights in and to databases, all designs (including but not limited to industrial designs, Protected Designs within the meaning of 17 U.S.C. 1301 et. Seq. and Community designs), and all Mask Works (as defined under 17 U.S.C. 901 of the United States Copyright Act), whether registered or unregistered, as well as all moral rights, reversionary interests, and termination rights, and, with respect to any and all of the foregoing: (i) all registrations and applications therefor including, (ii) all extensions and renewals thereof, (iii) the right to sue or otherwise recover for any past, present and future infringement or other violation thereof, (iv) all Proceeds of the foregoing, including, without limitation, license fees, royalties, income, payments, claims, damages and proceeds of suit now or hereafter due and/or payable with respect thereto, and (v) all other rights of any kind accruing thereunder or pertaining thereto throughout the world.
“Copyright License” shall mean any written agreement granting any right to use any Copyright or Copyright registration.
“Deposit Account” shall mean any “deposit account”, as such term is defined in Section 9-102(a)(29) of the UCC.
“Discharge of ABL Obligations” shall have the meaning assigned to it in the Intercreditor Agreement.
“Document” shall mean any “document”, as such term is defined in Section 9‑102(a)(30) of the UCC.
“Electronic Chattel Paper” shall mean any “electronic chattel paper”, as such term is defined in Section 9-102(a)(31) of the UCC.
“Excluded Property” shall mean

Exhibits

(a)    any Property in any case to the extent (but only to the extent) (i) that by its terms forbids, prohibits or makes void or unenforceable any grant of a security interest in such Property, or (ii) the assignment of which, or the grant of a security interest in, such Property is prohibited by any applicable law; provided, however, that such Property shall cease to be Excluded Property and automatically be subject to the lien and security interest granted herein and to the terms and provisions of this Security Agreement as “Collateral”, and to the extent applicable, under any other Security Document, in each case, to the extent that (A) either of the prohibitions discussed in clauses (i) and (ii) above is ineffective or subsequently rendered ineffective under the UCC or any other Legal Requirement or is otherwise no longer in effect or (B) the applicable Grantor or the Administrative Agent has obtained the consent of the parties applicable to such Excluded Property necessary for the creation of a lien and security interest in, such Excluded Property;
(b)    Equipment owned by any Grantor on the date hereof or hereafter acquired that is subject to a Lien securing a purchase money obligation or obligations under Capital Leases, in each case permitted to be incurred pursuant to the provisions of the Credit Agreement, if the contract or other agreement in which such Lien is granted (or the documentation providing for such purchase money obligation or Capital Lease obligation) validly prohibits the creation of any other Lien on such Equipment (but only for so long as such contract or other agreement in which such Lien is granted is in effect);
(c)    Excepted Real Estate Assets;
(d)    voting Equity Interests in a First-Tier CFC or FSHC in excess of 65% of the then outstanding voting Equity Interests in such First-Tier CFC or FSHC; and
(e)    Equity Interests in Foreign Subsidiaries other than First-Tier CFCs;
provided, however, that Excluded Property shall not include any Proceeds, substitutions or replacements of any Excluded Property referred to in clauses (a) through (e) above (unless such Proceeds, substitutions or replacements would constitute Excluded Property referred to in clauses (a) through (e).
“General Intangibles” shall mean any “general intangibles”, as such term is defined in Section 9-102(a)(42) of the UCC, and, in any event, shall include, without limitation, all right, title and interest which any Grantor may now or hereafter have in or under any Contract, causes of action, Payment Intangibles, franchises, tax refunds, tax refund claims, Internet domain names, customer lists, Trademarks, Patents, Copyrights, rights in intellectual property, Licenses, permits, copyrights, trade secrets, proprietary or confidential information, inventions and discoveries (whether patented or patentable or not) and technical information, procedures, designs, knowledge, know-how, software, data bases, business records data, skill, expertise, experience, processes, models, drawings, materials and records, goodwill, all claims under any guaranty, security interests or other security held by or granted to any Grantor to secure payment of the Accounts by an Account Debtor obligated thereon, all rights of indemnification and all other intangible property of any kind and nature.
“Goods” shall mean any “goods”, as such term is defined in Section 9-102(a)(44) of the UCC.

Exhibits

“Instruments” shall mean any “instrument”, as such term is defined in Section 9-102(a)(47) of the UCC.
“Investment Property” shall mean any “investment property”, as such term is defined in Section 9-102(a)(49) of the UCC.
“Letter-of-Credit Rights” shall mean any “letter-of-credit rights”, as such term is defined in Section 9-102(a)(51) of the UCC.
“License” shall mean any Patent License, Trademark License, Copyright License or other license as to which the Administrative Agent has been granted a security interest hereunder.
“Motor Vehicles” shall mean motor vehicles, tractors, trailers, and other like individual mobile goods, whether or not the title thereto is governed by a certificate of title or ownership.
“Payment Intangible” shall mean any “Payment intangible”, as such term is defined in Section 9-102(a)(61) of the UCC.
“Patent License” shall mean to the extent assignable by any Grantor, any written agreement granting any right to make, use, sell and/or practice any invention or discovery that is the subject matter of a Patent.
“Patent” or “Patents” shall mean one or all of the following: (a) all letters patent of the United States or any other country and all applications for letters patent of the United States or any other country, (b) all reissues, continuations, continuations-in-part, divisions, reexaminations or extensions of any of the foregoing, and (c) all inventions disclosed in and claimed in the Patents and any and all trade secrets and know-how related thereto.
“Proceeds” shall mean “proceeds”, as such term is defined in Section 9-102(a)(64) of the UCC and, in any event, shall include, without limitation, (a) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to any Grantor from time to time with respect to any of the Collateral, (b) any and all payments (in any form whatsoever) made or due and payable to any Grantor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any governmental body, authority, bureau or agency (or any person acting under color of governmental authority), (c) any claim of any Grantor against third parties (i) for past, present or future infringement of any Patent or Patent License, (ii) for past, present or future infringement or dilution of any Trademark or Trademark License or for injury to the goodwill associated with any Trademark, Trademark registration or Trademark licensed under any Trademark License, or (iii) for past, present or future infringement of any Copyright or Copyright License, (d) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral, and (e) the following types of property acquired with cash proceeds: Accounts, Chattel Paper, Contracts, Deposit Accounts, Securities Accounts, Documents, General Intangibles, Equipment and Inventory.
“Secured Obligations” shall mean all Obligations. Without limiting the generality of the foregoing, the Secured Obligations include all amounts that constitute part of the Obligations and

Exhibits

would be owed by any Grantor to Administrative Agent or any Secured Party but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization, or similar proceeding involving a Grantor.
“Securities Account” shall mean any “securities account”, as such term is defined in Section 8-501(a) of the UCC.
“Security Agreement” shall mean this Security Agreement, as the same may from time to time be amended, amended and restated, restated, modified or supplemented.
“Supporting Obligations” shall mean all “supporting obligations”, as such term is defined in Section 9-102(a)(77) of the UCC.
“Supplemental Documentation” shall have the meaning assigned to it in Section 6(a) of this Security Agreement.
“TL Priority Collateral Account” shall have the meaning assigned to it in the Intercreditor Agreement.
“Trademark License” shall mean any written agreement granting any right to use any Trademark or Trademark registration.
“Trademark” or “Trademarks” shall mean one or all of the following: (a) all trademarks, trade names, corporate names, business names, trade styles, service marks, logos, other source or business identifiers, prints and labels on which any of the foregoing have appeared or appear, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, including, without limitation, registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of any State of the United States or any other country or any political subdivision thereof, (b) all extensions or renewals thereof and (c) the goodwill symbolized by any of the foregoing.
Section 2.    Grant of Security Interest. As collateral security for the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of all the Secured Obligations, each Grantor hereby grants to the Administrative Agent, for the benefit of the Secured Parties, a continuing security interest in all of such Grantor’s rights, title and interest in, to and under the following, whether now owned or existing or hereafter arising or acquired (all of which being hereinafter collectively called the “Collateral”):
(a)    all Accounts;
(b)    all Deposit Accounts, Securities Accounts and Commodity Accounts;
(c)    all Chattel Paper;
(d)    all Commercial Tort Claims, including those listed on Schedule 2(d);

Exhibits

(e)    all Contracts;
(f)    all Documents;
(g)    all Equipment;
(h)    all Goods;
(i)    all General Intangibles;
(j)    all Instruments;
(k)    all Inventory;
(l)    all Investment Property;
(m)    all Letter-of-Credit Rights;
(n)    all money;
(o)    all Motor Vehicles;
(p)    all Supporting Obligations;
(q)    all other goods and personal property of such Grantor, whether tangible or intangible; and
(r)    to the extent not otherwise included, all Proceeds of each of the foregoing and all accessions to, substitutions and replacements for, and rents, profits and products of each of the foregoing and all books and records relating to each of the foregoing.
Notwithstanding anything to the contrary contained in clauses (a) through (r) above, the security interest created by this Security Agreement shall not extend to, and the term “Collateral” shall not include, any Excluded Property.
Section 3.    Deposit Accounts; Securities Accounts; Commodity Accounts; TL Priority Collateral Account.
(a)    Deposit Accounts; Securities Accounts; Commodity Accounts. To further secure the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of all the Secured Obligations, each Grantor hereby grants to the Administrative Agent, for the benefit of the Secured Parties, a continuing security interest in all amounts credited to any Deposit Account, Securities Account or Commodity Account of such Grantor, including sums in any blocked, lockbox, sweep or collection account. Each Grantor hereby authorizes and directs each bank, depository, or securities or commodity intermediary to deliver to the Administrative Agent, upon request of the Administrative Agent (such request being subject to the Intercreditor Agreement), all balances in any Deposit Account, Securities Account or

Exhibits

Commodity Account maintained for such Grantor, without inquiry into the authority or right of the Administrative Agent to make such request. The Administrative Agent hereby agrees that it will not issue any such request unless an Event of Default has occurred and is continuing. Each Deposit Account, Securities Account and Commodity Account (other than the Excluded Accounts) of any Credit Party shall be subject to an Account Control Agreement in accordance with Section 5.8 of the Credit Agreement.
(b)    TL Priority Collateral Account. The TL Priority Collateral Account and funds on deposit therein shall at all times be subject to an Account Control Agreement and perfected, first-priority Lien in favor of the Administrative Agent for the benefit of the Secured Parties, subject only to Permitted Priority Liens. Identifiable proceeds of the Loans, identifiable proceeds of Dispositions of Term Loan Priority Collateral, and identifiable proceeds of insurance resulting from casualty of the Term Loan Priority Collateral and of awards arising from condemnation of the Term Loan Priority Collateral to the extent deposited in the TL Priority Collateral Account (i) may not be commingled with any other funds and (ii) shall at all times remain segregated funds, separate and apart from any other funds of the Borrower and its Subsidiaries.
(c)    Specified Blocked Account. The Specified Blocked Account and funds on deposit therein shall at all times be subject to the Specified Blocked Account Control Agreement and perfected, first-priority Lien in favor of the Administrative Agent for the benefit of the Secured Parties, subject only to Permitted Priority Liens, and no funds shall be withdrawn from such account except in accordance with Section 6.18(b) of the Credit Agreement. For the avoidance of doubt, the ABL Administrative Agent will not have a Lien on the Specified Blocked Account or the funds on deposit therein.
Section 4.    Right of the Secured Parties; Limitations on the Secured Parties’ Obligations; License.
(a)    Grantors Remain Liable. It is expressly agreed by each Grantor that, anything herein to the contrary notwithstanding, the Administrative Agent and the Secured Parties shall not have any obligations or liabilities under any Contract or License by reason of or arising out of this Security Agreement or the granting to the Administrative Agent of a security interest therein or the receipt by the Administrative Agent of any payment relating to any Contract or License pursuant hereto, nor shall the Administrative Agent or any Secured Party be required or obligated in any manner to perform or fulfill any of the obligations of Grantor under or pursuant to any Contract or License, or to make any payment, or to make any inquiry as to the nature or the sufficiency of any payment received by it or the sufficiency of any performance by any party under any Contract or License, or to present or file any claim, or to take any action to collect or enforce any performance or the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.
(b)    Direct Collection. Subject to the terms of the Intercreditor Agreement, the Administrative Agent may also at any time after the occurrence of, and during the continuance of, any Event of Default, after first notifying any Grantor of its intention to do so, open such Grantor’s mail and collect any and all amounts due from Account Debtors to such Grantor, and, if such Grantor shall fail to act in accordance with the following sentence, notify Account Debtors of such Grantor,

Exhibits

parties to the Contracts with such Grantor, obligors of Instruments of such Grantor and obligors in respect of Chattel Paper of such Grantor that the Accounts and the right, title and interest of such Grantor in and under such Contracts, such Instruments and such Chattel Paper have been assigned to the Administrative Agent and that payments shall be made directly to the Administrative Agent or to a lockbox designated by the Administrative Agent. Upon the request of the Administrative Agent made at any time after the occurrence of, and during the continuance of, an Event of Default, each Grantor will so notify such Account Debtors, parties to such Contracts, obligors of such Instruments and obligors in respect of such Chattel Paper that the Accounts and the right, title and interest of such Grantor in and under such Contracts, such Instruments and such Chattel Paper have been assigned to the Administrative Agent and that payments shall be made directly to the Administrative Agent or to a lockbox designated by the Administrative Agent. The Administrative Agent also may at any time, upon reasonable prior written notice to any Grantor (unless an Event of Default has occurred, and is continuing, in which case no notice is necessary), in its own name or in the name of such Grantor, communicate with such Account Debtors, parties to such Contracts, obligors of such Instruments and obligors in respect of such Chattel Paper to verify with such Persons to the Administrative Agent’s sole satisfaction the existence, amount and terms of any such Accounts, Contracts, Instruments or Chattel Paper.
Section 5.    Representations and Warranties. The Grantors jointly and severally represent and warrant to the Administrative Agent and the Secured Parties that:
(a)    Sole Owner. Except for the security interest granted to the Administrative Agent pursuant to this Security Agreement or any other Credit Document, such Grantor is the sole legal and beneficial owner or lessee or authorized licensee of each item of the Collateral in which it purports to grant a security interest hereunder, having good and sufficient title thereto, or a valid interest as a lessee or licensee thereunder, free and clear of any and all Liens (except Permitted Liens), and, in the case of Patents, Trademarks and Copyrights, free and clear of Licenses, registered user agreements and covenants not to sue third Persons. The Liens on the Collateral granted to the Administrative Agent hereunder are prior to all other Liens on the Collateral other than Permitted Priority Liens. As of the Effective Date, no amounts payable under or in connection with any of its Accounts or Contracts are evidenced by Instruments which, if the face value of any such Instrument or Instruments is greater than $1,000,000 individually or in the aggregate, have not been delivered to the Administrative Agent (or, prior to the Discharge of ABL Obligations and to the extent constituting ABL Priority Collateral, to the ABL Administrative Agent in accordance with Section 6(a) below).
(b)    No Other Security Agreement. No effective security agreement, financing statement, equivalent security or lien instrument or continuation statement covering all or any part of the Collateral is on file or of record in any public office, except such as may have been filed by a Grantor in favor of the Administrative Agent pursuant to this Security Agreement or the other Credit Documents and except such as may have been filed to evidence Permitted Liens.
(c)    Financing Statements. Upon the filing of appropriate financing statements in the jurisdictions listed in Schedule I hereto, this Security Agreement is effective to create a valid and continuing lien on and perfected security interest in the Collateral with respect to which a

Exhibits

security interest may be perfected by filing pursuant to the UCC in favor of the Administrative Agent.
(d)    Locations. As of the Effective Date, each Grantor’s jurisdiction of organization or incorporation is set forth on Schedule II hereto, and each Grantor will not change such jurisdiction of organization or incorporation unless it has taken such action (if any) as is necessary to cause the security interest of the Administrative Agent in the Collateral to continue to be perfected and has given thirty (30) days’ prior written notice thereof to the Administrative Agent (or such shorter period as may be acceptable to the Administrative Agent). Any new jurisdiction of organization shall be within the United States of America for all Grantors which are currently organized in the United States of America.
(e)    Patents. The Patents (if any) and, to such Grantor’s knowledge, any patents in which such Grantor has been granted rights pursuant to the Patent Licenses are subsisting and have not been adjudged invalid or unenforceable; each of the Patents and, to such Grantor’s knowledge, any patent in which such Grantor has been granted rights pursuant to Patent Licenses are valid and enforceable; no claim has been made that the use of any of the Patents or any patent in which such Grantor has been granted rights pursuant to the Patent Licenses does or may violate the rights of any third person, except in each case, as could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change.
(f)    Trademarks. The Trademarks (if any) and, to such Grantor’s knowledge, any trademarks in which such Grantor has been granted rights pursuant to Trademark Licenses are subsisting and have not been adjudged invalid or unenforceable; each of the Trademarks and, to such Grantor’s knowledge, any trademark in which such Grantor has been granted rights pursuant to Trademark Licenses is valid and enforceable; no claim has been made that the use of any of the Trademarks or any trademark in which such Grantor has been granted rights pursuant to the Trademark Licenses does or may violate the rights of any third person, except in each case, as could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change.
(g)    Copyrights. The Copyrights (if any) and, to such Grantor’s knowledge, any copyrights in which such Grantor has been granted rights pursuant to Copyright Licenses are subsisting and have not been adjudged invalid or unenforceable; each of the Copyrights and, to such Grantor’s knowledge, any copyright in which such Grantor has been granted rights pursuant to Copyright Licenses is valid and enforceable; no claim has been made that the use of any of the Copyrights or any copyright in which such Grantor has been granted rights pursuant to the Copyright Licenses does or may violate the rights of any third person, except in each case, as could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change.
(h)    Consignment of Inventory. As of the Effective Date, no Inventory of any Grantor has been placed on consignment with any Person.
Section 6.    Covenants. Each Grantor covenants and agrees with the Administrative Agent that from and after the date of this Security Agreement and so long as any Secured Obligation (other than contingent indemnification obligations which are not due and payable and which by

Exhibits

their terms survive the termination or expiration of the Credit Agreement and the other Credit Documents) shall remain unpaid:
(a)    Further Documentation; Pledge of Instruments. At any time and from time to time, upon the written request of the Administrative Agent, and at the sole expense of such Grantor, such Grantor will promptly and duly execute, acknowledge and deliver any and all such further instruments, documents and agreements and take such further action as the Administrative Agent may reasonably deem desirable to obtain the full benefits of this Security Agreement and of the rights and powers herein granted (subject to the terms of the Intercreditor Agreement), including, without limitation using its commercially reasonable efforts to secure all consents and approvals necessary or appropriate for the assignment to the Administrative Agent of any License or Contract held by such Grantor or in which such Grantor has any rights not heretofore assigned, the filing of any financing or continuation statements under the UCC with respect to the liens and security interests granted hereby, transferring Collateral to the Administrative Agent’s possession (if a security interest in such Collateral can be perfected only by possession), and using commercially reasonable efforts to obtain waivers of liens from landlords and mortgagees. Such Grantor hereby irrevocably makes, constitutes and appoints the Administrative Agent (and all Persons designated by the Administrative Agent for that purpose) as such Grantor’s true and lawful attorney, effective upon the occurrence and continuance of an Event of Default, to execute and/or deliver to the Administrative Agent any financing statement, continuation statement, instrument, document, or agreement which the Administrative Agent may reasonably deem desirable to obtain the full benefits of this Security Agreement and of the rights and powers granted hereunder (“Supplemental Documentation”), to sign such Grantor’s name on any such Supplemental Documentation and to deliver any such Supplemental Documentation to such Person as the Administrative Agent, in its sole discretion, shall elect, subject to the terms of the Intercreditor Agreement. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any Instrument or Document, in each case, having a value in excess of $1,000,000 individually or in the aggregate, such Instrument or Document shall be immediately delivered to the Administrative Agent and duly endorsed in a manner satisfactory to the Administrative Agent; provided that prior to the Discharge of the ABL Obligations, the requirements for delivery of any Instruments and Documents that constitute ABL Priority Collateral shall be deemed to have been satisfied by delivery thereof to the ABL Administrative Agent and receipt of evidence that the ABL Administrative Agent has received such Instruments and Documents (including any applicable duly executed instruments of transfer in blank) and is holding such as agent for perfection on behalf of the Administrative Agent in accordance with the terms and conditions of the Intercreditor Agreement. Notwithstanding anything to the contrary contained herein, (i) no Grantor shall be required to take any action necessary to perfect any security interest in respect of any Property as to which the Requisite Lenders have reasonably determined that the costs of perfecting a security interest in such Property is unreasonably excessive in relation to the benefit to the Secured Parties of the security interest afforded thereby and (ii) so long as no Event of Default shall have occurred and be continuing, no Grantor shall be required to take any action in a foreign jurisdiction to perfect any security interest in Collateral issued by a Foreign Subsidiary.
(b)    Limitation on Liens on Collateral. Such Grantor will not create, permit or suffer to exist, and will defend the Collateral against and take such other action as is necessary to

Exhibits

remove, any Lien on the Collateral except Permitted Liens (provided, that such Permitted Liens shall not be prior to the Liens in favor of the Administrative Agent unless they are Permitted Priority Liens), and will defend the right, title and interest of the Administrative Agent in and to Grantor’s rights under the Chattel Paper, Contracts, Documents, General Intangibles and Instruments and to the Equipment and Inventory and in and to the Proceeds thereof against the claims and demands of all Persons whomsoever (subject to Permitted Priority Liens and Permitted Liens, as applicable).
(c)    Maintenance of Insurance. Such Grantor will maintain, with financially sound and reputable companies, casualty and liability insurance policies with respect to the Collateral which conform in all respects to the requirements of the Credit Agreement in respect thereof.
(d)    Limitations on Disposition. Such Grantor will not sell, lease, transfer or otherwise dispose of any of the Collateral, or attempt or contract to do so except as may be expressly permitted under the Credit Agreement.
(e)    Right of Inspection. The Administrative Agent shall at all times have the rights of inspection set forth in the Credit Agreement.
(f)    Continuous Perfection. Such Grantor will not change its name, identity or corporate or organizational structure in any manner which might make any financing or continuation statement filed in connection herewith seriously misleading within the meaning of Section 9-506 of the UCC (or any other then applicable provision of the UCC) unless such Grantor shall have given the Administrative Agent at least thirty (30) days’ prior written notice thereof (or such shorter period as may be acceptable to the Administrative Agent) and shall have taken all action (or made arrangements to take such action substantially simultaneously with such change if it is impossible to take such action in advance) necessary or reasonably requested by the Administrative Agent to amend such financing statement or continuation statement so that it is not seriously misleading.
(g)    Certificated Equipment. With respect to any Certificated Equipment (other than Excepted Certificated Equipment) now or hereafter owned by a Grantor with respect to which a certificate of title has been issued, such Grantor agrees to comply with Section 5.12(b) of the Credit Agreement and take such action (or cause its Subsidiaries to take such action), as is reasonably required by the Administrative Agent to enable it to properly perfect and protect its Lien on such Certificated Equipment and to transfer the same, subject to the terms of the Intercreditor Agreement.
Section 7.    Covenants Regarding Specific Collateral. Each Grantor covenants and agrees with the Administrative Agent that from and after the date of this Security Agreement and so long as any Secured Obligation (other than contingent indemnification obligations which are not due and payable and which by their terms survive the termination or expiration of the Credit Agreement and the other Credit Documents) shall remain unpaid:
(a)    Covenants Relating to Accounts, Etc.
(i)    Such Grantor will perform and comply with all obligations in respect of Accounts, Chattel Paper, Contracts and Licenses and all other agreements to which it is

Exhibits

a party or by which it is bound except to the extent the failure to perform or comply could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change.
(ii)    Such Grantor will not, without the Administrative Agent’s prior written consent (at the direction of the Requisite Lenders), after the occurrence of, and during the continuance of, any Event of Default, grant any extension of the time of payment of any of the Accounts, Chattel Paper or Instruments, compromise, compound or settle the same for less than the full amount thereof, release, wholly or partly, any Person liable for the payment thereof, or allow any credit or discount whatsoever thereon other than trade discounts granted, or for returns, in the ordinary course of business of such Grantor.
(b)    Consignments of Inventory. If and to the extent that such Grantor consigns any Inventory hereafter, unless the Administrative Agent agrees otherwise, such Grantor shall comply in all material respects with Article 2 and Article 9 of the UCC in regard thereto (including the correlative filing provisions of Section 9-505), and shall, subject to holders of any Permitted Liens, assign all such financing statements to the Administrative Agent, subject to the terms of the Intercreditor Agreement.
(c)    Maintenance of Equipment. Such Grantor will at all times maintain and preserve the Equipment in use or useful in the conduct of its business in accordance with the requirements set forth in Section 5.10 of the Credit Agreement.
(d)    Covenants Regarding Patent, Trademark and Copyright Collateral.
(i)    Such Grantor shall notify the Administrative Agent promptly if it knows or has reason to know that any Patent, any Copyright or any registration relating to any Trademark, in each case which is material to the conduct of such Grantor’s business, may become abandoned, cancelled or declared invalid, or if any such Trademark, any such Copyright or the invention disclosed in any such Patent is dedicated to the public domain, or of any adverse determination or development in any proceeding in the United States Patent and Trademark Office, in the United States Copyright Office, in analogous offices or agencies in other countries or in any court regarding Grantor’s ownership of any Patent, Trademark or Copyright which is material to the conduct of such Grantor’s business, its right to register the same, or to keep and maintain the same.
(ii)    If such Grantor, either itself or through any agent, employee, licensee or designee, applies for a Patent or files an application for the registration of any Trademark or Copyright with the United States Patent and Trademark Office, the United States Copyright Office or any analogous office or agency in any other country or any political subdivision thereof or otherwise obtains rights in any Patent, Trademark or Copyright, such Grantor will promptly inform the Administrative Agent, and, upon request of the Administrative Agent, execute and deliver any and all agreements, instruments, documents, and papers as the Administrative Agent may reasonably request to evidence the Administrative Agent’s security interest in such Patent, Trademark or Copyright and the General Intangibles, including, without limitation, in the case of Trademarks, the goodwill

Exhibits

of such Grantor, relating thereto or represented thereby; provided that such Grantor shall have no such duty where such Grantor’s Patent, Trademark or Copyright rights in its application would be jeopardized by such action, including, but not limited to, the assignment of an “intent-to-use” Trademark application filed under 15 U.S.C. § 1051(b).
(iii)    Such Grantor, consistent with the reasonable conduct and protection of its business, will take all commercially reasonable actions to prosecute vigorously each application and to attempt to obtain the broadest Patent or registration of a Trademark or Copyright therefrom and to maintain each Patent, Trademark or Copyright registration, in each case, which is material to the conduct of such Grantor’s business, including, without limitation, with respect to Patents, payments of required maintenance fees, and, with respect to Trademarks and Copyrights, filing of applications for renewal, affidavits of use and affidavits of incontestability; provided that the foregoing shall not be required with respect to any applications filed in the United States Patent and Trademark Office to register Trademarks on the basis of any Grantor’s “intent to use” such Trademarks. In the event that such Grantor fails to take any of such actions, the Administrative Agent may, upon prior written notice to such Grantor, do so in such Grantor’s name or in the Administrative Agent’s name, and all reasonable expenses incurred by the Administrative Agent in connection therewith shall be paid by such Grantor in accordance with Section 10 hereof.
(iv)    Such Grantor shall use its commercially reasonable efforts to detect infringers of the Patents, Trademarks and Copyrights which are material to the conduct of such Grantor’s business. In the event that any of such Patents, Trademarks or Copyrights is infringed, misappropriated or diluted by a third party, Grantor shall notify the Administrative Agent promptly after it learns thereof and shall, if such Patents, Trademarks or Copyrights are material to the conduct of such Grantor’s business, promptly take appropriate action to protect such Patents, Trademarks or Copyrights. In the event that such Grantor fails to take any such actions the Administrative Agent may, upon prior written notice to such Grantor, do so in such Grantor’s name or the Administrative Agent’s name, and all reasonable expenses incurred by the Administrative Agent in connection therewith shall be paid by Grantor in accordance with Section 10 hereof.
(v)    Such Grantor shall take all reasonable actions necessary to insure that the Patents and any patents in which such Grantor has been granted rights pursuant to the Patent Licenses, in each case, which are necessary to the conduct of such Grantor’s business, remain valid and enforceable.
(vi)    Upon registration of its Trademarks, such Grantor will use, for the duration of this Security Agreement, proper statutory notice in connection with its use of the Trademarks; and such Grantor will use, for the duration of this Security Agreement, consistent standards of quality in its manufacture of products sold under the Trademarks and any trademarks in which such Grantor has been granted rights pursuant to the Trademark Licenses, in each case, except to the extent the failure to do so could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change.

Exhibits

(vii)    Upon registration of its Copyrights, such Grantor will use, for the duration of this Security Agreement, proper statutory notice in connection with its use of the Copyrights; and such Grantor shall take all reasonable actions necessary to insure that the Copyrights and any copyrights in which such Grantor has been granted rights pursuant to the Copyright Licenses, in each case, which are necessary to the conduct of such Grantor’s business, remain valid and enforceable.
(e)    Electronic Chattel Paper. Subject to the terms of the Intercreditor Agreement, to the extent that such Grantor obtains or maintains any Electronic Chattel Paper having a value in excess of $1,000,000 individually or in the aggregate, such Grantor shall create, store and assign the record or records comprising the Electronic Chattel Paper in such a manner that (i) a single authoritative copy of the record or records exists which is unique, identifiable and except as otherwise provided in clauses (iv), (v) and (vi) below, unalterable, (ii) the authoritative copy identifies the Administrative Agent as the assignee of the record or records, (iii) the authoritative copy is communicated to and maintained by the Administrative Agent or its designated custodian, (iv) copies or revisions that add or change an identified assignee of the authoritative copy can only be made with the participation of the Administrative Agent, (v) each copy of the authoritative copy and any copy of a copy is readily identifiable as a copy that is not the authoritative copy and (vi) any revision of the authoritative copy is readily identifiable as an authorized or unauthorized revision.
(f)    Commercial Tort Claims. If such Grantor shall obtain an interest in any Commercial Tort Claim with an estimated value in excess of $2,500,000, then such Grantor shall within ten (10) days of obtaining such interest sign and deliver documentation acceptable to the Administrative Agent granting a security interest to the Administrative Agent in and to such Commercial Tort Claim under the terms and provisions of this Security Agreement.
(g)    Letter of Credit Rights. Such Grantor will maintain all Letter‑of‑Credit Rights assigned by it to the Administrative Agent having a value, either individually or in the aggregate, in excess of $5,000,000 so that the Administrative Agent has control over such Letter‑of‑Credit Rights in the manner specified in Section 9-107 of the UCC, subject to the terms of the Intercreditor Agreement.
(h)    Investment Property. Subject to Section 5.8 of the Credit Agreement, such Grantor will cause the Administrative Agent to have control over all of its Investment Property in the manner specified in Section 9-106 of the UCC, subject to the terms of the Intercreditor Agreement.
Section 8.    Reporting and Record Keeping. Each Grantor covenants and agrees with the Administrative Agent that from and after the date of this Security Agreement and so long as any Secured Obligation (other than contingent indemnification obligations which are not due and payable and which by their terms survive the termination or expiration of the Credit Agreement and the other Credit Documents) shall remain unpaid:
(a)    Maintenance of Records Generally. Such Grantor will keep and maintain in accordance with GAAP at its own cost and expense satisfactory records of the Collateral, including, without limitation, a record of all payments received and all credits granted with respect to the

Exhibits

Collateral and all other dealings with the Collateral. All Chattel Paper will be marked with the following legend: “This writing and the obligations evidenced or secured hereby are subject to the security interest of Wilmington Trust, National Association, as Initial Term Agent, and Wells Fargo Bank, National Association, as Initial ABL Agent, and the terms of that certain Intercreditor Agreement dated as of November 8, 2017, as amended from time to time.”
(b)    Special Provisions Regarding Maintenance of Records.
(i)    Such Grantor shall deliver to the Administrative Agent such reports and schedules with respect to the Accounts as shall be required by the Credit Agreement, and upon the prior written request of the Administrative Agent, invoice registers and copies (or originals to the extent necessary or advisable for the Administrative Agent to collect on Accounts after the occurrence and during the continuation of an Event of Default, subject to the terms of the Intercreditor Agreement) of all invoices, shipping receipts, orders and other documents relating to the creation of the Accounts listed on such certificates, reports and schedules (provided that, unless an Event of Default then exists, such additional items may not be requested more frequently than once per calendar year). Such Grantor shall keep in accordance with GAAP complete and accurate records of its Accounts.
(ii)    Such Grantor shall keep in accordance with GAAP correct and accurate records itemizing and describing the kind, type, location and quantity of its Inventory, if any, and the withdrawals therefrom and additions thereto, and shall provide to the Administrative Agent such reports and schedules with respect to the Inventory as the Administrative Agent shall reasonably request (provided that, unless an Event of Default then exists, such reports and schedules may not be requested more frequently than once per calendar year).
(iii)    Such Grantor shall maintain in accordance with GAAP accurate, itemized records itemizing and describing the kind, type, quantity and value of its Equipment and shall furnish the Administrative Agent with a current schedule containing the foregoing information if requested by the Administrative Agent (provided that, unless an Event of Default then exists, such reports and schedules may not be requested more frequently than once per calendar year).
(c)    Further Identification of Collateral. Such Grantor will, if so requested by the Administrative Agent, furnish to the Administrative Agent statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Administrative Agent may reasonably request, all in reasonable detail (provided that, unless an Event of Default exists, such statements and schedules may not be requested more frequently than once per calendar year).
(d)    Notices. In addition to the notices required by Section 8(b) hereof, such Grantor will advise the Administrative Agent promptly, in reasonable detail, of the occurrence of any event which, individually or in the aggregate, has a Material Adverse Change with respect to the Collateral.

Exhibits

Section 9.    The Administrative Agent’s Appointment as Attorney-in-Fact.
(a)    Each Grantor hereby irrevocably constitutes and appoints the Administrative Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, during the occurrence and continuance of an Event of Default in the Administrative Agent’s reasonable discretion, for the purpose of carrying out the terms of this Security Agreement, to take any and all appropriate action and to execute and deliver any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Security Agreement and, without limiting the generality of the foregoing, hereby gives the Administrative Agent the power and right, on behalf of such Grantor, without notice to or assent by such Grantor to do the following, in each case subject to the terms of the Intercreditor Agreement:
(i)    to ask, demand, collect, receive and give acquittances and receipts for any and all moneys due and to become due under any Collateral and, in the name of such Grantor or its own name or otherwise, to take possession of and endorse and collect any checks, drafts, notes, acceptances or other Instruments for the payment of moneys due under any Collateral and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Administrative Agent for the purpose of collecting any and all such moneys due under any Collateral whenever payable and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Administrative Agent for the purpose of collecting any and all such moneys due under any Collateral whenever payable;
(ii)    to pay or discharge taxes, liens, security interests or other Liens levied or placed on or threatened against the Collateral (other than Permitted Liens), to effect any repairs or any insurance called for by the terms of this Security Agreement and to pay all or any part of the premiums therefor and the costs thereof; and
(iii)    (A) to direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due, and to become due thereunder, directly to the Administrative Agent or as the Administrative Agent shall direct; (B) to receive payment of and receipt for any and all moneys, claims and other amounts due, and to become due at any time, in respect of or arising out of any Collateral; (C) to sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications and notices in connection with accounts and other Documents constituting or relating to the Collateral; (D) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any part thereof and to enforce any other right in respect of any Collateral; (E) to defend any suit, action or proceeding brought against such Grantor with respect to any Collateral; (F) to settle, compromise or adjust any suit, action or proceeding described above and, in connection therewith, to give such discharges or releases as the Administrative Agent may deem appropriate; (G) to license or, to the extent permitted by an applicable license, sublicense, whether general, special or otherwise, and

Exhibits

whether on an exclusive or non-exclusive basis, any patent, trademark or copyright, throughout the world for such term or terms, on such conditions, and in such manner, as the Administrative Agent shall in its sole discretion determine; and (H) generally to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Administrative Agent were the absolute owner thereof for all purposes, and to do, at the Administrative Agent’s option and such Grantor’s expense, at any time, or from time to time, all acts and things which the Administrative Agent reasonably deems necessary to protect, preserve or realize upon the Collateral and the Administrative Agent’s Lien therein, in order to effect the intent of this Security Agreement, all as fully and effectively as such Grantor might do.
(b)    The Administrative Agent agrees that, except upon the occurrence and during the continuation of an Event of Default, it will not exercise the power of attorney or any rights granted to the Administrative Agent pursuant to this Section 9. Each Grantor hereby ratifies, to the extent permitted by law, all that said attorneys shall lawfully do or cause to be done by virtue hereof. The power of attorney granted pursuant to this Section 9 is a power coupled with an interest and shall be irrevocable.
(c)    The powers conferred on the Administrative Agent hereunder are solely to protect the Administrative Agent’s interests in the Collateral and shall not impose any duty upon it to exercise any such powers. The Administrative Agent shall be accountable only for amounts that it actually receives as a result of the exercise of such powers and neither it nor any of its affiliates, officers, partners, directors, employees or agents shall be responsible to any Grantor for any act or failure to act, except for its own gross negligence or willful misconduct, as determined by a final, non-appealable judgment of a court of competent jurisdiction.
(d)    Each Grantor also authorizes the Administrative Agent, at any time and from time to time upon the occurrence and during the continuation of any Event of Default, subject to the terms of the Intercreditor Agreement, (i) to communicate in its own name with any party to any Contract with regard to the assignment of the right, title and interest of such Grantor in and under the Contracts hereunder and other matters relating thereto and (ii) to execute, in connection with a sale provided for in Section 11 hereof, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral.
Section 10.    Performance by the Administrative Agent of Grantor’s Obligations. If any Grantor fails to perform or comply with any of its agreements contained herein and the Administrative Agent, as provided for by the terms of this Security Agreement, shall itself perform or comply, or otherwise cause performance or compliance, with such agreement, the reasonable expenses of the Administrative Agent incurred in connection with such performance or compliance, together with interest thereon at the rate then in effect in respect of Base Rate Loans, shall be payable by each Grantor to the Administrative Agent promptly upon written demand (accompanied by a detailed invoice) and shall constitute Secured Obligations secured hereby.
Section 11.     Remedies and Rights Upon an Event of Default.

Exhibits

(a)    Subject to the terms of the Intercreditor Agreement, if an Event of Default shall occur and be continuing, the Administrative Agent may exercise in addition to all other rights and remedies granted to it in this Security Agreement and in any other instrument or agreement securing, evidencing or relating to the Secured Obligations, all rights and remedies of a secured party under the UCC. Without limiting the generality of the foregoing, each Grantor expressly agrees that in any such event the Administrative Agent, without demand of performance or other demand, advertisement or notice of any kind (except the notice specified below of time and place of public or private sale) to or upon such Grantor or any other person (all and each of which demands, advertisements and/or notices are hereby expressly waived to the maximum extent permitted by the UCC and other applicable law), subject to the terms of the Intercreditor Agreement, may forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give an option or options to purchase, or sell or otherwise dispose of and deliver said Collateral (or contract to do so), or any part thereof, in one or more parcels at public or private sale or sales, at any exchange or broker’s board or at any of the Administrative Agent’s offices or elsewhere at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Administrative Agent shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of said Collateral so sold, free of any right or equity of redemption, which equity of redemption each Grantor hereby releases. Each Grantor further agrees, at the Administrative Agent’s request, to assemble the Collateral and make it available to the Administrative Agent at places which the Administrative Agent shall reasonably select, whether at such Grantor’s premises or elsewhere. The Administrative Agent shall have no obligation to clean-up or prepare the Collateral for sale. Subject to the terms of the Intercreditor Agreement, the Administrative Agent shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, as provided in Section 7.6 of the Credit Agreement. Each Grantor shall remain liable for any deficiency remaining unpaid after such application, and only after so paying over such net proceeds and after the payment by the Administrative Agent of any other amount required by any provision of law, including Sections 9-610 and 9-615 of the UCC, need the Administrative Agent account for the surplus, if any, to any Grantor. To the maximum extent permitted by applicable law, Grantor waives all claims, damages, and demands against the Administrative Agent arising out of the repossession, retention or sale of the Collateral except such as arise out of the gross negligence or willful misconduct of the Administrative Agent, as determined by a final, non-appealable judgment of a court of competent jurisdiction. Each Grantor agrees that the Administrative Agent need not give more than ten (10) days’ notice of the time and place of any public sale or of the time after which a private sale may take place and that such notice is reasonable notification of such matters. The Administrative Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Administrative Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and any such sale may, without further notice, be made at the time and place to which it was adjourned. Each Grantor agrees that it would not be commercially unreasonable for the Administrative Agent to dispose of the Collateral or any portion thereof by using Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets.

Exhibits

(b)    Each Grantor also agrees to pay all costs and expenses, including reasonable attorneys’ fees (including allocated costs of internal counsel) and costs of settlement, incurred by the Administrative Agent in connection with the enforcement of any of its rights and remedies hereunder.
(c)    Each Grantor hereby waives presentment, demand, protest or any notice (to the maximum extent permitted by applicable law) of any kind in connection with this Security Agreement or any Collateral, except for any notices which are expressly required to be given under this Security Agreement or any other Credit Document.
(d)    If an Event of Default shall occur and be continuing, the Administrative Agent may sell the Collateral without giving any warranties as to the Collateral. The Administrative Agent may disclaim or modify any warranties of title or the like. This procedure will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral.
(e)    If an Event of Default shall occur and be continuing, the Administrative Agent and its agents may enter upon and occupy any real property owned by any Grantor (and each Grantor shall use commercially reasonable efforts to permit the Administrative Agent and its agents to enter upon and occupy any real property leased by such Grantor) in order to exercise any of the Administrative Agent’s rights and remedies under this Security Agreement.
(f)    The Administrative Agent may comply with any applicable Legal Requirement in connection with a disposition of the Collateral or any part thereof and such compliance will not be considered adversely to affect any sale of the Collateral or any part thereof.
(g)    The Administrative Agent shall have no duty to marshal any of the Collateral.
(h)    If the Administrative Agent sells any of the Collateral on credit, the Grantor will be credited only with cash payments actually made by the purchaser and received by the Administrative Agent and applied to the indebtedness of the purchaser. In the event the purchaser fails to pay for the Collateral, the Administrative Agent may resell the Collateral and the Grantor shall be credited with the proceeds of sale.
(i)    Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of Collateral are insufficient to pay in full the Secured Obligations.
Section 12.     Grant of License to Use Patent, Trademark and Copyright Collateral. For the purpose of enabling the Administrative Agent to exercise rights and remedies under Section 11 hereof at such time as the Administrative Agent, without regard to this Section 12, shall be lawfully entitled to exercise such rights and remedies, subject to the Intercreditor Agreement, each Grantor hereby grants to the Administrative Agent an irrevocable, non-exclusive license (exercisable without payment of royalty or other compensation to such Grantor) to use, license or sublicense any Patent, Trademark or Copyright, now owned or hereafter acquired by such Grantor, and wherever the same may be located, and including, without limitation, in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer and automatic machinery software and programs used for the compilation or printout thereof.

Exhibits

Section 13.     Limitation on the Administrative Agent’s Duty in Respect of Collateral. The Administrative Agent shall not have any duty as to any Collateral in its possession or control or in the possession or control of any agent or nominee of it or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto, except that the Administrative Agent shall use reasonable care with respect to the Collateral in its possession or under its control. The Administrative Agent shall account to each Grantor for any moneys received by it in respect of any foreclosure on or disposition of the Collateral. The Administrative Agent shall not be responsible to any Grantor or any other Person for filing any financing or continuation statements or recording any document or instrument in any public office at any time or times or otherwise perfecting or maintaining the perfection of any security interest. The actions of the Administrative Agent hereunder are subject to the provisions of the Credit Agreement, including the rights, protections, privileges, benefits, indemnities and immunities, which are incorporated herein mutatis mutandis, as if a part hereof.
Section 14.     Term of Agreement; Reinstatement. This Security Agreement and the security interests granted hereunder shall remain in full force and effect until all Secured Obligations (other than obligations in respect of any Hedging Arrangement) have been paid in full and all Commitments have terminated or expired in accordance with the terms of the Credit Agreement. Further, this Security Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against any Grantor for liquidation or reorganization, should any Grantor become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of any Grantor’s assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Secured Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Secured Obligations, whether as a “voidable preference,” “fraudulent conveyance,” or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Secured Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned. EACH GRANTOR SHALL DEFEND AND INDEMNIFY EACH SECURED PARTY FROM AND AGAINST ANY claim, damage, loss, liability, cost, or expense UNDER THIS SECTION 14 (INCLUDING REASONABLE ATTORNEYS’ FEES AND EXPENSES) IN THE DEFENSE OF ANY SUCH ACTION OR SUIT, INCLUDING such claim, damage, loss, liability, cost, or expense arising as a result of the INDEMNIFIED SECURED PARTY’S OWN NEGLIGENCE but excluding such claim, damage, loss, liability, cost, or expense that is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted directly from such Indemnified SECURED PARTY’S gross negligence, willful misconduct, or breach in bad faith of express obligations under this SECURITY AGREEMENT.
Section 15.     Notices. Except as otherwise provided herein, whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by any other party, or whenever any of the parties desires to give or serve upon any other party any other communication with respect to this Security Agreement, each such notice, demand, request, consent, approval, declaration or other

Exhibits

communication shall be in writing and shall be delivered (and deemed received) in the manner set forth in Section 9.1 of the Credit Agreement.
Section 16.     Severability. In case any provision in or obligation under this Security Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.
Section 17.     No Waiver; Cumulative Remedies. No failure or delay on the part of the Administrative Agent in the exercise of any power, right or privilege hereunder shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege. The rights, powers and remedies given to the Administrative Agent hereby are cumulative and shall be in addition to and independent of all rights, powers and remedies existing by virtue of any statute or rule of law or in any of the other Credit Documents or any of the Hedging Arrangements. Any forbearance or failure to exercise, and any delay in exercising, any right, power or remedy hereunder shall not impair any such right, power or remedy or be construed to be a waiver thereof, nor shall it preclude the further exercise of any such right, power or remedy.
Section 18.     Successor and Assigns; Governing Law.
(a)    This Security Agreement and all obligations of each Grantor hereunder shall be binding upon the successors and assigns of each Grantor, and shall, together with the rights and remedies of the Administrative Agent hereunder, inure to the benefit of the Administrative Agent, the Secured Parties and their respective successors and assigns; provided, however, that none of the Grantors may assign or delegate any of their rights or obligations under this Security Agreement except as permitted by the Credit Agreement. No sales of participations, other sales, assignments, transfers or other dispositions of any agreement governing or instrument evidencing the Secured Obligations or any portion thereof or interest therein shall in any manner affect the security interest granted to the Administrative Agent hereunder.
(b)    THIS SECURITY AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER (INCLUDING, WITHOUT LIMITATION, ANY CLAIMS SOUNDING IN CONTRACT LAW OR TORT LAW ARISING OUT OF THE SUBJECT MATTER HEREOF AND ANY DETERMINATIONS WITH RESPECT TO POST-JUDGMENT INTEREST) SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAW OF THE STATE OF NEW YORK.
(c)    The provisions of Sections 9.15 (Consent to Jurisdiction) and 9.16 (Waiver of Jury Trial) of the Credit Agreement are hereby incorporated herein by reference, mutatis mutandis.

Exhibits

Section 19.     Use and Protection of Patent, Trademark and Copyright Collateral. Notwithstanding anything to the contrary contained herein, unless an Event of Default has occurred and is continuing, the Administrative Agent shall from time to time execute and deliver, upon the written request of any Grantor, any and all instruments, certificates or other documents, in the form so requested, necessary or appropriate in the judgment of such Grantor to permit such Grantor to continue to exploit, license, use, enjoy and protect the Patents, Trademarks and Copyrights.
Section 20.     Further Indemnification. EACH GRANTOR AGREES TO PAY, AND TO SAVE THE ADMINISTRATIVE AGENT HARMLESS FROM, ANY AND ALL LIABILITIES WITH RESPECT TO, OR RESULTING FROM ANY DELAY IN PAYING, ANY AND ALL EXCISE, SALES OR OTHER SIMILAR TAXES WHICH MAY BE PAYABLE OR DETERMINED TO BE PAYABLE WITH RESPECT TO ANY OF THE COLLATERAL OR IN CONNECTION WITH ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS SECURITY AGREEMENT. EACH GRANTOR SHALL INDEMNIFY EACH OF THE secured parties, AND THEIR RESPECTIVE officers, partners, members, directors, trustees, advisors, employees, agents, sub-agents and affiliates FROM, AND DISCHARGE, RELEASE, AND HOLD EACH OF THEM HARMLESS AGAINST, ANY AND ALL LIABILITIES, OBLIGATIONS, LOSSES, CLAIMS, EXPENSES, OR DAMAGES OF ANY KIND OR NATURE WHATSOEVER TO WHICH ANY OF THEM MAY BECOME SUBJECT RELATING TO OR ARISING OUT OF THIS SECURITY AGREEMENT, AND EACH GRANTOR SHALL REIMBURSE THE secured parties AND THEIR RESPECTIVE officers, partners, members, directors, trustees, advisors, employees, agents, sub-agents and affiliates, UPON DEMAND FOR ALL ACTUAL AND REASONABLE COSTS AND EXPENSES, INCLUDING REASONABLE ATTORNEYS’ FEES (BUT EXCLUDING ALLOCATED COSTS OF INTERNAL COUNSEL) INCURRED IN CONNECTION WITH ANY SUCH INVESTIGATION, LITIGATION OR OTHER PROCEEDING; AND EXPRESSLY INCLUDING ANY SUCH LOSSES, LIABILITIES, CLAIMS, DAMAGES, OR EXPENSES INCURRED BY REASON OF THE INDEMNIFIED PERSON’S OWN NEGLIGENCE, BUT EXCLUDING ANY SUCH LOSSES, LIABILITIES, CLAIMS, DAMAGES OR EXPENSES that (A) ARE FOUND IN A FINAL, NON-APPEALABLE JUDGMENT BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED directly FROM (1) SUCH INDEMNIFIED PERSON’S GROSS NEGLIGENCE, WILLFUL MISCONDUCT, OR BREACH IN BAD FAITH OF EXPRESS OBLIGATIONS UNDER THIS SECURITY AGREEMENT.
Section 21.     Additional Grantors. Pursuant to Section 5.6 of the Credit Agreement, certain Subsidiaries of the Borrower that were not in existence on the Effective Date are required to enter into this Security Agreement as a Grantor upon becoming a Domestic Subsidiary. Upon execution and delivery after the date hereof by the Administrative Agent and such Domestic Subsidiary of an instrument substantially in the form of Annex 1, such Domestic Subsidiary shall become a Grantor hereunder with the same force and effect as if originally named as a Grantor herein. The execution and delivery of any instrument adding an additional Grantor as a party to this Security Agreement shall not require the consent of any other Grantor hereunder. The rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Grantor as a party to this Security Agreement.

Exhibits

Section 22.     Subagents. Anything contained herein to the contrary notwithstanding, the Administrative Agent may from time to time, when the Administrative Agent deems it to be necessary, appoint one or more subagents (each a “Subagent”) for the Administrative Agent hereunder with respect to all or any part of the Collateral. In the event that the Administrative Agent so appoints any Subagent with respect to any Collateral, (a) the assignment and pledge of such Collateral and the security interest granted in such Collateral by each Grantor hereunder shall be deemed for purposes of this Security Agreement to have been made to such Subagent, in addition to the Administrative Agent, for the benefit of the Administrative Agent and the Secured Parties, as security for the Secured Obligations, (b) such Subagent shall automatically be vested, in addition to the Administrative Agent, with all rights, powers, privileges, interests and remedies of the Administrative Agent hereunder with respect to such Collateral, and (c) the term “Administrative Agent”, when used herein in relation to any rights, powers, privileges, interests and remedies of the Administrative Agent with respect to such Collateral, shall include such Subagent; provided, however, that no such Subagent shall be authorized to take any action with respect to any such Collateral unless and except to the extent expressly authorized in writing by the Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any Subagents except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such Subagents.
Section 23.     Financing Statements. The Administrative Agent is authorized to file UCC-1 financing statements and all other necessary documentation (including amendments or assignments of existing UCC-1 financing statements) to perfect the security interests hereunder on behalf of each Grantor and for the benefit of the Secured Parties. Each Grantor agrees that such financing statements may describe the Collateral in the same manner as described in this Security Agreement or as “all assets” or “all personal property” of such Grantor or contain such other descriptions of the Collateral as the Administrative Agent, in its sole judgment, deems necessary or advisable. Such Grantor hereby ratifies each such financing statement and any and all financing statements filed prior to the date hereof by the Administrative Agent or its designee. Each Grantor also hereby authorizes the Administrative Agent to file any financing or continuation statement relating to the Collateral without the signature of such Grantor to the extent permitted by applicable law. Each Grantor agrees that a carbon, photographic, photostatic, or other reproduction of this Security Agreement or of a financing statement is sufficient as a financing statement and may be filed by the Administrative Agent in any filing office.
Section 24.    Amendments, Etc. No amendment, modification, termination or waiver of any provision of this Security Agreement, or consent to any departure by any Grantor therefrom, shall in any event be effective without the written concurrence of Requisite Lenders, the Administrative Agent and each Grantor pursuant to the terms of the Credit Agreement; provided that the Administrative Agent may, with the consent of the Borrower only, amend, modify or supplement this Security Agreement to cure any ambiguity, omission, defect or inconsistency (as reasonably determined by the Administrative Agent), so long as such amendment, modification or supplement does not adversely affect the rights of any Lender and the Lenders shall have received at least five (5) Business Days’ prior written notice thereof and the Administrative Agent shall not have received, within five (5) Business Days of the date of such notice to the Lenders, a written

Exhibits

notice from any Lender stating that it objects to such amendment (if the Administrative Agent receives an objection from any Lender, such amendment, modification or supplement shall require the written concurrence of the Requisite Lenders and each Grantor).
Section 25.     Execution in Counterparts. This Security Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page of this Security Agreement by facsimile or in electronic format (i.e., “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Security Agreement.
Section 26.     NO ORAL AGREEMENTS. THIS SECURITY AGREEMENT AND THE OTHER CREDIT DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.
THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.
Section 27.     Intercreditor Agreement
Section 28.    . Notwithstanding anything herein to the contrary, the liens and security interests granted to the Administrative Agent pursuant to this Security Agreement and the exercise of any right or remedy by the Administrative Agent hereunder are subject to the provisions of the Intercreditor Agreement. In the event of any conflict between the terms of the Intercreditor Agreement and this Security Agreement, the terms of the Intercreditor Agreement shall govern and control.

[Signature Pages Follow]

Exhibits

IN WITNESS WHEREOF, each Grantor has caused this Security Agreement to be executed and delivered by its duly authorized officers on the date first set forth above.
GRANTORS:
PIONEER ENERGY SERVICES CORP.
PIONEER GLOBAL HOLDINGS, INC.
PIONEER DRILLING SERVICES, LTD.
PIONEER PRODUCTION SERVICES, INC.
PIONEER WIRELINE SERVICES HOLDINGS, INC.
PIONEER WIRELINE SERVICES, LLC
PIONEER WELL SERVICES, LLC
PIONEER FISHING & RENTAL SERVICES, LLC
PIONEER COILED TUBING SERVICES, LLC

By:     ____________________________
Name:    William Stacy Locke
Title:    President and Chief Executive Officer

Exhibits

ADMINISTRATIVE AGENT:
WILMINGTON TRUST, NATIONAL ASSOCIATION,
as Administrative Agent
By:___________________________________
Name: ________________________________
Title: _________________________________

Exhibits

SCHEDULE I
TO
SECURITY AGREEMENT

Filings
Entity	Location of Filing
Pioneer Energy Services Corp.	Texas
Pioneer Drilling Services, Ltd.	Texas
Pioneer Global Holdings, Inc.	Delaware
Pioneer Production Services, Inc.	Delaware
Pioneer Wireline Services Holdings, Inc.	Delaware
Pioneer Wireline Services, LLC	Delaware
Pioneer Well Services, LLC	Delaware
Pioneer Fishing & Rental Services, LLC	Delaware
Pioneer Coiled Tubing Services, LLC	Delaware

Exhibits

SCHEDULE II
TO
SECURITY AGREEMENT

Organizational Jurisdiction
Entity	Jurisdiction of Organization
Pioneer Energy Services Corp.	Texas corporation
Pioneer Drilling Services, Ltd.	Texas corporation
Pioneer Global Holdings, Inc.	Delaware corporation
Pioneer Production Services, Inc.	Delaware corporation
Pioneer Wireline Services Holdings, Inc.	Delaware corporation
Pioneer Wireline Services, LLC	Delaware limited liability company
Pioneer Well Services, LLC	Delaware limited liability company
Pioneer Fishing & Rental Services, LLC	Delaware limited liability company
Pioneer Coiled Tubing Services, LLC	Delaware limited liability company

Exhibits

SCHEDULE 2(d)
TO
SECURITY AGREEMENT
Commercial Tort Claims
None.

Exhibits

Annex 1 to the
Security Agreement

This Supplement No. ___ dated as of _____________, ____ (this “Supplement”) to the Security Agreement dated as of November 8, 2017 (as amended, restated, supplemented or otherwise modified from time to time, the “Security Agreement”) among Pioneer Energy Services Corp., a Texas corporation (the “Borrower”), certain subsidiaries of the Borrower signatory thereto (together with the Borrower, each a “Grantor” and collectively, the “Grantors”), and Wilmington Trust, National Association, as administrative agent under the Credit Agreement referred to below for the ratable benefit of itself and the other Secured Parties (as defined in the Credit Agreement referred to below) (in such capacity, the “Administrative Agent”).

A.
Reference is made to the Term Loan Agreement dated as of November 8, 2017 (as amended, amended and restated, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the lenders from time to time party thereto (the “Lenders”), and Wilmington Trust, National Association, as Administrative Agent.

B.
The Grantors have entered into the Security Agreement in order to induce the Lenders to make Commitments and Term Loans under the Credit Agreement. Pursuant to Section 5.6 of the Credit Agreement, each Domestic Subsidiary of the Borrower that was not in existence or not a Domestic Subsidiary on the Effective Date is required to execute a supplement to the Security Agreement granting a security interest in all of the Collateral of such Domestic Subsidiary to secure the Secured Obligations.

C.
The undersigned Subsidiary of the Borrower (“New Grantor”) is executing this Supplement in accordance with the requirements of the Credit Agreement to become a Grantor under the Security Agreement in order to induce the Lenders to make additional Commitments and Term Loans and as consideration for Commitments and Term Loans previously made.

Accordingly, New Grantor and the Administrative Agent agree as follows:
Section 1.    Definitions. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.
Section 2.    Supplement. In accordance with Section 5.6 of the Credit Agreement, New Grantor by its signature below becomes a Grantor under the Security Agreement with the same force and effect as if originally named therein as a Grantor. New Grantor (a) agrees to all the terms and provisions of the Security Agreement applicable to it as a Grantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Grantor thereunder are true and correct in all material respects on and as of the date hereof (provided that if any representation and warranty is by its terms qualified by concepts of materiality, such representation and warranty shall be true and correct in all respects). In furtherance of the foregoing, New Grantor, as security for the payment and performance in full of the Secured Obligations (used herein as defined in the

Exhibits

Security Agreement), does hereby create and grant to the Administrative Agent, its successors and assigns, for the benefit of the Secured Parties, their successors and assigns, a security interest in and lien on all of such New Grantor’s right, title and interest in and to the Collateral (used herein as defined in the Security Agreement) of such New Grantor. Each reference to a “Grantor” in the Security Agreement shall be deemed to include the New Grantor. The Security Agreement is hereby incorporated herein by reference.
Section 3.    Representations and Warranties. New Grantor represents and warrants that (a) this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid, and binding obligation, enforceable against it in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws at the time in effect affecting the rights of creditors generally and to the effect of general principles of equity whether applied by a court of law or equity, (b) upon the filing of appropriate financing statements in the jurisdictions listed in Schedule I hereto, the Security Agreement shall be effective to create a valid and continuing lien on and perfected security interest in the Collateral with respect to which a security interest may be perfected by filing pursuant to the UCC in favor of the Administrative Agent, and (c) New Grantor’s jurisdiction of organization or incorporation as of the date hereof is set forth on Schedule II hereto.
Section 4.    Execution in Counterparts. This Supplement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page of this Supplement by facsimile or in electronic format (i.e., “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Supplement.
Section 5.    Effect on Security Agreement. Except as expressly supplemented hereby, the Security Agreement shall remain in full force and effect.
Section 6.    Governing Law. THIS SUPPLEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER (INCLUDING, WITHOUT LIMITATION, ANY CLAIMS SOUNDING IN CONTRACT LAW OR TORT LAW ARISING OUT OF THE SUBJECT MATTER HEREOF AND ANY DETERMINATIONS WITH RESPECT TO POST-JUDGMENT INTEREST) SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAW OF THE STATE OF NEW YORK.
Section 7.    Severability. In case any provision in or obligation under this Supplement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.
Section 8.    Notices. All communications and notices hereunder shall be in writing and given as provided in Section 15 of the Security Agreement. All communications and notices hereunder to a New Grantor shall be given to it at the address set forth under its signature hereto.

Exhibits

Section 9.    Costs and Expenses. New Grantor agrees to pay all costs and expenses, including reasonable attorneys’ fees (including allocated costs of internal counsel), incurred by the Administrative Agent in connection with this Supplement.
[Signature Page Follows]

Exhibits

IN WITNESS WHEREOF, New Grantor and the Administrative Agent have duly executed this Supplement as of the date first above written.
NEW GRANTOR:

[NEW GRANTOR]

By: _____________________________
Name: _____________________________
Title: _____________________________
Address for notice to New Grantor:
[______]
ADMINISTRATIVE AGENT:
WILMINGTON TRUST, NATIONAL ASSOCIATION,
as Administrative Agent
By: _____________________________
Name: _____________________________
Title: ____________________________

Exhibits

Schedule I to
Supplement No. __
to the
Security Agreement

Filings
Entity                Location of Filing

Exhibits

Schedule II to
Supplement No. __
to the
Security Agreement
Organizational Jurisdiction
Entity                Jurisdiction of Organization

Exhibits

EXHIBIT J

FORM OF ASSET SALES REPORT

[Date]
Pursuant to Section 5.2(d) of that certain Term Loan Agreement, dated as of November 8, 2017 (as may be amended, restated, amended and restated, replaced, refinanced, supplemented or otherwise modified from time to time, the “Credit Agreement”; capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement), among Pioneer Energy Service Corp., a Texas corporation (the “Borrower”), the Lenders from time to time party thereto, Wilmington Trust, National Association, as administrative agent (in such capacity, including any successor thereto in such capacity, the “Administrative Agent”), the Arranger and other parties from time to time party thereto, the undersigned hereby certifies that he or she is a Financial Officer of the Borrower, and certifies in such capacity, and not in his or her individual capacity, as follows:

attached hereto as Schedule I is the complete and accurate list of all Dispositions of Property by the Borrower and its Subsidiaries that have occurred during the most recent fiscal quarter; and
attached hereto as Schedule II is a list of any mandatory prepayments required under Section 2.10(a) of the Credit Agreement made during the most recent fiscal quarter.

Exhibits

Schedule I
List of Dispositions

Exhibits

Schedule II
List of Mandatory Prepayments

Exhibits

EXHIBIT K
FORM OF INTERCOMPANY SUBORDINATION AGREEMENT
THIS INTERCOMPANY SUBORDINATION AGREEMENT (this “Agreement”) is dated as of November 8, 2017 and is made by and among PIONEER ENERGY SERVICES CORP., a Texas corporation (the “Borrower”), each of its Subsidiaries party hereto (the Borrower and each such Subsidiary being individually referred to herein as a “Company” and collectively as the “Companies”) and WILMINGTON TRUST, NATIONAL ASSOCIATION, as administrative agent (the “Administrative Agent”), for the Lenders (as defined below).
WITNESSETH THAT:
WHEREAS, pursuant to the Credit Agreement, dated as of November 8, 2017, by and among the Borrower, the lenders from time to time party thereto (the “Lenders”), Wilmington Trust, National Association, as Administrative Agent, the Arrangers and other parties from time to time party thereto (the “Credit Agreement”; each capitalized term used herein shall, unless otherwise defined herein, have the meaning specified in the Credit Agreement), the Lenders agreed to provide certain loans and other financial accommodations to the Borrower;
WHEREAS, the Companies have or, in the future, may have liabilities, obligations or indebtedness owed to each other (the liabilities, obligations and indebtedness of each of the Companies to any other Company, now existing or hereafter incurred (whether created directly or acquired by assignment or otherwise), and interest and premiums, if any, thereon and other amounts payable in respect thereof and all other obligations and other amounts payable in connection therewith are hereinafter collectively referred to as the “Subordinated Indebtedness”);
WHEREAS, the Credit Agreement requires that the Companies subordinate the Subordinated Indebtedness to the Obligations of the Borrower or any other Company to the Administrative Agent or any other Secured Party pursuant to the Credit Agreement, the other Credit Documents, or any Hedging Arrangements with a Swap Counterparty (collectively, the “Senior Debt”) in the manner set forth herein; and
WHEREAS, pursuant to the Credit Agreement, the Lenders have agreed to make Term Loans to the Borrower.
NOW, THEREFORE, intending to be legally bound hereby, the parties hereto covenant and agree as follows:
1.    Subordinated Indebtedness Subordinated to Senior Debt. The recitals set forth above are hereby incorporated by reference. All Subordinated Indebtedness shall be subordinate and subject in right of payment to the prior payment in full of the Senior Debt.
2.    Payment Over of Proceeds Upon Dissolution, Etc. Upon any distribution of assets of any Company in the event of (a) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith,

Exhibits

relative to any such Company or to its creditors, as such, or to its assets, or (b) any liquidation, dissolution or other winding up of any such Company, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or (c) any assignment for the benefit of creditors or any marshalling of assets and liabilities of any such Company (a Company distributing assets as set forth herein being referred to in such capacity as a “Distributing Company”), then and in any such event, the Administrative Agent shall be entitled to receive, for the benefit of the Administrative Agent and the other Secured Parties as their respective interests may appear, payment in full of the Senior Debt (whether or not an Event of Default has occurred under the terms of the Credit Documents or the Senior Debt has been declared due and payable prior to the date on which it would otherwise have become due and payable) before the holder of any Subordinated Indebtedness owed by the Distributing Company is entitled to receive any payment on account of the principal of or interest on such Subordinated Indebtedness, and, to that end, the Administrative Agent shall be entitled to receive, for application to the payment of the Senior Debt, any payment or distribution of any kind or character, whether in cash, property or securities, which may be payable or deliverable in respect of the Subordinated Indebtedness owed by the Distributing Company in any such case, proceeding, dissolution, liquidation or other winding up event.
3.    No Commencement of Any Proceeding. Each Company agrees that, so long as the Senior Debt shall remain unpaid, it will not commence, or join with any creditor other than the Lenders and the Administrative Agent in commencing, any proceeding, including but not limited to those described in Section 2 hereof, or other enforcement action of any kind against any other Company which owes it any Subordinated Indebtedness.
4.    Prior Payment in Full of Senior Debt Upon Acceleration of Subordinated Indebtedness. If any portion of the Subordinated Indebtedness owed by any Company becomes or is declared due and payable before its stated maturity, then and in such event the Administrative Agent and the other Secured Parties shall be entitled to receive payment in full of the Senior Debt (whether or not an Event of Default has occurred under the terms of the Credit Documents or the Senior Debt has been declared due and payable prior to the date on which it would otherwise have become due and payable) before the holder of any such Subordinated Indebtedness is entitled to receive any payment thereon.
5.    No Payment When Senior Debt in Default. With respect to Subordinated Indebtedness for borrowed money, if any Event of Default shall have occurred and be continuing, or such an Event of Default would result from or exist after giving effect to a payment with respect to any portion of the Subordinated Indebtedness, unless the Requisite Lenders shall have consented to or waived the same, so long as any of the Senior Debt shall remain outstanding, no payment shall be made by any Company owing Subordinated Indebtedness on account of principal or interest on any portion of the Subordinated Indebtedness for borrowed money. No payment shall be made by any Company owing any Subordinated Indebtedness other than for borrowed money of such Subordinated Indebtedness after the earlier of (i) any proceeding described in clause (a) or (c) of Section 2 hereof or (ii) the declaration of the Senior Debt as due and payable before its stated maturity.

Exhibits

6.    Payment Permitted if No Default. Nothing contained in this Agreement shall prevent any of the Companies, at any time except during the pendency of any of the conditions described in Sections 2, 4 and 5, from making the regularly scheduled payments of principal of or interest on any portion of the Subordinated Indebtedness, or the retention thereof by any of the Companies of any money deposited with them for the payment of or on account of the principal of or interest on the Subordinated Indebtedness.
7.    Receipt of Prohibited Payments. If, notwithstanding the foregoing provisions of Sections 2, 4, 5 and 6, a Company which is owed Subordinated Indebtedness by a Distributing Company shall have received any payment or distribution of assets from the Distributing Company of any kind or character, whether in cash, property or securities, then and in such event such payment or distribution shall be held in trust for the benefit of the Administrative Agent and the other Secured Parties as their respective interests may appear, shall be segregated from other funds and property held by such Company, and shall be forthwith paid over to the Administrative Agent in the same form as so received (with any necessary endorsement) to be applied (in the case of cash) to or held as collateral (in the case of noncash property or securities) for the payment or prepayment of the Senior Debt in accordance with the terms of the Credit Agreement, the other Credit Documents and the Hedging Arrangements.
8.    Rights of Subrogation. Each Company agrees that no payment or distribution to the Administrative Agent or any other Secured Party pursuant to the provisions of this Agreement shall entitle it to exercise any rights of subrogation in respect thereof until payment in full of the Senior Debt.
9.    Instruments Evidencing Subordinated Indebtedness. Each Company shall cause each instrument for borrowed money which now or hereafter evidences all or a portion of the Subordinated Indebtedness to be conspicuously marked as follows:
“This instrument is subject to the terms of an Intercompany Subordination Agreement dated as of November 8, 2017 in favor of WILMINGTON TRUST, NATIONAL ASSOCIATION, as Administrative Agent for the Lenders referred to therein, which Intercompany Subordination Agreement is incorporated herein by reference. Notwithstanding any contrary statement contained in the within instrument, no payment on account of the principal thereof or interest thereon shall become due or payable except in accordance with the express terms of said Intercompany Subordination Agreement.”
Each Company will further mark its books of account in such a manner as shall be effective to give proper notice of the effect of this Agreement.
10.    Agreement Solely to Define Relative Rights. The purpose of this Agreement is solely to define the relative rights of the Companies, on the one hand, and the Administrative Agent and the other Secured Parties, on the other hand. Nothing contained in this Agreement is intended to or shall impair, as between any of the Companies and their creditors other than the Administrative Agent and the other Secured Parties, the obligation of the Companies to each other to pay the principal of and interest on the Subordinated Indebtedness as and when the same shall become due and payable in accordance with its terms, or is intended to or shall affect the relative rights among

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the Companies and their creditors other than the Administrative Agent and the other Secured Parties, nor shall anything herein prevent any of the Companies from exercising all remedies otherwise permitted by applicable Law upon default under any agreement pursuant to which the Subordinated Indebtedness is created, subject to the rights, if any, under this Agreement of the Administrative Agent and the other Secured Parties to receive cash, property or securities otherwise payable or deliverable with respect to the Subordinated Indebtedness.
11.    No Implied Waivers of Subordination. No right of the Administrative Agent or any other Secured Party to enforce subordination, as herein provided, shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of any Company or by any act or failure to act by the Administrative Agent or any other Secured Party, or by any non-compliance by any Company with the terms, provisions and covenants of any agreement pursuant to which the Subordinated Indebtedness is created, regardless of any knowledge thereof with which the Administrative Agent or any other Secured Party may have or be otherwise charged. Each Company by its acceptance hereof shall agree that, so long as there is Senior Debt outstanding or Commitments in effect under the Credit Agreement, such Company shall not agree to sell, assign, pledge, encumber or otherwise dispose of, or agree to compromise, the obligations of the other Companies with respect to their Subordinated Indebtedness, other than in accordance with the terms of the Credit Agreement, without the prior written consent of the Requisite Lenders.
Without in any way limiting the generality of the foregoing paragraph, the Administrative Agent or any of the other Secured Parties may, at any time and from time to time, without the consent of or notice to any of the Companies except the Borrower to the extent provided in the Credit Agreement, without incurring responsibility to any of the Companies and without impairing or releasing the subordination provided in this Agreement or the obligations hereunder of the Companies to the Administrative Agent and the other Secured Parties, do any one or more of the following: (i) change the manner, place or terms of payment, or extend the time of payment, renew or alter the Senior Debt or otherwise amend or supplement the Senior Debt or the Credit Documents; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing the Senior Debt; (iii) release any Person liable in any manner for the payment or collection of the Senior Debt; and (iv) exercise or refrain from exercising any rights against any of the Companies and any other person.
12.    Additional Subsidiaries of the Borrower. The Companies covenant and agree that they shall cause Subsidiaries of the Borrower created or acquired after the date of this Agreement and any other Subsidiaries in each case as required to join this Agreement under the terms of the Credit Agreement, to join in this Agreement and subordinate to the Senior Debt all Subordinated Indebtedness owed to any such Subsidiary by any of the Companies or by any other Subsidiary hereafter created or acquired and joined to this Agreement, such joinder to be effected under a joinder agreement in form and substance reasonably satisfactory to the Administrative Agent.
13.    Continuing Force and Effect. This Agreement shall continue in force until payment in full of the Senior Debt, it being contemplated that this Agreement be of a continuing nature.
14.    Modification, Amendments or Waivers. Any and all agreements amending or changing any provision of this Agreement or the rights of the Administrative Agent or the other

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Secured Parties hereunder, and any and all waivers or consents to Events of Default or other departures from the due performance of any Company hereunder, shall be made only by written agreement, waiver or consent signed by the Administrative Agent, acting on behalf of all the other Secured Parties, with the written consent of the Requisite Lenders, any such agreement, waiver or consent made with such written consent being effective to bind all the Secured Parties.
15.    Expenses. The Companies, unconditionally and jointly and severally, agree upon demand to pay to the Administrative Agent and the other Secured Parties the amount of any and all reasonable out-of-pocket costs, expenses and disbursements for which reimbursement is customarily obtained, including reasonable fees and expenses of counsel as set forth in Section 9.2 of the Credit Agreement.
16.    Severability. The provisions of this Agreement are intended to be severable. If any provision of this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions, or of such provision in any other jurisdiction, shall not in any way be affected or impaired thereby.
17.    Successors and Assigns. This Agreement shall inure to the benefit of the Administrative Agent and the other Secured Parties and their respective successors and assigns, and the obligations of each Company shall be binding upon their respective successors and permitted assigns, except that no Company may assign or transfer its rights or obligations hereunder or any interest herein other than assignments and transfers permitted by the Credit Agreement. Except as permitted by the Credit Agreement, the duties and obligations of the Companies may not be delegated or transferred by the Companies or any Company without the prior written consent of the Requisite Lenders, and any such delegation or transfer without such consent shall be null and void.
18.    Joint and Several Obligations. Each of the obligations of each and every Company under this Agreement is joint and several. The Administrative Agent and the Lenders, or any of them, may, in their sole discretion, elect to enforce this Agreement against any Company without any duty or responsibility to pursue any other Company and such an election by the Administrative Agent and the Lenders, or any of them, shall not be a defense to any action the Administrative Agent and the Lenders, or any of them, may elect to take against any Company. Each of the Lenders and the Administrative Agent hereby reserve all right against each Company.
19.    Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or in electronic format (i.e., “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Agreement.
20.    Attorneys-in-Fact. Each Company hereby authorizes and empowers the Administrative Agent, at the election of the Administrative Agent and in the name of either the Administrative Agent, for the benefit of the Administrative Agent and the other Secured Parties as their respective interests may appear, or in the name of each such Company as is owed Subordinated Indebtedness, upon the occurrence and during the continuance of an Event of Default, to execute and file proofs and documents and take any other action the Administrative Agent may deem

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advisable to completely protect the Administrative Agent’s and the other Secured Parties’ interests in the Subordinated Indebtedness and the right of the Administrative Agent and the other Secured Parties of enforcement thereof, and to that end each of the Companies hereby irrevocably makes, constitutes and appoints the Administrative Agent, its officers, employees and agents, or any of them, with full power of substitution, as the true and lawful attorney-in-fact and agent of such Company, and with full power for such Company, and in the name, place and stead of such Company for the purpose of carrying out the provisions of this Agreement and upon the occurrence and during the continuance of an Event of Default, taking any action and executing, delivering, filing and recording any instruments which the Administrative Agent may deem necessary or advisable to accomplish the purposes hereof, which power of attorney, being given for security, is coupled with an interest and is irrevocable. Each Company hereby ratifies and confirms, and agrees to ratify and confirm, all action taken by the Administrative Agent, its officers, employees or agents pursuant to the foregoing power of attorney.
21.    Application of Payments. In the event any payments are received by the Administrative Agent under the terms of this Agreement for application to the Senior Debt at any time when the Senior Debt has not been declared due and payable and prior to the date on which it would otherwise become due and payable, such payment shall constitute a voluntary prepayment of the Senior Debt for all purposes under the Credit Agreement.
22.    Remedies. In the event of a breach by any of the Companies in the performance of any of the terms of this Agreement, the Administrative Agent, on behalf of the Secured Parties, may demand specific performance of this Agreement and seek injunctive relief and may exercise any other remedy available at law or in equity, it being recognized that the remedies of the Administrative Agent on behalf of the Secured Parties at law may not fully compensate the Administrative Agent on behalf of the Secured Parties for the damages they may suffer in the event of a breach hereof.
23.    GOVERNING LAW; SUBMISSION TO JURISDICTION; WAIVER OF VENUE; SERVICE OF PROCESS. Sections 9.14, 9.15 and 9.16 of the Credit Agreement are incorporated herein, mutatis mutandis, as if a part hereof.
24.    Notices. All notices, statements, requests and demands and other communications given to or made upon the Companies, the Administrative Agent or the Lenders in accordance with the provisions of this Agreement shall be given or made in the manner as provided in Section 9.1 of the Credit Agreement.
25.    Rules of Construction. The rules of construction set forth in Section 1.5 of the Credit Agreement shall apply to this Agreement.
26.    Intercreditor Agreement. Notwithstanding anything herein to the contrary, the liens and security interests granted to the Administrative Agent pursuant to this Agreement and the exercise of any right or remedy by the Administrative Agent hereunder are subject to the provisions of the Intercreditor Agreement. In the event of any conflict between the terms of the Intercreditor Agreement and this Agreement, the terms of the Intercreditor Agreement shall govern and control.
[SIGNATURE PAGES FOLLOW]

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WITNESS the due execution hereof as of the day and year first above written.

PIONEER ENERGY SERVICES CORP.

By:	______________________________________
Name:
Title:
OTHER CREDIT PARTIES:

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WILMINGTON TRUST, NATIONAL ASSOCIATION, as Administrative Agent

By:	____________________________
Name:
Title:

Exhibits